                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 33-94448

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED SEPTEMBER 15, 1997)

                                 $1,501,828,000
                                 (APPROXIMATE)

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   DEPOSITOR

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                    SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1

   The Series 1997-C1 Mortgage Pass-Through Certificates (the "Certificates") will consist of the following 16 classes (each, a "Class"): (i) the Class X Certificates; (ii) the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates"; and collectively with the Class X Certificates, the "Senior Certificates"); (iii) the Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J and Class K Certificates (collectively, the "Subordinate Certificates"; and collectively with the Senior Certificates, the "REMIC Regular Certificates");
                                                (cover continued on next page)

                                ---------------

   PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                ---------------

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE S-20 HEREIN AND PAGE 13 IN THE PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                                                       ASSUMED FINAL
             INITIAL CERTIFICATE                     DISTRIBUTION DATE    MOODY'S/FITCH
    CLASS        BALANCE (1)      PASS-THROUGH RATE         (2)              RATINGS
-----------  ------------------- -----------------  ------------------- ---------------
Class X               (3)               1.629% (4)     July 15, 2027         Aaa/AAA
Class A-1        $261,582,000           6.830%       December 15, 2003       Aaa/AAA
Class A-2        $227,661,000           6.853%       September 15, 2006      Aaa/AAA
Class A-3        $724,100,000           6.869%        August 15, 2007        Aaa/AAA
Class B          $ 67,879,000           6.918%       September 15, 2007      Aa2/AA+
Class C          $ 50,909,000           6.898%       September 15, 2007       A1/AA
Class D          $ 50,909,000           6.997%       February 15, 2008        A2/A+
Class E          $ 93,334,000           7.085%       November 15, 2010      Baa2/BBB
Class F          $ 25,454,000           7.222%       November 15, 2011      Baa3/BBB-

                                                       (footnotes on page S-2)

   The Offered Certificates will be purchased from the Depositor by Deutsche Morgan Grenfell Inc., Lehman Brothers Inc., Llama Company, L.P., Morgan Stanley & Co. Incorporated and Residential Funding Securities Corporation (the "Underwriters", with Deutsche Morgan Grenfell Inc. and Lehman Brothers Inc. as co-bookrunners and co-lead managers) and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor estimated to be approximately $4,500,000, will be 108.56% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest. The Offered Certificates are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of DTC, Cedel Bank and the Euroclear System on or about September 30, 1997 (the "Delivery Date"), against payment therefor in immediately available funds.

DEUTSCHE MORGAN GRENFELL                                       LEHMAN BROTHERS

              LLAMA COMPANY, L.P.      MORGAN STANLEY DEAN WITTER
                  RESIDENTIAL FUNDING SECURITIES CORPORATION

                 and solely as a member of the selling group

                     CONTIFINANCIAL SERVICES CORPORATION

The date of this Prospectus Supplement is September 25, 1997.

(The footnotes to the table on the cover page are as follows)
------------
(1)    Subject to a variance of plus or minus 5%.
(2) The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date (as defined herein) on which the final distribution would occur for such Class of Certificates based upon the assumption that no Mortgage Loan is prepaid prior to its stated maturity and otherwise based on the Maturity Assumptions (as described herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. The Rated Final Distribution Date (as defined herein) for each Class of Principal Balance Certificates (as defined herein) is the Distribution Date in July 2029. See "Yield and Maturity Considerations" herein.
(3) The Class X Certificates will not have a Certificate Balance and will accrue interest on a Notional Amount (as defined herein) that is equal to the aggregate Stated Principal Balance (as defined herein) of the Mortgage Loans outstanding from time to time.
(4) Approximate Initial Pass-Through Rate. The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will be equal to the weighted average (by Certificate Balance of the corresponding Class of Principal Balance Certificates) of the Pass-Through Rates applicable to each Class X Component. The Pass-Through Rate for each Class X Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate (as defined herein) for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates. See "Description of the Certificates."

(cover continued from second preceding page)

and (iv) the Class R-I, Class R-II and Class R-III Certificates (the "REMIC Residual Certificates"). Only the Senior Certificates and the Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Offered Certificates") are offered hereby. The respective Classes of Offered Certificates will be issued with the respective Certificate Balances and Pass-Through Rates set forth or otherwise described in the table on the cover page hereof.

   The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be established by the Depositor, the assets of which will consist primarily of a segregated pool (the "Mortgage Asset Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"). The Cut-off Date is September 1, 1997 and, as of such date, the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of $1,696,984,278 after application of all payments of principal due on or before such date, whether or not received, and subject to a variance of plus or minus 5%. Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Asset Pool".

   As described herein, three separate REMIC elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively). The Offered Certificates will constitute "regular interests" in REMIC III. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

   Distributions on the Certificates will be made, to the extent of available funds, on the Distribution Date (as defined herein) beginning in October, 1997. As described herein, interest distributions on each Class of Offered Certificates will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the Certificate Balance or Notional Amount, as the case may be, of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Certificates with Certificate Balances (the "Principal Balance Certificates") will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. The Class X Certificates will not have a Certificate Balance or entitle the holders thereof to receive distributions of principal. As described herein, any Prepayment Premiums actually collected on the Mortgage Loans will, in general, be distributed among certain of the Classes of Certificates in the amounts and in accordance with the priorities described herein. See "Description of the Certificates -- Distributions" herein.

    As and to the extent described herein, the Subordinate Certificates will be subordinate to the Senior Certificates; and each Class of Subordinate Certificates will further be subordinate to each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The REMIC Residual Certificates will be subordinate to the REMIC Regular Certificates. See "Description of the Certificates -- Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

   The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, loan extensions, repurchases, defaults and liquidations) and losses on or in respect of the Mortgage Loans that result in a reduction of the Certificate Balance or Notional Amount of such Class. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, repurchases, defaults and liquidations) and losses on or in respect of the Mortgage Loans, which rate and timing of principal payments and losses may fluctuate significantly from time to time. A rate of principal prepayments on the Mortgage Loans that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Class X Certificates. Investors in the Class X Certificates should consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of investors in such Certificates to recover fully their initial investments. See "Yield and Maturity Considerations" herein and "Yield and Maturity Considerations" and "Risk Factors -- Yield and Prepayment Considerations" in the Prospectus.

   See "Index of Principal Definitions" in the Prospectus for the location of meanings of capitalized terms used but not defined herein. See "Index of Principal Terms" herein for location of meanings of other capitalized terms used herein.

   There is currently no secondary market for the Offered Certificates. The Underwriters currently intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

   THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED SEPTEMBER 15, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

   UNTIL DECEMBER 30, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              TABLE OF CONTENTS

                                                                                    PAGE
                                                                                  --------
TRANSACTION OVERVIEW.............................................................    S-6
SUMMARY OF PROSPECTUS SUPPLEMENT.................................................    S-7
RISK FACTORS.....................................................................   S-20
  The Certificates...............................................................   S-20
  The Mortgage Loans.............................................................   S-20
DESCRIPTION OF THE MORTGAGE ASSET POOL...........................................   S-29
  General........................................................................   S-29
  Certain Terms and Conditions of the Mortgage Loans.............................   S-30
  Additional Mortgage Loan Information...........................................   S-34
  The Mortgage Loan Sellers......................................................   S-34
  Certain Underwriting Matters...................................................   S-35
  Assignment of the Mortgage Loans; Repurchases and Substitutions ...............   S-37
  Representations and Warranties; Repurchases....................................   S-38
  Changes in Mortgage Asset Pool Characteristics.................................   S-40
SERVICING OF THE MORTGAGE LOANS..................................................   S-41
  General........................................................................   S-41
  The Servicer...................................................................   S-42
  Termination of the Servicer with Respect to Specially Serviced Mortgage Loans
   and REO Properties............................................................   S-42
  Servicing and Other Compensation and Payment of Expenses.......................   S-43
  Modifications, Waivers, Amendments and Consents................................   S-46
  Sale of Defaulted Mortgage Loans...............................................   S-47
  REO Properties.................................................................   S-48
  Inspections; Collection of Operating Information...............................   S-49
DESCRIPTION OF THE CERTIFICATES..................................................   S-49
  General........................................................................   S-49
  Book-Entry Registration of the Offered Certificates............................   S-50
  Certificate Balances and Notional Amounts......................................   S-52
  Pass-Through Rates.............................................................   S-53
  Distributions..................................................................   S-54
  Subordination; Allocation of Losses and Certain Expenses.......................   S-58
  P&I Advances...................................................................   S-60
  Appraisal Reductions...........................................................   S-60
  Reports to Certificateholders; Certain Available Information...................   S-61
  Voting Rights..................................................................   S-64
  Termination; Retirement of Certificates........................................   S-64
  The Trustee and the Fiscal Agent...............................................   S-65
YIELD AND MATURITY CONSIDERATIONS................................................   S-66
  Yield Considerations...........................................................   S-66
  Weighted Average Life..........................................................   S-67
  Certain Price/Yield Tables.....................................................   S-74
  Yield Sensitivity of the Class X Certificates..................................   S-83

                               S-4

                                                                                    PAGE
                                                                                  --------
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........................................   S-85
  General........................................................................   S-85
  Original Issue Discount and Premium............................................   S-85
  Characterization of Investments in Offered Certificates........................   S-86
METHOD OF DISTRIBUTION...........................................................   S-87
LEGAL MATTERS....................................................................   S-88
RATINGS..........................................................................   S-88
LEGAL INVESTMENT.................................................................   S-89
ERISA CONSIDERATIONS.............................................................   S-89
INDEX OF PRINCIPAL TERMS.........................................................   S-91
ANNEX A..........................................................................    A-1
ANNEX B..........................................................................    B-1
ANNEX C..........................................................................    C-1
ANNEX D .........................................................................    D-1


                             TRANSACTION OVERVIEW

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Transaction Overview does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus. See "Index of Principal Terms" in this Prospectus Supplement and "Index of Principal Definitions" in the Prospectus.

                              INITIAL                                                           INITIAL
                            CERTIFICATE      PERCENT OF                                       PASS-THROUGH    WEIGHTED    PRINCIPAL
             RATINGS        BALANCE OR      INITIAL POOL                    DESCRIPTION OF        RATE      AVG. LIFE(D)  WINDOW(D)
CLASS    (MOODY'S/FITCH)  NOTIONAL AMOUNT      BALANCE   SUBORDINATION(C) PASS-THROUGH RATE  (APPROXIMATE)     (YEARS)    (MONTHS)
-------  --------------- ----------------  ------------- ---------------  ----------------- --------------  ------------ ----------
X ...... Aaa/AAA          $1,696,984,278(b)     N/A             N/A       Variable Rate I/O      1.629%          N/A          1-358
A-1 .... Aaa/AAA          $  261,582,000        15.4%           28.5%     Fixed Rate             6.830%          4.00          1-75
A-2 .... Aaa/AAA          $  227,661,000        13.4%           28.5%     Fixed Rate             6.853%          7.50        75-108
A-3 .... Aaa/AAA          $  724,100,000        42.7%           28.5%     Fixed Rate             6.869%          9.71       108-119
B ...... Aa2/AA+          $   67,879,000         4.0%           24.5%     Fixed Rate             6.918%          9.94       119-120
C ...... A1/AA            $   50,909,000         3.0%           21.5%     Fixed Rate             6.898%          9.96       120-120
D ...... A2/A+            $   50,909,000         3.0%           18.5%     Fixed Rate             6.997%         10.01       120-125
E ...... Baa2/BBB         $   93,334,000         5.5%           13.0%     Fixed Rate             7.085%         11.45       125-158
F ...... Baa3/BBB-        $   25,454,000         1.5%           11.5%     Fixed Rate             7.222%         13.53       158-170
G(a) ...                  $   84,849,000         5.0%            6.5%     (e)                    7.414%         14.93       170-195
H(a) ...                  $   59,394,000         3.5%            3.0%     (e)                    6.600%         17.99       195-235
J(a)....                  $   16,969,000         1.0%            2.0%     (e)                    6.600%         19.78       235-242
K(a)....                  $   33,944,278         2.0%            0.0%     (e)                    6.600%         22.00       242-358

------------
(a)   Not offered hereby.
(b)   Notional Amount
(c) Reflects aggregate of Certificate Balances of all Classes of Certificates that, as of the Closing Date, are subordinate to the specified class, expressed as a percentage of the Initial Pool Balance.
(d) The weighted average life and period during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table with respect to each Class of REMIC Regular Certificates is based on the assumptions that there are no prepayments on the Mortgage Loans and otherwise on the basis of the Maturity Assumptions (as defined herein). See "Yield and Maturity Considerations" herein. With respect to the Class X Certificates, the Principal Window is the period during which distributions of interest would be received based upon the foregoing assumptions.
(e)   Lesser of fixed rate or Weighted Average Net Mortgage Rate.

   Set forth below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-off Date (all weighted averages set forth below are based on the Cut-off Date Balances (as defined herein) of the respective Mortgage Loans). Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, under "Description of the Mortgage Asset Pool" herein and in Annex A hereto.

                        MORTGAGE POOL CHARACTERISTICS

 CHARACTERISTICS                               ENTIRE MORTGAGE POOL
---------------------------------------------  --------------------
Initial Pool Balance .........................    $1,696,984,278
Number of Mortgage Loans .....................               355
Number of Mortgaged Properties................               380
Average Cut-off Date Balance .................        $4,780,237
Weighted Average Mortgage Rate ...............              8.62%
Weighted Average Remaining Term to Maturity
 or Anticipated Repayment Date ...............        137 Months
Weighted Average Debt Service Coverage Ratio               1.33x
Weighted Average Cut-off Date LTV Ratio  .....             71.04%

   "Cut-off Date Loan-to-Value Ratio" and "Debt Service Coverage Ratio" are calculated as described in Annex A hereto.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms that are used in this Summary may be defined elsewhere in this Prospectus Supplement, including on Annex A hereto, or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.

Title of Certificates .........  Mortgage Pass-Through Certificates, Series
                                 1997-C1.

Depositor .....................  GMAC Commercial Mortgage Securities, Inc.
                                 See "The Depositor" in the Prospectus.

Servicer ......................  GMAC Commercial Mortgage Corporation. See
                                 "Servicing of the Mortgage Loans -- The
                                 Servicer" herein.

Trustee .......................  LaSalle National Bank. See "Description of
                                 the Certificates -- The Trustee and the
                                 Fiscal Agent" herein.

Mortgage Loan Sellers .........  On or before the Delivery Date, the
                                 Depositor will acquire the Mortgage Loans that are to constitute the Trust Fund from three sources: (i) ContiTrade Services L.L.C. ("ContiTrade"); (ii) German American Capital Corporation ("GACC"), an affiliate of Deutsche Bank AG; and (iii) GMAC Commercial Mortgage Corporation ("GMACCM", collectively with ContiTrade and GACC, the "Mortgage Loan Sellers"). Each Mortgage Loan Seller will make certain representations and warranties with respect to its Mortgage Loans, and all such representations and warranties will be assigned by the Depositor to the Trustee. See "Description of the Mortgage Asset Pool -- The Mortgage Loan Sellers" herein.

Fiscal Agent ..................  ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate
                                 parent of the Trustee. See "Description of the Certificates -- The Trustee and the Fiscal Agent" herein.

Cut-off Date ..................  September 1, 1997.

Delivery Date .................  On or about September 30, 1997.

Distribution Date .............  The 15th day of each month, or, if any such
                                 15th day is not a business day, then on the next business day beginning on October 15, 1997 (the "Distribution Date").

Record Date ...................  With respect to any Distribution Date, the last business day of the calendar month
                                 immediately preceding the month in which such Distribution Date occurs.

Interest Accrual Period .......  With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

 Registration and Denominations
 ..............................  The Offered Certificates will be issued as
                                 Book-Entry Certificates in denominations of:
                                 (i) in the case of the Class X Certificates, $1,000,000 Notional Amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class A-1, A-2 and A-3 Certificates, $25,000 actual principal amount; and (iii) in the case of the other Offered Certificates, $50,000 actual principal amount and in any whole dollar denomination in excess thereof. Each Class of Offered Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of DTC. Persons acquiring beneficial ownership interests in the Offered Certificates may elect to hold their book-entry Certificate interests either through DTC in the United States, or through Cedel Bank ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the applicable system. The Offered Certificates (the "DTC Registered Certificates") will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of DTC. No Certificate Owner acquiring an interest in the DTC Registered Certificates will be entitled to receive a Definitive Certificate of such class, except under the limited circumstances described herein. See "Description of the Certificates -- Book-Entry Registration of the Offered Certificates" herein and Annex D hereto and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

The Mortgage Asset Pool .......  The Mortgage Asset Pool will consist of 355
                                 Mortgage Loans, with an Initial Pool Balance of $1,696,984,278, subject to a variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.

                                 The Cut-off Date Balances (as defined
                                 herein) of the Mortgage Loans will range from $162,976 to $39,957,047 and the average Cut-off Date Balance will be $4,780,237.

                                 Each Mortgage Loan is secured by a first mortgage lien on a fee simple and/or leasehold interest in a Mortgaged Property used for commercial or multifamily residential purposes.

                                 Substantially all of the Mortgage Loans
                                 constitute nonrecourse obligations of the related borrower, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality or any private mortgage insurer. See "Description of the Mortgage Asset Pool -- General" herein.

                                 Set forth below are the number of Mortgage
                                 Loans, and the approximate percentage of the Initial Pool Balance repre-sented by such Mortgage Loans, that are secured by Mortgaged Properties located in the six states with the highest concentrations:

                                  PERCENTAGE
                   NUMBER OF      OF INITIAL
     STATE      MORTGAGE LOANS   POOL BALANCE
--------------  -------------- --------------
California.....       67            17.29%
New York.......       39            12.25%
Pennsylvania ..       22             7.54%
Connecticut....       15             6.07%
New Jersey.....       14             6.01%
Texas..........       27             5.41%

                                 The remaining Mortgaged Properties are
                                 located throughout 37 other states, Puerto
                                 Rico and the District of Columbia.

                                 Set forth below are the number of Mortgage
                                 Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                      NUMBER OF       PERCENTAGE OF
  PROPERTY TYPE    MORTGAGE LOANS  INITIAL POOL BALANCE
-----------------  -------------- --------------------
Retail ...........       92               25.51%
Multifamily ......       84               18.79%
Office ...........       46               18.06%
Industrial .......       40               10.21%
Hospitality.......       25                9.42%
Skilled Nursing ..       12                7.13%
Mixed Use ........       19                4.29%
Self-Storage .....       22                2.86%
Mobile Home Park         10                2.65%
Congregate Care/
 Assisted Living          3                0.98%
Other ............        2                0.10%

                                 345 of the Mortgage Loans (the "Fixed-Rate
                                 Loans"), representing 99.01% of the Initial
                                 Pool Balance, bear interest at Mortgage
                                 Rates that are, in each case, fixed for the entire remaining term of the Mortgage Loan. 10 of the Mortgage Loans (the "ARM Loans"), representing 0.99% of the Initial Pool Balance, accrue interest at Mortgage Rates that are subject to adjustment on a periodic basis, in general, by adding a specified percentage (a "Gross Margin") to the value of a base index (an "Index"), subject to specified caps, as applicable. No Mortgage Loan (other than each ARD Loan (as defined herein)) permits negative amortization or the deferral of accrued interest. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Mortgage Rates; Calculations of Interest" herein.

                                  264 of the Mortgage Loans (the "Balloon
                                 Loans"), which represent 61.98% of the
                                 Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (and, in some cases, following an interest only period). As a result, substantial principal amounts will be due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") in respect of such Mortgage Loans on their respective maturity dates, unless prepaid prior thereto. 51 of the Mortgage Loans, which represent 14.65% of the Initial Pool Balance, are fully amortizing.

                                 Hyperamortization

                                 40 of the Mortgage Loans (the "ARD Loans"), which represent 23.37% of the Initial Pool Balance, permit the related borrower to prepay the related Mortgage Loan without payment of a Prepayment Premium beginning one to six months prior to the related Anticipated Repayment Date. The "Anticipated Repayment Date" for any such ARD Loan is set forth on Annex A. If the related borrower elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. If a borrower elects not to prepay an ARD Loan on or before its Anticipated Repayment Date, commencing on such Anticipated Repayment Date, such ARD Loan will bear interest at the Revised Rate (as defined herein). To the extent only interest at the Mortgage Rate is paid, the interest accrued at the excess of the related Revised Rate over the Mortgage Rate (the "Excess Interest") will be deferred. If a borrower elects not to prepay an ARD Loan on or before its Anticipated Repayment Date, all or a substantial portion of all monthly cash flow from the related Mortgaged Property collected after such date will be applied to the payment of principal on such ARD Loan and, after the principal balance thereof has been reduced to zero, to the payment of accrued and unpaid Excess Interest. To the extent such Excess Interest is unpaid, it will, except where limited by applicable law, continue to accrue interest at the Revised Rate. All of the ARD Loans for which a Lockbox Account (as defined herein) has not been established on or before the Closing Date provide that a Lockbox Account must be established on or prior to the applicable Anticipated Repayment Date. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Hyperamortization" herein.

                                 Credit Lease Loans

                                 12  of the GACC Mortgage Loans (the "Credit
                                 Lease Loans"), which represent 5.96% of the Initial Pool Balance are backed by net lease obligations ("Credit Leases") of, or net lease obligations guaranteed by, various entities. Scheduled monthly rent payments (the "Monthly Rental Payments") under the Credit Leases by the tenants (each, a "Tenant" and collectively, the "Tenants") are generally sufficient to pay in full and on a timely basis all interest and principal and other sums scheduled to be paid with respect to the related Credit Lease Loans.

                                 All of the Credit Lease Loans are secured by assignments of leases and rents (the "Credit Lease Assignments") on properties (the "Credit Lease Properties") net-leased to the Tenants pursuant to the Credit Leases. The Credit Lease Loans generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Credit Lease Loans" herein.

                                 Call Protection

                                 Substantially all of the Mortgage Loans
                                 impose some restriction on voluntary
                                 principal prepayments, whether in the form of an absolute prohibition or a requirement that any voluntary principal prepayment be accompanied by a Prepayment Premium. The prepayment terms of each of the Mortgage Loans are described under "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein and on Annex A hereto.

              OVERVIEW OF CALL PROTECTION
            (AS OF THE CUT-OFF DATE)(1)(2)
------------------------------------------------------
Lock-out Period with defeasance............    23.17%
Lock-out Period with yield maintenance
 charge ...................................    35.11%
Yield maintenance charge...................    32.71%
Lock-out Period with prepayment premium ...    3.80%
Other (3)..................................    5.21%


(1) Percentage of Initial Pool Balance. Certain of the Mortgage Loans may permit prepayment without penalty for a specified period preceding the maturity date or Anticipated Repayment Date.

(2) With respect to 33 Mortgage Loans representing 7.47% of the Initial Pool Balance, 0.50% is added to the applicable treasury rate for purposes of calculating the applicable yield maintenance charge.

(3) Includes Mortgage Loans with other types of call protection and one Mortgage Loan with no call protection.

                                 Defeasance

                                 42 Mortgage Loans, which represent 23.17% of the Initial Pool Balance, permit the applicable borrower, after a specified period, provided no event of default exists, to obtain the release of the related Mortgaged Property (or, if a
                                 Cross-Collateralized Mortgage Loan (as
                                 defined herein), one or more of the related
                                 Mortgaged Properties) from the lien of the related Mortgage (a "Defeasance Option") upon the pledge to the Trustee of noncallable U.S. government obligations that provide payments on or prior to all successive scheduled payment dates upon which interest and principal payments are due under the related Mortgage Note and in amounts due on such dates, and upon satisfaction of certain other conditions. For detailed statistical information regarding the entire Mortgage Asset Pool, see "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Defeasance" herein and Annex A hereto.

Description of the
 Certificates .................  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Depositor, the Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement"), and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund, which will consist of the Mortgage Asset Pool and certain related assets.

Certificate Balances and
 Notional
 Amounts ......................  Upon initial issuance, the Class A-1, Class
                                 A-2, Class A-3, Class B, Class C, Class D,
                                 Class E and Class F Certificates will have the respective Certificate Balances set forth on the cover page hereof (in each case, subject to a variance of plus or minus 5%).

                                 The Class G, Class H, Class J and Class K
                                 Certificates will have an initial aggregate
                                 Certificate Balance equal to the excess of the Initial Pool Balance over the initial aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E and Class F Certificates.

                                 The Class X Certificates will not have a Certificate Balance; such Class of Certificates will instead represent the right to receive distributions of interest accrued as described herein on a Notional Amount. The Notional Amount of the Class X Certificates at any time will equal the aggregate Stated Principal Balance (as defined herein) of the Mortgage Loans at such time. The Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Class of Certificates and does not represent the right to receive any distributions of principal. The Class X Certificates consist of twelve components each corresponding to a different

                                 Class of Principal Balance Certificates (the
                                 "Class X Components").

                                 No Class of REMIC Residual Certificates will have a Certificate Balance.

                                 See "Description of the Certificates --
                                 Certificate Balances and Notional Amounts" and "--Distributions" herein.

Pass-Through Rates ............  The Pass-Through Rate applicable to the
                                 Class X Certificates for the initial
                                 Distribution Date will equal approximately
                                 1.629% per annum. The Pass-Through Rate
                                 applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will be equal to the weighted average (by Certificate Balance of the corresponding Class of Principal Balance Certificates) of the Pass-Through Rates applicable to each Class X Component. The Pass-Through Rate for each Class X Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate (as defined herein) for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates.

                                 The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates will be fixed and, at all times, will be equal to the respective Pass-Through Rates specified for each such Class on the cover page hereof.

                                 The Pass-Through Rates applicable to the Class G, Class H, Class J and Class K Certificates will, at all times, be equal to the lesser of a specified rate and the Weighted Average Net Mortgage Rate. No Class of REMIC Residual Certificates will have a specified Pass-Through Rate.

Distributions of Interest and
 Principal on the Senior
 Certificates .................  On each Distribution Date, to the extent of the Available Distribution Amount (as
                                 defined herein) for such date, the holders of the respective Classes of Senior Certificates will be entitled to receive distributions of interest, on a pro rata basis, in an amount equal to all Distributable Certificate Interest (as defined herein) in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any.

                                 On each Distribution Date, following all required distributions of interest on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments of principal on the respective Classes of Class A Certificates, in the amounts and order described herein, up to an aggregate amount equal to the lesser of (i) the then aggregate of the outstanding Certificate Balance of the Class A Certificates and (ii) the aggregate of the Principal Distribution Amount (as defined herein) for such Distribution Date (or, on the final Distribution Date in connection with a termination of the Trust Fund (see "Description of the Certificates -- Termination; Retirement of Certificates" herein), up to an aggregate amount equal to the aggregate of the then outstanding Certificate Balances of the Class A Certificates). See "Description of the Certificates -- Distributions" herein.

Distributions of Interest and
 Principal on the Class B,
 Class C, Class D, Class E and
 Class F Certificates .........  On each Distribution Date, following all required distributions of interest and
                                 principal on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments of interest and principal on the Class B, Class C, Class D, Class E and Class F Certificates, in that order. On each Distribution Date, the holders of each such Class of Offered Certificates will, to the extent of the Available Distribution Amount remaining after all required distributions of interest and principal on the Senior Certificates and each other Class of Offered Certificates, if any, with an earlier alphabetical Class designation, will be entitled: first, to distributions of interest up to an amount equal to all Distributable Certificate Interest (as defined herein) in respect of such particular Class of Offered Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any, and, then, if the Certificate Balances of the Class A Certificates and each other Class of Principal Balance Certificates, if any, with an earlier alphabetical Class designation, have been reduced to zero, to distributions of principal up to an amount equal to the lesser of (i) the then outstanding Certificate Balance of such particular Class of Offered Certificates and (ii) the aggregate of the Principal Distribution Amount for such Distribution Date (net of any portion of such aggregate amount paid in retirement of the Class A Certificates and/or any other Class of Principal Balance Certificates with an earlier alphabetical Class designation) (or, on the final Distribution Date in connection with a termination of the Trust Fund, up to an amount equal to the then outstanding Certificate Balance of such particular Class of Offered Certificates). See "Description of the Certificates -- Distributions" herein.

Distributions of Prepayment
 Premiums .....................  Any Prepayment Premium actually collected with respect to a Mortgage Loan during any particular Collection Period (as defined herein) will be distributed in the amounts and priorities described under "Description of the Certificates

                                 --Distributions -- Distributions of
                                 Prepayment Premiums" herein.

Certain Yield and Prepayment
 Considerations ...............  The yield on the Offered Certificates of each Class thereof will depend on, among other things, the Pass-Through Rate for such Certificates. The yield on any Offered Certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such Certificate, which in turn will be affected by (i) the rate and timing of principal payments (including principal prepayments) on the Mortgage Loans and (ii) the extent to which such principal payments are applied on any Distribution Date in reduction of the Certificate Balance of the Class to which such Certificate belongs. See "Description of the Certificates -- Distributions -- Application of the Available Distribution Amount" and "--Distributions -- Principal Distribution Amount" herein.

                                 An investor that purchases an Offered
                                 Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. Insofar as an investor's initial investment in any Offered Certificate is returned in the form of payments of principal thereon, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

                                 The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Certificate may not be realized. For a discussion of certain factors affecting prepayment of the Mortgage Loans, including the effect of Prepayment Premiums, see "Yield and Maturity Considerations" herein. In deciding whether to purchase any Offered Certificates, an investor should make an independent decision as to the appropriate prepayment assumptions to be used.

                                 The Class X Certificates are interest-only
                                 Certificates and are not entitled to any distributions in respect of principal. The yield to maturity of the Class X Certificates will be especially sensitive to the prepayment, loan extension, repurchase, default and liquidation experience on, the Mortgage Loans, which prepayment, repurchase, default and recovery experience may fluctuate significantly from time to time. A rate of principal payments and liquidations on the Mortgage Loans that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Class X Certificates and may result in holders not recouping their initial investments. See "Yield and Maturity Considerations -- Yield Sensitivity of the Class X Certificates" herein.

P&I Advances ..................  The Servicer is required to make advances
                                 (each, a "P&I Advance") of delinquent
                                 principal and interest on the Mortgage
                                 Loans, under the circumstances and subject to the limitations set forth herein. In no event will the Servicer be required to advance the full amount of any delinquent Balloon Payment. If the Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. If the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance. The Servicer, the Trustee and the Fiscal Agent will each be entitled to interest on any P&I Advances made and certain servicing expenses incurred by it or on its behalf, such interest accruing at the rate and payable under the circumstances described herein. See "Description of the Certificates -- P&I Advances" herein and "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus.

Subordination; Allocation of
 Losses
 and Certain Expenses .........  The rights of the holders of the Subordinate
                                 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates and, further, in the case of any particular Class of Subordinate Certificates, to the rights of the holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation, in each case to the extent described herein and in the Prospectus. In addition, the rights of the holders of the REMIC Residual Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the REMIC Regular Certificates, to the extent described herein and in the Prospectus. Such subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date to distributions on the respective Classes of Certificates in the order described herein under "Description of the Certifi-cates -- Distributions -- Application of the Available Distribution Amount". No other form of Credit Support will be available for the benefit of the holders of the Offered Certificates.

                                 If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Asset Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Principal Balance Certificates, the Certificate Balances of the Subordinate Certificates will be reduced, in reverse alphabetical order, until, in the case of each such Class of Subordinate Certificates, such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains outstanding at such time as the aggregate Certificate Balance of the Subordinate Certificates is reduced to zero, then, the respective Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit may be the result of Realized Losses (as defined herein) incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses (also, as defined herein). The foregoing reductions in the Certificate Balances of the Principal Balance Certificates will be deemed to constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

Optional Termination ..........  At its option, on any Distribution Date on which the remaining aggregate Stated
                                 Principal Balance of the Mortgage Asset Pool is less than 1% of the Initial Pool Balance, the Servicer or the Depositor may purchase all of the Mortgage Loans and REO Properties, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. See "Description of the Certificates -- Termination; Retirement of Certificates" herein and in the Prospectus.

Certain Federal Income Tax
 Consequences .................  For federal income tax purposes, three separate REMIC elections will be made with respect to certain segregated asset pools which make up the Trust Fund, the resulting REMICs being herein referred to as REMIC I, REMIC II and REMIC III, respectively. The assets of "REMIC I" will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders, the Certificate Account, the REO Account (if established) and any Replacement Mortgage Loans substituted for Deleted Mortgage Loans (as defined herein). For federal income tax purposes, (i) the separate, uncertificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (ii) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I,
                                 (iii) the separate, uncertificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (iv) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (v) the REMIC Regular Certificates will be the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (vi) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III.

                                 For further information regarding the
                                 federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Ratings .......................  It is a condition to their issuance that the
                                 Offered Certificates receive from Fitch
                                 Investors Service, L.P. ("Fitch") and
                                 Moody's Investors Service, Inc. ("Moody's";
                                 and together with Fitch, the "Rating
                                 Agencies") the credit ratings indicated
                                 herein. The ratings of the Offered
                                 Certificates address the timely payment
                                 thereon of interest and, to the extent
                                 applicable, the ultimate payment thereon of principal on or before the Rated Final Distribution Date. The ratings of the Offered Certificates do not, however, represent any assessment of (i) the likelihood or frequency of principal prepayments (whether voluntary or involuntary) on the Mortgage Loans, (ii) the corresponding effect on yield to investors or (iii) the possibility that, as a result of prepayments, investors in the Class X Certificates may realize a lower than anticipated yield or may not fully recover their initial investment. With respect to any Credit Lease Loan, a downgrade in the credit rating of the related Tenants (as defined herein) and/or Guarantors (as defined herein) may have an adverse effect on the rating of the Offered Certificates. The ratings of the Offered Certificates also do not address certain other matters as described under "Ratings" herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" herein.

Legal Investment ..............  The Offered Certificates will not be
                                 "mortgage related securities" within the meaning of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Offered Certificates and should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal invest-ments for them. See "Legal Investment" herein and in the Prospectus.

ERISA Considerations ..........  A fiduciary of a Plan should review with its legal advisors whether the purchase or
                                 holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. See "ERISA Considerations" herein and in the Prospectus.

                                 RISK FACTORS

   Prospective purchasers of Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

   Subordination of Class B, Class C, Class D, Class E and Class F Certificates. As described herein, the rights of holders of the Subordinate Certificates, including the Class B, Class C, Class D, Class E and Class F Certificates, to receive certain payments of principal and interest otherwise payable on their Certificates will, in the case of each Class of Subordinate Certificates, be subordinated to such rights of the holders of the Senior Certificates and the holders of each other Class of Subordinate Certificates, if any, having an earlier alphabetical Class designation, to the extent set forth herein. See "Description of the Certificates -- Distributions" herein. Realized Losses on the Mortgage Loans and Additional Trust Fund Expenses will be allocated to the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts payable to each such Class.

   Potential Conflicts of Interest. As described herein, the Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein. It is expected that GMACCM, the Servicer, will acquire in connection with the initial issuance thereof certain of the Subordinate Certificates, including the Class K Certificates. In addition, subject to the conditions described herein, the holder or holders of Certificates representing more than 50% of the voting rights allocated to the Controlling Class (as described herein and initially consisting of the Class K Certificates) can terminate the rights and obligations of the Servicer in respect of Specially Serviced Mortgage Loans and REO Properties (each as defined herein) and can appoint a replacement to perform such duties, which replacement may be any such holder or an affiliate thereof. Investors in the Offered Certificates should consider that, although the Servicer will be obligated to act in accordance with the terms of the Pooling and Servicing Agreement, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of the holders of the Offered Certificates. See "Servicing of the Mortgage Loans -- Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties" herein.

THE MORTGAGE LOANS

   Environmental Considerations. Each of the Mortgaged Properties was subject to a "Phase I" environmental site assessment (or an update of a previously conducted assessment or an update of an assessment based upon information in an established database), which was performed on behalf of the related Mortgage Loan Seller, or as to which the related report was delivered to the related Mortgage Loan Seller in connection with its acquisition or origination of the related Mortgage Loan except with respect to certain of the Conti Small Loans (as defined herein) for which a more limited environmental review was performed. With respect to most of the Mortgage Loans, such environmental assessments (or updates) were performed during the 18-month period prior to the Cut-off Date. No such environmental assessment revealed any material adverse environmental condition or circumstance with respect to any Mortgaged Property, except for (i) those cases in which an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended or an escrow reserve to cover the estimated cost of remediation was established; (ii) those cases involving a leaking underground storage tank or groundwater contamination at a nearby property which condition has not yet affected such Mortgaged Property and as to which a responsible party has been identified under applicable law; (iii) those cases where such conditions were remediated or abated prior to the Delivery Date or as to which the property is the subject of an administrative consent order with a party that has established a remediation fund pursuant to such order; and
(iv) those cases in which groundwater or soil contamination was identified or suspected, and either environmental insurance was obtained or a letter of credit was provided to cover estimated costs of continued monitoring or remediation.

   The Servicer is required to obtain an environmental site assessment of a Mortgaged Property securing a defaulted Mortgage Loan prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that this requirement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans", "Risk Factors -- Environmental Considerations" and "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the Prospectus.

   Geographic Concentration. 67 Mortgage Loans, which represent 17.29% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in California; 39 Mortgage Loans, which represent 12.25% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in New York; 22 Mortgage Loans, which represent 7.54% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Pennsylvania; 15 Mortgage Loans, which represent 6.07% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Connecticut; 14 Mortgage Loans, which represent 6.01% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in New Jersey; and 27 Mortgage Loans, which represent 5.41% of the Initial Pool Balance, are secured by Mortgaged Properties located in Texas. In general, the level of such concentration increases the exposure of the Mortgage Asset Pool to any adverse economic or other developments, including earthquakes, hurricanes and other natural disasters, that may occur in such States. In addition, improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. The Mortgage Loans generally do not require any borrowers to maintain earthquake insurance.

   Mortgage Loans Not Insured. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, by any private mortgage insurer or by the Depositor, the Underwriters, Servicer or any Mortgage Loan Seller. As described herein, in certain limited circumstances, a Mortgage Loan Seller may be obligated to repurchase or replace a Mortgage Loan if its representations and warranties concerning such Mortgage Loan are breached; however, there can be no assurance that any Mortgage Loan Seller will be in a financial position to effect such repurchase or substitution. See "Description of the Mortgage Asset Pool -- The Mortgage Loan Sellers," "--Assignment of the Mortgage Loans; Repurchases and Substitutions," and -- "Representations and Warranties; Repurchases" herein.

   Non-Recourse Mortgage Loans. Substantially all of the Mortgage Loans, except for the Conti Small Loans, are non-recourse loans as to which recourse, in the event of a default, will be limited to the related Mortgaged Property. In those cases where the loan documents permit recourse to the borrower or a guarantor, no assurance can be given that the financial condition of such borrower or guarantor will permit it to satisfy its recourse obligations. Consequently, payment on each Mortgage Loan prior to maturity is (or should be considered by investors to be) dependent primarily on the sufficiency of the cash flow of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

   Balloon Payments. 264 of the Mortgage Loans, which represent 61.98% of the Initial Pool Balance provide for Balloon Payments to be due at their respective stated maturity dates unless prepaid prior thereto. Loans with Balloon Payments involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans" herein and "Risk Factors -- Balloon Payments; Borrower Default" in the Prospectus.

   In order to maximize recoveries on defaulted Mortgage Loans, the Servicer may extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitations described under "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Servicer, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

   Risks Particular to Retail Properties. 92 Mortgage Loans, which represent 25.51% of the Initial Pool Balance, are secured by retail properties. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Tenant Matters" herein. Furthermore, the correlation between the success of tenant businesses and credit quality of the Mortgage Loan is increased when the property is a single tenant property. For a description of risk factors relating to single tenant properties see "--Tenant Credit Risk" and "--Credit Quality of Tenants and Guarantors" herein.

   Unlike office or hospitality properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure Mortgage Loans in the Trust Fund.

   Risks Particular to Multifamily Properties. 84 Mortgage Loans, which represent 18.79% of the Initial Pool Balance, are secured by multifamily rental properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, developments at local colleges and universities and national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase housing. Furthermore, the rent limitations imposed on Section 42 Properties (as defined herein) may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Low Income Housing Tax Credits" herein. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

   Risks Particular to Office Properties. 46 Mortgage Loans, which represent 18.06% of the Initial Pool Balance, are secured by office properties. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

   Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

   The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

   Risks Particular to Industrial Properties. 40 Mortgage Loans, which represent 10.21% of the Initial Pool Balance, are secured by industrial properties. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

   Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.

   Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

   Risks Particular to Hospitality Properties. 25 Mortgage Loans, which represent 9.42% of the Initial Pool Balance, are secured by hospitality properties. Various factors, including location, quality and franchise affiliation, affect the economic viability of a hospitality property. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hospitality properties can have similar effects. Because hospitality property rooms generally are rented for short periods of time, hospitality properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the transferability of franchise license agreements may be restricted. Furthermore, the ability of a hospitality property to attract customers, and a portion of a hospitality property's revenues, may depend on its having a liquor license. Such a license may not be transferable in the event of a foreclosure on the related Mortgaged Property.

   Credit Quality of Tenants and Guarantors. 12 of the Mortgage Loans, which represent 5.96% of the Initial Pool Balance, are Credit Lease Loans. See "--Tenant Credit Risk" herein. Interest and principal payments on the Credit Lease Loans are dependent principally on the payment by each Tenant or guarantor of such Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. A downgrade in the credit rating of the Tenants and/or the Guarantors may have a related adverse effect on the rating of the Offered Certificates.

   If a Tenant or Guarantor defaults on its obligation to make Monthly Rental Payments under a Credit Lease or the associated guarantee, as the case may be, the borrower under a Credit Lease Loan may not have the ability to make required payments on such Credit Lease Loan. If a payment default on the Credit Lease Loan occurs, the Servicer may be entitled to foreclose upon or otherwise realize upon the related Credit Lease Property to recover amounts due under the Credit Lease Loan, and will also be entitled to pursue any available remedies against the defaulting Tenant and any Guarantor, which may include rights to all future Monthly Rental Payments. If the default occurs before significant amortization of the Credit Lease Loan has occurred and no recovery is available from the related borrower, the Tenant or any Guarantor, it is unlikely in most cases that the Servicer will be able to recover in full the amounts then due under the Credit Lease Loan. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Credit Lease Loans" herein.

   Risks Particular to Self-Storage Facilities. 22 Mortgage Loans, which represent 2.86% of the Initial Pool Balance, are secured by self-storage properties. Self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage Mortgaged Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that self-storage Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the self-storage Mortgaged Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access may heighten environmental risks. The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units included in the self-storage Mortgaged Properties and there is no assurance that all of the units included in the self-storage Mortgaged Properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future; however, substantially all of the lease agreements used in connection with such Mortgaged Properties prohibit the storage of hazardous substances, pollutants or contaminants.

   Risks Particular to Skilled Nursing/Congregate Care Facilities. 15 Mortgage Loans, which represent 8.11% of the Initial Pool Balance, are secured by Mortgages on properties operated as skilled nursing facilities, congregate care facilities or assisted living senior housing properties. Significant factors determining the value of such properties include federal and state laws, competition with similar properties on a local and regional basis and the continued availability of revenue from government reimbursement programs, primarily Medicaid and Medicare.

   Such facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations.

   Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a nursing facility, a subsequent lessee or operator of the facility would generally not be entitled to obtain from government payors any outstanding reimbursement payments relating to services furnished prior to such foreclosure.

   Such facilities may be subject to state regulation that requires the operators to be licensed (generally on an annual basis), and the facilities must meet various state licensure requirements that relate, among other things, to qualifications of personnel, quality of care and the adequacy of their buildings, equipment and suppliers. In the event of foreclosure, there can be no assurance that the Trustee or purchaser at a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals, or that such party, if required to apply in its own right, could obtain a new license or a new approval. In addition, such facilities are generally "special purpose" properties that are not readily converted to general residential, retail or office use.

   Risks Particular to Mobile Home Parks. 10 Mortgage Loans, which represent 2.65% of the Initial Pool Balance, are secured by mobile home parks. Loans secured by mobile home parks pose risks not associated with loans secured by liens on other types of income-producing real estate. The successful operation of a Mortgaged Property operated as a mobile home park will generally depend upon the number of competing mobile home parks and other residential developments in the local market, as well as upon other factors such as its age, appearance, reputation, management and the types of services it provides.

   Mobile home parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the Mortgaged Properties constituting mobile home parks becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mortgaged Property were readily adaptable to other uses.

   Tenant Credit Risk. Income from and the market value of retail, office and industrial Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under any bankruptcy or other similar law related to creditors rights or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the Mortgaged Properties. Although many of the Mortgage Loans require the borrower to maintain escrows for such consideration, there can be no assurance that such factors will not adversely impact the ability of a borrower to repay a mortgage loan.

   Management. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project.

   Certain of the Mortgaged Properties may be managed by property managers affiliated with the respective borrowers. These property managers may also manage and/or franchise additional properties, including Mortgaged Properties or other properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, may also own other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties and the borrowers may experience conflicts of interest in the management and/or ownership of such properties.

   Limitations of Appraisals. An appraisal or other market analysis was conducted in respect of the Mortgaged Properties in connection with the origination of the related Mortgage Loan, and the resulting estimates of value are the bases of the Cut-off Date LTV Ratios referred to herein. However, those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the Mortgaged Properties may have fluctuated significantly since the appraisal or market study was performed in connection with the origination of the related Mortgage Loan and generally, no update of such appraisal or market study has been performed since the date of origination. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of Mortgaged Properties available to the Depositor as of the Cut-off Date is presented in Annex A and Annex C hereto for illustrative purposes only.

   Risks of Secured Subordinate Financing. Certain of the Mortgaged Properties are known to be encumbered by subordinated debt that is not part of the Mortgage Asset Pool. For substantially all of the Mortgage Loans, the holder of any material subordinate debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust Fund is not pursuing a foreclosure action. Substantially all of the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. However, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults.

   The existence of any such additional subordinate indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity for the purpose of making any Balloon Payments and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt secured by a Mortgaged Property has filed for bankruptcy or been placed in involuntary receivership, foreclosing on such Mortgaged Property could be delayed.

   Related Borrowers. Certain borrowers under the Mortgage Loans are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related Mortgage Loans or Mortgaged Properties could also affect Mortgage Loans or Mortgaged Properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the Mortgaged Properties of that borrower and its affiliates and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws" in the Prospectus.

   Concentration of Mortgage Loans. Several of the Mortgage Loans, individually or together with other Mortgage Loans with which they are cross-collateralized, have Cut-off Date Balances that are substantially higher than the average Cut-off Date Balance. In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

   Limitation on Enforceability of Cross-Collateralization. 45 Mortgage Loans representing in the aggregate 10.00% of the Initial Pool Balance are cross-collateralized with one or more other Mortgage Loans (the "Cross-Collateralized Mortgage Loans"). Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person has an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans."

   Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. By reference to rules applicable to real estate investment trusts, such property will be considered "foreclosure property" for a period of two years, with possible extensions. Any net income from such "foreclosure property" other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject REMIC I to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders.

   Risks Associated with Mortgaged Properties located in California. As of the Cut-off Date, 67 of the Mortgage Loans, which represent 17.29% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in California. The following discussion contains a general summary of certain legal aspects of loans secured by income-producing properties in California. The summary does not purport to be complete nor does the summary reflect the laws of any other state. The summary relates only to the topics covered and are qualified in their entirety by reference to the applicable state laws being discussed. See also "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

   Mortgage loans in California are generally secured by deeds of trust. Provided the deed of trust contains a private power of sale, a lender may foreclose either non-judicially or judicially. Most lenders choose non-judicial foreclosure because the process typically may be completed within a much shorter time frame; however, a lender is barred from obtaining a deficiency judgment after a non-judicial foreclosure. If the lender opts for judicial foreclosure, an application for a deficiency judgment must be filed with the court within three months of the foreclosure sale. A deficiency judgment may not exceed the difference between the indebtedness and the fair value of the property, as determined by the court. Unless the lender waives the right to a deficiency judgment, the borrower has a right to redeem the property following a judicial foreclosure sale for a period of three months from the date of sale if the proceeds from the sale were sufficient to satisfy the debt, or for a period of one year if the proceeds were insufficient to satisfy the debt. Junior lienholders do not have a right to redeem the property following a judicial foreclosure sale unless the junior lien was created before July 1, 1983. California's form of the "one action rule" requires the lender to look first to the property for satisfaction of the debt if the lender wants to pursue a deficiency judgment. In general, a lender who takes any action to enforce the debt other than judicial or non-judicial foreclosure violates the one-action rule and may be deemed to have waived its security for the indebtedness and, in some cases, may be prevented from collecting the indebtedness altogether.

   Leasehold Considerations. 15 Mortgage Loans which represent 8.44% of the Initial Pool Balance, are secured solely by a Mortgage on the borrower's leasehold interest under a ground lease. Seven of such Mortgage Loans, which represent 5.97% of the Initial Pool Balance, are secured by a Mortgage on both the borrower's leasehold interest and fee simple interest in the Mortgaged Property. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans -- Ground Leases" herein. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, in each of these cases, each related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee at and after a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

   Zoning and Building Code Compliance. Each Mortgage Loan Seller has taken certain steps to establish that the use and operation of Mortgaged Properties securing its Mortgage Loans were in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties, but no assurance can be made that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials, title policy endorsements and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist at any particular Mortgaged Property, but the related Mortgage Loan Seller does not consider any such violations known to it to be material. In many cases, the use, operation and/or structure of a Mortgaged Property constitutes a permitted nonconforming use and/or structure, which may not be rebuilt to its current state in the event of a material casualty event; however, it is expected that insurance proceeds would be available for application to the related Mortgage Loan if such were to occur.

   Risk of Changes in Concentrations. As payments in respect of principal (including in the form of voluntary principal prepayments, liquidations proceeds and the repurchase prices for any

Mortgage Loans repurchased due to breaches of representations or warranties or defaults) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Principal Balance Certificates is payable in sequential order, the Classes thereof that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

   Adjustable Rate Mortgage Loans. 10 of the Mortgage Loans which represent 0.99% of the Initial Pool Balance are ARM Loans. Increases in the required Monthly Payments (as defined herein) on ARM Loans in excess of those assumed in the original underwriting of such loans may result in a default rate higher than that on mortgage loans with fixed mortgage rates.

   Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may be required to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

   Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse affect on the distributions to Certificateholders.

                    DESCRIPTION OF THE MORTGAGE ASSET POOL

GENERAL

   The Mortgage Asset Pool will consist of 355 Mortgage Loans with an Initial Pool Balance of $1,696,984,278, subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans is determined by related Cut-off Date Balance. The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date (which will be September 1, 1997), after application of all payments of principal due on or before such date, whether or not received. For purposes of this Prospectus Supplement, the respective Cut-off Date Balances of the Mortgage Loans have been calculated on the assumption that no prepayments of principal are received after August 1, 1997 to and including September 1, 1997. For purposes of this Prospectus Supplement, all percentages of Mortgage Loans secured by Mortgaged Properties located in a particular state reflect, in the case of each of the 11 Mortgage Loans secured by multiple Mortgaged Properties, only the location of the first of such multiple Mortgaged Properties listed in Annex A.

   Except as otherwise described below under "--Certain Terms and Conditions of the Mortgage Loans -- Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans", each Mortgage Loan is evidenced by a Mortgage Note and secured by a Mortgage that creates a first mortgage lien on a fee simple and/or leasehold interest in a Mortgaged Property, improved by retail, office, multifamily, industrial, hospitality, skilled nursing and congregate care, self-storage, mobile home park and other commercial properties.

   11 of the Mortgage Loans (other than the Cross-Collateralized Mortgage Loans), which represent 7.95% of the Initial Pool Balance, are secured by more than one Mortgaged Property. Accordingly, the total number of Mortgage Loans reflected herein is 355, while the total number of Mortgaged Properties reflected herein is 380.

    The Mortgage Asset Pool includes 14 separate sets of Cross-Collateralized Mortgage Loans which represent 10.00% of the Initial Pool Balance. See "--Certain Terms and Conditions of the Mortgage Loans -- Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans" below and Annex A hereto.

   Substantially all the Mortgage Loans, except for the Conti Small Loans, constitute nonrecourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in those cases where recourse to a borrower or guarantor is permitted by the loan documents, no assurance can be given that the financial condition of such borrower or guarantor will permit it to satisfy its recourse obligations. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, by any private mortgage insurer, or by the Depositor, Servicer or any Mortgage Loan Seller.

   124 of the Mortgage Loans (the "GACC Mortgage Loans"), which represent 51.42% of the Initial Pool Balance, are currently held by German American Capital Corporation. 55 of the GACC Mortgage Loans were originated by affiliates of GACC, and the remainder of such Mortgage Loans were acquired from third parties in the secondary market, including 15.70% of the Initial Pool Balance which was acquired from various affiliates of The Paul Revere Life Insurance Company and 5.92% of the Initial Pool Balance which was acquired from Boston Capital Mortgage Company Limited Partnership. 102 of the Mortgage Loans (the "GMACCM Mortgage Loans"), which represent 29.25% of the Initial Pool Balance, are currently held by GMACCM. All of the GMACCM Mortgage Loans were originated by GMACCM. 129 of the Mortgage Loans (the "ContiTrade Mortgage Loans"), which represent 19.33% of the Initial Pool Balance, are currently held by ContiTrade. All of the ContiTrade Mortgage Loans were acquired by ContiTrade pursuant to its conduit program.

   On or prior to the Delivery Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers, in each case pursuant to a purchase agreement to be entered into between the Depositor and the related Mortgage Loan Seller (each, a "Mortgage Loan Purchase Agreement"). The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Mortgage Loan Sellers" and "--Assignment of Mortgage Loans; Repurchases and Substitutions" below. Each Mortgage Loan Seller constitutes a "Mortgage Asset Seller" for purposes of the Prospectus.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Due Dates. All of the Mortgage Loans provide for scheduled monthly payments of principal and/or interest ("Monthly Payments"), and the Due Date is either the first day (350 Mortgage Loans representing 97.96% of the Initial Pool Balance) or the tenth day (one Mortgage Loan representing 0.61% of the Initial Pool Balance) or the fifteenth day (4 Mortgage Loans representing 1.43% of the Initial Pool Balance) of each month. In the case of certain Mortgage Loans, the related Balloon Payment may be due on a day other than the related Due Date for Monthly Payments (any resulting Balloon Payment Interest Shortfalls (as defined herein) to be covered by the Servicer out of its own funds). See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein.

   Substantially all of the Mortgage Loans provide for a grace period for the payment of Monthly Payments of not more than ten days. No Mortgage Loan provides for a grace period for the payment of Monthly Payments of more than 15 days.

   Mortgage Rates; Calculations of Interest. 333 of the Mortgage Loans, which represent 90.31% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. 21 of the Mortgage Loans which represent 9.35% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in a year consisting of 360 days.

    10 of the Mortgage Loans, which represent 0.99% of the Initial Pool Balance, are ARM Loans. See "Annex A" herein.

   As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans will range from 7.26% to 11.00% per annum, and the weighted average Mortgage Rate of the Mortgage Loans will be 8.62% per annum.

   Hyperamortization. 40 of the Mortgage Loans, which represent 23.37% of the Initial Pool Balance, bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, except as described below, each such Mortgage Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Rate plus 2%. To the extent only interest on such Mortgage Loan at the Mortgage Rate is paid, the Excess Interest will be deferred. Non-payment of such Excess Interest will not constitute a default under such Mortgage Loan prior to the related maturity date. To the extent Excess Interest is unpaid, it will, except where limited by applicable law, continue to accrue interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated account (the "Lockbox Account") controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule), the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) payments to required escrow funds, (ii) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (iii) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (iv) principal on the Mortgage Loan until such principal is paid in full and (v) to Excess Interest. As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

   Amortization of Principal. The Mortgage Asset Pool consists of 264 Balloon Loans, which represent 61.98% of the Initial Pool Balance; 40 ARD Loans, which represent 23.37% of the Initial Pool Balance; and 51 fully amortizing Mortgage Loans, which represent 14.65% of the Initial Pool Balance.

   In addition, 14 Mortgage Loans, which represent 6.21% of the Initial Pool Balance, provide for payments of interest only for up to 24 months, following origination before payments of principal are due. The total dollar amount of the Monthly Payment will be subject to a one-time increase in order to permit the commencement of scheduled amortization of such loan. See "Risk Factors -- Balloon Payments; Borrower Default" in the Prospectus. No Mortgage Loan (other than the ARD Loans) permits negative amortization or the deferral of accrued interest.

   Prepayment Provisions. All but one of the Mortgage Loans impose some restriction on voluntary principal prepayments, whether in the form of an absolute prohibition or a requirement that any voluntary principal prepayment be accompanied by a Prepayment Premium.

   As described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein. The enforceability, under the laws of a number of states, of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon an involuntary prepayment is unclear. No assurance can be given that, at any time that any Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium will be enforceable under applicable law or, if enforceable, the foreclosure proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. See "Annex A" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus.

   No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by a Mortgage Loan Seller for a material breach of representation or warranty on the part of such Mortgage Loan Seller or any failure to deliver documentation relating thereto, nor will any Prepayment Premium be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties by the Servicer or the Depositor in connection with the termination of the Trust Fund or in connection with the purchase of defaulted Mortgage Loans by the Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class. See "--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases and Substitutions" and "Description of the Certificates -- Termination; Retirement of Certificates" herein.

   Defeasance. 42 Mortgage Loans, which represent 23.17% of the Initial Pool Balance, permit the applicable borrower, after a specified period provided no event of default exists, to exercise a Defeasance Option, provided that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan, and (iii) any costs and expenses incurred in connection with such release, (b) delivers direct, non-callable obligations of (or non-callable obligations, fully guaranteed as to timely payment by) the United States of America (the "Defeasance Collateral") providing payments prior to all successive scheduled payment dates from the Release Date to the related maturity date, and in an amount equal to or greater than the scheduled payments due on such dates under the Mortgage Loan (or with respect to Cross-Collateralized Mortgage Loans which permit defeasance, an amount equal to not less than the principal portion of such Mortgage Loan allocable to the released Mortgaged Property), and (c) delivers a security agreement granting the Trust Fund a first priority security interest in the Defeasance Collateral and an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the Defeasance Collateral will be substituted as the collateral securing the Mortgage Loan.

   The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

   Credit Lease Loans. 12 Mortgage Loans, which represent 5.96% of the Initial Pool Balance, are Credit Lease Loans. Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from Monthly Rental Payments made over the Primary Term of the related Credit Lease. Certain of the Credit Leases give the Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the Primary Term.

   The amount of the Monthly Rental Payments payable by each Tenant is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan.

   Each Credit Lease generally provides that the related Tenant must pay all real property taxes and assessments levied or assessed against the related Credit Lease Property and all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Credit Lease Property.

   Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement of such Credit Lease

(a "Credit Lease Default"), the Servicer on behalf of the Trust may exercise rights under the related Credit Lease Assignment to require the mortgagor either (i) to terminate such Credit Lease or (ii) not to terminate such Credit Lease and exercise any of its rights thereunder. A default under a Credit Lease will constitute a default under the related Credit Lease Loan.

   While each Credit Lease requires the Tenant to fulfill its payment and maintenance obligations during the term of the Credit Lease, in some cases the Tenant has not covenanted to operate the related Credit Lease Property for the term of the Credit Lease, and the Tenant may at any time cease actual operations at the Credit Lease Property, but it remains obligated to continue to meet all of its obligations under the Credit Lease.

   The Credit Leases do not have termination rights or rent abatement rights arising from casualty, condemnation or mortgagor defaults.

   At the end of the term of the Credit Lease, the Tenants are generally obligated to surrender the Credit Lease Property in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the mortgagor.

   Pursuant to the terms of each Credit Lease Assignment, the related mortgagor has assigned to the mortgagee of the related Credit Lease Loan, as security for such mortgagor's obligations thereunder, such mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Credit Lease property, including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases.

   Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans. Each of the Mortgage Loan Sellers has identified certain sets of Mortgage Loans in its respective pool made to borrowers who are affiliated or under common control with one another (although no such set of Mortgage Loans represents more than 4.10% of the Initial Pool Balance).

   45 Mortgage Loans, which represent 10.00% of the Initial Pool Balance, are Cross-Collateralized Mortgage Loans among groups of related borrowers, one of which groups has the same borrower.

   Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. See "Risk Factors -- Limitation on Enforceability of Cross-Collateralization" herein.

   See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans.

   11 of the Mortgage Loans (other than the Cross-Collateralized Mortgage Loans), which represent 7.95% of the Initial Pool Balance, are secured by one or more Mortgages encumbering multiple Mortgaged Properties. With respect to each of such Mortgage Loans, the related Mortgaged Properties are located in the same state and are of the same property type. Each of these 11 Mortgage Loans is evidenced by a single Mortgage Note, and despite the related multiple Mortgaged Properties, none is treated as a set of Cross-Collateralized Mortgage Loans for purposes herein. Accordingly, the total number of Mortgage Loans reflected herein is 355, while the total number of Mortgaged Properties reflected herein is 380.

   Due-on-Sale and Due-on-Encumbrance Provisions. Substantially all of the Mortgage Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to limited exception, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. See "--Secured Subordinate Financing" herein. Certain of the Mortgage Loans permit either: (i) a one-time transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower. The Servicer will determine, in accordance with the Servicing Standard, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. See "The Pooling and Servicing Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

   Secured Subordinate Financing. Certain of the Mortgaged Properties are known to be encumbered by subordinated debt that is not part of the Mortgage Asset Pool. In substantially all cases, the holder of any material subordinated debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding, and the Trust Fund is not pursuing a foreclosure action. Substantially all of the remaining Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. See "Risk Factors -- The Mortgage Loans -- Risks of Secured Subordinate Financing" herein and "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the Prospectus.

   Ground Leases. 15 of the Mortgage Loans, which represent 8.44% of the Initial Pool Balance, are in each case secured solely by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. 7 of such Mortgage Loans, which represents 5.97% of the Initial Pool Balance, are secured by a Mortgage on both the borrower's leasehold interest and fee simple interest in the Mortgaged Property. None of the related ground leases expire less than ten years after the stated maturity of the related Mortgage Loan. In each such case, the related ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Risk Factors -- The Mortgage Loans -- Leasehold Considerations" herein.

   Low Income Housing Tax Credits. Certain of the Mortgaged Properties are eligible to receive low-income housing tax credits ("Tax Credits") pursuant to Section 42 of the Code (such Mortgaged Properties, the "Section 42 Properties"). Section 42 of the Code provides a Tax Credit for owners of residential rental property meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The Depositor is unaware of any other Mortgaged Properties that are eligible to receive such Tax Credits.

   In the event a Tax Credit project does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates, the owners of the Tax Credit project may lose the Tax Credits related to the period of the noncompliance and face the partial recapture of previously taken Tax Credits.

ADDITIONAL MORTGAGE LOAN INFORMATION

   General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto.

THE MORTGAGE LOAN SELLERS

   GMACCM. GMACCM, a corporation organized under the laws of the State of California and an affiliate of the Depositor, is a wholly-owned direct subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. Each of GMACCM and the Depositor is also an affiliate of Residential Funding Securities Corporation, one of the Underwriters. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

    ContiTrade. ContiTrade was organized in the State of Delaware on June 1, 1995 and is a wholly-owned indirect subsidiary of ContiFinancial Corporation, a Delaware corporation. ContiFinancial Corporation is a majority-owned subsidiary of Continental Grain Company. ContiTrade is also an affiliate of ContiFinancial Services Corporation, a member of the selling group. ContiFinancial Corporation engages in the consumer and commercial finance business by originating and servicing home equity mortgage loans, providing financing and asset securitization expertise to originators of a broad range of loans, leases and receivables and acquiring and selling commercial and home equity mortgage loans. ContiTrade was organized, among other things, for the purposes of acquiring and selling mortgage assets. Through its commercial mortgage conduit program, ContiMAP(Registered Trademark), ContiTrade purchases commercial mortgage loans from its select correspondent network, then pools loans for securitization. The principal executive offices of ContiTrade are located at 277 Park Avenue, New York, New York 10172. Its telephone number is (212) 207-2800.

   German American Capital Corporation. GACC is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Morgan Grenfell Inc., one of the Underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans. Certain of the Mortgage Loans sold by GACC were purchased from Boston Capital Mortgage Company Limited Partnership, an affiliate of Llama Company, L.P. (one of the Underwriters). The principal offices of GACC are located at 31 West 52nd Street, New York, New York 10019.

   The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each with respect to the Mortgage Loan has been provided by the respective Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

CERTAIN UNDERWRITING MATTERS

   Environmental Assessments. Each of the Mortgaged Properties was subject to a "Phase I" environmental site assessment (or an update of a previously conducted assessment or an update of an assessment based upon information in an established database), which was performed on behalf of the related Mortgage Loan Seller, or as to which the related report was delivered to the related Mortgage Loan Seller in connection with its origination or acquisition of the related Mortgage Loan, except with respect to certain of the Conti Small Loans for which a more limited environmental review was performed. With respect to most of the Mortgage Loans, such environmental assessments or updates were conducted within the 18-month period prior to the Cut-off Date. No such environmental assessment revealed any material adverse environmental condition or circumstance with respect to any Mortgaged Property, except for: (i) those cases in which an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended or an escrow reserve to cover the estimated cost of remediation was established; (ii) those cases involving a leaking underground storage tank or groundwater contamination at a nearby property, which condition has not yet affected such Mortgaged Property and as to which a responsible party has been identified under applicable law; (iii) those cases where such conditions were remediated or abated prior to the Delivery Date or as to which the property is the subject of an administrative consent order with a party that has established a remediation fund pursuant to such order; and (iv) those cases in which groundwater or soil contamination was identified or suspected, and either environmental insurance was obtained or a letter of credit was provided to cover estimated costs of continued monitoring or remediation.

   The information contained herein is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, or any of their respective affiliates.

    Property Condition Assessments. Inspections of a majority of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers by or on behalf of the related Mortgage Loan Seller within the 18-month period prior to the Cut-off Date. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established to fund such deferred maintenance and/or replacement items. Any Mortgaged Property that was not subject to an engineering inspection on behalf of the related Mortgage Loan Seller was inspected by representatives or another designee of the related Mortgage Loan Seller.

   Appraisals and Market Analysis. An appraisal or market analysis for most of the Mortgaged Properties was performed (or an existing appraisal updated) on behalf of the related Mortgage Loan Seller within the 18-month period prior to the Cut-off Date. See "Annex A" herein. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of a set of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such set). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Furthermore, not all of the above-described appraisals of the Mortgaged Properties conformed to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989. See "Risk Factors -- The Mortgage Pool -- Limitations of Appraisals" herein.

   Hazard, Liability and Other Insurance. The Mortgage Loans require that either: (i) in most cases, the Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation; or (ii) in certain cases, the Mortgaged Property be insured by hazard insurance in such other amounts as was required by the related originators. In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property except in certain cases where self insurance was permitted. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

    Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

   Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months.

   In general, the Mortgaged Properties are not insured for earthquake risk.

   ContiTrade Small Loan Program. Nineteen Mortgage Loans, which represent 0.78% of the Initial Pool Balance, were originated for the ContiTrade Small Loan Program (the "Conti Small Loans"). Mortgage Loans made under the ContiTrade Small Loan Program are often with full recourse to the borrower or guarantor, and borrowers under the program are not required to be single purpose entities or bankruptcy remote. In addition, some of the Mortgaged Properties are borrower-occupied.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

   On or prior to the Delivery Date, each Mortgage Loan Seller will assign its Mortgage Loans, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with the foregoing, each Mortgage Loan Seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the following documents, among others, with respect to each Mortgage Loan so assigned by it, to the Depositor or its custodial agent (who will deliver such documents to the Trustee) or, at the direction of the Depositor, directly to the Trustee: (a) the original Mortgage Note, endorsed (without recourse) in blank or to the order of Trustee; (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (c) the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (d) an assignment of each related Mortgage in blank or in favor of the Trustee, in recordable form; (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in blank or in favor of the Trustee, in recordable form; (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage
Loan); and (g) when relevant, the related ground lease or a copy thereof.

   The Trustee will be required to review the documents delivered by the related Mortgage Loan Seller and/or Depositor with respect to each Mortgage Loan within 60 days following the Delivery Date, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any other time that any of the above-described documents was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, and if the related Mortgage Loan Seller cannot deliver the document or cure the defect within a period of 90 days following its receipt of notice of such omission or defect, then the related Mortgage Loan Seller will be obligated pursuant to the related Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with any accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase and any related unreimbursed Servicing Advances (as defined herein).

    In lieu of affecting any such repurchase in the manner set forth above, a Mortgage Loan Seller is also permitted to substitute a new mortgage loan (a "Replacement Mortgage Loan") for the affected Mortgage Loan (any Mortgage Loan repurchased or substituted, a "Deleted Mortgage Loan"). To qualify as a Replacement Mortgage Loan, the Replacement Mortgage Loan must have certain financial terms substantially similar to the Deleted Mortgage Loan and meet a number of specific requirements. In particular, the Replacement Mortgage Loan must (i) have a Stated Principal Balance (as defined herein) of not more than the Stated Principal Balance of the Deleted Mortgage Loan, (ii) accrue interest at a rate of interest at least equal to that of the Deleted Mortgage Loan, (iii) be a fixed-rate Mortgage Loan if the Deleted Mortgage Loan is a fixed-rate Mortgage Loan or an adjustable-rate Mortgage Loan (with the same adjustable rate and other financial terms as the Deleted Mortgage Loan) if the Deleted Mortgage Loan is an adjustable-rate Mortgage Loan, and (iv) have a remaining term to stated maturity of not greater than, and not more than two years less than, the Deleted Mortgage Loan (any mortgage loan meeting such qualifications, a "Qualifying Substitute Mortgage Loan"). In addition, the Replacement Mortgage Loan must be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code. Finally, the Mortgage Loan Seller must deposit in the Distribution Account an amount, if any, by which the Stated Principal Balance of the Deleted Mortgage Loan exceeds the Stated Principal Balance of the Replacement Mortgage Loan (the "Substitution Shortfall Amount").

   The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any failure on the part of a Mortgage Loan Seller to deliver any of the above-described documents with respect to any of its Mortgage Loans or for any defect in any such document; and none of the Depositor, either of the other Mortgage Loan Sellers or any other person or entity will be obligated to repurchase the affected Mortgage Loan if the related Mortgage Loan Seller defaults on its obligation to do so.

   Within 45 days following the Delivery Date, the related Mortgage Loan Seller will cause the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the fourth preceding paragraph to be completed in the name of the Trustee (if delivered in blank) and submitted for recording in the real property records of the appropriate jurisdictions.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   In each Mortgage Loan Purchase Agreement, subject to certain exceptions, the related Mortgage Loan Seller has represented and warranted with respect to each of its Mortgage Loans, as of the Delivery Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     (i) Immediately prior to the transfer thereof to the Depositor, such Mortgage Loan Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a subservicer to primary service such Mortgage Loan).

     (ii) Such Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan.

     (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan schedule attached to the related Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-off Date.

     (iv) Such Mortgage Loan was not, as of the Cut-off Date, 30 days or more delinquent in respect of any Monthly Payment required thereunder, without giving effect to any applicable grace period.

     (v) The lien of the related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan). "
    Permitted Encumbrances" include (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan. The Permitted Encumbrances referred to above do not materially interfere with the security intended to be provided by the related Mortgage, the current use or operation of the related Mortgaged Property, or the current ability of such Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

     (vi) Such Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

     (vii) There is no valid offset, defense or counterclaim to such Mortgage Loan.

     (viii) Such Mortgage Loan Seller has not received actual notice (A) that there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property or (B) that there is any material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property.

     (ix) At origination, such Mortgage Loan complied with all applicable usury laws.

     (x) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

     (xi) The Mortgage Note and Mortgage for such Mortgage Loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (xii) To the actual knowledge of such Mortgage Loan Seller, all insurance required under the Mortgage for such Mortgage Loan is in full force and effect with respect to the related Mortgaged Property.

     (xiii) The related Mortgaged Property was subject to one or more environmental site assessments (or an update of a previously conducted assessment), which was performed on behalf of such Mortgage Loan Seller, or as to which the related report was delivered to such Mortgage Loan Seller in connection with its origination or acquisition of such Mortgage Loan; and such Mortgage Loan Seller, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s).

     (xiv) Such Mortgage Loan is not cross-collateralized with a mortgage loan other than another Mortgage Loan.

     (xv) All escrow deposits relating to such Mortgage Loan that were required to be deposited with the mortgagee or its agent under the terms of the related loan documents, have been so deposited.

     (xvi) As of the date of origination of such Mortgage Loan and, to the actual knowledge of the Mortgage Loan Seller, as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage.

     (xvii) If the Mortgage Loan is an ARM Loan, all of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the principal balance are enforceable, such adjustments will not affect the priority of the mortgage lien, and all such adjustments and all calculations made before the Cut-off Date were made correctly and in full compliance with the terms of the related Mortgage and Mortgage Note.

     (xviii) No holder of the Mortgage Loan has, to the Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

     (xix) To such Mortgage Loan Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the Mortgage Loan Seller, as of the date of origination of the Mortgage Loan, the related Mortgagor or operator (with respect to certain healthcare properties) was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated.

     (xx) The related Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

   If it is found that there exists a material breach of any of the foregoing representations and warranties of any of the Mortgage Loan Sellers with respect to any of its Mortgage Loans, and if such Mortgage Loan Seller cannot cure such breach within a period of 90 days following its receipt of notice of such breach, then such Mortgage Loan Seller will be obligated pursuant to the related Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price or substitute a Replacement Mortgage Loan for the affected Mortgage Loan and pay any Substitution Shortfall Amount.

   The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of a Mortgage Loan Seller's representations and warranties regarding any of its Mortgage Loans. As to any Mortgage Loan, the related Mortgage Loan Seller will be the sole Warranting Party; and none of the Depositor, any of the other Mortgage Loan Sellers or any other person or entity will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the related Mortgage Loan Seller's representations and warranties if the related Mortgage Loan Seller defaults on its obligation to do so. See "The Pooling and Servicing Agreements -- Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE ASSET POOL CHARACTERISTICS

   The description in this Prospectus Supplement of the Mortgage Asset Pool and the Mortgaged Properties is based upon the Mortgage Asset Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Asset Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Asset Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Asset Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Asset Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Asset Pool may vary.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Asset Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   The Servicer will be responsible for the servicing and administration of all the Mortgage Loans; however, the holder or holders of Certificates evidencing a majority interest in the Controlling Class (as defined herein) will be entitled to terminate substantially all the rights and duties of the Servicer in respect of Specially Serviced Mortgage Loans (as defined herein) and REO Properties and to appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Servicer. See "--Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties" below. The Servicer, either directly or through Sub-Servicers, will be required to service and administer the Mortgage Loans in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in the same manner as is normal and usual in its general mortgage servicing and REO property management activities with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement. Such requirements are herein referred to as the "Servicing Standard".

   A "Specially Serviced Mortgage Loan" is any Mortgage Loan as to which any of the following events (each, a "Special Servicing Event") has occurred: (i) the related borrower has failed to make when due any Balloon Payment, which failure has continued unremedied for 30 days; (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure continues unremedied for 60 days; (iii) the Servicer has determined in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; and (viii) the Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

   A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan") at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Special Servicing Event then exists):

     (a) with respect to the circumstances described in clauses (i) and (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Servicer);

     (b) with respect to the circumstances described in clauses (iii), (v),
    (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Servicer;

     (c) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

     (d) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

   The Servicer will be required to service and administer the respective groups of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Special Servicing Events in respect of each other Mortgage Loan that is cross-collateralized with it, are remediated or otherwise addressed as contemplated above.

   Set forth below, following the subsection captioned "--The Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Servicer thereunder. The Servicer constitutes a "Master Servicer" for purposes of the Prospectus. However, information set forth in the Prospectus should be read taking account of all supplemental information contained herein.

THE SERVICER

   GMACCM will be the Servicer with respect to the Mortgage Asset Pool. As of June 30, 1997, the Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $26 billion. See "Description of the Mortgage Asset Pool -- The Mortgage Loan Sellers -- GMACCM" herein and "GMAC Commercial Mortgage Corporation" in the Prospectus.

TERMINATION OF THE SERVICER WITH RESPECT TO SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

   The holder or holders of Certificates entitled to more than 50% of the voting rights allocated to the Controlling Class (as defined below) may at any time terminate substantially all of the rights and duties of the Servicer in respect of Specially Serviced Mortgage Loans and REO Properties and appoint a replacement (a "Replacement Special Servicer") to perform such duties under substantially the same terms and conditions as applicable to the Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Replacement Special Servicer under the Pooling and Servicing Agreement, none of the then-current rating or ratings of all outstanding Classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof;
(ii) a written acceptance of all obligations of a Replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Replacement Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The Servicer shall be deemed to have resigned from its duties in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Replacement Special Servicer under the Pooling and Servicing Agreement. Any Replacement Special Servicer may be similarly so replaced by the holder or holders of Certificates entitled to more than 50% of the voting rights allocated to the Controlling Class.

   In general, a Replacement Special Servicer will possess rights and obligations comparable to those of a Master Servicer described in the Prospectus under "The Pooling and Servicing Agreements -- Sub-Servicers," "--Evidence as to Compliance" and "--Certain Matters Regarding a Master Servicer and the Depositor." In addition, a Replacement Special Servicer will be responsible for performing the servicing and other administrative duties attributable to the Servicer herein or a Master Servicer under "The Pooling and Servicing Agreements" (and, in particular, under the subsection thereof captioned "--Realization Upon Defaulted Mortgage Loans") in the Prospectus, insofar as such duties relate to Specially Serviced Mortgage Loans and REO Properties. Notwithstanding any appointment of a Replacement Special Servicer, however, the Servicer shall continue to collect information and prepare all reports to the Trustee and to pay the reasonable compensation of the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. Unless the same person acts in both capacities, the Servicer and the Replacement Special Servicer shall not have any responsibility for the performance of each other's duties under the Pooling and Servicing Agreement.

   The "Controlling Class" will be the most subordinate Class of Principal Balance Certificates outstanding (the Class A-1, Class A-2 and Class A-3 Certificates being treated as a single Class for this purpose) that has a Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Principal Balance Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the "Controlling Class" will be the most subordinate Class of Principal Balance Certificates with the largest Certificate Balance then outstanding). Initially the Controlling Class will consist of the Class K Certificates. It is anticipated that the Servicer will acquire certain Subordinate Certificates, including the Class K Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   The principal compensation to be paid to the Servicer in respect of its servicing activities will be the Servicing Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received or advanced in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage

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Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at a percentage rate per annum set forth on Annex A for each Mortgage Loan (the "Servicing Fee Rate"), and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The "Special Servicing Fee" will accrue solely with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum, on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Mortgage Loan is computed, and will be payable monthly from the same sources and at the same time as, but separate from, the Servicing Fee with respect to such Mortgage Loan. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Servicer or Replacement Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of any Specially Serviced Mortgage Loan or REO Property by the Servicer, a Replacement Special Servicer or any holder of Certificates evidencing a majority interest in the Controlling Class or the purchase of all of the Mortgage Loans and REO Properties by the Servicer or the Depositor in connection with the termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.

   As additional servicing compensation, the Servicer will be entitled to retain all assumption and modification fees, late payment charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees, in each case to the extent actually paid by a borrower with respect to a Mortgage Loan. The Servicer will also be entitled to: (a) Prepayment Interest Excesses and Balloon Payment Interest Excesses (each described below) collected on the Mortgage Loans; and (b) any default interest actually collected on the Mortgage Loans, but only to the extent that such default interest is not allocable to pay any portion of a Workout Fee or Liquidation Fee payable with respect to the related Mortgage Loan or to cover interest on any Advances (as defined below) made in respect of the related Mortgage Loan. In addition, the Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it or the Trustee that constitute part of the Certificate Account or the REO Account, if established, and the Replacement Special

Servicer will be authorized to invest or direct the investment of funds held in the REO Account, and the Servicer and Replacement Special Servicer, respectively, will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. The Servicer and Replacement Special Servicer shall have such rights and obligations irrespective of whether the Servicer or Replacement Special Servicer, as applicable, actually directs the investment of such funds.

   If a Replacement Special Servicer is appointed, then as compensation for performing its duties in respect of the Specially Serviced Mortgage Loans and REO Properties, such Replacement Special Servicer will be entitled to receive all Special Servicing Fees, Liquidation Fees and, except as otherwise described above, Workout Fees otherwise payable to the Servicer for performing such duties. A Replacement Special Servicer will also become (and the Servicer will also cease to be) entitled to any default interest actually collected on the Mortgage Loans, but only to the extent that (i) such default interest is not allocable to pay any portion of a Workout Fee or Liquidation Fee payable to the Servicer or Replacement Special Servicer with respect to the related Mortgage Loan or to cover interest payable to the Servicer, the Replacement Special Servicer or the Trustee with respect to any Advances made in respect of the related Mortgage Loan and (ii) such default interest is allocable to the period that the related Mortgage Loan constituted a Specially Serviced Mortgage Loan.

   If a borrower voluntarily prepays a Mortgage Loan, in whole or in part, after the Due Date but before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Similarly, if the Due Date for any Balloon Payment occurs after the first day of, but before the Determination Date in, any calendar month, the amount of interest (net of related Servicing Fees) accrued on the related Balloon Loan from the beginning of such month to the maturity date will, to the extent actually collected in connection with the payment of such Balloon Payment on or before such Determination Date, constitute a "Balloon Payment Interest Excess". Conversely, if the Due Date for any Balloon Payment occurs after the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) that would have accrued on the related Balloon Loan from the stated maturity date through the end of such calendar month will, to the extent not paid by the borrower, constitute a "Balloon Payment Interest Shortfall". Prepayment Interest Excesses and Balloon Payment Interest Excesses collected on the Mortgage Loans will be retained by the Servicer as additional servicing compensation. The Servicer will cover, out of its own funds, any Balloon Payment Interest Shortfalls and, to the extent of that portion of its aggregate Servicing Fee for the same Collection Period calculated for each Mortgage Loan at a rate equal to the Master Servicing Fee Rate (as defined in Annex A herein) for such Mortgage Loan, Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any Collection Period.

   The Servicer and any Replacement Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any Sub-Servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer or a Replacement Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds, in any event on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Servicer and any Replacement Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or the REO Account, as applicable, and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Servicer may advance the costs thereof). Furthermore, if any Replacement Special Servicer is required under the Pooling and Servicing Agreement to make any Servicing Advance but does not desire to do so, such Replacement Special Servicer may, in its sole discretion, request that the Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder; provided, however, that such Replacement Special Servicer will have an obligation to make any such Servicing Advance that, in its good faith and reasonable judgment, is necessary to avoid (i) a penalty, (ii) material harm to a Mortgaged Property or (iii) any other material adverse consequence to the Trust Fund (an "Emergency Advance"). The Servicer shall make any such Servicing Advance (other than an Emergency Advance) requested by a Replacement Special Servicer within ten (10) days of the Servicer's receipt of such request. A Replacement Special Servicer shall be relieved of any obligations with respect to an Advance that it requests the Servicer to make (regardless of whether or not the Servicer makes that Advance), other than an Emergency Advance.

   If the Servicer (or a Replacement Special Servicer) is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for three more days, the Trustee will be required to make such Servicing Advance. If the Trustee fails to make a required Servicing Advance, the Fiscal Agent will be required to make such Servicing Advance.

   The Servicer, any Replacement Special Servicer, the Trustee and the Fiscal Agent will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of such party, ultimately recoverable from Related Proceeds.

   As and to the extent described herein, the Servicer, any Replacement Special Servicer, the Trustee and the Fiscal Agent are each entitled to receive interest at the Reimbursement Rate (as defined herein) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements -- Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus and "Description of the Certificates -- P&I Advances" herein.

   The Servicer will be required to pay, out of its Servicing Fee, the reasonable compensation of the Trustee and any surveillance fees to the Rating Agencies.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

   The Servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (i) the Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the Servicer's judgment, a material default on such Mortgage Loan has occurred or a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation;

     (ii) the Servicer may not extend the maturity of any Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date;

     (iii) the Servicer shall not make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would (A) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (provided that the Servicer shall not be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, the Servicer may rely on opinions of counsel in making such decisions);

     (iv) the Servicer shall not permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Servicer shall have first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

     (v) with limited exceptions, the Servicer shall not release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above will not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Delivery Date or that is solely within the control of the related borrower, and (y) notwithstanding clauses (i) through (v) above, the Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

SALE OF DEFAULTED MORTGAGE LOANS

   The Pooling and Servicing Agreement grants to the Servicer, any Replacement Special Servicer and the holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust Fund certain defaulted Mortgage Loans. If the Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure, the Servicer will be required to promptly so notify in writing the Trustee, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holders of the Controlling Class. Any holder or holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase from the Trust Fund, at a price equal to the applicable Purchase Price, any such defaulted Mortgage Loan. If such Certificateholders have not purchased such defaulted Mortgage Loan within 15 days of their having received notice in respect thereof, either the Servicer or any Replacement Special Servicer may, at its option, purchase such defaulted Mortgage Loan from the Trust Fund, at a price equal to the applicable Purchase Price.

    The Servicer may offer to sell any such defaulted Mortgage Loan not otherwise purchased pursuant to the prior paragraph, if and when the Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer is to be made in a commercially reasonable manner for a period of not less than 10 days. Unless the Servicer determines, in its good faith and reasonable judgment, that acceptance of any offer would not be in the best economic interests of the Trust Fund, the Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Servicer, any Replacement Special Servicer, the Depositor, the holder of any Certificate or an affiliate of any such party may purchase such Mortgage Loan for less than the Purchase Price unless at least two other offers are received from independent third parties. See also "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the Prospectus.

REO PROPERTIES

   In general, the Servicer will be obligated to (or may contract with a third party to) operate and manage any Mortgaged Property acquired as REO Property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on
(i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and
(ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. The Servicer will be required to sell any REO Property acquired on behalf of the Trust Fund within the time period and in the manner described under "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the Prospectus.

   The Servicer, or, if appointed, the Replacement Special Servicer, shall establish and maintain one or more eligible accounts (the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues, Liquidation Proceeds (net of related liquidation expenses) and Insurance Proceeds derived from each REO Property. The Servicer or Replacement Special Servicer, as applicable, shall use the funds in the REO Account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, such Servicer or Replacement Special Servicer shall make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. Within one Business Day following the end of each Collection Period, the Servicer or Replacement

Special Servicer shall deposit all amounts collected received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Certificate Account, provided that the Servicer and the Replacement Special Servicer may retain in the REO Account permitted reserves.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

   The Servicer is required to (or may contract with a third party to) perform physical inspections of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $5,000,000, at least once every year). In addition, the Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Servicer will be required to prepare or cause to be prepared a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

   With respect to each Mortgage Loan that requires the borrower to deliver operating statements with respect to the related Mortgaged Property, the Servicer is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any REO Property acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise; (iii) such funds or assets as from time to time are deposited in the Certificate Account; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and (v) certain rights of the Depositor under each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans.

   The Certificates will consist of 16 Classes to be designated as: (i) the Class X Certificates; (ii) the Class A-1 Certificates, the Class A-2 Certificates and Class A-3 Certificates (collectively, the "Class A Certificates"; and collectively with the Class X Certificates, the "Senior Certificates"); (iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates (collectively, the "Subordinate Certificates"; and collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

   Only the Senior Certificates and the Class B, Class C, Class D, Class E and Class F Certificates (collectively the "Offered Certificates") are offered hereby. The Class G, Class H, Class J and Class K and REMIC Residual Certificates have not been registered under the Securities Act of 1933 and are not offered hereby.

   The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class X Certificates, $1,000,000 notional principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class A-1, A-2 and A-3 Certificates, $25,000 actual principal amount; and (iii) in the case of the other Offered Certificates, $50,000 actual principal amount and in any whole dollar denomination in excess thereof.

    Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in a Class of Offered Certificates, except as set forth below under "--Book-Entry Registration of the Offered Certificates -- Definitive Certificates". Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Owners may elect to hold their Certificates through DTC, in the United States, or CEDEL or Euroclear, in Europe, through participants in such systems, or indirectly through organizations which are participants in such systems. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

   General. Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all payments on their Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued in respect of any Class thereof, the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee or the Servicer as Certificateholders; and, except under the limited circumstances described herein, Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

   Under the rules, regulations and procedures regarding DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit payments on the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive payments and will be able to transfer their interests in the Offered Certificates.

   None of the Depositor, the Servicer, the Trustee, the Fiscal Agent or the Mortgage Loan Sellers will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

   Euroclear and CEDEL. The Offered Certificates will be initially issued to investors through the book-entry facilities of DTC, or CEDEL or Euroclear if such investors are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC.

   Because of time zone differences, the securities account of a CEDEL or Euroclear Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during the securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depository for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

   CEDEL, as a professional depository, holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL
Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

   Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear's Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

   Distributions in respect of the DTC Registered Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Certificate Owners it represents or, if applicable, to Indirect Participants. Accordingly, Certificate Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the DTC Registered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any class to the extent that Participants authorize such actions. None of the Depositor, the Trustee, the Fiscal Agent or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement; provided, however, that Certificate Owners will be permitted to request and receive information furnished to Certificateholders by the Trustee subject to receipt by the Trustee of a certification in form and substance acceptable to the Trustee stating that the person requesting such information is a Certificate Owner. Otherwise, the Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

   Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex D hereto.

   Definitive Certificates. Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates."

   Upon the occurrence of an event described in the Prospectus in the last paragraph under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC, of the availability of Definitive Certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the respective Classes of Offered Certificates as Definitive Certificates issued in the respective principal or notional amounts owned by individual Certificate Owners of each such Class, and thereafter the Trustee and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders.

   For additional information regarding DTC and Certificates maintained on the book-entry records thereof, see "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

   Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will have the following Certificate Balances (in each case, subject to a variance of plus or minus 5%):

              INITIAL CERTIFICATE   PERCENT OF INITIAL    PERCENT OF
    CLASS           BALANCE            POOL BALANCE     CREDIT SUPPORT
------------  ------------------- --------------------  --------------
Class A-1  ..     $261,582,000             15.4%             28.5%
Class A-2  ..      227,661,000             13.4              28.5
Class A-3....      724,100,000             42.7              28.5
Class B .....       67,879,000              4.0              24.5
Class C .....       50,909,000              3.0              21.5
Class D .....       50,909,000              3.0              18.5
Class E .....       93,334,000              5.5              13.0
Class F .....       25,454,000              1.5              11.5
Class G .....       84,849,000              5.0               6.5
Class H .....       59,394,000              3.5               3.0
Class J .....       16,969,000              1.0               2.0
Class K .....       33,944,278              2.0               0.0

   On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses deemed allocated to such Class of Certificates on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Realized Losses and Certain Expenses" below.

   The Class X Certificates will not have a Certificate Balance. The Class X Certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount equal to the aggregate Stated Principal Balance of the Mortgage Loans outstanding from time to time. The Class X Certificates will have an initial Notional Amount of $1,696,984,278 (subject to a variance of plus or minus 5%). The Class X Certificates consist of twelve components each corresponding to a different Class of Principal Balance Certificates (the "Class X Components").

   No Class of REMIC Residual Certificates will have a Certificate Balance.

   The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution), reduced (to not less than zero) on each Distribution Date by
(i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period.

PASS-THROUGH RATES

   The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate".

   The Pass-Through Rate applicable to each Class of Offered Certificates (other than the Class X Certificates) for each Distribution Date is fixed at the respective rate per annum set forth with respect to such Class in the table at the beginning of the Summary. The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 1.629% per annum. The Pass-Through Rate applicable to the Class X Certificates for any Distribution Date will be variable and will be equal to the weighted average (by Certificate Balance of the corresponding Class of Principal Balance Certificates) of the Pass-Through Rate applicable to each Class X Component. The Pass-Through Rate for each Class X Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates.

    The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates will be fixed and, at all times, will be equal to the respective Pass-Through Rates specified for each such Class on the cover page hereof.

   The Pass-Through Rates applicable to the Class G, Class H, Class J and Class K Certificates will, at all times, be equal to the lesser of a specified rate and the Weighted Average Net Mortgage Rate. No Class of REMIC Residual Certificates will have a specified Pass-Through Rate.

   The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date.

   The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. In addition, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Servicing Fee Rate). See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" herein.

   The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" will be the 5th day of each month or, if any such 5th day is not a business day, the immediately preceding business day.

DISTRIBUTIONS

   General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on each Distribution Date, commencing in October 1997. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense (each as defined herein) previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

   The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

     (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

     (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

     (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Servicer, any Replacement Special Servicer or the Trustee as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses); and

     (iv) amounts deposited in the Certificate Account in error; plus

   (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and payments made by the Servicer to cover Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls incurred during the related Collection Period.

   See "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus.

   Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

        (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any;

        (2) to pay principal: first to the holders of the Class A-1 Certificates, second to the holders of the Class A-2 Certificates, and third to the Class A-3 Certificates, in each case, up to an amount equal to the lesser of (i) the then outstanding Certificate Balance of such Class of Certificates and (ii) the remaining Principal Distribution Amount for such Distribution Date;

        (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

        (4) to make payments on the Subordinate Certificates as contemplated below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination; Retirement of Certificates" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

    On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments on the respective Classes of Subordinate Certificates in alphabetical order of Class designation. On each Distribution Date, the holders of each Class of Subordinate Certificates will, to the extent of the Available Distribution Amount remaining after all required distributions to be made therefrom (as described under this "--Distributions -- Application of the Available Distribution Amount" section) on the Senior Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation, be entitled: first, to distributions of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any; second, if the Certificate Balances of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation have been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amounts for such Distribution Date (or, on the final Distribution Date in connection with the termination of the Trust Fund, up to an amount equal to the then outstanding Certificate Balance of such Class of Certificates); and, third, to distributions for purposes of reimbursement, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid.

   On each Distribution, following the above-described distributions on the REMIC Regular Certificates, the Trustee will pay the remaining portion, if any, of the Available Distribution Amounts for such date to the holders of the REMIC Residual Certificates.

   Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

   The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   To the extent of that portion of its aggregate Servicing Fees for the related Collection Period calculated at the Master Servicing Fee Rate for each Mortgage Loan, the Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Asset Pool during each Collection Period. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Asset Pool during the related Collection Period, exceeds (b) any such payment made by the Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans --Servicing and Other Compensation and Payment of Expenses" herein. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date: first, to the respective Classes of Subordinate Certificates sequentially in reverse alphabetical order of Class designation, in each case up to the amount of the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and thereafter, among the respective Classes of Senior Certificates, pro rata, in accordance with the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

   Principal Distribution Amount. The "Principal Distribution Amount" with respect to any Distribution Date will, in general, equal the aggregate of the following:

      (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

     (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

     (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

     (d) the portion of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

     (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

   An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties. The Assumed Monthly Payment deemed due on any such Balloon Loan on its stated maturity date and on any successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties, on each Due Date for so long as such REO Property or Properties remain part of the Trust Fund, shall equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property or Properties.

   Distributions of Prepayment Premiums. Any Prepayment Premium (whether described in the related Mortgage Loan documents as a fixed prepayment premium or a yield maintenance amount) actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date to the holders of each Class of Offered Certificates and the holders of the Class G Certificates in an aggregate amount up to the product of (a) such Prepayment Premium, (b) the Discount Rate Fraction and (c) the Principal Allocation Fraction of each such Class. The "Discount Rate Fraction" is equal to the lesser of (i) 25% and (ii) a fraction of (a) the numerator of which is equal to the excess of (x) the Pass-Through Rate for such Class of Certificates over (y) the relevant Discount Rate (as defined below) and (b) the denominator of which is equal to the excess of (x) the Mortgage Rate of the related Mortgage

Loan over (y) the relevant Discount Rate. With respect to any Distribution Date and each Class of Offered Certificates and the Class G Certificates, the "Principal Allocation Fraction" is a fraction the numerator of which is the Principal Distribution Amount allocated to such Class of Certificates for such Distribution Date and the denominator of which is the Principal Distribution Amount for all Classes of Certificates as of such Distribution Date.

   The "Discount Rate" means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the Maturity Date or Anticipated Repayment Date of such Mortgage Loan. If there is no Discount Rate for instruments having a maturity coterminous with the remaining term (to maturity or Anticipated Repayment Date, where applicable) of the applicable Mortgage Loan, then the Discount Rate will be equal to the interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or Anticipated Repayment Date. The portion of the Prepayment Premium remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class X Certificates.

   The Prepayment Premiums, if any, collected on the Mortgage Loans during any Collection Period may not be sufficient to fully compensate
Certificateholders of any Class for any loss in yield attributable to the related prepayments of principal.

   Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining Pass-Through Rates and the Principal Distribution Amount. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Servicer, any Replacement Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and, subject to the applicable limitations described under "--P&I Advances" below, the Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

   As and to the extent described herein, the rights of holders of Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of such other Classes of Offered Certificates of principal equal to, in each such case, the entire Certificate Balance of such Class of Certificates. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions -- Application of the Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

   If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Asset Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Principal Balance Certificates, the respective Certificate Balances of the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit may be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses. The foregoing reductions in the Certificate Balances of the Principal Balance Certificates will be deemed to constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

   "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property or Properties) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with
(i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

   "Additional Trust Fund Expenses" include, among other things, (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Trustee" in the Prospectus, certain indemnities and reimbursements to the Servicer and the Depositor (and certain indemnities and reimbursements to a Replacement Special Servicer comparable to those for the Servicer) as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Servicing of the Mortgage Loans -- REO Properties" herein and "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the Prospectus,
(v) any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreements --Realization Upon Defaulted Mortgage Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

 P&I ADVANCES

   With respect to each Distribution Date, unless the Servicer, in its reasonable judgment, believes that the funds therefor would not be recoverable from Related Proceeds and subject to the recoverability standard described in the Prospectus, the Servicer, will be obligated to make P&I Advances out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments (in each case net of any related Workout Fee) that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period or other specified date prior to such Distribution Date. The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Mortgage Loan (each as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below. If the Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. If the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance. See "--The Trustee and the Fiscal Agent" below.

   The Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made by it from Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made. Notwithstanding the foregoing, neither the Servicer, the Trustee nor the Fiscal Agent will be obligated to make a P&I Advance that would, if made, constitute a Nonrecoverable Advance. The Servicer, Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance previously made by it that is, at any time, determined to be a Nonrecoverable Advance, out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus.

   The Servicer, the Trustee and the Fiscal Agent will each be entitled with respect to any Advance made thereby, and any Replacement Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Servicer, any Replacement Special Servicer, the Trustee or the Fiscal Agent, as the case may be, out of default interest collected in respect of the related Mortgage Loan or, in connection with the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by default interest actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

   Upon the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in

Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan and (iv) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"), the Servicer will be required, within 30 days (or such longer period as the Servicer is diligently and in good faith proceeding to obtain such appraisal), to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will be an amount, calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Mortgage Rate, (iii) all related unreimbursed Advances made with respect to such Required Appraisal Loan plus interest accrued on such Advances at the Reimbursement Rate and (iv) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, net of any escrow reserves held by the Servicer to cover any such item, over (b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property that are prior to the lien of the Required Appraisal Loan, are not in respect of items included in clause (a)(iv) above and were not taken into account in the calculation of such appraised value.

   With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Special Servicing Event has occurred with respect thereto during the preceding twelve months), the Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be covered by and reimbursable as a Servicing Advance). Based upon such appraisal, the Servicer is to redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

   A "Modified Mortgage Loan" is any Mortgage Loan as to which any Special Servicing Event has occurred and which has been modified by the Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

   Trustee Reports. On each Distribution Date, the Trustee will be required to forward by mail to each holder of an Offered Certificate a Distribution Date Statement providing various items of information relating to distributions made on such date with respect to the relevant Class and the recent status of the Mortgage Asset Pool. For a discussion of the particular items of information to be provided in each Distribution Date Statement, as well as a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the Prospectus.

    In addition, based on information provided in monthly reports prepared by the Servicer and delivered to the Trustee, the Trustee will prepare and/or forward on each Distribution Date to each Offered Certificateholder, the following statements and reports (collectively with the Distribution Date Statements, the "Trustee Reports"), substantially in the forms set forth in Annex B (although such forms may be subject to change over time) and containing the information set forth below:

     (1) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer and by the Servicer to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this Prospectus Supplement on Annex A.

     (2) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property or which has become REO Property.

     (3) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling and Servicing Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (4) An "Historical Loss Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the Collection Period ending on such Determination Date and for all prior Collection Periods, and (ii) the amount of Realized Losses occurring both during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (5) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Servicer).

     (6) A "Specially Serviced Mortgage Loan Status Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate amount of Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status and the date and circumstances of the applicable Special Servicing Event.

   None of the above reports will include any information that the Servicer deems to be confidential. Neither the Servicer nor the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Servicer or the Trustee, as applicable. Certain information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Trustee.

   Prior to each Distribution Date, the Servicer will deliver to the Trustee (by electronic means) a "Comparative Financial Status Report" containing substantially the content set forth in Annex

B setting forth, among other things, the occupancy, revenue, net operating income and debt service coverage ratio for each Mortgage Loan or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (i) the most current available year-to-date; (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off
Date).

   In addition, the Servicer is also required to perform with respect to each Mortgaged Property and REO Property:

     (a) Within 30 days after receipt of a quarterly operating statement, if any, commencing with the calendar quarter ended September 30, 1997, an "Operating Statement Analysis" containing revenue, expense, and net operating income information substantially in accordance with Annex B (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. The Servicer will deliver to the Trustee by electronic means the Operating Statement Analysis upon request, and

     (b) Within 30 days after receipt by the Servicer of an annual operating statement, an NOI adjustment analysis containing substantially the content set forth in Annex B, the "NOI Adjustment Worksheet," (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in its reporting obligation in (1) above. The Servicer will deliver to the Trustee by electronic means the "NOI Adjustment Worksheet" upon request.

   Certificate Owners who have certified to the Trustee as to their beneficial ownership of any Offered Certificate may also obtain copies of any of the Trustee Reports described above upon request. Otherwise, until such time as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent that it is forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

   Other Information. The Trustee will make available at its offices primarily responsible for administration of the Trust Fund (or the offices of the Servicer), during normal business hours, for review by any holder or Certificate Owner of an Offered Certificate, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Trustee Reports delivered to holders of the relevant Class of Offered Certificates since the Delivery Date, (c) all officer's certificates and accountants' reports delivered to the Trustee since the Delivery Date as described under "The Pooling and Servicing Agreements -- Evidence as to Compliance" in the Prospectus, (d) the most recent property inspection report prepared by or on behalf of the Servicer and delivered to the Trustee in respect of each Mortgaged Property, (e) the most recent annual operating statements, if any, collected by or on behalf of the Servicer and delivered to the Trustee in respect of each Mortgaged Property, and (f) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the

Servicer and delivered to the Trustee. Copies of any and all of the foregoing items will be available from the Trustee upon request; provided that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies; and provided, further, that the Trustee may require (x) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of Offered Certificates, is requesting the information solely for use in evaluating such person's or entity's investment in such Certificates and will otherwise keep such information confidential and (y) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential. The Servicer may, but is not required, make certain information available to Certificateholders on the Internet.

VOTING RIGHTS

   At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the Certificate Balances of their Certificates, 1% of the Voting Rights shall be allocated among the holders of the Class X Certificates, and the remaining Voting Rights shall be allocated equally among the holders of the respective Classes of REMIC Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. Appraisal Reduction Amounts will be allocated in reduction of the respective Certificate Balances of the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A Certificates, in that order, solely for purposes of calculating Voting Rights.

TERMINATION; RETIREMENT OF CERTIFICATES

   The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or Advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Asset Pool be less than 1% of the Initial Pool Balance, the purchase of all of the assets of the Trust Fund by the Servicer or the Depositor. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

   Any such purchase by the Servicer or the Depositor of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (exclusive of Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) then included in the Trust Fund and
(ii) the aggregate fair market value of all REO Properties then included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding Mortgage Loan), as determined by an appraiser mutually agreed upon by the Servicer and the Trustee, reduced by
(b) if such purchase is by the Servicer, the aggregate of amounts payable or reimbursable to the Servicer under the Pooling and Servicing Agreement.

   On the final Distribution Date, the aggregate amount paid by the Servicer or the Depositor, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus), will be applied as described above under "--Distributions -- Application of the Available Distribution Amount".

THE TRUSTEE AND THE FISCAL AGENT

 The Trustee

   LaSalle National Bank ("LaSalle") will act as Trustee. LaSalle is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC,
(ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "Aa2" by Moody's and "AA" by Fitch (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services Group -- GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1997-C1. The Trustee will make (x) certain information contained in the Monthly Distribution Statement available through its ASAP System to Certificateholders dialing telephone number (312) 904-2200 and requesting statement No. 284 and (y) certain information regarding the Mortgage Loans available in electronic format through its dial-up bulletin board service, to Certificateholders dialing telephone number (714) 282-3990.

   The Servicer will be responsible for payment of the compensation of the Trustee.

 The Fiscal Agent

   ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as Fiscal Agent for the Trust Fund and will be obligated to make any Advance required to be made, and not made, by the Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Servicer or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it plus interest thereon at the Advance Rate in the same manner and to the same extent as the Servicer and the Trustee. See "--P&I Advances" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses." The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of December 31, 1996, the Fiscal Agent had consolidated assets of approximately $340 billion. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

                      YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

   General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

   Pass-Through Rate. The Pass-Through Rate for the Class X Certificates for any Distribution Date will be variable and will be based on the Weighted Average Net Mortgage Rate for such Distribution Date. Accordingly, the yield on the Class X Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans.

   See "Description of the Certificates -- Pass-Through Rates" and "Description of the Mortgage Asset Pool" herein and "--Yield Considerations -- Rate and Timing of Principal Payments" and "--Yield Sensitivity of the Class X Certificates" below.

   Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates and any other Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed (and reductions in the Notional Amount of the Class X Certificates that would otherwise have occurred) over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the Prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

   The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount, as the case may be, of such Certificate. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on or in respect of, the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the related Notional Amount could result in the failure of such investors to fully recoup their initial investments.

   Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts (or, in the case of a Net Aggregate Prepayment Interest Shortfall, just interest) otherwise distributable in respect of their Certificates; and then, by the holders of the Senior Certificates.

   Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, adjustable Mortgage Rates and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Asset Pool" herein and "Risk Factors" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the Prospectus.

   The rate of prepayment on the Mortgage Asset Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a lock-out period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Asset Pool -- Certain Terms and Conditions of the Mortgage Loans" herein.

   Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 15 days following the end of related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

   Unpaid Distributable Certificates Interest. As described under "Description of the Certificates -- Distributions -- Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall with be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

   The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such

Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Delivery Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the CPR model. As used in each of the following sets of tables with respect to any particular Class, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity or, where applicable, extended maturity. The columns headed "4%", "8%", and "12%" assume with respect to any particular Class, that no prepayments are made on any Mortgage Loan during such Mortgage Loan's prepayment lock-out or defeasance period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a prepayment lock-out period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a prepayment lock-out period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "prepayment lock-out period" is any period during which the terms of the Mortgage Loan prohibit voluntary prepayments on the part of the borrower. A "yield maintenance period" is any period during which the terms of the Mortgage Loan provide that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

   The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth on Annex A and the following assumptions (collectively, the "Maturity Assumptions"): (i) the initial Certificate Balances and Notional Amount, as the case may be, and the Pass-Through Rates for the respective Classes of Offered Certificates are as set forth or otherwise described herein, (ii) the scheduled Monthly Payments for each Mortgage Loan are, in the case of each ARM Loan, equal to the Monthly Payment in effect as of the Cut-Off Date until the next payment adjustment is scheduled to occur and thereafter is based on such Mortgage Loan's then current balance, the then current Mortgage Rate and stated remaining amortization term, and, in the case of each other Mortgage Loan, based on such Mortgage Loan's Cut-off Date Balance, stated monthly principal and interest payments (as such may be increased or decreased in the case of the three Mortgage Loans as described in Annex A) and the Mortgage Rate in effect as of the Cut-off Date, (iii) all scheduled Monthly Payments are assumed to be timely received on the first day of each month, (iv) the 3-month LIBOR Index is assumed to be 5.71875% per annum and the 6-month LIBOR Index is assumed to be 5.8125% per annum and each is assumed to remain constant, (v) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (vi) prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) (except to the extent modified below by the assumption numbered
(xiv)) and that the ARD Loans mature on the Anticipated Repayment Date, (vii) all Mortgage Loans accrue interest under the applicable Accrual Method as specified in Annex A,

(viii) neither the Servicer nor the Depositor exercises its right of optional termination described herein, (ix) no Mortgage Loan is required to be repurchased by a Mortgage Loan Seller, (x) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (xi) there are no Additional Trust Fund Expenses, (xii) distributions on the Certificates are made on the 15th day of each month, commencing in October 1997, (xiii) when specifically indicated in a particular table, no prepayments are received as to any Mortgage Loan during such Mortgage Loan's prepayment lock-out period or defeasance period ("LOP"), if any, or yield maintenance period ("YMP"), if any, (xiv) the prepayment provisions for each Mortgage Loan as set forth on Annex A are assumed to begin on the first due date of such Mortgage Loan,
(xv) Loan Numbers TA1026 and 2048 are assumed to accrue interest as of the Cut-off Date, and (xvi) the Certificates are issued on September 30, 1997. To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions or at the same rate. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages.

   Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

   Based on the Maturity Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after each of the dates shown under the applicable assumptions at the indicated CPRs.

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES
                      OUTSTANDING AT THE SPECIFIED CPRS

                        PREPAYMENTS LOCKED OUT
                               THROUGH
                       LOP AND YMP, THEN AT THE
                            FOLLOWING CPRS
                     ----------------------------
DATE                   0%      4%     8%     12%
-------------------  ------ ------  ------ -----
Initial ............   100     100    100    100
September 15, 1998      92      91     90     89
September 15, 1999      82      80     79     77
September 15, 2000      72      69     66     64
September 15, 2001      61      56     52     49
September 15, 2002      40      35     30     26
September 15, 2003      14      10      6      3
September 15, 2004       0       0      0      0
Weighted Average
 Life (years) ......  4.00    3.83   3.68   3.54


 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES
                      OUTSTANDING AT THE SPECIFIED CPRS

                        PREPAYMENTS LOCKED OUT
                               THROUGH
                       LOP AND YMP, THEN AT THE
                            FOLLOWING CPRS
                     ----------------------------
DATE                   0%      4%     8%     12%
-------------------  ------ ------  ------ -----
Initial ............   100     100    100    100
September 15, 1998     100     100    100    100
September 15, 1999     100     100    100    100
September 15, 2000     100     100    100    100
September 15, 2001     100     100    100    100
September 15, 2002     100     100    100    100
September 15, 2003     100     100    100    100
September 15, 2004      61      58     56     54
September 15, 2005      32      29     26     24
September 15, 2006       0       0      0      0
Weighted Average
 Life (years).......  7.50    7.41   7.34   7.28

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES
                      OUTSTANDING AT THE SPECIFIED CPRS

                       PREPAYMENTS LOCKED OUT
                              THROUGH
                      LOP AND YMP, THEN AT THE
                           FOLLOWING CPRS
                    ----------------------------
DATE                  0%      4%     8%     12%
------------------  ------ ------  ------ -----
Initial............   100     100    100    100
September 15,
 1998..............   100     100    100    100
September 15,
 1999..............   100     100    100    100
September 15,
 2000..............   100     100    100    100
September 15,
 2001..............   100     100    100    100
September 15,
 2002..............   100     100    100    100
September 15,
 2003..............   100     100    100    100
September 15,
 2004..............   100     100    100    100
September 15,
 2005..............   100     100    100    100
September 15,
 2006..............   100      99     98     98
September 15,
 2007..............     0       0      0      0
Weighted Average
 Life (years)......  9.71    9.70   9.69   9.68


  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES
                      OUTSTANDING AT THE SPECIFIED CPRS

                       PREPAYMENTS LOCKED OUT
                              THROUGH
                      LOP AND YMP, THEN AT THE
                           FOLLOWING CPRS
                    ----------------------------
DATE                  0%      4%     8%     12%
------------------  ------ ------  ------ -----
Initial............   100     100    100    100
September 15,
 1998..............   100     100    100    100
September 15,
 1999..............   100     100    100    100
September 15,
 2000..............   100     100    100    100
September 15,
 2001..............   100     100    100    100
September 15,
 2002..............   100     100    100    100
September 15,
 2003..............   100     100    100    100
September 15,
 2004..............   100     100    100    100
September 15,
 2005..............   100     100    100    100
September 15,
 2006..............   100     100    100    100
September 15,
 2007..............     0       0      0      0
Weighted Average
 Life (years)......  9.94    9.93   9.92   9.92

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES
                      OUTSTANDING AT THE SPECIFIED CPRS

                        PREPAYMENTS LOCKED OUT
                               THROUGH
                       LOP AND YMP, THEN AT THE
                            FOLLOWING CPRS
                     ----------------------------
DATE                   0%      4%     8%     12%
-------------------  ------ ------  ------ -----
Initial ............   100     100    100    100
September 15, 1998     100     100    100    100
September 15, 1999     100     100    100    100
September 15, 2000     100     100    100    100
September 15, 2001     100     100    100    100
September 15, 2002     100     100    100    100
September 15, 2003     100     100    100    100
September 15, 2004     100     100    100    100
September 15, 2005     100     100    100    100
September 15, 2006     100     100    100    100
September 15, 2007       0       0      0      0
Weighted Average
 Life (years).......  9.96    9.96   9.96   9.96


  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES
                      OUTSTANDING AT THE SPECIFIED CPRS

                        PREPAYMENTS LOCKED OUT
                                THROUGH
                       LOP AND YMP, THEN AT THE
                            FOLLOWING CPRS
                     -----------------------------
DATE                    0%      4%     8%     12%
-------------------  ------- ------  ------ -----
Initial ............    100     100    100    100
September 15, 1998      100     100    100    100
September 15, 1999      100     100    100    100
September 15, 2000      100     100    100    100
September 15, 2001      100     100    100    100
September 15, 2002      100     100    100    100
September 15, 2003      100     100    100    100
September 15, 2004      100     100    100    100
September 15, 2005      100     100    100    100
September 15, 2006      100     100    100    100
September 15, 2007       36      29     23     18
September 15, 2008        0       0      0      0
Weighted Average
 Life (years).......  10.01    9.99   9.98   9.97

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES
                      OUTSTANDING AT THE SPECIFIED CPRS

                      PREPAYMENTS LOCKED OUT THROUGH
                         LOP AND YMP, THEN AT THE
                              FOLLOWING CPRS
                     --------------------------------
DATE                    0%      4%       8%     12%
-------------------  ------- -------  ------- ------
Initial ............    100      100     100     100
September 15, 1998      100      100     100     100
September 15, 1999      100      100     100     100
September 15, 2000      100      100     100     100
September 15, 2001      100      100     100     100
September 15, 2002      100      100     100     100
September 15, 2003      100      100     100     100
September 15, 2004      100      100     100     100
September 15, 2005      100      100     100     100
September 15, 2006      100      100     100     100
September 15, 2007 .    100      100     100     100
September 15, 2008 .     69       64      60      57
September 15, 2009 .     24       19      14      11
September 15, 2010 .      3        0       0       0
September 15, 2011 .      0        0       0       0
Weighted Average
 Life (years).......  11.45    11.30   11.20   11.12


  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES
                      OUTSTANDING AT THE SPECIFIED CPRS

                      PREPAYMENTS LOCKED OUT THROUGH
                         LOP AND YMP, THEN AT THE
                              FOLLOWING CPRS
                     --------------------------------
DATE                    0%      4%       8%     12%
-------------------  ------- -------  ------- ------
Initial ............    100      100     100     100
September 15, 1998      100      100     100     100
September 15, 1999      100      100     100     100
September 15, 2000      100      100     100     100
September 15, 2001      100      100     100     100
September 15, 2002      100      100     100     100
September 15, 2003      100      100     100     100
September 15, 2004      100      100     100     100
September 15, 2005      100      100     100     100
September 15, 2006      100      100     100     100
September 15, 2007 .    100      100     100     100
September 15, 2008 .    100      100     100     100
September 15, 2009 .    100      100     100     100
September 15, 2010 .    100       89      71      57
September 15, 2011 .     12        0       0       0
September 15, 2012 .      0        0       0       0
Weighted Average
 Life (years).......  13.53    13.36   13.20   13.05

CERTAIN PRICE/YIELD TABLES

   The tables set forth below show the corporate bond equivalent ("CBE") yield and weighted average life in years with respect to each Class of Offered Certificates (other than the Class X Certificates) under the Maturity Assumptions.

   The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates (other than the Class X Certificates), would cause the discounted present value of such assumed stream of cash flows as of September 30, 1997 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover hereof from and including the Cut-off Date to but excluding the Delivery Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are expressed as a percentage of the initial Certificate Balance of the specified Class (i.e., 99.25 means 99.25%).

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE
             FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

                              PREPAYMENTS LOCKED OUT THROUGH
                            LOP AND YMP, THEN AT THE FOLLOWING
                                           CPRS
                           -------------------------------------
ASSUMED PURCHASE PRICE (%)
PLUS ACCRUED INTEREST         0%        4%       8%       12%
-------------------------  -------- --------  -------- --------
99.50.....................   6.999%   7.001%    7.004%   7.007%
99.75.....................   6.923    6.923     6.923    6.923
100.00....................   6.848    6.845     6.842    6.839
100.25....................   6.773    6.767     6.761    6.755
100.50....................   6.698    6.689     6.680    6.672
100.75....................   6.623    6.612     6.600    6.589
101.00....................   6.549    6.535     6.520    6.506
101.25....................   6.475    6.458     6.441    6.424
101.50....................   6.401    6.381     6.361    6.342
101.75....................   6.328    6.305     6.282    6.260
102.00....................   6.255    6.229     6.204    6.179
102.25....................   6.182    6.153     6.125    6.098
102.50....................   6.109    6.078     6.047    6.017
102.75....................   6.037    6.003     5.969    5.936
103.00....................   5.965    5.928     5.891    5.856
103.25....................   5.893    5.853     5.814    5.776
103.50....................   5.821    5.779     5.737    5.696
Weighted Average
 Life (years).............    4.00     3.83      3.68     3.54

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE
             FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

                              PREPAYMENTS LOCKED OUT THROUGH
                            LOP AND YMP, THEN AT THE FOLLOWING
                                           CPRS
                           -------------------------------------
ASSUMED PURCHASE PRICE (%)
PLUS ACCRUED INTEREST         0%        4%       8%       12%
-------------------------  -------- --------  -------- --------
99.50.....................   6.993%   6.993%    6.993%   6.994%
99.75.....................   6.949    6.949     6.949    6.949
100.00....................   6.905    6.904     6.904    6.904
100.25....................   6.861    6.860     6.859    6.859
100.50....................   6.817    6.816     6.815    6.814
100.75....................   6.774    6.772     6.771    6.769
101.00....................   6.730    6.728     6.726    6.725
101.25....................   6.687    6.684     6.682    6.681
101.50....................   6.644    6.641     6.638    6.636
101.75....................   6.601    6.597     6.595    6.592
102.00....................   6.558    6.554     6.551    6.548
102.25....................   6.515    6.511     6.508    6.505
102.50....................   6.472    6.468     6.464    6.461
102.75....................   6.430    6.425     6.421    6.418
103.00....................   6.387    6.382     6.378    6.374
103.25....................   6.345    6.340     6.335    6.331
103.50....................   6.303    6.297     6.292    6.288
Weighted Average
 Life (years).............    7.50     7.41      7.34     7.28

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE
             FOR THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS

                              PREPAYMENTS LOCKED OUT THROUGH
                            LOP AND YMP, THEN AT THE FOLLOWING
                                           CPRS
                           -------------------------------------
ASSUMED PURCHASE PRICE (%)
PLUS ACCRUED INTEREST         0%        4%       8%       12%
-------------------------  -------- --------  -------- --------
99.50.....................   7.002%   7.002%    7.002%   7.002%
99.75.....................   6.966    6.965     6.965    6.965
100.00....................   6.929    6.929     6.929    6.929
100.25....................   6.893    6.893     6.893    6.893
100.50....................   6.857    6.857     6.857    6.857
100.75....................   6.821    6.821     6.821    6.821
101.00....................   6.785    6.785     6.785    6.785
101.25....................   6.749    6.749     6.749    6.749
101.50....................   6.714    6.714     6.713    6.713
101.75....................   6.678    6.678     6.678    6.678
102.00....................   6.643    6.643     6.642    6.642
102.25....................   6.607    6.607     6.607    6.607
102.50....................   6.572    6.572     6.572    6.571
102.75....................   6.537    6.537     6.537    6.536
103.00....................   6.502    6.502     6.502    6.501
103.25....................   6.467    6.467     6.467    6.466
103.50....................   6.433    6.432     6.432    6.431
Weighted Average
 Life (years).............    9.71     9.70      9.69     9.68

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE
              FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

                                PREPAYMENTS LOCKED OUT THROUGH
                           LOP AND YMP, THEN AT THE FOLLOWING CPRS
                           ---------------------------------------
ASSUMED PURCHASE PRICE (%)
PLUS ACCRUED INTEREST         0%        4%       8%       12%
-------------------------  -------- --------  -------- ---------
99.50 ....................   7.052%   7.052%    7.052%   7.052%
99.75 ....................   7.016    7.016     7.016    7.016
100.00....................   6.980    6.980     6.980    6.980
100.25....................   6.944    6.944     6.944    6.944
100.50....................   6.909    6.909     6.909    6.908
100.75....................   6.873    6.873     6.873    6.873
101.00....................   6.838    6.838     6.838    6.838
101.25....................   6.803    6.802     6.802    6.802
101.50....................   6.767    6.767     6.767    6.767
101.75....................   6.732    6.732     6.732    6.732
102.00....................   6.697    6.697     6.697    6.697
102.25....................   6.663    6.663     6.662    6.662
102.50....................   6.628    6.628     6.628    6.628
102.75....................   6.593    6.593     6.593    6.593
103.00....................   6.559    6.559     6.559    6.558
103.25....................   6.525    6.524     6.524    6.524
103.50....................   6.490    6.490     6.490    6.490
Weighted Average
 Life (years).............    9.94     9.93      9.92     9.92

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE
               FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS


                              PREPAYMENTS LOCKED OUT THROUGH
                            LOP AND YMP, THEN AT THE FOLLOWING
                                           CPRS
                           -------------------------------------
ASSUMED PURCHASE PRICE (%)
PLUS ACCRUED INTEREST         0%        4%       8%       12%
-------------------------  -------- --------  -------- --------
99.00.....................   7.103%   7.103%    7.103%   7.103%
99.25 ....................   7.067    7.067     7.067    7.067
99.50.....................   7.031    7.031     7.031    7.031
99.75.....................   6.995    6.995     6.995    6.995
100.00....................   6.960    6.960     6.960    6.960
100.25....................   6.924    6.924     6.924    6.924
100.50....................   6.888    6.888     6.888    6.888
100.75....................   6.853    6.853     6.853    6.853
101.00....................   6.818    6.818     6.818    6.818
101.25....................   6.783    6.783     6.783    6.783
101.50....................   6.748    6.748     6.748    6.748
101.75....................   6.713    6.713     6.713    6.713
102.00....................   6.678    6.678     6.678    6.678
102.25....................   6.643    6.643     6.643    6.643
102.50....................   6.608    6.608     6.608    6.608
102.75....................   6.574    6.574     6.574    6.574
103.00....................   6.540    6.540     6.540    6.540
Weighted Average
 Life (years).............    9.96     9.96      9.96     9.96

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE
              FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                              PREPAYMENTS LOCKED OUT THROUGH
                            LOP AND YMP, THEN AT THE FOLLOWING
                                           CPRS
                           -------------------------------------
ASSUMED PURCHASE PRICE (%)
PLUS ACCRUED INTEREST         0%        4%       8%       12%
-------------------------  -------- --------  -------- --------
99.00.....................   7.205%   7.205%    7.205%   7.205%
99.25 ....................   7.168    7.169     7.169    7.169
99.50.....................   7.132    7.132     7.133    7.133
99.75.....................   7.097    7.097     7.097    7.097
100.00....................   7.061    7.061     7.061    7.061
100.25....................   7.025    7.025     7.025    7.025
100.50....................   6.990    6.989     6.989    6.989
100.75....................   6.954    6.954     6.954    6.954
101.00....................   6.919    6.919     6.918    6.918
101.25....................   6.884    6.883     6.883    6.883
101.50....................   6.849    6.848     6.848    6.848
101.75....................   6.814    6.813     6.813    6.813
102.00....................   6.779    6.778     6.778    6.778
102.25....................   6.744    6.743     6.743    6.743
102.50....................   6.709    6.709     6.709    6.708
102.75....................   6.675    6.674     6.674    6.674
103.00....................   6.640    6.640     6.639    6.639
Weighted Average
 Life (years).............   10.01     9.99      9.98     9.97

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE
              FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS

                              PREPAYMENTS LOCKED OUT THROUGH
                            LOP AND YMP, THEN AT THE FOLLOWING
                                           CPRS
                           -------------------------------------
ASSUMED PURCHASE PRICE (%)
PLUS ACCRUED INTEREST         0%        4%       8%       12%
-------------------------  -------- --------  -------- --------
98.50 ....................   7.353%   7.354%    7.355%   7.356%
98.75 ....................   7.320    7.321     7.321    7.322
99.00.....................   7.286    7.287     7.288    7.288
99.25.....................   7.253    7.254     7.254    7.254
99.50.....................   7.220    7.220     7.220    7.221
99.75.....................   7.187    7.187     7.187    7.187
100.00....................   7.154    7.154     7.154    7.153
100.25....................   7.121    7.121     7.120    7.120
100.50....................   7.089    7.088     7.087    7.087
100.75....................   7.056    7.055     7.054    7.054
101.00....................   7.024    7.022     7.021    7.021
101.25....................   6.991    6.990     6.989    6.988
101.50....................   6.959    6.957     6.956    6.955
101.75....................   6.927    6.925     6.923    6.922
102.00....................   6.895    6.893     6.891    6.889
102.25....................   6.863    6.860     6.858    6.857
102.50....................   6.831    6.828     6.826    6.824
Weighted Average
 Life (years).............   11.45    11.30     11.20    11.12

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE
              FOR THE CLASS F CERTIFICATES AT THE SPECIFIED CPRS

                              PREPAYMENTS LOCKED OUT THROUGH
                            LOP AND YMP, THEN AT THE FOLLOWING
                                           CPRS
                           -------------------------------------
ASSUMED PURCHASE PRICE (%)
PLUS ACCRUED INTEREST         0%        4%       8%       12%
-------------------------  -------- --------  -------- --------
98.00.....................   7.539%   7.541%    7.543%   7.544%
98.25.....................   7.509    7.510     7.512    7.513
98.50.....................   7.478    7.480     7.481    7.482
98.75.....................   7.448    7.449     7.450    7.451
99.00.....................   7.418    7.419     7.419    7.420
99.25.....................   7.388    7.388     7.389    7.389
99.50.....................   7.358    7.358     7.358    7.358
99.75.....................   7.328    7.328     7.328    7.328
100.00....................   7.298    7.298     7.297    7.297
100.25....................   7.268    7.268     7.267    7.267
100.50....................   7.239    7.238     7.237    7.237
100.75....................   7.209    7.208     7.207    7.206
101.00....................   7.180    7.179     7.177    7.176
101.25....................   7.150    7.149     7.148    7.146
101.50....................   7.121    7.120     7.118    7.117
101.75....................   7.092    7.090     7.088    7.087
102.00....................   7.063    7.061     7.059    7.057
Weighted Average
 Life (years).............   13.53    13.36     13.20    13.05

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

   The yield to maturity of the Class X Certificates will be especially sensitive to the prepayment, repurchase and default experience on the Mortgage Loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class X Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class X Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

   The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class X Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Maturity Assumptions. It was further assumed that the aggregate purchase price of the Class X Certificates are as specified below, in each case expressed (i.e., 9.125 is 9.125%) as a percentage of the initial Notional Amount (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class X Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

   The pre-tax yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and accordingly does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

   Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X Certificates is likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated CPRs over any given time period or over the entire life of the Certificates.

   There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class X Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

   In addition, holders of the Class X Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield on the Class X Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

                       PRE-TAX YIELD TO MATURITY FOR THE
                  CLASS X CERTIFICATES AT THE SPECIFIED CPRS

                         PREPAYMENT ASSUMPTION (CPR)

                             PREPAYMENTS LOCKED OUT THROUGH
                           LOP AND YMP, THEN AT THE FOLLOWING
                                          CPRS
                          ------------------------------------
ASSUMED PURCHASE PRICE (%)
PLUS ACCRUED INTEREST        0%        4%       8%       12%
------------------------  -------- --------  -------- --------
8.296875.................  13.671    13.554   13.448    13.351
8.546875.................  12.877    12.761   12.655    12.559
8.796875.................  12.122    12.006   11.900    11.805
9.046875.................  11.403    11.287   11.182    11.087
9.296875.................  10.717    10.601   10.496    10.402
9.546875.................  10.061     9.946    9.842     9.747
9.796875.................   9.434     9.319    9.215     9.121
10.046875................   8.833     8.718    8.615     8.521
10.296875................   8.257     8.143    8.039     7.945
10.546875................   7.704     7.590    7.486     7.393
10.796875................   7.173     7.058    6.955     6.862
11.046875................   6.661     6.547    6.444     6.350
11.296875................   6.169     6.054    5.951     5.858
11.546875................   5.694     5.579    5.476     5.383
11.796875................   5.236     5.121    5.018     4.925
12.046875................   4.793     4.679    4.576     4.483
12.296875................   4.366     4.251    4.148     4.055

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   Upon the issuance of the Offered Certificates, Mayer, Brown & Platt, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for Federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Code. For Federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I; the Class R-II Certificates will be the sole class of "residual interests" in REMIC II; the Offered Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. See "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

   The Class X Certificates will be treated as having been issued with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for Federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay prior to their respective maturity dates. No representation is made that the Mortgage Loans will not prepay. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the Prospectus.

   The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate, such as the Class X Certificates. There are uncertainties concerning the application of Section 1272(a)(6) of the Code to the Class X Certificates, and the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to the Class X Certificates even in the absence of Section 1272(a)(6) of the Code. The IRS could assert that income derived from a Class X Certificate should be calculated as if the Class X Certificate were a Certificate purchased at a premium equal to the price paid by the Holder for the Class X Certificate. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described in the Prospectus under "Certain Federal Income Tax Consequences -- REMIC -- Taxation of Owners of REMIC Regular Certificates -- Premium". Alternatively, the IRS could assert that the Class X Certificates should be taxable under regulations governing debt instruments having one or more contingent payments. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

   Assuming the Class X Certificates are treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount with respect to the Class X Certificates, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the Prospectus.

   If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of a Class X Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

   The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Class X Certificates may be able to select a method for recognizing original issue discount that differs from that used by the REMIC Administrator in preparing reports to Certificateholders and the IRS. Prospective purchasers of Class X Certificates are advised to consult their tax advisors concerning the treatment of such Certificates.

   Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For Federal income tax reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Servicer's actual receipt of a Prepayment Premium as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

   The Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, and Class E Certificates will be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" in the Prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

   The Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

   The Offered Certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the Mortgage Loans secured by multifamily Mortgaged Properties. See "Description of the Mortgage Asset Pool" herein and "Certain Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the Prospectus.

    For further information regarding the Federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences --REMICs" in the Prospectus.

                            METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in an Underwriting Agreement, dated September 25, 1997 (the "Underwriting Agreement"), the Underwriters have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about September 30, 1997, against payment therefor in immediately available funds.

   In the Underwriting Agreement, each Underwriter has agreed to purchase Certificates as set forth below.

                                ALLOCATION TABLE

UNDERWRITER                         CLASS X  CLASS A-1  CLASS A-2  CLASS A-3  CLASS B  CLASS C  CLASS D  CLASS E  CLASS F
----------------------------------  -------  ---------  ---------  ---------  -------  -------  -------  -------  -------
DEUTSCHE MORGAN GRENFELL INC.  ....    60%        54%        52%       50%       56%      54%      60%      60%      60%
LEHMAN BROTHERS INC. ..............    40%        36%        34%       33%       37%      36%      40%      40%      40%
LLAMA COMPANY, L.P. ...............     0%         3%         3%        3%        7%      10%       0%       0%       0%
MORGAN STANLEY & CO. INCORPORATED .     0%         7%        11%        7%        0%       0%       0%       0%       0%
RESIDENTIAL FUNDING SECURITIES
CORPORATION ......................      0%         0%         0%        7%        0%       0%       0%       0%       0%
                                    -------  ---------  ---------   --------  -------  -------  -------  -------  -------
 TOTAL ............................   100%       100%       100%      100%      100%     100%     100%     100%     100%
                                    =======  =========  =========   ========  =======  =======  =======  =======  =======

   In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any are purchased. In the event of default by either Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting Underwriters may be increased or the underwriting may be terminated.

   The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

   The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 108.56% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

   Deutsche Morgan Grenfell Inc. is an affiliate of GACC and Residential Funding Securities Corporation is an affiliate of each of GMACCM and the Depositor. In addition, certain of the GACC Mortgage Loans were purchased from Boston Capital Mortgage Company Limited Partnership, an affiliate of Llama Company, L.P.

    The Underwriting Agreement provides that the Depositor will indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

   There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the Trustee Reports discussed herein under "Description of the Certificates -- Reports to Certificateholders; Certain Available Information." Except as described herein under "Description of the Certificates -- Reports to Certificateholders; Certain Available Information", there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Depositor by Mayer, Brown & Platt and for the Underwriters by Brown & Wood LLP.

                                   RATINGS

   It is a condition to their issuance that the respective Classes of Offered Certificates receive the indicated credit ratings from Fitch and Moody's:

 CLASS            FITCH      MOODY'S
--------------  --------- -----------
Class X ....... AAA       Aaa
Class A-1 ..... AAA       Aaa
Class A-2 ..... AAA       Aaa
Class A-3 ..... AAA       Aaa
Class B ....... AA+       Aa2
Class C ....... AA        A1
Class D ....... A+        A2
Class E ....... BBB       Baa2
Class F........ BBB-      Baa3

   The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the Distribution Date in July 2029 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Asset Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Asset Pool is adequate to make payments of principal and interest required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans,
(ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected in connection with such prepayments or the corresponding effect on yield to investors.

   As described herein, the amounts payable with respect to the Class X Certificates do not include principal. If all the Mortgage Loans were to prepay in the initial month, with the result that the Class X Certificates were to receive only a single month's interest (without regard to any Prepayment Premiums that may be collected), and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings assigned by Fitch and Moody's to the Class X Certificates. The ratings of the Class X Certificates by Fitch and Moody's do not address the timing or magnitude of reductions of the Notional Amounts of the Class X Certificates, but only the obligation to pay interest timely on the Notional Amount of the Class X Certificates, as such may be reduced from time to time as described herein. Such ratings do not represent any assessment of the yield to maturity of the Class X Certificates or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments).

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Fitch and Moody's. With respect to any Credit Lease Loan, a downgrade in the credit rating of the related Tenants and/or Guarantors may have an adverse effect on the rating of the Offered Certificates.

   The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

   The Offered Certificates will not be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

   The Depositor makes no representation as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

   See "Legal Investment" in the Prospectus.

                             ERISA CONSIDERATIONS

   A fiduciary of a Plan should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or
Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

   An individual prohibited transaction exemption similar to the Exemption (as described under "ERISA Considerations -- Prohibited Transaction Exemption" in the Prospectus) has been issued by the DOL (as defined in the Prospectus) to each of Deutsche Morgan Grenfell Inc. and Lehman Brothers Inc. Accordingly, the purchase or holding of the Class A and Class X Certificates by, on behalf of or with "plan assets" of a Plan may qualify for exemptive relief under the Exemption; however, the Exemption contains a number of conditions, including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended, and each person who is purchasing Certificates with "plan assets" of a Plan shall be deemed to have represented and warranted that it is an eligible investor under the terms of the Exemption. In addition, neither the Exemption nor the similar exemptions issued to the respective Underwriters will apply to any Class of Subordinate Certificates. As a result, no transfer of a Class B, Class C,

Class D, Class E or Class F Certificate or any interest therein may be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the purchase and holding of any such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Section III of Prohibited Transaction Class Exemption ("PTCE") 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. Any such transferee shall be deemed to have represented that Section III of PTCE 95-60 applies to the purchase and holding of such Certificate. See "ERISA Considerations" in the Prospectus.

   Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                           INDEX OF PRINCIPAL TERMS

Accrued Certificate Interest .......................  S-56
ADA ................................................  S-29
Additional Trust Fund Expenses .....................  S-59
Advances ...........................................  S-45
Anticipated Repayment Date .........................  S-10
Appraisal Reduction Amount .........................  S-61
ARD Loans ..........................................  S-10
ARM Loans ..........................................   S-9
Assumed Final Distribution Date ....................   S-2
Assumed Monthly Payment ............................  S-57
Available Distribution Amount ......................  S-55
Balloon Loans ......................................  S-10
Balloon Payment ....................................  S-10
Balloon Payment Interest Excess ....................  S-45
Balloon Payment Interest Shortfall .................  S-45
CBE ................................................  S-74
CEDEL ..............................................   S-8
CEDEL Participants .................................  S-51
Certificates ....................................... Cover
Class .............................................. Cover
Class A Certificates ............................... Cover
Class X Components .................................  S-13
Clearance Cooperative ..............................  S-51
Collection Period ..................................  S-54
Comparative Financial Status Report ................  S-62
Conti Small Loans ..................................  S-37
ContiTrade .........................................   S-7
ContiTrade Mortgage Loans ..........................  S-30
Controlling Class ..................................  S-43
Corporate Trust Office .............................  S-65
Corrected Mortgage Loan ............................  S-42
Credit Lease Assignments ...........................  S-11
Credit Lease Default ...............................  S-33
Credit Lease Loans .................................  S-10
Credit Lease Properties ............................  S-11
Credit Leases ......................................  S-10
Cross-Collateralized Mortgage Loans ................  S-27
Cut-off Date Balance ...............................  S-29
Defeasance Collateral ..............................  S-32
Defeasance Option ..................................  S-12
Deleted Mortgage Loan ..............................  S-38
Delinquent Loan Status Report ......................  S-62
Delivery Date ...................................... Cover
Depositories .......................................  S-51
Determination Date .................................  S-54
Discount Rate Fraction .............................  S-57
Distributable Certificate Interest .................  S-56
Distribution Date ..................................   S-7
DTC Registered Certificates ........................   S-8

                              S-91

Emergency Advance .................................  S-46
Euroclear .........................................   S-8
Euroclear Operator ................................  S-51
Euroclear Participants ............................  S-51
Excess Interest ...................................  S-10
Fitch .............................................  S-18
Fixed-Rate Loans ..................................   S-9
Form 8-K ..........................................  S-41
GACC ..............................................   S-7
GACC Mortgage Loans ...............................  S-30
GMACCM ............................................   S-7
GMACCM Mortgage Loans .............................  S-30
Gross Margin ......................................   S-9
Guarantor .........................................  S-24
Historical Loan Modification Report ...............  S-62
Historical Loss Report ............................  S-62
Index .............................................   S-9
Initial Pool Balance ..............................   S-2
LaSalle ...........................................  S-65
Liquidation Fee ...................................  S-44
Liquidation Fee Rate ..............................  S-44
Lockbox Account ...................................  S-31
LOP ...............................................  S-69
MAI ...............................................  S-36
Maturity Assumptions ..............................  S-68
Modified Mortgage Loan ............................  S-61
Monthly Payments ..................................  S-30
Monthly Rental Payments ...........................  S-11
Moody's ...........................................  S-18
Mortgage Asset Pool ...............................   S-2
Mortgage Loan Purchase Agreement ..................  S-30
Mortgage Loan Sellers .............................   S-7
Mortgage Loans ....................................   S-2
Net Aggregate Prepayment Interest Shortfall .......  S-56
Net Mortgage Rate .................................  S-54
NOI Adjustment Worksheet ..........................  S-63
Offered Certificates ..............................   S-2
Operating Statement Analysis ......................  S-63
Pass-Through Rate .................................  S-53
Permitted Encumbrances ............................  S-39
P&I Advance .......................................  S-16
Pooling and Servicing Agreement ...................  S-12
Prepayment Interest Excess ........................  S-45
Prepayment Interest Shortfall .....................  S-45
Primary Term ......................................  S-32
Principal Balance Certificates ....................   S-2
Principal Distribution Amount .....................  S-56
Principal Window ..................................   S-6
PTCE ..............................................  S-90
Purchase Price ....................................  S-37
Qualifying Substitute Mortgage Loan ...............  S-38

                              S-92

Rated Final Distribution Date .....................   S-88
Rating Agencies ...................................   S-18
Realized Losses ...................................   S-59
Reimbursement Rate ................................   S-60
Related Proceeds ..................................   S-46
Release Date ......................................   S-32
REMIC I ...........................................    S-2
REMIC II ..........................................    S-2
REMIC III .........................................    S-2
REMIC Regular Certificates ........................  Cover
REMIC Residual Certificates .......................    S-2
REO Account .......................................   S-48
REO Status Report .................................   S-62
REO Tax ...........................................   S-48
Replacement Mortgage Loan .........................   S-38
Replacement Special Servicer ......................   S-43
Required Appraisal Loan ...........................   S-61
Revised Rate ......................................   S-31
Rules .............................................   S-50
Section 42 Properties .............................   S-34
Senior Certificates ...............................  Cover
Servicing Advances ................................   S-45
Servicing Fee .....................................   S-43
Servicing Fee Rate ................................   S-44
Servicing Standard ................................   S-41
Special Servicing Event ...........................   S-41
Special Servicing Fee .............................   S-44
Specially Serviced Mortgage Loan ..................   S-41
Specially Serviced Mortgage Loan Status Report ....   S-62
Stated Principal Balance ..........................   S-53
Subordinate Certificates ..........................  Cover
Substitution Shortfall Amount .....................   S-38
Tax Credits .......................................   S-34
Tenant ............................................   S-11
Terms and Conditions ..............................   S-51
Trust Fund ........................................    S-2
Trustee Reports ...................................   S-62
Underwriters ......................................  Cover
Underwriting Agreement ............................   S-87
Voting Rights .....................................   S-64
Weighted Average Net Mortgage Rate ................   S-54
Workout Fee .......................................   S-44
Workout Fee Rate ..................................   S-44
YMP ...............................................   S-69

                                   ANNEX A
                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

GENERAL

   The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

   Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") would not be the same as the stated Underwritten Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

   In the schedule and tables set forth in this Annex A, with respect to Mortgage Loans evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, for certain purposes, including Underwritten Cash Flow, separate amounts for each such related Mortgaged Property are shown.

DEFINITIONS

   For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings, modified accordingly, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     1. "Underwritten Cash Flow", with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

     In determining Underwritten Cash Flow for a Mortgaged Property, the Sellers generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the Sellers calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of a Mortgaged Property of which the applicable Seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller's estimate of Underwritten Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Cash Flow derived therefrom) based upon the Mortgage Loan Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been included in the calculation of Underwritten Cash Flow even though such expense may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with certain adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of Underwritten Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

     2. "Annual Debt Service" means, for any Mortgage Loan 12 times the Monthly Payment in effect as of the Cut-off Date or, for any Mortgage Loans that pay interest only for a period of time, 12 times the Monthly Payment in effect at the end of such period.

     3. "Debt Service Coverage Ratio," "Underwritten Debt Service Coverage Ratio" or "Underwritten DSCR" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, (a) the Underwritten Cash Flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. With respect to Cross-Collateralized Loans, the Underwritten DSCR set forth on pages A-7 to A-12 in Annex A is based upon the Underwritten DSCR and Annual Debt Service for each separate Cross-Collateralized Loan. The Debt Service Coverage Ratios and related information set forth in pages A-13 to A-22 of Annex A are based upon the combined Underwritten DSCR and Annual Debt Service for each group of Cross-Collateralized Mortgage Loans.

     In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The Underwritten DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten DSCR accurately reflects that ability.

     4. "Appraised Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal or market analysis, available to the Depositor. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

     5. "Cut-off Date Loan-to-Value Ratio," "Loan-to-Value Ratio" or "LTV" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the Mortgaged Property or Mortgaged Properties.

     6. "Square Feet" or "Sq. Ft." means, in the case of a Mortgaged Property operated as a retail center, office or medical office complex, industrial/warehouse facility, self-storage facility, combination retail office facility, the square footage of the net rentable or leasable area.

     7. "Units" means: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment; (ii) in the case of a Mortgaged Property operated as a self-storage facility, the number of self-storage units; (iii) in the case of a Mortgaged Property operated as a skilled nursing or congregate care facility, the number of beds; (iv) in the case of a Mortgaged Property constituting a mobile home park, the number of pads; and (v) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms.

     8. "Occupancy Percentage" means the percentage of Square Feet or Units, as the case may be, of the Mortgaged Property that was occupied as of a specified date (identified on this Annex A as the "Occupancy as of Date"), as specified by the borrower or as derived from the Mortgaged Property's rent rolls or, with respect to certain skilled nursing, congregate care and assisted living facilities, census reports, operating statements or appraisals or as determined by a site inspection of the Mortgaged Property. Information in this Annex A concerning the "Largest Tenant" is presented as of the same date as of which the Occupancy Percentage is specified.

     9. "Maturity or ARD Balance" means, with respect to any Balloon Loan or ARD Loan, the principal amount that will be due at maturity or on the Anticipated Repayment Date for such Balloon Loan based on the Maturity Assumptions and a 0% CPR.

     10. "Maturity Date" or "ARD LTV" means, with respect to any Balloon Loan or ARD Loan, the Maturity Balance for such Balloon Loan or ARD Balance divided by the Appraised Value of the related Mortgaged Property.

     11. "Mortgage Rate" means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date.

     12. "Underwritten Reserves" as used herein with respect to any Mortgaged Property means an estimate, determined by the related Seller prior to the Delivery Date, of replacement reserves of capital expenditures and tenant improvement and leasing commissions.

     13. "Servicing Fee" for each Mortgage Loan includes the compensation payable in respect of the servicing of such Mortgage Loan (which includes the Master Servicing Fee Rate), the compensation payable to the Trustee and any surveillance fees payable to the Rating Agencies. The "Master Servicing Fee Rate" with respect to the Mortgage Loan from each Loan Source is set forth below:

  LOAN SOURCE   MASTER SERVICING FEE RATE
--------------  -------------------------
Boston Capital            0.035%
Conti                     0.050%
GACC                      0.010%
GMACCM                    0.020%
Paul Revere               0.010%

     14. "Prepayment Provisions" for each Mortgage Loan are: "Lock" means the duration of lockout period; "Def" means the duration of any defeasance period; " greater than 1% or YM" means the greater of the applicable yield maintenance charge and one percent of the outstanding principal balance at such time; "YM" means the yielded maintenance charge. The number following the "/" is the number of periods for which the related call protection provision is in effect.

 CERTAIN LOAN PAYMENT TERMS

   The indicated Mortgage Loans have the following payment terms:

Adjustable Rate

                                                                                          MORTGAGE
                                                                                            RATE
                                                                   MAXIMUM    MINIMUM    ADJUSTMENT    NEXT RATE
 CONTROL      LOAN         CUT-OFF                       GROSS    MORTGAGE    MORTGAGE    FREQUENCY    ADJUSTMENT
  NUMBER     NUMBER     DATE BALANCE        INDEX        MARGIN     RATE        RATE       (MOS.)         DATE
---------  ---------- ---------------  --------------- --------  ---------- ----------  ------------ ------------
    269      96-S043    $1,440,333.36  6-Month LIBOR      3.50%    12.125%     9.125%         6         10/1/97
    331      97-S006       639,811.12  6-Month LIBOR      3.10%    12.125%     9.125%         6         10/1/97
    337      97-S007       551,800.00  6-Month LIBOR      3.10%    12.125%     9.125%         6         10/1/97
    167     WHSE1670     3,452,688.28  3-Month LIBOR      2.10%    11.100%         0%         3         10/1/97
    205     WHSE1680     2,614,939.23  3-Month LIBOR      2.10%    11.100%         0%         3         10/1/97
    228     WHSE1700     2,179,116.02  3-Month LIBOR      2.10%    11.100%         0%         3         10/1/97
    259     WHSE1750     1,694,868.02  3-Month LIBOR      2.10%    11.100%         0%         3         10/1/97
    264     WHSE1760     1,544,751.15  3-Month LIBOR      2.10%    11.100%         0%         3         10/1/97
    271     WHSE1780     1,423,689.14  3-Month LIBOR      2.10%    11.100%         0%         3         10/1/97
    294     WHSE1790     1,294,070.84  3-Month LIBOR      2.10%    11.350%         0%         3         12/1/97

   In addition, Mortgage Loans with Loan Numbers 96-S043, 97-S006 and 97-S007 have fixed monthly principal payments of $6,208.33, $1,797.22 and $1,550.00, respectively, that are not subject to adjustment on periodic adjustment dates. The interest portion of the Monthly Payment adjusts as specified above.

Interest Only Loans

   Loan Number TA0011. The Mortgage Loan requires Monthly Payments of interest only in the amount of $101,535.00 from May 1, 1997 through April 1, 1999. Commencing on May 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of $109,668.44 are required.

   Loan Number TA0059. The Mortgage Loan requires Monthly Payments of interest only in the amount of $36,730.46 from August 1, 1997 through July 1, 1999. Commencing on August 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of $39,713.75 are required.

   Loan Number TA0331. The Mortgage Loan requires Monthly Payments of interest only in the amount of $141,166.67 from July 1, 1997 through June 1, 1998. Commencing on July 1, 1998 and through maturity, Monthly Payments of principal and interest in the amount of $153,357.00 are required.

   Loan Number TA0484. The Mortgage Loan requires Monthly Payments of interest only in the amount of $29,070.04 from August 1, 1997 through July 1, 1999. Commencing on August 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of $31,431.14 are required.

   Loan Number TA0485. The Mortgage Loan requires Monthly Payments of interest only in the amount of $28,854.92 from August 1, 1997 through July 1, 1999. Commencing on August 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of $31,198.54 are required.

   Loan Number TA0486. The Mortgage Loan requires Monthly Payments of interest only in the amount of $35,244.58 from August 1, 1997 through July 1, 1999. Commencing on August 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of $38,107.19 are required.

   Loan Number TA1026. The Mortgage Loan requires a Monthly Payment of interest only in the amount of $57,130.67 on October 1, 1997. Commencing on November 1, 1997 and through maturity, Monthly Payments of principal and interest in the amount of $73,292.85 are required.

    Loan Number GMAC3090. The Mortgage Loan requires Monthly Payments of interest only in the amount of $49,048.71 from September 1, 1997 through August 1, 1999. Commencing on September 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of 54,034.15 are required.

   Loan Number GMAC3100. The Mortgage Loan requires Monthly Payments of interest only in the amount of $36,794.83 from September 1, 1997 through August 1, 1999. Commencing on September 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of 40,534.76 are required.

   Loan Number GMAC3120. The Mortgage Loan requires Monthly Payments of interest only in the amount of $24,507.75 from September 1, 1997 through August 1, 1999. Commencing on September 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of 26,988.78 are required.

   Loan Number GMAC3130. The Mortgage Loan requires Monthly Payments of interest only in the amount of $22,056.98 from September 1, 1997 through August 1, 1999. Commencing on September 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of 24,298.90 are required.

   Loan Number GMAC3140. The Mortgage Loan requires Monthly Payments of interest only in the amount of $17,534.00 from September 1, 1997 through August 1, 1999. Commencing on September 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of 19,316.20 are required.

   Loan Number GMAC3200. The Mortgage Loan requires Monthly Payments of interest only in the amount of $31,448.29 from September 1, 1997 through August 1, 1999. Commencing on September 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of 34,644.78 are required.

   Loan Number GMAC3220. The Mortgage Loan requires Monthly Payments of interest only in the amount of $26,626.44 from September 1, 1997 through August 1, 1999. Commencing on September 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of 29,332.82 are required.

   Loan Number GMAC3360. The Mortgage Loan requires Monthly Payments of interest only in the amount of $153,083.33 from August 1, 1997 through July 1, 1998. Commencing on August 1, 1998 and through maturity, Monthly Payments of principal and interest in the amount of 174,931.67 are required.

Earn-Out Loans

   Loan Number TA0198. The Mortgage Loan requires $1,386,000 of the original Loan Amount to be reserved in an earn-out escrow which is eligible to be drawn no sooner than 10 months after origination of the Mortgage Loan and no later than 12 months after origination. The earn-out escrow will be used to partially prepay the Mortgage Loan (including a yield maintenance premium) to the extent that the Mortgaged Property does not satisfy the draw requirements after 12 months.

   Loan Number TA0610. The Mortgage Loan requires $1,350,000 of the original Loan Amount to be reserved in an earn-out escrow which is eligible to be drawn no sooner than 10 months after origination of the Mortgage Loan and no later than 12 months after origination. The earn-out escrow will be used to partially prepay the Mortgage Loan (including a yield maintenance premium) to the extent that the Mortgaged Property does not satisfy the draw requirements after 12 months.

   Loan Number 2048. The Mortgage Loan requires $865,000 of the original Loan Amount to be reserved in an earn-out escrow which is eligible to be drawn no later than November 11, 1997. The earn-out escrow will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements.

 Certain Other Loan Payment Terms

   Loan Number 999934. In addition to the minimum interest due, the borrower is to pay 75% of net cash flow quarterly as additional interest. At present, a maximum of $40,655 per year of this cash flow payment may be applied to interest, and the balance, if any, is used for principal paydown. After November 1, 1999, however, the entire quarterly payment will be treated as additional interest.

   Loan Number 999902. Payments are due in the amount of $99,230.44 per month through June 10, 2000. Beginning with the payment due July 10, 2000, payments change to $105,339.82 and remain level through the maturity date.

   Loan Number 999903. Payments are due beginning July 1, 1995 in the amount of $97,320.00 per month and continue at this level through June 1, 2001. Beginning July 1, 2001, payments decrease to $90,147.07 per month through May 1, 2010. All remaining unpaid principal matures June 1, 2010.

   Loan Number 989999. Beginning August 15, 1995, payments are due in the amount of $38,590.19 per month through July 15, 2005. Beginning with the payment due August 15, 2005, payments change to $40,850.94 per month and remain at this level through August 15, 2015. All remaining unpaid principal matures on July 15, 2015.

   Loan Number GMAC 3360. Defeasance is permitted at the borrower's option on any scheduled payment date beginning two years after the Closing Date.

 LOAN           CONTROL        LOAN
SOURCE           NUMBER       NUMBER                      PROPERTY NAME                              ADDRESS
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GACC                1   LM9703            Crossroads Tower                              80-20 Kew Gardens Road
GACC                2   GA0089            Circuit City HQ (Deep Run III)                9954 Mayland Drive
GACC                3   HC9701            Aggregate Loan Level Information              Various
GACC               3A   HC9701A           Westside Multi-Care Center                    349 Bidwell Street
GACC               3B   HC9701B           Bidwell Healthcare Center                     333 Bidwell Street
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GACC               3C   HC9701C           Victorian Heights Health Care                 341 Bidwell Street
GACC               3D   HC9701D           Silver Springs Nursing Center                 33 Roy Street
GACC               3E   HC9701E           Park Manor Nursing Home                       1312 West Main Street
GACC               3F   HC9701F           Care Manor of Farmington                      20 Scott Swamp Road
GACC                4   TA0300            Gateway Industrial Center                     12601 Southfield Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC                5   GMAC3010          Amboy Care Center, Rosewood Manor and Teaneck Various
                                          Nurs
GMAC               5A   GMAC3010A         Amboy Care Center                             One Lindberg Avenue
GMAC               5B   GMAC3010B         Rosewood Manor                                Route 38 and Mill Road
GMAC               5C   GMAC3010C         Teaneck Nursing Center                        1104 Teaneck Road
GACC                6   TA0070            215 Park Avenue South                         215 Park Avenue South
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC                7   GMAC3360          Hartford Marriott Farmington                  15 Farm Springs Road
GMAC                8   GMAC1660          Franklin Commons Apartments                   1745 Park Avenue
Paul Revere         9   989996            Fairfield Place Shopping Center               NEC Route 100 & Swedesford Rd.
GACC               10   TA0331            Highland Glen & Highland Ridge                12601/12701 N. Pennsylvania
GACC               11   TA0412            Northville Centre                             17101-17899 Haggerty Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC               12   GMAC1410          Holtze Executive Place                        818 17th Street
GMAC               13   GMAC3020          Capital, Parkview and Manahawkin Rollup       Various
GMAC              13A   GMAC3020A         Manahawkin Convalescent Center                1211 Route 72 West
GMAC              13B   GMAC3020B         Parkview Healthcare Center                    201 Fifth Avenue
GMAC              13C   GMAC3020C         Capital Nursing Center                        439 Bellevue Avenue
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC               14   GMAC3030          Continental Plaza                             591 and 601 North Seventh Street
Conti              15   MP-1001           Central Valley Plaza Shopping Center          2225 Plaza Parkway
Paul Revere        16   989992 & 989993   Aggregate Loan Level Information              Various
Paul Revere       16A   989992 & 989993A  2400 Internationale Parkway                   2400 Internationale Pkwy
Paul Revere       16B   989992 & 989993B  1200 Internationale Parkway                   1200 Internationale Parkway
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Paul Revere       16C   989992 & 989993C  2401 Internationale Parkway                   2401 Internationale Parkway
Paul Revere       16D   989992 & 989993D  2300 Internationale Parkway                   2300 Internationale Parkway
Paul Revere        17   999904            Olympia House                                 279 E. 44th Street
GACC               18   TA0738            1050 17th Street NW                           1050 17th Street NW
Conti              19   97-LO16           Encino Town Center                            17130-17240 Ventura Blvd
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GACC               20   TA0011            Embassy Tower Apartments                      154 West 70th Street
GMAC               21   GMAC3050          Farmer's Market III Office Building           1727 30th Street
GMAC               22   GMAC1180          369 Lexington Avenue                          369 Lexington Avenue
GMAC               23   GMAC3470          Hillsdale Manor Care Center                   2883 South Norfolk Street
Paul Revere        24   989987            The Atriums Retirement Center                 7300 West 107th. Street
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC               25   GMAC1270          Holiday Inn Arlington At Ballston             4610 North Fairfax Drive
GACC               26   TA0576            Shelbourne Square Shop Center                 5400-5580 Perkiomen Avenue
Boston Capital     27   2359              1400 Marina Way South                         1387-1401 & 1400-1402 Marina Way
                                                                                        South
Conti              28   9610065           Winsom Village (Mt. Clemens MHP)/Mobiland     23680 Sandpiper Drive
                                          Meadow
GACC               29   TA0292            Condyne Freezers, Inc.                        55 Murphy Drive
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti              30   9610053           Sunset Village                                2450 Waukegan Road
Conti              31   25008             Aggregate Loan Level Information              Various
Conti             31A   25008A            University Office Plaza I                     3635 Mercerville-Quakerbridge
                                                                                        Road
Conti             31B   25008B            University Office Plaza II                    3507 Mercerville-Quakerbridge
                                                                                        Road
GACC               32   TA0535            Mount Pocono Plaza                            601 Route 940
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Paul Revere        33   999969            Shoprite/Grade-A Plaza                        360 Connecticut Avenue
Paul Revere        34   989984            Eastgate Pavilion                             650 Eastgate Blvd.
GACC               35   TA1295            Monticello West                               5114 McKinney Avenue
GACC               36   GA0112            Builders Square #1310                         Western Plaza, St. Rd No. 2
GACC               37   TA0511            Vineyard Valley Center                        16989-17089 Valley Blvd.
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GACC               38   GA0090            CarMax                                        3100 Mount Zion Parkway
Paul Revere        39   999902            Avon Marketplace                              380 West Main Street
GACC               40   TA1026            Memorial Club Apartments                      904 & 955 Westcott Street
GACC               41   TA0739            2201 Wisconsin Avenue, NW                     2201 Wisconsin Avenue, NW
Conti              42   96-LO28           Cornerstone of Bethesda                       6702-6800 Wisconsin Avenue
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC               43   GMAC1130          Holiday Inn Fishkill                          2511 Route 9
Paul Revere        44   989995            Shoppes at Longwood Village                   U.S. Rte 1 at Bayard Road
GACC               45   TA0832            Montara Meadows                               3150 East Tropicana Avenue
GMAC               46   GMAC3480          Carlyle Suites Hotel                          1731 New Hampshire Avenue, N.W.
GACC               47   GA0091            CarMax                                        13100 Gulf Freeway
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC               48   GMAC1030          King George Hotel                             334 Mason Street
Conti              49   9410201           Mini Max Self-Storage                         3951 Murphy Canyon Road
Boston Capital     50   1713              Armstrong Building                            150 N. Queen Street
Paul Revere        51   999903            Aggregate Loan Level Information              Various
Paul Revere       51A   999903A           Hale Road Plaza                               120 Hale Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------

Paul Revere       51B   999903B           91 Prestige Park Circle                       91 Prestige Park Circle
Paul Revere        52   999914            U.S. Airports Air Cargo Facility              250 U S Airports Way
GACC               53   GA0111            K-Mart #7665                                  State Road No. 3 & PR 874
GACC               54   GA0110            Builders Square #1002                         State Road No. 3 & PR 874
Boston Capital     55   2178              Del Mar Heights Village                       2602-2690 Del Mar Heights Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC               56   GMAC3490          Savoy Suites Georgetown Hotel                 2505 Wisconsin Avenue, NW
GACC               57   GA0092            CarMax                                        16110 North Freeway
GACC               58   TA0109            Best Western Rio Grande Inn                   400 East Second Avenue
GACC               59   GA9701            The Hit Factory                               421-429 West 54th Street
GACC               60   TA0813            Victoria Woods Apartments                     9601 Ashton Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti              61   9510165           Maple Tree Inn                                711 East El Camino Real
GMAC               62   GMAC3090          Apple Apartments                              1334 West Foothill Boulevard
Boston Capital     63   2336              Three Westec Industrial Bldg.                 34 St Martin Drive
Paul Revere        64   999934            Ideal Professional Park                       2333 Morris Avenue
Boston Capital     65   1380              Camelback Plaza                               2621 E. Camelback Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti              66   96-LO26           Fieldcrest Walk Apartments                    10238 Fieldcrest Drive
GMAC               67   GMAC1040          Denville Technical Center                     66, 94, 96, 98 & 100 Ford Road
Conti              68   9510115           Yorba Linda Station Plaza                     NWC Yorba Linda Blvd. & Imperial
                                                                                        Hwy.
Paul Revere        69   999900            Tremont Square Shopping Center                NW 64th. Street & North Chatham
GACC                70  TA0004            Kroger Citi-Center                            2685 Stewart Avenue, SE
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC                71  GMAC1280          Residence Inn by Marriott -San Antonio        1014 NE Loop 410
Boston Capital      72  1792              Blackstone Office Centre                      1777 & 1797 NE Expressway
GACC                73  TA0838            Woodlands Village                             1055 301 Blvd. East
GACC                74  TA0106            Aggregate Loan Level Information              Various
GACC               74A  TA0106A           89-95 Wayne Street                            89-95 Wayne Street
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GACC               74B  TA0106B           213 Washington St.(99 Sussex)                 213 Washington Street
GACC               74C  TA0106C           199-201 Warren Street                         199-201 Warren Street
GACC               74D  TA0106D           Bergenwood Commons                            4306-4313 Smith Avenue
GACC               74E  TA0106E           112 Sussex Street                             112 Sussex Street
GACC               74F  TA0106F           492-500 Jersey Avenue                         492-500 Jersey Avenue
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GACC               74G  TA0106G           211 Washington Street                         211 Washington Street
GACC               74H  TA0106H           512-514 Jersey Avenue                         512-514 Jersey Avenue
GMAC                75  GMAC1200          Techmedia Computer Systems                    7301 Orangewood Avenue
Paul Revere         76  999968            Four Park Avenue                              4 Park Ave.
Conti               77  LMA97-2H          Holiday Inn -Bossier City                     2015 Old Minden Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Paul Revere         78  999916            Norstar Apartments                            4784 Norstar Boulevard
Paul Revere         79  381540            Price Chopper-Albany                          911 Central Avenue
GACC                80  TA0281            Meadowrun Apartments                          2294 Zink Road
Conti               81  9510138           La Mesa Village Plaza                         4700 Spring Street,
                                                                                        8100/8130/8170/8200 La Mesa Bl
Paul Revere         82  172791            Circuit City-Countryside                      9950 Joliet Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti               83  9610061           Shortridge Village MHP                        7441 Chinook Circle
GMAC                84  GMAC1390          Columbia Business Center                      840-850-860-890-910 East Stowell
                                                                                        Road
Paul Revere         85  999915            Aggregate Loan Level Information              Various
Paul Revere        85A  999915A           Hudson Woods (Phase I)                        1930 Robinwood Road
Paul Revere        85B  999915B           The Woodlands                                 6401 Woodbend Drive
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC                86  GMAC3100          Hollywood Place Apartments                    7400 Hollywood Boulevard
Paul Revere         87  358440            Builder's Square                              20811 South Dixie Highway
GACC                88  TA0839            Regency Residence                             6711 Embassy Blvd.
GMAC                89  GMAC1640          Holly Court Apartments                        550 East Holly Ave., 601 West
                                                                                        Holly Ave., and 620 South
                                                                                        Florence Ave.
Paul Revere         90  989994            2500 Internationale Parkway                   2500 Internationale Parkway
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GACC                91  TA0060            Northwest Atlanta Hilton Hotel                2055 South Park Place
GMAC                92  GMAC3150          Willow Oaks Shopping Center                   N/W/C Fox Hill Road and Willow
                                                                                        Oaks Boulevard
GMAC                93  GMAC1460          Fairfield Corporate Center                    264 Passaic Avenue and 6, 7, and
                                                                                        10 Kingsbridge Road
Conti               94  9410213           Herndon Industrial Park                       301 Spring Street
Paul Revere         95  989983            Aggregate Loan Level Information              Various
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Paul Revere        95A  989983A           Glenview Corporate Center (3050 Tillman       3050 Tillman Drive
                                          Drive)
Paul Revere        95B  989983B           Glenview Corporate Center (3260 Tillman       3260 Tillman Drive
                                          Drive)
Paul Revere         96  381530            Price Chopper-Dunmore                         1228 ONeil Highway
Paul Revere         97  999913            Wekiva Woods Apartments                       950 Montgomery Road
Conti               98  9610062           Madison Heights MHP                           26131 Dequindre Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Paul Revere         99  989978            Highland Court Office Building                9000 E. Nichols Avenue
GMAC               100  GMAC3160          Glendale Care Center                          4704 West Diana
GMAC               101  GMAC3430          33 Walt Whitman                               33 Walt Whitman Road
Conti              102  9510161           Sunrise Towne Centre                          3820 and 3860 Convoy Street
GACC               103  TA0059            Aggregate Loan Level Information              Various
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GACC              103A  TA0059A           Portage Center                                2935 New Pinery Road
GACC              103B  TA0059B           Waseca Center                                 1230 -1300 Highway 13 North
GMAC               104  GMAC3370          189 Montague Street                           189 Montague Street
GMAC               105  GMAC1620          Interstate Corporate Center                   280-282-288 Williston Road
GMAC               106  GMAC1090          192-196 Lexington Avenue                      192 Lexington Avenue
--------------  ------- ----------------  --------------------------------------------- ---------------------------------

GMAC               107  GMAC1110          Aliso Viejo Plaza                             26852-27072 La Paz Road
GMAC               108  GMAC1860          Sterling/Sahara Professional Park             7448-7548-7530-7560 West Sahara
                                                                                        Avenue
Paul Revere        109  989990            Siena Square                                  2060 Broadway
GACC               110  TA0486            Antigo Center                                 445 Highway 64
GMAC               111  GMAC1120          Electric Building                             410 West 7th Street
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Paul Revere        112  000002            Lowe's Superstore                             1565 US 70
GMAC               113  GMAC3520          Holiday Inn Bangor                            404 Odlin Road
Conti              114  9410087           Laurel Canyon Self Storage                    10864 Laurel Canyon Boulevard
GMAC               115  GMAC3180          Fox Hill Apartments                           17611 West 16th Avenue
GMAC               116  GMAC3200          Overlook Apartments                           1333 North Camino Alto
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti              117  9510168           Glad Business Park                            2446-2530 Main Street
Paul Revere        118  742640            Circuit City-Minnetonka                       1001 Plymouth Road
GMAC               119  GMAC3190          Morris Heights Apartments                     1849 Sedgwick Avenue
Paul Revere        120  989976            Circuit City -Clearwater                      24244 US 19 Highway
Boston Capital     121  1845              Burleson Shopping Center                      640 Wilshire Blvd.
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC               122  GMAC1420          Alto Serramonte Shopping Center               314-362 Gellert Boulevard
Conti              123  NY97002           South Service Road                            45 South Service Road
Conti              124  9510167           Santee Galleria                               1048 Santee Street
GMAC               125  GMAC1650          Kingsrow Apartments                           500 Chews Landing Road
GMAC               126  GMAC1370          Village LaVerne Retail Center                 2105-2145 Foothill Boulevard
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC               127  GMAC1260          Courtyard by Marriott -Long Beach             500 East First Street
Boston Capital     128  1719              Mission View Communities                      31 West Los Reales Road
GMAC               129  GMAC1630          Hampton Inn Fairfax                           10860 Lee Highway
GACC               130  TA0610            Bellfort Villa Apartments                     6301 West Bellfort Boulevard
Paul Revere        131  989991            Hawthorne Gardens Apartments & 2010 Western   1980-2010 Western Avenue
                                          Ave.
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Paul Revere        132  989999            Broadview Village Square                      NEC of South 17th Ave. & W.
                                                                                        Cermak Rd.
GACC               133  WF9702            10611 & 10621 Iron Bridge Rd.                 10611 & 10621 Iron Bridge Rd
Paul Revere        134  989997            Bursca Business Park                          400 -600 Bursca Drive
GACC               135  TA0484            Mauston Shopping Plaza                        800 N. Union Street
GMAC               136  GMAC3220          Plum Tree Apartments                          12450 Marshall Avenue
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GACC               137  WF9704            Rolling Heights I                             2275 Rolling Run Drive
GACC               138  TA0485            Medford Center                                190 Medford Plaza
GMAC               139  GMAC3440          Life Care Center at South Mountain            8008 South Jesse Owens Parkway
GMAC               140  GMAC3170          Las Fuentes Care Center                       1045 Scott Drive
Boston Capital     141  2094              Sebring Square Shopping Center                700 Sebring Square
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GACC               142  LM9701            Marcy Avenue Office Building                  185 Marcy Avenue
GMAC              143   GMAC1020          Green Valley Apartments                       1960 South Chelton Road
GMAC              144   GMAC3230          Studio Village Shopping Center                11265-11321 Ventura Boulevard
Paul Revere       145   989977            Mass General Hospital Bldg.                   121-123 Inner Belt Road
GACC              146   TA0461            Ocean Crest Retirement                        192 Norman Avenue
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Boston Capital    147   1833              Valley Shopping Center                        1000 North Elmira Street
GMAC              148   GMAC1600          Sandcreek Apartments                          1940 South Chelton Road
GACC              149   TA0016            Howard Johnson Hotel                          155 Riverside Street
GACC              150   TA0108            Melbourne Distribution Center                 976-1024 Nandino Boulevard
Conti             151   97-1C             Colorado Springs Wal-Mart                     525 South Eighth Street
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC              152   GMAC1490          Montpelier Woods Apartments                   9513 Muirkirk Road
Conti             153   9510151           Vista Paint Plaza                             24164-24196 Alicia Parkway &
                                                                                        25511-25521 Muirlands
GMAC              154   GMAC1210          Kings Plaza Medical Center                    2270 Kimball Street
GMAC              155   GMAC3120          Cloverdale Court Apartments                   340 South Cloverdale Avenue
Paul Revere       156   172760            Circuit City-Independence                     18701 E. 39th Street
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti             157   97-3C             Park Santa Fe Shopping Center                 3470-3518 East Santa Fe
Boston Capital    158   1406              Branch River Industrial Bldg.                 582 Great Road (Route 146A)
Conti             159   97-LO11B          9822 Fallard Court                            9822 Fallard Court
GMAC              160   GMAC1250          Orange Towne Center                           109 Boston Post Road
Conti             161   25009             Donnelly Garden Apartments                    1245-1400 Donnelly Avenue
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC              162   GMAC1230          Newhouse Office Building                      10 Exchange Place
GACC              163   TA0198            Princessa Apartments                          1855 Wirt Drive
Paul Revere       164   172790            Circuit City-Lafayette                        5624 Johnston Street
Conti             165   NY96001           Dyker Plaza                                   531 86th Street
Conti             166   97-LO11A          9821 Fallard Court                            9821 Fallard Court
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC              167   WHSE1670          Oxbow Apartments                              4800 S. Tennis Lane
Conti             168   HSA1003           Kishwaukee Industrial                         4500 Kishwaukee Road
Paul Revere       169   989988            Transit Storage                               3031 & 3051& 3101 Washington
                                                                                        Boulevard
Paul Revere       170   999906            The Sports Authority                          105 Pace Boulevard
Conti             171   96-L033           Hillside Industrial Center                    100 Hoffman Place
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GACC              172   TA0027            Belair Towers Apartments                      555 Elizabeth Ave.
GMAC              173   GMAC1220          Mid Valley Business Center                    35, 40, 50 & 55 Sunset Drive
Conti             174   9410190           Hide-Away -Sarasota 2                         2590 17th Street
Conti             175   9410189           Hide-Away -Sarasota 1                         335 South Beneva Road
Conti             176   9510176           Best Western -Beaumont Inn                    2155 N. 11th Street
--------------  ------- ----------------  --------------------------------------------- ---------------------------------

GMAC              177   GMAC3130          Oasis Apartments                              217 North Sunset Avenue
GMAC              178   GMAC3240          College Square Shopping Center                917-963 West March Lane
Paul Revere       179   383480            Sports Authority                              1730 Fowler Avenue
GMAC              180   GMAC1310          Essex Village/Marlyn Gardens Apartments       414-500-504 Marlyn Avenue,
                                                                                        800-851 Brunswick Road, 207-219
                                                                                        Marlyn Avenue, and 902-942
Paul Revere       181   989979            211 Sinclair Street                           211 Sinclair Street
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC              182   GMAC1570          Gatehouse Apartments                          300 North Fort Lane
Conti             183   97-40C            Highland Apartments                           2600 Knollwood Court
GACC              184   TA0245            Shader Road Warehouses                        2515-2517 Shader Road
Conti             185   9510131           Flamingo Lakes                                2820-2880 E. Flamingo Rd.
Conti             186   9410131           American Self Storage                         7676 Slater Avenue
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC              187   GMAC1320          Surfside Commons                              U.S. Highway 17 By-Pass and SC
                                                                                        #544
Boston Capital    188   1766              Gansett Shopping Center                       50-90 Newport Avenue
GMAC              189   GMAC1690          Independence Hall and Jefferson Mansion       111 -141 East 5600 South
GACC              190   WF9705            Yellow Brick Road IV                          9008 Yellow Brick Road
GMAC              191   GMAC3510          88 -96 Third Avenue                           88 -96 Third Avenue
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GACC              192   GA0035            Walnut Ranch Apartments                       1330 West H Street
Boston Capital    193   2048              Preston Highlands Retail Ctr.                 2401 Preston Road
GACC              194   TA0993            The Woods Apartments                          2234 W. Merced Avenue
Conti             195   97-H005           Wilshire Nursing and Rehab Center             290 Heather Court
Conti             196   9510133           Green Isle Apartments                         457 Flint Hill Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC              197   GMAC1190          Tyler Square Center                           1320 Main Street
GMAC              198   GMAC1730          Atrium Office Building                        5250 South Commerce Drive
Boston Capital    199   1681              50 D'Angelo Drive                             50 DAngelo Drive
Conti             200   9510137           Jacksonville Comfort Inn                      341 Park Avenue
Boston Capital    201   2344              Bay Centre Plaza                              1217 Bay Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti             202   9510134           Monterey Apartments                           1315 Magnolia Avenue
GMAC              203   GMAC3250          Westgate Center Office Park                   2528 & 2531 Center West Parkway
GMAC              204   GMAC3140          Martinique Apartments                         5951 Riverside Drive
GMAC              205   WHSE1680          Century Apartments -Williston                 1501, 1509, 1510 Bison Dr.; 1510
                                                                                        9th Ave. West; 1710, 1724 16th
                                                                                        Ave. West; & various
GACC              206   WF9706            Yellow Brick Road V                           9100 Yellow Brick Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC              207   GMAC1710          Spring Run                                    965 -970 East Murray-Holladay
                                                                                        Road
GMAC              208   GMAC1070          Wildflower Apartments                         1250 34th Street
Conti             209   25006             St. George/25 Hyatt Office Building           25 Hyatt Street
Conti             210   9510175           Best Western -Jefferson Inn                   1610 Interstate 10
Conti             211   9510154           Knights Inn -Seymour                          207 N. Sandy Creek Drive
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Boston Capital    212   2165              1401 Erie Boulevard East                      1401 Erie Boulevard East
GACC              213   TA0514            Plantation Business Park                      4350-4450 West Sunrise Blvd.
GMAC              214   GMAC1680          Cloverland Office Building                    5242 South College Drive
Conti             215   96-LO29           College Center                                6704-6830 South 19th Street
Conti             216   HSA1004           Harbor East                                   4100 Edgewood Avenue
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC              217   GMAC1380          Skyline Apartments                            201 Skyline Circle
Conti             218   9510177           Best Western Westchase Mini-Suites            2950 W. Sam Houston Parkway
Conti             219   9510142           L.A. County Mental Health Building            1224 North Vine
Boston Capital    220   1690              Benchmark Shopping Center                     82 East Beaver Creek Boulevard
GACC              221   GA0093            Circuit City Service Center                   7351 Round Pond Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti             222   97-LO13           Stoney Brook/Waterfront Apartments            4901 and 5001 San Mateo Lane NE
Paul Revere       223   172761            Circuit City-Fredericksburg                   3061 Plank Road
Conti             224   CLC1008           Country Estates MHP                           3500 35th Avenue
GMAC              225   GMAC1100          Maddex Square Shopping Center                 Route 45 and Maddex Drive
Boston Capital    226   2396              Shaw's CarpetSmart                            100 Jay Scutti Blvd.
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti             227   9410137           Security Public Storage -Bermuda Dunes        39-505 Berkey Drive
GMAC              228   WHSE1700          Oakwood Apartments                            3300, 3400 West 53rd Street;
                                                                                        3301, 3401, 3409 West 51st Street
Boston Capital    229   1857              Vertex Pharmaceuticals Bldgs.                 228-240 Sidney Street
Boston Capital    230   2139              Monarch Court Office Building                 6265 Greenwich Drive
Conti             231   9410214           Victory Self Storage                          303 Victory Drive
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti              232  9410162           U-Stor-It (Red Bird)                          5409 Westmoreland Road
GMAC               233  GMAC1720          Spring Pines                                  825 -865 East Murray-Holladay
                                                                                        Road
GMAC               234  GMAC3500          Lower Atherton Plaza                          986 & 990 West Atherton Drive
Conti              235  97-LO01           ATT Retail Condos                             15 West Sixth Street
GMAC               236  GMAC3280          Aztec Villa Apartments                        4001 East McDowell Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC               237  GMAC1610          Huntington Green Apartments                   1650 West Chester Pike
GACC               238  TA0969            Colonial Manor Apartments                     124-50 W. Evergreen Avenue
GMAC               239  GMAC1740          Prowswood Plaza                               4885 South 900 East
GMAC               240  GMAC3290          Lancaster Mews Apartments                     3600-3630 Lancaster Avenue
GMAC               241  GMAC1400          4455 South Office Building                    4455 South 700 East
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti              242  9410198           Safe Harbor Self Storage                      16842 Harbor Blvd
Conti              243  9410207           Security Public Storage -Oceanside            1501 South Coast Highway
GMAC               244  GMAC1360          Emerald Shores                                3802 Nasa Road One
GMAC               245  GMAC1750          Villa / Sierra roll up                        Various
GMAC              245A  GMAC1750A         Villa Maria Care Center                       723 East 9th Street
--------------  ------- ----------------  --------------------------------------------- ---------------------------------

GMAC              245B  GMAC1750B         Sierra View Care Center                       14318 Ohio Street
Conti              246  9410188           Hide-Away -Bradenton                          8400 Cortez Road West
Conti              247  9410182           Stor N'Lock (3)                               16515 South Valley View
GMAC               248  GMAC1700          Washington Square                             151 East 5600 South
Conti              249  96-S022           2000 Post Road Office Bldg                    2000 Post Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Paul Revere        250  989981            111-115 Sinclair Street                       111-115 Sinclair Street
GMAC               251  GMAC1550          The Parkway Apartments                        925 -931 North Front Street
Conti              252  97-H001           Sun Valley Child Care Center                  10705 Penrose Street
Conti              253  97-LO05           Super 8 Motel -Hyde Park                      528 Albany Post Road
Paul Revere        254  989980            Crossroads Industrial Center                  2 Manhattan Drive
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti              255  9610069           Canyon View Mobile Home Park                  1450 North Dixie Downs Road
Conti              256  9410220           Tanque Verde / Kolb Self Storage              6750 East Tanque Verde Road
Conti              257  96-LO08           Glendale Shopping Center                      1114-1118 / 1126-1144 E. Broadway
Boston Capital     258  1682              10 Wheeling Avenue                            10 Wheeling Avenue
GMAC               259  WHSE1750          Chateau Apartments                            1725 & 1805 2nd Avenue S.W.
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GACC               260  TA0110            The Birches Apartments                        105 Blackwood-Clementon Road
Conti              261  97-L017           Zachary Place Apartments                      3327 Willow Creek Drive
Conti              262  9510145           Okeechobee Business Center / Town Center      1799 South Parrott Avenue
                                          Garden
GACC               263  TA0970            Chestnut Hill Apartments                      220 West Evergreen Ave.
GMAC               264  WHSE1760          Century Apartments-Dickinson                  1156 21st Street West
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC               265  GMAC1150          Adams House Health Center                     80 Fern Drive
Conti              266  9410206           Security Public Storage -Vallejo              4360 Sonoma Blvd.
GMAC               267  GMAC1240          Nottingham Village Apartments                 1310 Nottingham Way
Conti              269  96-S043           Lake Bryan Supermarket                        13605 State Road 535
GMAC               270  GMAC1300          North Highland Center                         200 North Highland Avenue
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC               271  WHSE1780          Hill Park (also known as Garden Grove)        2010, 2030 & 2120 Xavier Street
GMAC               272  GMAC1590          Pineridge Apartments                          East 40 Pineridge Court
GMAC               273  GMAC3300          Lyons Center                                  1213 &1245 West Henderson Avenue
Conti              274  CLC1010           Atlasta Mobile Home Park & Mini Storage       3605 Federal Way
Boston Capital     275  2250              Nautilus Professional Bldg                    470 Nautilus Street
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Boston Capital     276  1188              Seville Apartments                            185 East, 300 North
Conti              277  HSA1001           Walnut Hill Shopping Center                   3720 Walnut Hill Lane
Conti              278  9510140           4525 Madison                                  4525 Madison Avenue
GMAC               279  GMAC1430          Candle Chase Apartments                       6822 South Hulen Street
Conti              280  CLC1007           Apple Mini Storage Park                       3158 Thorntree Drive
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC               281  GMAC1480          Mat West Industrial                           14332, 14348 Calvert St,; 14333,
                                                                                        14339 and 14343 Bessemer St.;
                                                                                        14932 Oxnard St.
Conti              282  96-LO30           Dana Plaza Shopping Center                    31260 Pacific Highway South
GMAC               283  GMAC1540          Wedgewood Apartments                          2555 Wedgewood Road
Paul Revere        284  999978            Phair Office Park I                           1000-1056 West Street
Boston Capital     285  1821              Brookwood Apartments                          1904 White Avenue
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti              286  9510146           Jacksonville Days Inn                         4280 Eldridge Loop
Paul Revere        287  989982            Whiteland Business Center                     860 Springdale Drive
Conti              288  CLC1009           Grandma's Truckstop                           9378 West State Road 114
Paul Revere        289  999937            Memtek Building                               28 Cook Street
Conti              290  9510173           Arrow Highway                                 15426 Arrow Highway
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti              291  NY96002           3032 Nostrand Avenue                          3032 Nostrand Avenue
Conti              292  9410200           Storage World Self Storage                    8500 Cunningham Lake Road
Conti              293  9610071           Shady Acres and Fairgrove MHP                 11 Shady Acres Lane
GMAC               294  WHSE1790          Rosewood Court Apartments                     3500 & 3510 West 53rd; 4508 S.
                                                                                        Tennis Lane
GMAC               295  GMAC1350          Pine Garden Apartments                        6414 Baseline Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti              296  9510132           Comfort Inn -Waxahachie                       200 Interstate Highway 35 East
GMAC               297  GMAC1170          Blue Mountain Convalescent Home               1200 South East 12th Street
Conti              298  9410208           Dandy Trail Self Storage                      8051 Windham Lake Drive
Conti              299  9510163           51 Federal Street                             51 Federal Street
Conti              300  97-S015           Rite Aid                                      1631-1643 Pitkin Avenue
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti              301  NY0015            Grand Union Store                             501 West Harford Street
GMAC               302  GMAC1340          Trotter's Alley                               30-34 South Second Street
Boston Capital     303  1698              Park Row West Shopping Center                 2221 West Park Row
Boston Capital     304  1512              1215 Zerega Avenue                            1215 Zerega Avenue
GMAC               305  GMAC3310          Avalon Apartments                             814-820 Southern Avenue, SE
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC               306  GMAC1080          Pineview Apartments                           East 1405 30th Avenue
Conti              307  97-LO15           Center Point Business Park                    1331 Highway 80
Conti              308  97-S001           Kissimmee Business Center                     US 441 & Fletcher Street
Conti              309  96-S030           Halilani Apartments                           1050 South J Street
Conti              310  96-S010           Sunset Shopping Center                        5123 -5137 1/2 W. Sunset
                                                                                        Boulevard
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
GMAC               311  GMAC1440          Havana Plaza Shopping Center                  2222 South Havana Street
Conti              312  9510153           Casa Grande and La Casa Apartments            119 West Young Avenue/2908 Lake
                                                                                        Road
GMAC               313  GMAC1010          Teton Meadows Apartments                      820 East Hansen Avenue
Conti              314  96-S028           147 Spring Street                             147 Spring Street
Conti              315  96-S019           Ramada Inn                                    PO Box 429, US Hwy 17 and I-95
--------------  ------- ----------------  --------------------------------------------- ---------------------------------

Conti              316  9410212           Sunshine Self Storage                         3125 W. Superstition Blvd
Conti              317  9510112           Platte Canyon Square Shopping Center          5950 Platte Canyon Road
Conti              318  9510169           Lincoln/Anaheim Strip Center                  2405 & 2415 West Lincoln Avenue
GMAC               319  GMAC1670          Atherton Plaza                                1006 -1020 -1030 West Atherton
                                                                                        Drive
Conti              320  97-S013           1561-1567 Pitkin Avenue                       1561-1567 Pitkin Avenue
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti             321   P0-S0736          Southgate Village II                          8215-8225 Long Beach Blvd.
Conti             322   9410204           Alpine Personal Storage                       856 Tavern Road
Conti             323   9410202           Rancier Mini Storage                          1003 North 38th Street
Conti             324   96-S021           2060/2070 Post Road                           2060/2070 Post Road
Conti             325   97-S046           Crestwood Apartments                          3612 -3620 Crest Avenue SE
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti             326   9410211           Hawn Freeway Self Storage                     7979 C.F. Hawn Freeway
Conti             327   97-S002           Plaza Del Sol Apartments                      304 1/2 Montclaire Drive SE
Conti             328   9410194           Peachtree City Self Storage                   126 Huddleston Drive
Conti             329   97-S049           Ramblin Rows Mobile Home Park                 4902 West Bethany Home Road
Conti             330   96-LO03           5000 Angola Road                              5000 Angola Road
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti             331   97-S006           757-761A Flatbush Avenue                      757-16A Flatbush Avenue
Conti             332   96-S042           Royal Center                                  10650-10668 Zelzah Avenue
Conti             333   99-S004           Steve's Auto Detailing                        1645 Superior Avenue
Conti             334   96-S038           91 North 5th Street                           91 North 5th Street
Conti             335   97-S019           29-16 21st Avenue                             29-16 21st Avenue
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti             336   97-S018           Calabro Chevrolet                             2549 Whitehaven Road
Conti             337   97-S007           763-767 Flatbush Avenue                       763-767 Flatbush Avenue
Conti             338   96-S047           Southwest Hood                                3611 S.W. Hood
Conti             339   96-S036           Eugenie Apartments                            21-26 Menahan Street
Conti             340   96-S033           Leung Retail Center                           1161 N. Avalon Boulevard
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti             341   96-S046           Blue Tiplit Inc. (Poseidon Plaza)             Route 6
Conti             342   97-S027           Pine Hill Apartments                          365 -395 Holly Street NW
Conti             343   96-S044           Congo River Gift Shop                         4775 State Road 192
Conti             344   97-S008           University Place Apartments                   575-615 Atlantic Street
Conti             345   96-S005           Bank Street Brewing Co.                       65 Bank Street
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti             346   97-S033           Beverly Court Apartments                      511 West Evergreen Boulevard
Conti             347   96-S001           Reseda Industrial                             5969-6007 Reseda Blvd.
Conti             348   97-S016           185 N. Robertson Blvd.                        185 N. Robertson Blvd.
Conti             349   96-S029           Socci                                         24 -26 Locust Avenue
Conti             350   P0-S0662          Luxor Enterprises                             104 West Cedar Street
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti             351   97-S005           Courts of Lakewood                            5511 Columbia Avenue
Conti             352   P0-S6732          South Yale/Santa Ana Industrial               2601 South Yale Street
Conti             353   96-S023           391 Pacific Street                            391 Pacific Street AKA 101-109
                                                                                        Bond Street
Conti             354   97-S012           Lake Breeze Mobile Home Park                  8704 Lake Road
Conti             355   97-S024           Hollywood Market                              4434 NE Sandy Boulevard
--------------  ------- ----------------  --------------------------------------------- ---------------------------------
Conti             356   96-S050           Atlantic Townhouses                           833 E. University Blvd.


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                                      CUT-OFF
LOAN                                                        ZIP       CROSSED LOAN       ORIGINAL      DATE        ACCRUAL
SOURCE                  CITY                STATE           CODE     CONTROL NUMBERS     BALANCE      BALANCE      METHOD
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GACC            Queens              New York              11415                        $40,000,000 $39,956,047       30 / 360
GACC            Richmond            Virginia              23233                        39,951,500  39,902,840    Actual / 360
GACC            Various             Various               Various                      31,000,000  31,000,000        30 / 360
GACC            Manchester          Connecticut           06040
GACC            Manchester          Connecticut           06040
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GACC            Manchester          Connecticut           06040
GACC            Meriden             Connecticut           06460
GACC            Waterbury           Connecticut           06708
GACC            Farmington          Connecticut           06032
GACC            Detroit             Michigan              48233                        26,000,000  25,983,949        30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Various             Various               Various                      23,835,000  23,817,711    Actual / 360
GMAC            Perth Amboy         New Jersey            08861
GMAC            Maple Shade         New Jersey            08052
GMAC            Teaneck             New Jersey            07666
GACC            New York            New York              10003                        22,500,000  22,485,446        30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Farmington          Connecticut           06032                        22,000,000  22,000,000        30 / 360
GMAC            Bensalem Township   Pennsylvania          19020                        21,500,000  21,461,645        30 / 360
Paul Revere     Exton               Pennsylvania          19341                        20,000,000  20,349,066        30 / 360
GACC            Oklahoma City       Oklahoma              73120                        20,000,000  20,000,000        30 / 360
GACC            Northville          Michigan              48152                        19,900,000  19,886,634        30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Denver              Colorado              80202                        19,250,000  19,184,680        30 / 360
GMAC            Various             Various               Various                      19,165,000  19,151,103    Actual / 360
GMAC            Manahawkin,         New Jersey            08050
                Stafford Township
GMAC            Carney's Point      New Jersey            08069
GMAC            Trenton             New Jersey            08618
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Sacramento          California            95814                        18,900,000  18,880,836        30 / 360
Conti           Modesto             California            95356                        18,500,000  18,500,000        30 / 360
Paul Revere     Various             Various               Various 16,90                18,900,000  16,986,421        30 / 360
Paul Revere     Woodridge           Illinois              60517   16,90
Paul Revere     Woodridge           Illinois              60517   16,90
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Paul Revere     Woodridge           Illinois              60517   16,90
Paul Revere     Woodridge           Illinois              60517   16,90
Paul Revere     New York            New York              10017                        16,000,000  15,564,632        30 / 360
GACC            Washington          District of Columbia  20006                        15,250,000  15,240,762        30 / 360
Conti           Encino              California            91316                        15,000,000  14,984,545        30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GACC            New York            New York              10023                        14,000,000  14,000,000        30 / 360
GMAC            Sacramento          California            95816                        14,000,000  13,983,821        30 / 360
GMAC            New York            New York              10017                        13,750,000  13,703,512        30 / 360
GMAC            San Mateo           California            94403                        13,400,000  13,381,576    Actual / 360
Paul Revere     Overland Park       Kansas                66212                        13,250,000  12,957,539        30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Arlington           Virginia              22203                        12,650,000  12,593,295        30 / 360
GACC            Reading             Pennsylvania          19606                        12,500,000  12,484,550        30 / 360
Boston Capital  Richmond            California            94804                        11,950,000  11,950,000        30 / 360
Conti           Clinton Township    Michigan              48236                        12,000,000  11,946,597        30 / 360
GACC            Avon                Massachusetts         02322                        11,800,000  11,770,878        30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Glenview            Illinois              60093                        11,600,000  11,526,288        30 / 360
Conti           Various             Various               Various                      11,400,000  11,390,041        30 / 360
Conti           Hamilton Township   New Jersey            08619
Conti           Hamilton Township   New Jersey            08619
GACC            Mount Pocono        Pennsylvania          18344                        11,400,000  11,385,367        30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Paul Revere     Norwalk             Connecticut           06854                        12,500,000  11,355,169        30 / 360
Paul Revere     Union Township      Ohio                  45245                        12,000,000  11,233,714        30 / 360
                (Cincinnati)
GACC            Dallas              Texas                 75205                        11,000,000  11,000,000        30 / 360
GACC            Mayaguez            Puerto Rico           UAV     36,53,54             10,600,000  10,600,000        30 / 360
GACC            Fontana             California            92335                        10,400,000  10,387,668        30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GACC            Stockbridge         Georgia               30281                        10,360,460  10,347,272    Actual / 360
Paul Revere     Avon                Connecticut           06001                        10,700,000  10,320,419        30 / 360
GACC            Houston             Texas                 77007                        10,300,000  10,300,000        30 / 360
GACC            Washington          District of Columbia  20008                        10,230,000  10,223,803        30 / 360
Conti           Bethesda            Maryland              20815                        10,050,000  10,029,860        30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Fishkill            New York              12524                        10,000,000  9,942,406         30 / 360
Paul Revere     Kennett Square      Pennsylvania          19348                        10,400,000  9,598,750         30 / 360
GACC            Las Vegas           Nevada                89121                        9,500,000   9,500,000         30 / 360
GMAC            Washington          District of Columbia  20009   46,56                9,500,000   9,482,633         30 / 360
GACC            Houston             Texas                 77034                        9,223,220   9,211,479     Actual / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            San Francisco       California            94102                        9,275,000   9,202,845         30 / 360
Conti           San Diego           California            92123                        9,000,000   8,990,131         30 / 360
Boston Capital  Lancaster           Pennsylvania          17603                        8,250,000   8,250,000         30 / 360
Paul Revere     Various             Various               Various                      9,000,000   8,229,463         30 / 360
Paul Revere     Manchester          Connecticut           06040


                                                                                                      CUT-OFF
LOAN                                                        ZIP       CROSSED LOAN       ORIGINAL      DATE        ACCRUAL
SOURCE                  CITY                STATE           CODE     CONTROL NUMBERS     BALANCE      BALANCE      METHOD
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------
Paul Revere     East Hartford       Connecticut           06108
Paul Revere     East Granby         Connecticut           06103                        $8,700,000  $8,121,757        30 / 360
GACC            Carolina            Puerto Rico           00985   36,53,54             8,000,000   8,000,000         30 / 360
GACC            Carolina            Puerto Rico           00985   36,53,54             8,000,000   8,000,000         30 / 360
Boston Capital  Del Mar             California            92014                        8,000,000   7,994,444         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Washington          District of Columbia  20007   46,56                8,000,000   7,985,375         30 / 360
GACC            Houston             Texas                 77090                        7,939,485   7,929,379     Actual / 360
GACC            Durango             Colorado              81301                        7,800,000   7,775,874         30 / 360
GACC            New York            New York              10019                        7,650,000   7,591,909         30 / 360
GACC            Philadelphia        Pennsylvania          19114                        7,500,000   7,500,000         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Sunnyvale           California            94087                        7,400,000   7,392,452         30 / 360
GMAC            Upland              California            91786                        7,385,000   7,385,000         30 / 360
Boston Capital  Marlborough/SouthboroughMassachusetts     01752                        7,300,000   7,300,000         30 / 360
Paul Revere     Union               New Jersey            07083                        8,500,000   7,220,808         30 / 360
Boston Capital  Phoenix             Arizona               85016                        7,250,000   7,181,567         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Covington           Georgia               30209                        7,070,000   7,058,327         30 / 360
GMAC            Denville            New Jersey            07834                        7,000,000   6,925,800         30 / 360
Conti           Yorba Linda         California            92686                        6,800,000   6,781,667         30 / 360
Paul Revere     Kansas City         Missouri              64151                        6,900,000   6,720,868         30 / 360
GACC            Atlanta             Georgia               30315                        6,700,000   6,692,230         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            San Antonio         Texas                 78209                        6,700,000   6,669,668         30 / 360
Boston Capital  Atlanta             Georgia               30329                        6,700,000   6,657,772         30 / 360
GACC            Bradenton           Florida               34668                        6,550,000   6,550,000         30 / 360
GACC            Various             Various               Various                      6,420,000   6,408,273         30 / 360
GACC            Jersey City         New Jersey            07303
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GACC            Jersey City         New Jersey            07303
GACC            Jersey City         New Jersey            07303
GACC            North Bergen        New Jersey            07047
GACC            Jersey City         New Jersey            07303
GACC            Jersey City         New Jersey            07302
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GACC            Jersey City         New Jersey            07303
GACC            Jersey City         New Jersey            07302
GMAC            Garden Grove        California            92841                        6,420,000   6,391,126         30 / 360
Paul Revere     New York            New York              10016                        7,600,000   6,361,856         30 / 360
Conti           Bossier City        Louisiana             78201                        6,350,000   6,338,956         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Paul Revere     Clay                New York              13088                        6,825,000   6,295,493         30 / 360
Paul Revere     Albany              New York              12206   79,96                6,235,000   6,064,716         30 / 360
GACC            Fairborn            Ohio                  45324                        6,000,000   5,987,320         30 / 360
Conti           La Mesa             California            91941                        6,000,000   5,984,321         30 / 360
Paul Revere     Countryside         Illinois              60525                        6,191,036   5,936,402         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Indianapolis        Indiana               46219                        5,875,000   5,842,768         30 / 360
GMAC            Santa Maria         California            93454                        5,700,000   5,688,043         30 / 360
Paul Revere     Various             Various               Various                      6,500,000   5,679,933     Silent
Paul Revere     Gastonia            North Carolina        28054
Paul Revere     Charlotte           North Carolina        28212
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Los Angeles         California            90046                        5,540,000   5,540,000         30 / 360
Paul Revere     Miami               Florida               33189                        5,767,000   5,530,024         30 / 360
GACC            Port Richey         Florida               34668                        5,500,000   5,500,000         30 / 360
GMAC            Pitman              New Jersey            08071                        5,500,000   5,490,438         30 / 360
Paul Revere     Woodridge           Illinois              60517   16,90                5,750,000   5,450,198         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GACC            Atlanta             Georgia               30339                        5,500,000   5,447,478         30 / 360
GMAC            Hampton             Virginia              23669                        5,400,000   5,393,789         30 / 360
GMAC            Fairfield           New Jersey            07004                        5,400,000   5,388,130         30 / 360
Conti           Herndon             Virginia              22070   94,231               5,400,000   5,380,708         30 / 360
Paul Revere     Various             Various               Various 95,250,254,287       5,535,000   5,370,374         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Paul Revere     Bensalem            Pennsylvania          19020   95,250,254,287
Paul Revere     Bensalem            Pennsylvania          19020   95,250,254,287
Paul Revere     Dunmore             Pennsylvania          18512   79,96                5,465,000   5,315,834         30 / 360
Paul Revere     Altamonte Springs   Florida               32714                        5,450,000   5,299,306     Actual / 360
Conti           Madison Heights     Michigan              48071                        5,200,000   5,171,179         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Paul Revere     Englewood           Colorado              80111                        5,250,000   5,139,177         30 / 360
GMAC            Glendale            Arizona               85302                        5,130,000   5,122,102         30 / 360
GMAC            Huntington          New York              11746                        5,100,000   5,096,089     Actual / 360
Conti           San Diego           California            92111                        5,100,000   5,095,109         30 / 360
GACC            Various             Various               Various                      5,089,671   5,089,671         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GACC            Portage             Wisconsin             53901
GACC            Waseca              Minnesota             56093
GMAC            Brooklyn            New York              11201                        5,050,000   5,046,560     Actual / 360
GMAC            Williston           Vermont               05495                        5,000,000   4,992,593         30 / 360
GMAC            New York            New York              10016                        5,000,000   4,968,331         30 / 360


                                                                                                      CUT-OFF
LOAN                                                        ZIP       CROSSED LOAN       ORIGINAL      DATE        ACCRUAL
SOURCE                  CITY                STATE           CODE     CONTROL NUMBERS     BALANCE      BALANCE      METHOD
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Aliso Viejo         California            92656                        $5,000,000  $4,966,465        30 / 360
GMAC            Las Vegas           Nevada                89117                        4,990,000   4,914,892         30 / 360
Paul Revere     Boulder             Colorado              80302                        5,030,000   4,900,251         30 / 360
GACC            Antigo              Wisconsin             54409                        4,883,776   4,883,776         30 / 360
GMAC            Fort Worth          Texas                 76102                        4,850,000   4,829,830         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Paul Revere     Garner              North Carolina        27529                        4,900,000   4,825,532         30 / 360
GMAC            Bangor              Maine                 04401                        4,800,000   4,800,000         30 / 360
Conti           Pacoima             California            91331                        4,760,000   4,760,000         30 / 360
GMAC            Golden              Colorado              80401                        4,745,000   4,739,313         30 / 360
GMAC            Vallejo             California            94589                        4,735,000   4,735,000         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Chula Vista         California            91911                        4,700,000   4,695,352         30 / 360
Paul Revere     Minnetonka          Minnesota             55305                        4,862,959   4,662,949         30 / 360
GMAC            Bronx               New York              10453                        4,650,000   4,644,381         30 / 360
Paul Revere     Clearwater          Florida               32463                        4,700,000   4,582,964         30 / 360
Boston Capital  Burleson            Texas                 76028                        4,578,000   4,557,411         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Daly City           California            94015                        4,550,000   4,538,232         30 / 360
Conti           Plainview           New York              11791                        4,500,000   4,500,000         30 / 360
Conti           Los Angeles         California            90015                        4,500,000   4,495,503         30 / 360
GMAC            Lindenwold Borough  New Jersey            08021                        4,500,000   4,492,095         30 / 360
GMAC            LaVerne             California            91750                        4,350,000   4,338,187         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Long Beach          California            90802                        4,300,000   4,280,533         30 / 360
Boston Capital  Tucson              Arizona               85701                        4,300,000   4,275,650         30 / 360
GMAC            Fairfax             Virginia              22030                        4,250,000   4,239,458         30 / 360
GACC            Houston             Texas                 77035                        4,130,000   4,122,215         30 / 360
Paul Revere     Guilderland         New York              12203                        4,215,000   4,109,550         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Paul Revere     Broadview           Illinois              60153                        4,200,000   4,074,444         30 / 360
GACC            Jessup              Maryland              20794                        4,195,000   4,062,686         30 / 360
Paul Revere     South Fayette       Pennsylvania          15017                        4,300,000   4,038,735         30 / 360
GACC            Mauston             Wisconsin             53948                        4,028,181   4,028,181         30 / 360
GMAC            Chino               California            91710                        4,009,000   4,009,000         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GACC            Baltimore           Maryland              21224                        4,140,000   4,009,421         30 / 360
GACC            Medford             Wisconsin             54451                        3,998,372   3,998,372         30 / 360
GMAC            Phoenix             Arizona               85040                        4,000,000   3,996,175         30 / 360
GMAC            Prescott            Arizona               86301                        4,000,000   3,996,175         30 / 360
Boston Capital  Sebring             Florida               33872                        4,000,000   3,985,351         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GACC            Brooklyn            New York              11211                        3,937,000   3,903,376         30 / 360
GMAC            Colorado Springs    Colorado              80916                        3,925,000   3,900,549         30 / 360
GMAC            Studio City         California            91604                        3,900,000   3,897,770         30 / 360
Paul Revere     Somerville          Massachusetts         02167                        4,350,000   3,878,059     Actual / 360
GACC            Coos Bay            Oregon                97420                        3,850,000   3,838,925         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Boston Capital  Athens Township     Pennsylvania          18840                        3,800,000   3,783,062         30 / 360
                (Sayre)
GMAC            Colorado Springs    Colorado              80916                        3,800,000   3,776,337         30 / 360
GACC            Portland            Maine                 04103                        3,750,000   3,741,171         30 / 360
GACC            Lexington           Kentucky              40511                        3,750,000   3,739,437         30 / 360
Conti           Colorado Springs    Colorado              80905                        3,747,000   3,737,048         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Laurel              Maryland              20708                        3,725,000   3,718,799         30 / 360
Conti           Mission Viejo       California            92691                        3,700,000   3,696,014         30 / 360
GMAC            Brooklyn            New York              11234                        3,710,000   3,692,813         30 / 360
GMAC            Los Angeles         California            90036                        3,690,000   3,690,000         30 / 360
Paul Revere     Independence        Missouri              64057   156,164              3,854,419   3,695,889         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Flagstaff           Arizona               86001                        3,600,000   3,600,000         30 / 360
Boston Capital  North Smithfield    Rhode Island          02917                        3,600,000   3,596,546         30 / 360
Conti           Upper Marlboro      Maryland              20772   159,166              3,600,000   3,594,443         30 / 360
GMAC            Orange              Connecticut           06477                        3,600,000   3,590,232         30 / 360
Conti           Atlanta             Georgia               30310                        3,562,000   3,558,404         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Salt Lake City      Utah                  84111                        3,550,000   3,533,822         30 / 360
GACC            Houston             Texas                 77055                        3,540,000   3,527,251         30 / 360
Paul Revere     Lafayette           Louisiana             70503   156,164              3,674,679   3,529,134         30 / 360
Conti           Brooklyn            New York              11209                        3,500,000   3,496,467         30 / 360
Conti           Upper Marlboro      Maryland              20772   159,166              3,500,000   3,494,591         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Sioux Falls         South Dakota          57106   167,205,228,264,294  3,565,000   3,452,688         30 / 360
Conti           Rockford            Illinois              61109                        3,450,000   3,443,152         30 / 360
Paul Revere     Baltimore           Maryland              21230                        3,500,000   3,416,700         30 / 360
Paul Revere     Warwick             Rhode Island          02886                        3,500,000   3,407,767     Actual / 360
Conti           Hillside            New Jersey            07205                        3,400,000   3,400,000         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GACC            Newark              New Jersey            07112                        3,400,000   3,387,893         30 / 360
GMAC            Basalt              Colorado              81621                        3,400,000   3,387,873         30 / 360
Conti           Sarasota            Florida               34234   174,175,246          3,400,000   3,382,857         30 / 360
Conti           Sarasota            Florida               34232   174,175,246          3,400,000   3,382,857         30 / 360
Conti           Beaumont            Texas                 77703   176,210,218          3,350,000   3,350,000         30 / 360


                                                                                                      CUT-OFF
LOAN                                                        ZIP       CROSSED LOAN       ORIGINAL      DATE        ACCRUAL
SOURCE                  CITY                STATE           CODE     CONTROL NUMBERS     BALANCE      BALANCE      METHOD
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            West Covina         California            91790                        $3,321,000  $3,321,000        30 / 360
GMAC            Stockton            California            95207                        3,260,000   3,256,929         30 / 360
Paul Revere     Tampa               Florida               33612                        3,350,000   3,239,827         30 / 360
GMAC            Essex               Maryland              21221                        3,200,000   3,179,565         30 / 360
Paul Revere     Bristol             Pennsylvania          19007   95,250,254,287       3,265,000   3,167,890         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Layton              Utah                  84041                        3,175,000   3,155,229         30 / 360
Conti           Cameron Park        California            95682                        3,120,000   3,120,000         30 / 360
GACC            Orlando             Florida               32804                        3,100,000   3,097,060         30 / 360
Conti           Las Vegas           Nevada                89121                        3,000,000   2,990,245         30 / 360
Conti           Huntington Beach    California            92647                        3,000,000   2,988,918         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Surfside            South Carolina        29575                        3,000,000   2,988,580         30 / 360
Boston Capital  East Providence     Rhode Island          02914                        3,000,000   2,986,441         30 / 360
GMAC            Murray              Utah                  84107   189,198,207,214,233,234,239,241,248,3192,955,0002,949,967    30
   / 360
GACC            Baltimore           Maryland              20794                        3,030,000   2,934,431         30 / 360
GMAC            New York            New York              10003                        2,925,000   2,923,228         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GACC            Dixon               California            95620                        2,925,000   2,920,120         30 / 360
Boston Capital  Plano               Texas                 75093                        2,900,000   2,900,000         30 / 360
GACC            West Covina         California            91790                        2,900,000   2,896,934         30 / 360
Conti           Templeton           California            93465                        2,900,000   2,894,914         30 / 360
Conti           Bessemer            Alabama               35023                        2,900,000   2,892,500         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Willimantic         Connecticut           06226                        2,900,000   2,878,858         30 / 360
GMAC            Murray              Utah                  84107   189,198,207,214,233,234,239,241,248,3192,870,0002,865,112    30
   / 360
Boston Capital  Marlborough         Massachusetts         01752                        2,850,000   2,844,448         30 / 360
Conti           Orange Park         Florida               32073   200,286              2,825,000   2,809,689         30 / 360
Boston Capital  Penfield            New York              14580                        2,768,000   2,768,000         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Gardena             California            90247                        2,740,000   2,727,595         30 / 360
GMAC            Augusta             Georgia               30909                        2,656,000   2,653,088         30 / 360
GMAC            Chino               California            91710                        2,640,000   2,640,000         30 / 360
GMAC            Williston           North Dakota          58801   167,205,228,264,294  2,700,000   2,614,939         30 / 360
GACC            Baltimore           Maryland              20794                        2,700,000   2,614,840         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Salt Lake City      Utah                  84117   189,198,207,214,233,234,239,241,248,3192,605,0002,600,563    30
   / 360
GMAC            Missoula            Montana               59801                        2,539,260   2,524,768         30 / 360
Conti           Staten Island       New York              10301                        2,524,800   2,514,920         30 / 360
Conti           Beaumont            Texas                 77707   176,210,218          2,500,000   2,500,000         30 / 360
Conti           Seymour             Indiana               47274                        2,500,000   2,500,000         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Boston Capital  Syracuse            New York              13201                        2,500,000   2,498,519         30 / 360
GACC            Plantation          Florida               33313                        2,500,000   2,497,540         30 / 360
GMAC            Murray              Utah                  84123   189,198,207,214,233,234,239,241,248,3192,400,0002,395,913    30
   / 360
Conti           University Place    Washington            98466                        2,400,000   2,395,703         30 / 360
Conti           Ft. Myers           Florida               33901                        2,400,000   2,395,333         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Grand Prairie       Texas                 75050                        2,400,000   2,393,516         30 / 360
Conti           Houston             Texas                 77042   176,210,218          2,350,000   2,350,000         30 / 360
Conti           Los Angeles         California            90038                        2,300,000   2,295,970         30 / 360
Boston Capital  Avon                Colorado              81620                        2,300,000   2,295,963         30 / 360
GACC            Cicero              New York              13039                        2,264,845   2,261,962     Actual / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Albuquerque         New Mexico            87109                        2,265,000   2,259,019         30 / 360
Paul Revere     Fredericksburg      Virginia              23233                        2,356,587   2,259,662         30 / 360
Conti           Greeley             Colorado              80634                        2,250,000   2,243,781         30 / 360
GMAC            Sheperdstown        West Virginia         25443                        2,250,000   2,237,363         30 / 360
Boston Capital  Henrietta           New York              14623                        2,230,000   2,230,000         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Bermuda Dunes       California            92201                        2,200,000   2,194,543         30 / 360
GMAC            Sioux Falls         South Dakota          57106   167,205,228,264,294  2,250,000   2,179,116         30 / 360
Boston Capital  Cambridge           Massachusetts         02139                        2,130,000   2,116,403         30 / 360
Boston Capital  San Diego           California            92122                        2,100,000   2,100,000         30 / 360
Conti           Herndon             Virginia              22070   94,231               2,100,000   2,092,742         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Dallas              Texas                 75237                        2,100,000   2,078,843         30 / 360
GMAC            Murray              Utah                  84107   189,198,207,214,233,234,239,241,248,3192,040,0002,036,526    30
   / 360
GMAC            Taylorsville        Utah                  84123   189,198,207,214,233,234,239,241,248,3192,000,0002,000,000    30
   / 360
Conti           Cincinnati          Ohio                  45202                        2,000,000   1,998,289         30 / 360
GMAC            Phoenix             Arizona               85008                        2,000,000   1,998,030         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Westtown Township   Pennsylvania          19382                        2,000,000   1,994,381         30 / 360
GACC            Philadelphia        Pennsylvania          19118                        1,975,000   1,975,000         30 / 360
GMAC            Salt Lake City      Utah                  84117   189,198,207,214,233,234,239,241,248,3191,975,0001,971,636    30
   / 360
GMAC            Philadelphia        Pennsylvania          19147                        1,950,000   1,947,711         30 / 360
GMAC            Salt Lake City      Utah                  84117   189,198,207,214,233,234,239,241,248,3191,930,0001,926,713    30
   / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Santa Ana           California            92704                        1,925,000   1,921,762         30 / 360
Conti           Oceanside           California            92054                        1,875,000   1,868,257         30 / 360
GMAC            Seabrook            Texas                 77586   244,295              1,860,000   1,852,343         30 / 360
GMAC            Various             Various               Various                      1,850,000   1,847,871     Actual / 360
GMAC            Long Beach          California            90813


                                                                                                      CUT-OFF
LOAN                                                        ZIP       CROSSED LOAN       ORIGINAL      DATE        ACCRUAL
SOURCE                  CITY                STATE           CODE     CONTROL NUMBERS     BALANCE      BALANCE      METHOD
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------
GMAC            Baldwin Park        California            91706
Conti           Bradenton           Florida               34210   174,175,246          $1,850,000  $1,841,071        30 / 360
Conti           Cerritos            California            90703                        1,850,000   1,835,309         30 / 360
GMAC            Murray              Utah                  84107   189,198,207,214,233,234,239,241,248,3191,800,0001,796,934    30
   / 360
Conti           Fairfield           Connecticut           06430                        1,770,000   1,758,303         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Paul Revere     Bristol             Pennsylvania          19007   95,250,254,287       1,810,000   1,756,166         30 / 360
GMAC            Harrisburg          Pennsylvania          17102                        1,760,000   1,751,374         30 / 360
Conti           Sun Valley          California            91352                        1,750,000   1,747,462         30 / 360
Conti           Hyde Park           New York              12538                        1,730,000   1,728,520         30 / 360
Paul Revere     Burlington          New Jersey            08016   95,250,254,287       1,780,000   1,727,058         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           St. George          Utah                  84770                        1,725,000   1,721,964         30 / 360
Conti           Tucson              Arizona               85715                        1,700,000   1,700,000         30 / 360
Conti           Glendale            California            91205                        1,700,000   1,698,452         30 / 360
Boston Capital  Woburn              Massachusetts         01801                        1,700,000   1,695,421         30 / 360
GMAC            Minot               North Dakota          58701                        1,750,000   1,694,868         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GACC            Lindenwold          New Jersey            08021                        1,650,000   1,644,418         30 / 360
Conti           Irving              Texas                 75061                        1,616,000   1,616,000         30 / 360
Conti           Okeechobee          Florida               34974                        1,600,000   1,600,000         30 / 360
GACC            Philadelphia        Pennsylvania          19118                        1,550,000   1,550,000         30 / 360
GMAC            Dickinson           North Dakota          58602   167,205,228,264,294  1,595,000   1,544,751         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Torrington          Connecticut           06790                        1,530,000   1,523,367     Actual / 360
Conti           Vallejo             California            94589                        1,525,000   1,519,516         30 / 360
GMAC            Hamilton Township   New Jersey            08609                        1,500,000   1,494,738         30 / 360
Conti           Orlando             Florida               32819                        1,490,000   1,440,333     Actual / 360
GMAC            Highlandtown        Maryland              21224                        1,462,500   1,457,395         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Bismarck            North Dakota          58501                        1,470,000   1,423,689         30 / 360
GMAC            Spokane             Washington            99208                        1,421,830   1,413,715         30 / 360
GMAC            Porterville         California            93257                        1,400,000   1,400,000         30 / 360
Conti           Boise               Idaho                 83705                        1,400,000   1,400,000         30 / 360
Boston Capital  La Jolla            California            92037                        1,400,000   1,400,000         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Boston Capital  Provo               Utah                  84606                        1,400,000   1,400,000         30 / 360
Conti           Dallas              Texas                 75229                        1,400,000   1,398,725         30 / 360
Conti           Sacramento          California            95842                        1,400,000   1,397,545         30 / 360
GMAC            Fort Worth          Texas                 76133                        1,400,000   1,397,596         30 / 360
Conti           Chico               California            95973                        1,400,000   1,397,555         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Van Nuys            California            91401                        1,400,000   1,396,670         30 / 360
Conti           Federal Way         Washington            98003                        1,400,000   1,396,226         30 / 360
GMAC            Des Moines          Iowa                  50317                        1,395,000   1,378,320         30 / 360
Paul Revere     Laurel              Maryland              20707                        1,800,000   1,375,215     Actual / 360
Boston Capital  McKinney            Texas                 75069                        1,375,000   1,368,713         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Orange Park         Florida               32073   200,286              1,375,000   1,367,548         30 / 360
Paul Revere     West Whiteland      Pennsylvania          19380   95,250,254,287       1,410,000   1,368,063         30 / 360
Conti           Rensselaer          Indiana               47978                        1,360,000   1,356,843         30 / 360
Paul Revere     Billerica           Massachusetts         01821                        1,500,000   1,358,319     Actual / 360
Conti           Baldwin Park        California            91706                        1,350,000   1,347,796         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Brooklyn            New York              11229                        1,350,000   1,347,532         30 / 360
Conti           Little Rock         Arkansas              72205                        1,340,000   1,323,189         30 / 360
Conti           Reidsville          North Carolina        27320                        1,300,000   1,298,022         30 / 360
GMAC            Sioux Falls         South Dakota          57106   167,205,228,264,294  1,323,000   1,294,071         30 / 360
GMAC            Little Rock         Arkansas              72209   244,295              1,260,000   1,255,198         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Waxahachie          Texas                 75165                        1,250,000   1,245,020         30 / 360
GMAC            College Place       Washington            99324                        1,250,000   1,245,022     Actual / 360
Conti           Indianapolis        Indiana               46214                        1,250,000   1,244,940         30 / 360
Conti           San Francisco       California            94107                        1,200,000   1,198,938         30 / 360
Conti           Brooklyn            New York              11212                        1,200,000   1,198,314         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Milford             Pennsylvania          18337                        1,200,000   1,197,963         30 / 360
GMAC            Philadelphia        Pennsylvania          19106                        1,200,000   1,195,543         30 / 360
Boston Capital  Pantego             Texas                 76013                        1,160,000   1,154,809         30 / 360
Boston Capital  Bronx               New York              10462                        1,152,000   1,150,122         30 / 360
GMAC            Washington          District of Columbia  20032                        1,150,000   1,147,854         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Spokane             Washington            99203                        1,140,000   1,133,494         30 / 360
Conti           Mesquite            Texas                 75150                        1,125,000   1,123,997         30 / 360
Conti           Kissimmee           Florida               34741                        1,100,000   1,094,703         30 / 360
Conti           Oxnard              California            93030                        1,100,000   1,090,292         30 / 360
Conti           Los Angeles         California            90027                        1,100,000   1,085,873         30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
GMAC            Aurora              Colorado              80014                        1,068,000   1,064,253         30 / 360
Conti           Killeen             Texas                 76541                        1,050,000   1,048,351         30 / 360
GMAC            Jackson             Wyoming               83001                        1,000,000   991,879           30 / 360
Conti           New York            New York              10012                        1,000,000   991,672           30 / 360
Conti           Richmond Hill       Georgia               31324                        1,000,000   988,127           30 / 360


                                                                                                      CUT-OFF
LOAN                                                        ZIP       CROSSED LOAN       ORIGINAL      DATE        ACCRUAL
SOURCE                  CITY                STATE           CODE     CONTROL NUMBERS     BALANCE      BALANCE      METHOD
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Apache Junction     Arizona               85220                        $975,000    $973,493          30 / 360
Conti           Littleton           Colorado              80123                        975,000     972,582           30 / 360
Conti           Anaheim             California            92804                        934,500     932,756           30 / 360
GMAC            Taylorsville        Utah                  84123   189,198,207,214,233,234,239,241,248,319925,000923,425    30 /
   360
Conti           Brooklyn            New York              11212                        825,000     822,853           30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Southgate           California            90280                        825,000     812,224           30 / 360
Conti           Alpine              California            91901                        800,000     798,137           30 / 360
Conti           Killeen             Texas                 76543                        800,000     797,956           30 / 360
Conti           Fairfield           Connecticut           06430                        767,000     761,931           30 / 360
Conti           Albuquerque         New Mexico            87108                        750,000     750,000           30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Dallas              Texas                 75217                        750,000     748,186           30 / 360
Conti           Albuquerque         New Mexico            87108                        750,000     746,075           30 / 360
Conti           Peachtree City      Georgia               30269                        740,000     738,277           30 / 360
Conti           Glendale            Arizona               85301                        715,000     714,362           30 / 360
Conti           Toledo              Ohio                  43615                        700,000     698,119           30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Brooklyn            New York              11226                        647,000     639,811       Actual / 360
Conti           Granada Hills       California            91344                        630,000     624,139           30 / 360
Conti           Costa Mesa          California            92627                        625,000     612,034           30 / 360
Conti           Brooklyn            New York              11211                        615,000     610,187           30 / 360
Conti           Astoria             New York              11105                        600,000     598,697           30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Grand Island        New York              14072                        575,000     573,429           30 / 360
Conti           Brooklyn            New York              11226                        558,000     551,800       Actual / 360
Conti           Portland            Oregon                97201                        535,000     522,413           30 / 360
Conti           Ridgewood           New York              11385                        500,000     497,060           30 / 360
Conti           Wilmington          California            90744                        490,000     486,165           30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Scranton            Pennsylvania          18503                        450,000     448,264           30 / 360
Conti           Atlanta             Georgia               30318                        435,000     434,338           30 / 360
Conti           Kissimmee           Florida               34746                        434,000     430,554           30 / 360
Conti           Bridgeport          Connecticut           06604                        425,000     422,820           30 / 360
Conti           Stamford            Connecticut           06901                        400,000     394,052           30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Vancouver           Washington            98660                        370,000     369,677           30 / 360
Conti           Tarzana             California            91356                        375,000     369,538           30 / 360
Conti           Beverly Hills       California            90211                        350,000     348,976           30 / 360
Conti           New Canaan          Connecticut           06840                        350,000     347,318           30 / 360
Conti           Norwalk             Connecticut           06854                        300,000     294,513           30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Dallas              Texas                 75206                        290,000     287,931           30 / 360
Conti           Santa Ana           California            92704                        282,000     276,908           30 / 360
Conti           Brooklyn            New York              11217                        257,000     247,814           30 / 360
Conti           Somerset            New York              14012                        225,000     225,000           30 / 360
Conti           Portland            Oregon                97213                        185,000     184,760           30 / 360
--------------  ------------------- --------------------  ------- -------------------  ----------- -----------  ------------ -
Conti           Melbourne           Florida               32901                        165,000     162,976           30 / 360






                      ORIGINAL REMAINING
                      TERM TO   TERM TO     ORIGINAL     REMAINING               MATURITY   MATURITY
 MORTGAGE  SERVICING  MATURITY  MATURITY  AMORTIZATION AMORTIZATION  ORIGINATION   DATE      OR ARD
   RATE     FEE RATE   OR ARD    OR ARD       TERM         TERM         DATE      OR ARD    BALANCE
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.99000%    0.0300%    120       118         360           358        6/10/97     7/1/07  35,765,474
 7.83000%    0.1550%    270       269         270           269        7/30/97    1/31/20           0
 9.01000%    0.0300%    120       120         300           300        8/29/97     9/1/07  25,655,045

---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------

 8.40800%    0.0300%    120       119         360           359        7/24/97     8/1/07  22,995,665
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.54000%    0.1350%    120       119         312           311        7/24/97     8/1/07  19,991,038

 8.18000%    0.0300%    120       119         360           359         8/1/97     8/1/07  19,810,494
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.35000%    0.1350%    120       118         300           300        6/30/97     7/1/07  18,500,078
 8.62500%    0.1350%    120       117         360           357        5/30/97     6/1/07  19,095,020
 7.80000%    0.1000%    338       276         338           276        6/25/92     9/1/20     793,297
 8.47000%    0.0300%    132       129         360           360        5/29/97     6/1/08  17,710,390
 7.99500%    0.0300%    120       119         360           359        7/17/97     8/1/07  17,455,416
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 9.37000%    0.1350%    120       116         300           296        4/30/97     5/1/07  16,060,516
 8.54000%    0.1350%    120       119         312           311        7/24/97     8/1/07  16,038,315

---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.23000%    0.1350%    120       119         300           299         7/9/97     8/1/07  15,348,664
 8.46000%    0.1400%    300       300         300           300         8/5/97     9/1/22           0
 9.50000%    0.1550%    121        62         244           185        9/25/92   10/31/02  13,809,030

---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------

 8.85000%    0.1000%    119        92         300           273         5/1/95    4/30/05  13,262,330
 8.50000%    0.0300%    120       119         360           359        7/28/97     8/1/07  13,511,888
 8.12500%    0.1400%    120       119         300           299        7/31/97     8/1/07  12,152,811
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.70300%    0.0300%    120       115         360           360        3/25/97     4/1/07  12,877,231
 7.99000%    0.1350%    180       179         288           287        7/28/97     8/1/12   8,406,321
 8.94000%    0.1350%    120       114         360           354        2/28/97     3/1/07  12,283,302
 8.76000%    0.1350%    180       178         313           311         7/1/97     7/1/12   9,323,112
 8.10000%    0.1000%    156       136         300           280        12/5/95     1/1/09   9,480,729
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 9.06000%    0.1350%    240       235         300           295        3/21/97     4/1/17   5,131,862
 8.42000%    0.0300%    120       118         360           358         6/4/97     7/1/07  11,058,215
 8.01000%    0.0650%    120       120         360           360        8/14/97     9/1/07  10,485,260
 8.36700%    0.1400%     84        77         360           353         1/2/97     2/1/04  11,150,761
 9.53000%    0.0300%    120       117         300           297        5/13/97     6/1/07   9,879,433
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.91000%    0.1400%     60        49         360           349        9/16/96    10/1/01  11,114,209
 9.12500%    0.1400%     84        83         300           299        7/18/97     8/1/04  10,235,037
 8.23500%    0.0300%    120       118         360           358        6/18/97     7/1/07  10,048,464
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.65000%    0.1000%    240       191         240           191        7/14/93     8/1/13           0
 7.65000%    0.1000%    180       160         180           160       12/15/95     1/1/11           0
 8.09200%    0.0300%    117       117         300           300        8/20/97     6/1/07   8,980,221
 8.13000%    0.0300%    120       120         360           360        8/28/97     9/1/07   9,323,536
 8.62200%    0.0300%    120       118         360           358         6/4/97     7/1/07   9,236,135
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 7.88000%    0.1550%    264       263         264           263        7/30/97    7/31/19           0
 9.65000%    0.1000%    228       202         252           226        5/31/95    6/10/14           0
 7.68000%    0.0300%    120       120         360           360        8/27/97    10/1/07   8,974,980
 8.50000%    0.0300%    120       119         360           359        7/22/97     8/1/07   9,064,040
 9.00000%    0.1400%    120       117         336           333        5/15/97     6/1/07   8,760,593
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 9.62500%    0.1350%    120       113         300           293        1/30/97     2/1/07   8,389,595
 8.37500%    0.1000%    120        75         252           207       11/30/93    12/1/03   7,557,070
 8.10000%    0.0300%    120       120         300           300         8/5/97     9/1/07   7,691,945
 8.87500%    0.1350%    240       238         300           298        6/12/97     7/1/17   3,812,595
 7.88000%    0.1550%    264       263         264           263        7/30/97    7/31/19           0
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 9.37500%    0.1350%     84        75         300           291       11/15/96    12/1/03   8,357,381
 9.00000%    0.1400%     84        82         360           358        6/17/97     7/1/04   8,427,641
 8.51000%    0.0650%     96        96         300           300         8/8/97     9/1/05   7,157,606
 9.55000%    0.1000%    180       153         180           153        5/22/95     6/1/10           0

---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------

 9.78000%    0.1000%    120        89         240           209       12/29/94    1/15/05   5,976,924
 8.13000%    0.0300%    120       120         360           360        8/28/97     9/1/07   7,036,631
 8.13000%    0.0300%    120       120         360           360        8/28/97     9/1/07   7,036,631
 7.83000%    0.0650%    120       119         360           359        7/29/97     8/1/07   6,993,159
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.87500%    0.1350%    240       238         300           298        6/12/97     7/1/17   3,210,604
 7.88000%    0.1550%    264       263         264           263        7/30/97    7/31/19           0
 9.92200%    0.0300%    120       116         300           296        4/25/97     5/1/07   6,585,128
 8.78000%    0.0300%    120       112         300           292        12/4/96     1/1/07   6,297,309
 7.80000%    0.0300%    120       120         360           360        8/21/97     9/1/07   6,551,932
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.18700%    0.1400%    120       119         300           299        7/31/97     8/1/07   6,004,696
 7.97000%    0.1350%    120       119         360           360        7/23/97     8/1/07   6,718,477
 8.03000%    0.0650%    120       120         324           324        8/28/97     9/1/07   6,134,220
 7.50000%    0.1000%    193        62         437           306        9/29/86    11/1/02   6,336,361
 8.86000%    0.0650%     84        74         300           290        11/1/96    11/1/03   6,483,447
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 9.00000%    0.1400%    120       117         360           357        5/19/97     6/1/07   6,322,638
 9.09000%    0.1350%    120       113         240           233        1/15/97     2/1/07   4,984,656
 9.00000%    0.1400%    120       117         300           297        5/16/97     6/1/07   5,626,268
 8.80000%    0.1000%    291       267         291           267        7/13/95   11/15/19           0
 8.73000%    0.0300%    180       178         360           358         6/9/97     7/1/12   5,270,455
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 9.00000%    0.1350%    120       115         300           295        3/18/97     4/1/07   5,543,528
  9.08000%   0.0650%    120       113         300           293        1/31/97     2/1/07  5,553,672
  8.10000%   0.0300%    120       120         300           300         8/5/97     9/1/07  5,303,394
  8.88000%   0.0300%    119       117         300           298         6/5/97     6/1/07  5,311,206

---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------

---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------

  9.04000%   0.1350%    120       115         300           295        3/24/97     4/1/07  5,316,727
  8.70000%   0.1000%    180       130         180           130        6/10/93     7/1/08          0
  9.17500%   0.1400%    120       118         300           298        6/26/97     7/1/07  5,274,892
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  7.85000%   0.1000%    252       209         252           209         2/1/94     2/1/15          0
  8.88000%   0.1000%    299       272         299           272        4/28/95     5/1/20          0
  8.72000%   0.0300%    120       117         336           333        5/29/97     6/1/07  5,200,743
  9.18750%   0.1400%    120       117         300           297        5/14/97     6/1/07  4,985,609
  8.90000%   0.1000%    264       234         264           234        2/27/95     3/1/17          0
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  8.66000%   0.1400%     60        49         359           348        9/16/96    10/1/01  5,626,056
  9.25000%   0.1350%    120       116         360           356        4/24/97     5/1/07  5,120,013
  7.85000%   0.1000%    192       150         192           150         2/9/94     3/1/10          0

---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  7.97000%   0.1350%    120       119         360           360        7/23/97     8/1/07  5,039,995
  8.80000%   0.1000%    290       253         290           253        7/29/94    10/1/18          0
  8.10000%   0.0300%    120       120         300           300         8/5/97     9/1/07  4,453,232
  8.75000%   0.1350%    120       117         360           357        5/28/97     6/1/07  4,896,232
  7.62500%   0.1000%    103        62         300           259        3/17/94   10/31/02  4,831,963
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 10.25400%   0.0300%    120       116         180           176        4/17/97     5/1/07  2,805,549
  8.77000%   0.1350%    120       118         360           358        6/11/97     7/1/07  4,808,994
  9.03000%   0.1350%    120       117         324           321        5/15/97     6/1/07  4,638,752
  9.06000%   0.1400%    120       116         300           296         4/7/97     5/1/07  4,474,056
  7.50000%   0.1000%    120       102         258           240        2/20/96     3/1/06  3,992,413
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------

  8.88000%   0.1000%    299       272         299           272        4/28/95     5/1/20          0
  9.17000%   0.1000%     84        53         300           269       12/29/94   12/29/01  4,925,815
  8.81000%   0.1400%     84        73         359           348        9/16/96    10/1/03  4,865,495
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  7.27000%   0.1000%    120       103         300           283         3/7/96     4/1/06  4,159,238
  8.78000%   0.1350%    240       239         240           239        7/23/97     8/1/17          0
  8.32000%   0.1350%    120       119         311           310         7/3/97     8/1/07  4,241,709
  8.56250%   0.1400%    120       119         300           299         7/9/97     8/1/07  4,176,582
  8.66000%   0.0300%    180       178         360           360        6/13/97     7/1/12  4,233,855
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------

  8.78000%   0.1350%    120       119         313           312         7/2/97     8/1/07  4,253,722
  8.95000%   0.1350%    120       118         324           322         6/4/97     7/1/07  4,287,974
  9.05000%   0.1350%     84        77         300           293        1/15/97     2/1/04  4,484,087
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------


  8.70000%   0.1350%    120       113         300           293        1/13/97     2/1/07  4,108,133
  9.05000%   0.1350%     84        72         264           252        8/12/96     9/1/03  4,289,688
  7.75000%   0.1000%    120        98         300           278       10/18/95    11/1/05  4,036,335
  8.66000%   0.0300%    180       178         360           360        6/13/97     7/1/12  4,062,580
  8.70000%   0.1350%    120       113         360           353        1/29/97     2/1/07  4,313,563
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  7.26000%   0.1000%    240       232         240           232       12/19/96     1/1/17          0
  9.25000%   0.1350%    120       120         300           300        8/13/97     9/1/07  3,994,037
  8.67000%   0.1400%    120       120         300           300        8/19/97     9/1/07  3,908,162
  8.57000%   0.1350%    120       118         360           358        6/30/97     7/1/07  4,209,829
  7.97000%   0.1350%    120       119         360           360        7/23/97     8/1/07  4,307,649
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  8.37500%   0.1400%    120       119         300           299        7/25/97     8/1/07  3,831,551
  8.90000%   0.1000%    264       234         264           234        2/27/97     3/1/17          0
  8.53000%   0.1350%    360       358         360           358        6/30/97     7/1/27          0
  8.81000%   0.1000%    252       235         252           235        3/29/96     4/1/17          0
  9.04000%   0.0650%    120       115         300           295         4/1/97     4/1/07  3,791,272
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.25000%   0.1350%    120       117         300           297        5/21/97     6/1/07  3,786,016
  8.00000%   0.1400%    120       120         360           360        8/22/97     9/1/07  3,947,611
  8.31200%   0.1400%    120       119         300           299        7/30/97     8/1/07  3,662,836
  8.70000%   0.1350%    120       117         360           357        5/28/97     6/1/07  4,002,275
  9.10000%   0.1350%     84        79         360           355        2/28/97     4/1/04  4,078,041
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.00000%   0.1350%    120       115         300           295        3/18/97     4/1/07  3,557,788
  8.77000%   0.0650%    120       114         300           294        2/27/97     3/1/07  3,538,833
  9.50000%   0.1350%    120       117         300           297         5/2/97     6/1/07  3,555,950
  8.69000%   0.0300%     84        82         300           298        6/12/97     7/1/04  3,683,720
  7.95000%   0.1000%    120        98         300           278        10/6/95    11/1/05  3,399,838
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.74000%   0.1000%    240       215         266           241        6/21/95    7/15/15    431,598
  7.55000%   0.0300%    179       159         264           244       12/18/95    12/1/10  2,142,583
  9.12500%   0.1000%    120        84         240           204        8/31/94     9/1/04  3,065,061
  8.66000%   0.0300%    180       178         360           360        6/13/97     7/1/12  3,350,852
  7.97000%   0.1350%    120       119         360           360        7/23/97     8/1/07  3,647,173
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  7.55000%   0.0300%    179       159         264           244       12/18/95    12/1/10  2,114,504
  8.66000%   0.0300%    180       178         360           360        6/13/97     7/1/12  3,326,057
  8.58000%   0.1350%    120       119         300           299        7/23/97     8/1/07  3,277,126
  8.58000%   0.1350%    120       119         300           299        7/23/97     8/1/07  3,277,126
  8.91000%   0.0650%    120       116         300           296        4/30/97     5/1/07  3,302,708
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.68000%   0.0300%    168       165         168           165        5/30/97     6/1/11          0
  8.52000%   0.1350%    144       134         360           350       10/17/96    11/1/08  3,334,720
  8.78000%   0.1350%    120       119         360           359        7/24/97     8/1/07  3,473,805
  7.40000%   0.1000%    114        97         114            97        3/11/96    10/1/05          0
  8.60700%   0.0300%    120       117         300           297        5/15/97     6/1/07  3,156,273
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.12000%   0.0650%    240       237         240           237        5/21/97     6/1/17          0
  7.98000%   0.1350%    144       135         360           351       11/25/96    12/1/08  3,185,120
  9.81000%   0.0300%    120       117         300           297        5/20/97     6/1/07  3,158,509
  8.92300%   0.0300%    120       115         360           355        3/10/97     4/1/07  3,348,959
 9.09000%    0.1400%    180       177         300           297        5/16/97     6/1/12  2,490,964
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.96000%    0.1350%    120       117         360           357        5/21/97     6/1/07  3,328,862
 7.85000%    0.1400%    120       119         300           299        7/25/97     8/1/07  2,976,783
 8.86000%    0.1350%    120       115         300           295         3/3/97     4/1/07  3,059,707
 7.97000%    0.1350%    120       119         360           360        7/23/97     8/1/07  3,356,964
 8.90000%    0.1000%    264       234         264           234        2/27/95     3/1/17          0
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.52500%    0.1400%    120       120         300           300        8/26/97     9/1/07  2,945,517
 8.56000%    0.0650%     94        93         300           299        7/30/97     6/1/05  3,139,715
 8.75000%    0.1400%    180       179         240           239         7/8/97     8/1/12  1,542,314
 9.20000%    0.1350%    120       116         330           326        4/10/97     5/1/07  3,127,524
 8.25000%    0.1400%    120       119         300           299        7/11/97     8/1/07  2,894,900
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.96000%    0.1350%    120       115         300           295         4/1/97     4/1/07  2,934,542
 9.01120%    0.0300%     84        80         300           296        4/18/97     5/1/04  3,172,905
 8.90000%    0.1000%    264       234         264           234        2/27/95     3/1/17          0
 8.25000%    0.1400%    120       119         300           299        7/31/97     8/1/07  2,844,511
 8.75000%    0.1400%    180       179         240           239         7/8/97     8/1/12  1,498,741
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 7.88130%    0.1350%    120       103         240           223         3/4/96     4/1/06  2,447,133
 8.37500%    0.1400%    120       118         300           298        6/27/97     7/1/07  2,812,522
 7.95000%    0.1000%    120        99         300           279       11/21/95    12/1/05  2,823,114
 9.37500%    0.1000%    283       254         288           259         3/3/95    11/1/18    272,418
 9.21400%    0.1400%    180       180         180           180        8/26/97     9/1/12          0
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 9.08000%    0.0300%    120       116         300           296        4/18/97     5/1/07  2,818,282
 9.07000%    0.1350%    119       115         300           296        4/18/97     4/1/07  2,824,984
 8.75000%    0.1400%    120       115         300           295        3/11/97     4/1/07  2,795,918
 8.75000%    0.1400%    120       115         300           295        3/11/97     4/1/07  2,795,918
 8.37500%    0.1400%    120       120         300           300         8/7/97     9/1/07  2,731,000
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------


 7.97000%    0.1350%    120       119         360           360        7/23/97     8/1/07  3,021,268
 8.67000%    0.1350%    120       119         300           299        7/18/97     8/1/07  2,676,598
 9.02000%    0.1000%    294       264         294           264         3/6/95     9/1/19          0
 9.00000%    0.1350%    120       113         300           293        1/16/97     2/1/07  2,647,655
 7.50000%    0.1000%    120       102         258           240        2/20/96     3/1/06  2,355,106
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 7.98000%    0.1350%    144       135         360           351       11/25/96    12/1/08  2,661,252
 7.46000%    0.1400%    120       120         360           360        8/22/97     9/1/07  2,705,612
 8.63000%    0.0300%    116       115         300           299        7/29/97     4/1/07  2,570,106
 9.62500%    0.1400%    120       116         300           296        4/25/97     5/1/07  2,516,879
 9.94000%    0.1400%    120       114         298           292         2/4/97     3/1/07  2,532,043
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.36000%    0.1350%    120       114         360           354         2/4/97     3/1/07  2,650,857
 9.01000%    0.0650%    120       115         300           295        3/24/97     4/1/07  2,482,746
 8.85000%    0.1350%    120       117         360           357        5/19/97     6/1/07  2,635,471
 7.55000%    0.0300%    179       159         264           244       12/18/95    12/1/10  1,547,570
 8.50000%    0.1350%    120       119         360           359        7/17/97     8/1/07  2,591,624
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.95000%    0.0300%    120       117         360           357        5/29/97     6/1/07  2,613,465
 8.30000%    0.0650%    120       120         300           300        8/27/97    10/1/07  2,359,797
 7.96700%    0.0300%    120       119         300           299        7/14/97     8/1/07  2,340,169
 9.12500%    0.1400%    180       178         300           298        6/30/97     7/1/12  1,930,489
 9.25000%    0.1400%    120       117         300           297        5/19/97     6/1/07  2,413,064
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 9.33000%    0.1350%    240       235         240           235        3/20/97     4/1/17          0
 8.85000%    0.1350%    120       117         360           357        5/19/97     6/1/07  2,559,662
 8.49000%    0.0650%    120       118         300           298         7/1/97     7/1/07  2,329,898
 9.87500%    0.1400%    120       116         240           236        4/22/97     5/1/07  2,056,018
 7.83000%    0.0650%    120       120         360           360        8/25/97     9/1/07  2,419,633
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 9.00000%    0.1400%    120       115         300           295        3/26/97     4/1/07  2,267,055
 9.00000%    0.1350%    120       118         360           358        6/19/97     7/1/07  2,375,254
 7.97000%    0.1350%    120       119         360           360        7/23/97     8/1/07  2,401,730
 7.88130%    0.1350%    120       103         240           223         3/4/96     4/1/06  1,853,369
 7.55000%    0.0300%    179       159         264           244       12/18/95    12/1/10  1,379,020
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.85000%    0.1350%    120       117         360           357        5/19/97     6/1/07  2,323,317
 7.81000%    0.1350%    144       136         360           352       12/23/96     1/1/09  2,118,914
 9.87500%    0.1400%     84        79         300           295        3/20/97     4/1/04  2,290,822
 8.37500%    0.1400%    120       120         300           300         8/7/97     9/1/07  2,038,060
 9.50000%    0.1400%    120       120         240           240        8/25/97     9/1/07  1,800,906
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.61000%    0.0650%    120       119         360           359        7/22/97     8/1/07  2,219,721
 8.40500%    0.0300%    116       115         300           299         7/7/97     4/1/07  2,061,903
 8.85000%    0.1350%    120       117         360           357        5/19/97     6/1/07  2,140,484
 9.00000%    0.1400%    120       118         300           298         6/9/97     7/1/07  1,985,742
 8.50000%    0.1400%    120       118         300           298        6/26/97     7/1/07  1,962,494
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 9.12500%    0.1350%    120       115         360           355        3/27/97     4/1/07  2,151,091
 8.37500%    0.1400%    120       120         300           300         8/7/97     9/1/07  1,915,776
 9.13000%    0.1400%    120       118         300           298         6/9/97     7/1/07  1,908,650
 9.12000%    0.0650%    120       118         300           298         6/9/97     7/1/07  1,908,217
 7.88000%    0.1550%    264       263         264           263        7/30/97    7/31/19          0
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 9.12500%    0.1400%    120       117         300           297        5/21/97     6/1/07  1,879,393
 8.90000%    0.1000%    264       234         264           234        2/27/95     3/1/17          0
 8.50000%    0.1400%    180       179         180           179        7/30/97     8/1/12          0
 8.82000%    0.1350%    119       113         300           294        2/13/97     2/1/07  1,858,829
 7.95000%    0.0650%    120       120         360           360        8/27/97     9/1/07  1,954,240
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 9.50000%    0.1400%     84        81         300           297        5/13/97     6/1/04  1,985,856
 7.88130%    0.1350%    120       103         240           223         3/4/96     4/1/06  1,544,474
 8.89000%    0.0650%     78        75         204           201        5/27/97    12/1/03  1,657,286
 8.36000%    0.0650%    120       120         360           360        8/29/97     9/1/07  1,855,600
 9.26000%    0.1400%    120       116         300           296         4/7/97     5/1/07  1,747,782
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 9.62500%    0.1400%     84        72         300           288         8/7/96     9/1/03  1,898,899
 8.85000%    0.1350%    120       117         360           357        5/19/97     6/1/07  1,819,411
 8.21000%    0.1350%    117       117         360           360        8/19/97     6/1/07  1,770,617
 9.25000%    0.1400%     84        83         300           299        7/29/97     8/1/04  1,798,896
 8.40000%    0.1350%    120       119         300           299        7/22/97     8/1/07  1,631,443
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 8.75000%    0.1350%     84        81         300           297        5/29/97     6/1/04  1,785,541
 7.74000%    0.0300%    120       120         264           264        8/20/97     9/1/07  1,459,903
 8.85000%    0.1350%    120       117         360           357        5/19/97     6/1/07  1,761,440
 8.67000%    0.1350%    120       118         360           358        6/18/97     7/1/07  1,733,343
 8.85000%    0.1350%    120       117         360           357        5/19/97     6/1/07  1,721,306
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.37500%   0.1400%     84        82         300           298        6/30/97     7/1/04  1,734,551
  9.02000%   0.1400%    120       116         300           296         4/2/97     5/1/07  1,552,072
  8.75000%   0.1350%    120       113         360           353        1/23/97     2/1/07  1,655,816
  9.40000%   0.1350%    119       117         315           313         6/2/97     6/3/07  1,588,097

---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------

  8.75000%   0.1400%    120       115         300           295        3/11/97     4/1/07  1,521,638
  9.25000%   0.1400%     84        75         300           291       11/18/96    12/1/03  1,663,979
  8.85000%   0.1350%    120       117         360           357        5/19/97     6/1/07  1,605,363
  9.62500%   0.1400%    119       111         300           292       12/19/96    12/1/06  1,488,637
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  7.50000%   0.1000%    120       102         258           240        2/20/96     3/1/06  1,305,559
  8.83000%   0.1350%    120       113         336           329        1/31/97     2/1/07  1,528,971
  9.25000%   0.1400%    240       239         240           239        7/11/97     8/1/17          0
  9.25000%   0.1400%    120       119         300           299        7/24/97     8/1/07  1,439,518
  7.50000%   0.1000%    120       102         258           240        2/20/96     3/1/06  1,283,920
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.10300%   0.1400%    120       118         300           298         6/2/97     7/1/07  1,430,611
  9.25000%   0.1400%    120       120         300           300        8/12/97     9/1/07  1,414,555
  8.87500%   0.1400%    120       119         300           299        7/25/97     8/1/07  1,402,512
  8.64000%   0.0650%    120       118         258           256         7/1/97     7/1/07  1,267,447
  7.88130%   0.1350%    120       103         240           223         3/4/96     4/1/06  1,201,257
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.38800%   0.0300%    120       116         300           296        4/17/97     5/1/07  1,377,163
  8.50000%   0.1400%    120       120         300           300         8/1/97     9/1/07  1,321,412
  8.87500%   0.1400%    180       180         300           300         8/8/97     9/1/12  1,054,795
  7.74000%   0.0300%    120       120         264           264        8/20/97     9/1/07  1,145,747
  7.88130%   0.1350%    120       103         240           223         3/4/96     4/1/06  1,094,860
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.10000%   0.1350%    120       113         313           307        1/31/97    2/28/07  1,304,516
  9.02000%   0.1400%    120       116         300           296         4/2/97     5/1/07  1,262,352
  9.17000%   0.1350%    180       176         300           296        4/10/97     5/1/12  1,000,257
  9.12500%   0.1400%    120       112         240           232       12/27/96     1/1/07    745,000
  9.20000%   0.1350%    120       116         300           296        4/28/97     5/1/07  1,215,571
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  7.88130%   0.1350%    122       105         240           223         3/4/96     6/1/06    997,915
  7.81000%   0.1350%    144       136         360           352       12/23/96     1/1/09  1,186,462
  8.74000%   0.1350%     84        84         360           360         8/8/97     9/1/04  1,306,948
  8.62500%   0.1400%    120       120         240           240        8/29/97     9/1/07    983,554
  8.29000%   0.0650%    120       120         300           300        8/26/97     9/1/07  1,138,931
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  7.93000%   0.0650%    120       120         348           348        8/27/97     9/1/07  1,210,482
  8.87500%   0.1400%    120       119         300           299        7/22/97     8/1/07  1,155,010
  9.12500%   0.1400%    120       118         300           298        6/12/97     7/1/07  1,161,655
  8.81000%   0.1350%     84        81         360           357         5/9/97     6/1/04  1,308,045
  9.15000%   0.1400%    120       118         300           298        6/19/97     7/1/07  1,162,312
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.75000%   0.1350%    120       117         300           297         5/5/97     6/1/07  1,177,683
  9.00000%   0.1400%    120       117         300           297        5/30/97     6/1/07  1,158,349
  9.09000%   0.1350%     84        71         300           287         8/1/96     8/1/03  1,251,801
  9.00000%   0.1000%    204        56         360           212        4/25/85     5/1/02  1,196,508
  8.94000%   0.0650%    120       115         300           295        3/31/97     4/1/07  1,136,094
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.87500%   0.1400%    120       116         240           236        4/22/97     5/1/07  1,000,717
  7.50000%   0.1000%    120       102         258           240        2/20/96     3/1/06  1,017,038
 11.00000%   0.1400%    240       238         240           238        6/25/97     7/1/17          0
  8.25000%   0.1000%    154        20         180            46        6/23/86    4/19/99  1,266,423
  8.31200%   0.1400%    240       239         240           239        7/31/97     8/1/17          0
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  8.87500%   0.1400%    120       118         300           298        6/27/97     7/1/07  1,113,759
  9.75000%   0.1400%    180       175         180           175        3/27/97     4/1/12          0
  8.87500%   0.1400%    240       239         240           239         7/8/97     8/1/17          0
  7.81880%   0.1350%    120       108         240           228        8/29/96     9/1/06    906,718
  9.12500%   0.1350%    120       113         360           353        1/23/97     2/1/07  1,129,323
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 10.00000%   0.1400%    120       117         240           237        5/13/97     6/1/07    912,804
  8.75000%   0.1350%    120       115         313           308         3/7/97    3/31/07  1,054,496
  9.87500%   0.1400%    240       237         240           237        5/29/97     6/1/17          0
  9.04500%   0.1400%    120       119         300           299         7/9/97     8/1/07    993,894
  9.50000%   0.1400%    240       239         240           239        7/16/97     8/1/17          0
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  8.00000%   0.1400%    120       119         240           239        7/30/97     8/1/07    827,288
  9.25000%   0.1350%    120       113         360           353        1/15/97     2/1/07  1,077,896
  9.07000%   0.0650%    120       115         300           295        3/19/97     4/1/07    961,313
  9.06000%   0.0650%    120       117         360           357        5/13/97     6/1/07  1,031,336
  8.75000%   0.1350%    120       118         300           298        6/30/97     7/1/07    945,987
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  7.81000%   0.1350%    144       136         360           352       12/23/96     1/1/09    951,285
  9.00000%   0.1400%    120       119         300           299        7/14/97     8/1/07    930,816
  9.75000%   0.1400%    240       234         300           294        2/12/97     3/1/17    464,041
  9.87500%   0.1400%    120       109         300           289        9/24/96    10/1/06    927,762
 10.00000%   0.1400%     84        68         300           284        4/23/96     5/1/03    999,727
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.17000%   0.1350%    120       116         300           296         5/1/97     5/1/07    887,079
  8.62500%   0.1400%    180       179         240           239        7/16/97     8/1/12    446,881
  8.75000%   0.1350%    120       108         360           348        8/26/96     9/1/06    889,560
  9.62500%   0.1400%    180       170         300           290        10/3/96    11/1/11    678,338
 10.25000%   0.1400%    180       171         240           231       11/19/96    12/1/11    459,350
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------


  9.87500%   0.1400%    120       118         300           298         6/5/97     7/1/07    822,334
  9.50000%   0.1400%    120       117         300           297        5/23/97     6/1/07    815,777
  8.75000%   0.1400%    120       118         300           298        6/17/97     7/1/07    768,717
  8.85000%   0.1350%    120       117         360           357        5/19/97     6/1/07    824,978
 10.12500%   0.1400%    240       238         240           238         6/5/97     7/1/17          0
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.62500%   0.1400%    120       102         300           282        2/27/96     3/1/06    692,142
  9.87500%   0.1400%    180       177         300           297        5/13/97     6/1/12    547,639
  9.37500%   0.1400%    180       179         180           179        7/21/97     8/1/12          0
  9.62500%   0.1400%    119       111         300           292       12/19/96    12/1/06    645,076
  8.87500%   0.1400%    180       180         300           300         8/8/97     9/1/12    494,435
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.65000%   0.1400%    120       117         300           297        5/14/97     6/1/07    629,557
  9.25000%   0.1400%    180       174         300           294         2/7/97     3/1/12    501,658
  9.87500%   0.1400%    120       117         300           297        5/29/97     6/1/07    624,130
  9.00000%   0.1400%    240       239         300           299        7/14/97     8/1/17    289,052
  9.87500%   0.1400%    120       118         240           238         6/4/97     7/1/07    509,456
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.12500%   0.1400%    120       116         300           296        4/15/97     5/1/07    431,334
 10.12500%   0.1400%    240       233         240           233       12/31/96     2/1/17          0
  9.75000%   0.1400%    120        96         300           276         8/9/95     9/1/05    525,751
 10.00000%   0.1400%    120       110         300           290       10/31/96    11/1/06    520,052
  8.62500%   0.1400%    204       203         204           203         8/1/97     8/1/14         0
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.75000%   0.1400%    120       118         240           238        6/30/97     7/1/07   417,065
  9.12500%   0.1400%    120       116         300           296        4/15/97     5/1/07   372,000
  9.37500%   0.1400%    120       114         300           294        2/27/97     3/1/07   422,501
  9.50000%   0.1400%    300       293         300           293         1/2/97     2/1/22         0
 10.00000%   0.1400%    120       110         300           290       10/28/96    11/1/06   414,351
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 10.25000%   0.1400%    240       237         240           237        5/29/97     6/1/17         0
  8.87500%   0.1400%    120       119         240           239        7/15/97     8/1/07   307,849
 10.12500%   0.1400%    240       234         240           234         2/6/97     3/1/17         0
  9.37500%   0.1400%     84        82         180           178        6/27/97     7/1/04   296,788
 10.12500%   0.1400%    240       229         240           229        10/1/96    10/1/16         0
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.12500%   0.1400%    120       119         300           299        7/24/97     8/1/07   307,009
  9.62500%   0.1400%    120       103         300           283         3/4/96     4/1/06   314,610
 10.25000%   0.1400%    120       116         300           296         4/4/97     5/1/07   297,476
 10.12500%   0.1400%    180       170         300           290       10/22/96    11/1/11   241,738
  9.62500%   0.1400%    180       159         300           279       11/16/95    12/1/10   203,351
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
  9.50000%   0.1400%    120       115         240           235        3/28/97     4/1/07   208,905
  9.37500%   0.1400%    120       100         300           280       12/20/95     1/1/06   235,302
 10.12500%   0.1400%    156       145         156           145        9/25/96    10/1/09         0
  9.50000%   0.1400%    120       120         300           300        8/18/97     9/1/07   189,769
 10.12500%   0.1400%    240       239         240           239         7/9/97     8/1/17         0
---------  --------- --------  --------- ------------  ------------ -----------  -------- ----------
 10.00000%   0.1400%    180       175         180           175        3/21/97     4/1/12         0

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

            PROPERTY
              TYPE                            PREPAYMENT PROVISIONS
------------------------------- -----------------------------------------------
Office                          Lock/60_ greater than 1% or YM/54_0%/6
Office                          Lock/60_Def/210
                                Lock/36_Def/84
Skilled Nursing                 NAP
Skilled Nursing                 NAP
------------------------------- -----------------------------------------------
Skilled Nursing                 NAP
Skilled Nursing                 NAP
Skilled Nursing                 NAP
Skilled Nursing                 NAP
Industrial                      Lock/36_Def/78_0%/6
------------------------------- -----------------------------------------------
                                greater than 1% or YM/114_0%/6
Skilled Nursing                 NAP
Skilled Nursing                 NAP
Skilled Nursing                 NAP
Office                          Lock/60_Def/57_0%/3
------------------------------- -----------------------------------------------
Hospitality                     greater than 1% or YM/114_0%/6
Multifamily                     greater than 1% or YM/114_0%/6
Retail                          Lock/36_ greater than 1% or YM/299_0%/3
Multifamily                     Lock/60_ greater than 1% or YM/69_0%/3
Retail                          Lock/60_Def/55_0%/5
------------------------------- -----------------------------------------------
Hospitality                     greater than 1% or YM/114_0%/6
                                greater than 1% or YM/114_0%/6
Skilled Nursing                 NAP
Skilled Nursing                 NAP
Skilled Nursing                 NAP
------------------------------- -----------------------------------------------
Office                          greater than 1% or YM/114_0%/6
Retail                          Lock/60_ greater than 1% or YM/120_0%/120
                                Lock/59_6%/12_5%/12_4%/12_3%/12_2%/11_0%/3
Industrial                      NAP
Industrial                      NAP
------------------------------- -----------------------------------------------
Industrial                      NAP
Industrial                      NAP
Multifamily                     Lock/34_ greater than 1% or YM/82_0%/3
Office                          Lock/60/Def/57_0%/3
Retail                          Lock/48_ greater than 1% or YM/66_0%/6
------------------------------- -----------------------------------------------
Multifamily                     Lock/36_Def/81_0%/3
Office                          Lock/1_ greater than 1% or YM/143_0%/36
Office                          greater than 1% or YM/114_0%/6
Skilled Nursing                 greater than 1% or YM/96_0%/84
Skilled Nursing                 Lock/72_ greater than 1% or YM/81_0%/3
------------------------------- -----------------------------------------------
Hospitality                     greater than 1% or YM/180_0%/60
Retail                          Lock/60_Def/60
Mixed Use                       Lock/60_YM/54_0%/6
Mobile Home Park                YM/24_.75%/12_0%/48
Industrial                      Lock/60_Def/57_0%/3
------------------------------- -----------------------------------------------
Mobile Home Park                YM/48_1%/12
                                Lock/36_ greater than 1% or YM/42_0%/6
Office                          NAP
Office                          NAP
Retail                          Lock/60_Def/60
------------------------------- -----------------------------------------------
Retail                          Lock/59_ greater than 1% or YM/177_0%/4
Retail                          greater than 1% or YM/175_0%/5
Congregate Care/Assisted Living Lock/48_Def/69
Retail                          Lock/36_Def/81_0%/3
Retail                          Lock/60_Def/60
------------------------------- -----------------------------------------------
Retail                          Lock/60_Def/204
Retail                          Lock/59_ greater than 1% or YM/164_0%/5
Multifamily                     Lock/60_Def/58_0%/3
Mixed Use                       Lock/60_Def/57_0%/3
Mixed Use                       Lock/36_ greater than 1% or YM/78_0%/6
------------------------------- -----------------------------------------------
Hospitality                     greater than 1% or YM/114_0%/6
Retail                          Lock/59_6%/12_5%/12_4%/12_3%/12_2%/9_0%/4
Multifamily                     Lock/48_ greater than 1% or YM/69_0%/3
Hospitality                     greater than 1% or YM/180_0%/60
Retail                          Lock/60_Def/204
------------------------------- -----------------------------------------------
Hospitality                     greater than 1% or YM/78_0%/6
Self-Storage                    Lock/48_1%/12_0%/24
Office                          YM/90_0%/6
                                Lock/35_ greater than 1% or YM/139_0%/6
Retail                          NAP
------------------------------- -----------------------------------------------

            PROPERTY
              TYPE                            PREPAYMENT PROVISIONS
------------------------------- -----------------------------------------------
Industrial                      NAP
Industrial                      Lock/60_ greater than 1% or YM/56_0%/4
Retail                          Lock/36_Def/81_0%/3
Retail                          Lock/36_Def/81_0%/3
Retail                          Lock/60_YM/54_0%/6
------------------------------- -----------------------------------------------
Hospitality                     greater than 1% or YM/180_0%/60
Retail                          Lock/60_Def/204
Hospitality                     Lock/60_Def/57_0%/3
Office                          Lock/24_ greater than 1% or YM/93_0%/3
Multifamily                     Lock/48_Def/72
------------------------------- -----------------------------------------------
Hospitality                     Lock/60_ greater than 1% or YM/54_0%/6
Multifamily                     greater than 1% or YM/114_0%/6
Industrial                      Lock/60_YM/54_0%/6
Office                          0%/193
Retail                          YM/78_0%/6
------------------------------- -----------------------------------------------
Multifamily                     Lock/48_ greater than 1% or YM/66_0%/6
Industrial                      greater than 1% or YM/114_0%/6
Retail                          Lock/60_ greater than 1% or YM/54_0%/6
Retail                          Lock/96_ greater than 1% or YM/191_0%/4
Retail                          Lock/96_Def/81_0%/3
------------------------------- -----------------------------------------------
Hospitality                     YM/114_0%/6
Office                          Lock/60_YM/54_0%/6
Multifamily                     Lock/48_ greater than 1% or YM/69_0%/3
                                Lock/60_Def/56_0%/3
Multifamily                     NAP
------------------------------- -----------------------------------------------
Multifamily                     NAP
Multifamily                     NAP
Multifamily                     NAP
Multifamily                     NAP
Multifamily                     NAP
------------------------------- -----------------------------------------------
Multifamily                     NAP
Multifamily                     NAP
Office                          greater than 1% or YM/114_0%/6
Multifamily                     Lock/24_ greater than 1% or YM/153_0%/3
Hospitality                     Lock/12_ greater than 1% or YM/102_0%/6
------------------------------- -----------------------------------------------
Multifamily                     Lock/60_ greater than 1% or YM/189_0%/3
Retail                          greater than 1% or YM/299
Multifamily                     Lock/60_Def/57_0%/3
Mixed Use                       Lock/60_ greater than 1% or YM/54_0%/6
Retail                          greater than 1% or YM/260_0%/4
------------------------------- -----------------------------------------------
Mobile Home Park                YM/36_1%/12_0%/12
Mixed Use                       greater than 1% or YM/114_0%/6
                                Lock/59_ greater than 1% or YM/130_0%/3
Multifamily                     NAP
Multifamily                     NAP
------------------------------- -----------------------------------------------
Multifamily                     greater than 1% or YM/114_0%/6
Retail                          Lock/60_ greater than 1% or YM/226_0%/4
Multifamily                     Lock/48_ greater than 1% or YM/69_0%/3
Multifamily                     greater than 1% or YM/114_0%/6
Industrial                      Lock/42_6%/12_5%/12_4%/12_3%/12_2%/10_0%/3
------------------------------- -----------------------------------------------
Hospitality                     Lock/56_Def/61_0%/3
Retail                          greater than 1% or YM/114_0%/6
Office                          greater than 1% or YM/114_0%/6
Industrial                      Lock/48_ greater than 1% or YM/66_0%/6
                                Lock/22_ greater than 1% or YM/91_0%/7
------------------------------- -----------------------------------------------
Office                          NAP
Office                          NAP
Retail                          greater than 1% or YM/299
Multifamily                     Lock/35_ greater than 1% or YM/46_0%/3
Mobile Home Park                YM/48_1%/12_0%/24
------------------------------- -----------------------------------------------
Office                          Lock/47_ greater than 1% or YM/66_0%/7
Skilled Nursing                 greater than 1% or YM/228_0%/12
Office                          Lock/60_ greater than 1% or YM/54_0%/6
Retail                          Lock/60_ greater than 1% or YM/54_0%/6
                                Lock/96_Def/81_0%/3
------------------------------- -----------------------------------------------
Retail                          NAP
Retail                          NAP
Office                          Lock/60_ greater than 1% or YM/54_0%/6
Office                          Lock/60_ greater than 1% or YM/57_0%/3
Office                          greater than 1% or YM/78_0%/6
------------------------------- -----------------------------------------------
            PROPERTY
              TYPE                            PREPAYMENT PROVISIONS
------------------------------- -----------------------------------------------
Retail                          greater than 1% or YM/114_0%/6
Office                          greater than 1% or YM/78_0%/6
Mixed Use                       Lock/35_ greater than 1% or YM/81_0%/4
Retail                          Lock/96_Def/81_0%/3
Multifamily                     greater than 1% or YM/114_0%/6
------------------------------- -----------------------------------------------
Retail                          Lock/116_ greater than 1% or YM/106_0%/18
Hospitality                     greater than 1% or YM/114_0%/6
Self-Storage                    greater than 1% or YM/114_0%/6
Multifamily                     greater than 1% or YM/114_0%/6
Multifamily                     greater than 1% or YM/114_0%/6
------------------------------- -----------------------------------------------
Industrial                      Lock/60_ greater than 1% or YM/54_0%/6
Retail                          greater than 1% or YM/260_0%/4
Multifamily                     greater than 1% or YM/354_0%/6
Retail                          Lock/60_ greater than 1% or YM/188_0%/4
Retail                          Lock/60_YM/54_0%/6
------------------------------- -----------------------------------------------
Retail                          greater than 1% or YM/114_0%/6
Industrial                      Lock/60_ greater than 1% or YM/54_0%/6
Mixed Use                       Lock/60_ greater than 1% or YM/54_0%/6
Multifamily                     greater than 1% or YM/114_0%/6
Retail                          greater than 1% or YM/78_0%/6
------------------------------- -----------------------------------------------
Hospitality                     YM/114_0%/6
Mobile Home Park                Lock/60_YM/54_0%/6
Hospitality                     greater than 1% or YM/114_0%/6
Multifamily                     Lock/60_Def/21_0%/3 ( greater than 1% or YM
                                during earnout period only)
Multifamily                     Lock/35_ greater than 1% or YM/78_0%/7
------------------------------- -----------------------------------------------
Retail                          Lock/120_ greater than 1% or YM/115_0%/5
Industrial                      Lock/48_5%/24_4%/12_3%/12_2%/12_1%/65_0%/6
Industrial                      Lock/36_2%/11_1%/10_0%/02_Lock/37_2%/12_1%/9_0%/03
Retail                          Lock/96_Def/81_0%/3
Multifamily                     greater than 1% or YM/114_0%/6
------------------------------- -----------------------------------------------
Industrial                      Lock/48_5%/24_4%/12_3%/12_2%/12_1%/65_0%/6
Retail                          Lock/96_Def/81_0%/3
Skilled Nursing                 greater than 1% or YM/108_0%/12
Skilled Nursing                 greater than 1% or YM/108_0%/12
Retail                          Lock/60_YM/54_0%/6
------------------------------- -----------------------------------------------
Office                          Lock/60_ greater than 1% or YM/102_0%/6
Multifamily                     greater than 1% or YM/138_0%/6
Retail                          greater than 1% or YM/114_0%/6
Industrial                      Lock/59_ greater than 1% or YM/51_0%/4
Congregate Care/Assisted Living Lock/48_Def/70_0%/3
------------------------------- -----------------------------------------------
Retail                          Lock/108_YM/126_0%/6
Multifamily                     greater than 1% or YM/138_0%/6
Hospitality                     Lock/36_Def/81_0%/3
Industrial                      Lock/60_Def/57_0%/3
Retail                          Lock/84_ greater than 1% or YM/90_0%/6
------------------------------- -----------------------------------------------
Multifamily                     greater than 1% or YM/114_0%/6
Mixed Use                       Lock/60_ greater than 1% or YM/54_0%/6
Office                          greater than 1% or YM/114_0%/6
Multifamily                     greater than 1% or YM/114_0%/6
Retail                          greater than 1% or YM/259_0%/5
------------------------------- -----------------------------------------------
Retail                          Lock/60_ greater than 1% or YM/54_0%/6
Industrial                      Lock/60_YM/28_0%/6
Industrial                      greater than 1% or YM/174_0%/6
Retail                          greater than 1% or YM/114_0%/6
Multifamily                     Lock/60_ greater than 1% or YM/54_0%/6
------------------------------- -----------------------------------------------
Office                          greater than 1% or YM/114_0%/6
Multifamily                     Lock/60_Def/21_0%/3 ( greater than 1% or YM
                                during earnout period only)
Retail                          greater than 1% or YM/259_0%/5
Retail                          Lock/60_ greater than 1% or YM/54_0%/6
Industrial                      greater than 1% or YM/174_0%/6
------------------------------- -----------------------------------------------
Multifamily                     1%/36_0%/84
Industrial                      Lock/60_ greater than 1% or YM/54_0%/6
Industrial                      Lock/35_ greater than 1% or YM/81_0%/4
Retail                          Lock/60_ greater than 1% or YM/219_0%/4
Industrial                      Lock/72_ greater than 1% or YM/102_0%/6
------------------------------- -----------------------------------------------
Multifamily                     Lock/60_Def/54_0%/6
Industrial                      greater than 1% or YM/113_0%/6
Self-Storage                    greater than 1% or YM/96_0%/24
Self-Storage                    greater than 1% or YM/96_0%/24
Hospitality                     Lock/48_ greater than 1% or YM/66_0%/6
------------------------------- -----------------------------------------------

            PROPERTY
              TYPE                            PREPAYMENT PROVISIONS
------------------------------- -----------------------------------------------
Multifamily                     greater than 1% or YM/114_0%/6
Retail                          greater than 1% or YM/114_0%/6
Retail                          Lock/60_ greater than 1% or YM/230_0%/4
Multifamily                     greater than 1% or YM/114_0%/6
Industrial                      Lock/35_ greater than 1% or YM/78_0%/7
------------------------------- -----------------------------------------------
Multifamily                     greater than 1% or YM/138_0%/6
Multifamily                     Lock/60_ greater than 1% or YM/54_0%/6
Industrial                      Lock/60_ greater than 1% or YM/50_0%/6
Office                          Lock/60_ greater than 1% or YM/57_0%/3
Self-Storage                    greater than 1% or YM/114_0%/6
------------------------------- -----------------------------------------------
Retail                          greater than 1% or YM/114_0%/6
Retail                          Lock/60_YM/54_0%/6
Office                          greater than 1% or YM/114_0%/6
Industrial                      Lock/48_5%/24_4%/12_3%/12_2%/12_1%/65_0%/6
Mixed Use                       greater than 1% or YM/114_0%/6
------------------------------- -----------------------------------------------
Multifamily                     Lock/60_ greater than 1% or YM/54_0%/6
Retail                          Lock/60_YM/54_0%/6
Multifamily                     Lock/60_Def/60
Skilled Nursing                 Lock/96_ greater than 1% or YM/78_0%/6
Multifamily                     Lock/60_ greater than 1% or YM/54_0%/6
------------------------------- -----------------------------------------------
Retail                          greater than 1% or YM/234_0%/6
Office                          greater than 1% or YM/114_0%/6
Industrial                      Lock/60_YM/54_0%/6
Hospitality                     Lock/48_4%/12_3%/12_2%/12_1%/12_0%/24
Retail                          Lock/60_YM/54_0%/6
------------------------------- -----------------------------------------------
Multifamily                     Lock/60_ greater than 1% or YM/54_0%/6
Office                          Lock/12_ greater than 1% or YM/105_0%/3
Multifamily                     greater than 1% or YM/114_0%/6
Multifamily                     1%/36_0%/84
Industrial                      Lock/48_5%/24_4%/12_3%/12_2%/12_1%/65_0%/6
------------------------------- -----------------------------------------------
Office                          greater than 1% or YM/114_0%/6
Multifamily                     greater than 1% or YM/138_0%/6
Mixed Use                       Lock/48_ greater than 1% or YM/30_0%/6
Hospitality                     Lock/48_ greater than 1% or YM/66_0%/6
Hospitality                     Lock/60_ greater than 1% or YM/54_0%/6
------------------------------- -----------------------------------------------
Industrial                      Lock/60_YM/54_0%/6
Office                          Lock/48_Def/68
Office                          greater than 1% or YM/114_0%/6
Retail                          Lock/48_ greater than 1% or YM/66_0%/6
Multifamily                     Lock/60_ greater than 1% or YM/54_0%/6
------------------------------- -----------------------------------------------
Multifamily                     greater than 1% or YM/114_0%/6
Hospitality                     Lock/48_ greater than 1% or YM/66_0%/6
Office                          greater than 1% or YM/114_0%/6
Retail                          Lock/60_2%/54_0%/6
Industrial                      Lock/60_Def/204
------------------------------- -----------------------------------------------
Multifamily                     Lock/48_ greater than 1% or YM/66_0%/6
Retail                          greater than 1% or YM/260_0%/4
Mobile Home Park                Lock/96_ greater than 1% or YM/72_1%/12
Retail                          greater than 1% or YM/113_0%/6
Retail                          Lock/60_YM/54_0%/6
------------------------------- -----------------------------------------------
Self-Storage                    greater than 1% or YM/78_0%/6
Multifamily                     1%/36_0%/84
Office                          Lock/60_YM/12_0%/6
Office                          Lock/60_YM/54_0%/6
Self-Storage                    Lock/48_ greater than 1% or YM/66_0%/6
------------------------------- -----------------------------------------------
Self-Storage                    greater than 1% or YM/78_0%/6
Office                          greater than 1% or YM/114_0%/6
Office                          greater than 1% or YM/111_0%/6
Retail                          Lock/36_0%/48
Multifamily                     greater than 1% or YM/72_3%/12_2%/12_1%/18_0%/6
------------------------------- -----------------------------------------------
Multifamily                     greater than 1% or YM/78_0%/6
Multifamily                     Lock/60_Def/57_0%/3
Office                          greater than 1% or YM/114_0%/6
Multifamily                     greater than 1% or YM/114_0%/6
Office                          greater than 1% or YM/114_0%/6
------------------------------- -----------------------------------------------
Self-Storage                    Lock//36_2%/24_1%/12_0%/12
Self-Storage                    greater than 1% or YM/114_0%/6
Multifamily                     greater than 1% or YM/117_0%/3
Skilled Nursing                 Lock/36_5%/12_4%/12_3%/12_2%/12_1%/12_0%/23
                                NAP
------------------------------- -----------------------------------------------

            PROPERTY
              TYPE                            PREPAYMENT PROVISIONS
------------------------------- -----------------------------------------------
Skilled Nursing                 NAP
Self-Storage                    greater than 1% or YM/96_0%/24
Self-Storage                    greater than 1% or YM/78_0%/6
Office                          greater than 1% or YM/114_0%/6
Mixed Use                       greater than 1% or YM/113_0%/6
------------------------------- -----------------------------------------------
Industrial                      Lock/22_ greater than 1% or YM/91_0%/7
Mixed Use                       greater than 1% or YM/114_0%/6
Congregate Care/Assisted Living greater than 1% or YM/234_0%/6
Hospitality                     Lock/48_ greater than 1% or YM/66_0%/6
Industrial                      Lock/34_ greater than 1% or YM/79_0%/7
------------------------------- -----------------------------------------------
Mobile Home Park                Lock/60_ greater than 1% or YM/54_0%/6
Self-Storage                    Lock/60_ greater than 1% or YM/54_0%/6
Retail                          greater than 1% or YM/114_0%/6
Industrial                      Lock/60_YM/54_0%/6
Multifamily                     1%/36_0%/84
------------------------------- -----------------------------------------------
Multifamily                     Lock/60_Def/57_0%/3
Multifamily                     greater than 1% or YM/114_0%/6
Mixed Use                       Lock/96_ greater than 1% or YM/60_0%/24
Multifamily                     Lock/60_Def/57_0%/3
Multifamily                     1%/36_0%/84
------------------------------- -----------------------------------------------
Skilled Nursing                 Lock/36_5%/12_4%/12_3%/12_2%/12_1%/12_0%/24
Self-Storage                    greater than 1% or YM/114_0%/6
Multifamily                     greater than 1% or YM/174_0%/6
Retail                          5%/12_4%/12_3%/12_2%/24_1%/24_0%/36
Retail                          greater than 1% or YM/114_0%/6
------------------------------- -----------------------------------------------
Multifamily                     1%/36_0%/86
Multifamily                     greater than 1% or YM/138_0%/6
Retail                          greater than 1% or YM/78_0%/6
Mixed Use                       Lock/60_ greater than 1% or YM/54_0%/6
Mixed Use                       Lock/60_YM/54_0%/6
------------------------------- -----------------------------------------------
Multifamily                     Lock/60_YM/54_0%/6
Retail                          Lock/60_ greater than 1% or YM/54_0%/6
Retail                          Lock/60_ greater than 1% or YM/54_0%/6
Multifamily                     greater than 1% or YM/78_0%/6
Self-Storage                    Lock/60_5%/12_4%/12_3%/12_2%/12_1%/6_0%/6
------------------------------- -----------------------------------------------
Industrial                      greater than 1% or YM/114_0%/6
Retail                          Lock/48_ greater than 1% or YM/66_0%/6
Multifamily                     greater than 1% or YM/78_0%/6
Office                          Lock/60_5%/12_4%/12_3%/12_2%/12_1%/96
Multifamily                     Lock/60_YM/54_0%/6
------------------------------- -----------------------------------------------
Hospitality                     Lock/48_4%/12_3%/12_2%/12_1%/12_0%/24
Industrial                      Lock/22_ greater than 1% or YM/91_0%/7
Other                           Lock/84_ greater than 1% or YM/144_0%/12
Industrial                      Lock/60_5%/12_4%/12_0%/70
Industrial                      Lock/120_ greater than 1% or YM/60_0%/60
------------------------------- -----------------------------------------------
Office                          Lock/60_ greater than 1% or YM/54_0%/6
Self-Storage                    Lock/60_ greater than 1% or YM/114_0%/6
Mobile Home Park                Lock/120_ greater than 1% or YM/114_0%/6
Multifamily                     1%/36_0%/84
Multifamily                     greater than 1% or YM/114_0%/6
------------------------------- -----------------------------------------------
Hospitality                     Lock/60_ greater than 1% or YM/54_0%/6
Skilled Nursing                 Lock/36_5%/12_4%/12_3%/12_2%/12_1%/12_0%/24
Self-Storage                    Lock/60_ greater than 1% or YM/156_0%/24
Office                          greater than 1% or YM/114_0%/6
Retail                          greater than 1% or
                                YM/120_5%/12_4%/12_3%/12_2%/12_1%/12_0%/60
------------------------------- -----------------------------------------------
Retail                          Lock/60_ greater than 1% or YM/54_0%/6
Multifamily                     Lock/12_ greater than 1% or YM/105_0%/3
Retail                          Lock/60_YM/54_0%/6
Office                          Lock/60_YM/54_0%/6
Multifamily                     greater than 1% or YM/114_0%/6
------------------------------- -----------------------------------------------
Multifamily                     greater than 1% or YM/138_0%/6
Office                          greater than 1% or YM/114_0%/6
Retail                          YM/120_5%/12_4%/12_3%/12_2%/12_1%/12_0%/60
Multifamily                     greater than 1% or YM/114_0%/6
Retail                          greater than 1% or YM/78_0%/6
------------------------------- -----------------------------------------------
Retail                          greater than 1% or YM/114_0%/6
Multifamily                     Lock/96_ greater than 1% or YM/60_0%/24
Multifamily                     greater than 1% or YM/84_1%/30_0%/6
Mixed Use                       greater than 1% or
                                YM/120_5%/12_4%/12_3%/12_2%/12_1%/6_0%/6
Hospitality                     greater than 1% or
                                YM/120_5%/12_4%/12_3%/12_2%/12_1%/12
------------------------------- -----------------------------------------------

            PROPERTY
              TYPE                            PREPAYMENT PROVISIONS
------------------------------- -----------------------------------------------
Self-Storage                    Lock/60_1% or YM/54_0%/6
Retail                          Lock/48_1% or YM/66_0%/6
Retail                          Lock/60_1% or YM/54_0%/6
Office                          greater than 1% or YM/114_0%/6
Mixed Use                       greater than 1% or
                                YM/120_5%/12_4%/12_3%/12_2%/12_1%/12_0%/60
------------------------------- -----------------------------------------------
Retail                          greater than 1% or YM/114_0%/6
Self-Storage                    greater than 1% or YM/156_0%/24
Self-Storage                    Lock/48_1% or YM/120_0%/12
Retail                          greater than 1% or YM/113_0%/6
Multifamily                     greater than 1% or
                                YM/120_5%/12_4%/12_3%/12_2%/12_1%/6_0%/6
------------------------------- -----------------------------------------------
Self-Storage                    Lock/60_1% or YM/54_0%/6
Multifamily                     greater than 1% or
                                YM/120_5%/12_4%/12_3%/12_2%/12_1%/6_0%/6
Self-Storage                    greater than 1% or YM/114_0%/6
Mobile Home Park                greater than 1% or
                                YM/120_5%/12_4%/12_3%/12_2%/12_1%/12_0%/60
Industrial                      Lock/48_1% or YM/66_0%/6
------------------------------- -----------------------------------------------
Retail                          5%/12_4%/12_3%/12_2%/24_1%/24_0%/36
Retail                          greater than 1% or
                                YM/120_5%/12_4%/12_3%/12_2%/12_1%/12_0%/60
Retail                          greater than 1% or YM/114_0%/6
Industrial                      greater than 1% or YM/114_0%/6
Multifamily                     greater than 1% or
                                YM/120_5%/12_4%/12_3%/12_2%/12_1%/12_0%/24
------------------------------- -----------------------------------------------
Retail                          greater than 1% or YM/114_0%/6
Retail                          5%/12_4%/12_3%/12_2%/24_1%/24_0%/36
Office                          greater than 1% or YM/114_0%/6
Multifamily                     greater than 1% or
                                YM/120_5%/12_4%/12_3%/12_2%/12_1%/12_0%/120
Retail                          greater than 1% or YM/114_0%/6
------------------------------- -----------------------------------------------
Retail                          greater than 1% or
                                YM/120_5%/12_4%/12_3%/12_2%/12_1%/12_0%/60
Multifamily                     greater than 1% or YM/120
Retail                          greater than 1% or
                                YM/120_5%/12_4%/12_3%/12_2%/12_1%/12_0%/60
Multifamily                     greater than 1% or YM/78_0%/6
Other                           greater than 1% or
                                YM/120_5%/12_4%/12_3%/12_2%/12_1%/12_0%/60
------------------------------- -----------------------------------------------
Multifamily                     greater than 1% or YM/114_0%/6
Industrial                      greater than 1% or YM/114_0%/6
Retail                          greater than 1% or YM/114_0%/6
Mixed Use                       greater than 1% or
                                YM/120_5%/12_4%/12_3%/12_2%/12_1%/6_0%/6
Retail                          greater than 1% or YM/174_0%/6
------------------------------- -----------------------------------------------
Multifamily                     greater than 1% or YM/114_0%/6
Industrial                      greater than 1% or YM/114_0%/6
Mixed Use                       greater than 1% or YM/120_5%/12_4%/12_3%/6_0%/6
Mobile Home Park                greater than 1% or YM/114_0%/6
Retail                          greater than 1% or
                                YM/120_5%/12_4%/12_3%/12_2%/12_1%/12_0%/60
------------------------------- -----------------------------------------------
Multifamily                     greater than 1% or
                                YM/120_5%/12_4%/12_3%/12_2%/12_1%/6_0%/6

                                                                                SQ FT,                LOAN PER
  ANNUAL                                                    CUT-OFF  MATURITY   UNITS,              SQ FT, UNITS,
   DEBT    UNDERWRITTEN  UNDERWRITTEN  APPRAISED  APPRAISAL   DATE   DATE OR   BED, PAD               BED, PAD
 SERVICE     CASH FLOW       DSCR        VALUE      DATE      LTV    ARD LTV   OR ROOM   UNIT TYPE     OR ROOM
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
3,858,735    5,177,250       1.34     55,600,000  11/20/96     72       64      376,933 Sq Ft             106
3,816,400          NAP       1.00     44,100,000   7/14/97     90        0      382,579 Sq Ft             104
3,124,358    4,106,321       1.31     38,900,000    8/1/97     80       66          938 Beds           33,049
               725,289                 7,600,000    8/1/97                          231 Beds
               749,358                 6,300,000    8/1/97                          156 Beds
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
               677,211                 6,200,000    8/1/97                          110 Beds
               784,618                 6,900,000    8/1/97                          173 Beds
               664,057                 6,600,000    8/1/97                          148 Beds
               505,788                 5,300,000    8/1/97                          120 Beds
2,378,697    3,016,992       1.27     32,600,000   4/15/97     80       71    1,196,630 Sq Ft              22
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
2,310,825    3,251,462       1.41     30,040,000    5/1/97     79       67          458 Beds           52,004
             1,291,579                10,840,000    5/1/97                          179 Beds
               975,755                10,560,000    5/1/97                          172 Beds
               984,128                 8,640,000    5/1/97                          107 Beds
2,015,148    2,537,059       1.26     42,200,000   7/15/97     53       47      288,735 Sq Ft              78
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
2,099,180    3,021,278       1.44     31,700,000    6/1/97     69       58          381 Rooms          57,743
2,006,697    2,504,984       1.25     29,750,000    5/6/97     72       64          703 Units          30,529
1,896,000    2,472,674       1.30     27,800,000  10/23/95     73        3      295,999 Sq Ft              69
1,840,284    2,187,085       1.19     24,300,000   3/28/97     82       73          896 Units          22,321
1,751,398    2,228,535       1.27     25,200,000   6/17/97     79       69      180,965 Sq Ft             110
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
1,997,404    2,795,448       1.40     29,000,000    3/1/97     66       55          244 Rooms          78,626
1,858,065    2,576,706       1.39     24,130,000    5/1/97     79       66          430 Beds           44,537
             1,558,272                10,700,000    5/1/97                          120 Beds
               637,509                 7,590,000    5/1/97                          204 Beds
               380,925                 5,840,000    5/1/97                          106 Beds
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
1,785,439    2,435,227       1.36     25,200,000    5/1/97     75       61      218,272 Sq Ft              87
1,781,624    2,231,467       1.25     26,500,000    5/1/97     70        0      299,238 Sq Ft              62
2,102,369    2,338,204       1.11     25,650,000   4/22/92     66       54      627,966 Sq Ft              27
               748,831                                                          265,057 Sq Ft
               723,748                                                           97,964 Sq Ft
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
               370,621                                                          116,529 Sq Ft
               495,004                                                          148,416 Sq Ft
1,591,581    1,971,703       1.24     27,000,000   2/22/95     58       49          236 Units          65,952
1,407,112    1,784,583       1.27     21,500,000   6/19/97     71       63      154,077 Sq Ft              99
1,404,207    2,202,567       1.57     27,000,000   3/13/97     56       45      140,321 Sq Ft             107
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
1,316,021    1,650,349       1.25     18,900,000    1/8/97     74       68          181 Units          77,348
1,312,751    1,451,559       1.11     17,520,000    6/2/97     80       48      123,736 Sq Ft             113
1,320,510    1,491,308       1.13     19,300,000  10/17/96     71       64      132,534 Sq Ft             103
1,323,100    2,023,807       1.53     21,000,000   3/17/97     64       44          222 Beds           60,277
1,237,739    1,635,347       1.32     17,700,000  10/10/95     73       54          202 Beds           64,146
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
1,280,143    1,698,823       1.33     19,500,000    2/1/97     65       26          221 Rooms          56,983
1,144,875    1,493,547       1.30     16,600,000  12/27/96     75       67      258,013 Sq Ft              48
1,053,218    1,316,863       1.25     16,200,000   7/17/97     74       65      127,174 Sq Ft              94
1,093,691    1,291,780       1.18     18,600,000   11/6/96     64       60          576 Pads           20,741
1,240,109    1,733,899       1.40     16,500,000   3/12/97     71       60      167,500 Sq Ft              70
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
1,111,032    1,279,044       1.15     16,600,000    7/2/96     69       67          518 Pads           22,252
1,159,753    1,499,064       1.29     16,000,000   10/9/96     71       64      191,922 Sq Ft              59
               514,758                 4,600,000   10/9/96                       76,458 Sq Ft
               984,306                11,400,000   10/9/96                      115,464 Sq Ft
1,026,285    1,318,591       1.28     14,700,000   5/12/97     77       68      194,973 Sq Ft              58
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
1,316,010    2,055,748       1.56     22,000,000    7/1/93     52        0      119,459 Sq Ft              95
1,347,202    1,663,784       1.23     18,000,000  11/16/95     62        0      225,416 Sq Ft              50
1,026,855    1,485,858       1.45     13,900,000   7/25/97     79       65          184 Units          59,783
  944,902    1,211,981       1.28     13,500,000   7/22/97     79       69      109,800 Sq Ft              97
  970,415    1,213,091       1.25     14,200,000   5/15/97     73       65      179,459 Sq Ft              58
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
1,001,876          NAP       1.00     11,600,000   7/11/97     89        0       53,042 Sq Ft             195
1,190,765    1,487,234       1.25     15,800,000   4/24/95     65        0       74,351 Sq Ft             139
  879,514    1,024,359       1.16     12,470,000   7/30/97     83       72          356 Units          28,933
  943,918    1,176,746       1.25     14,100,000   6/18/97     73       64      139,704 Sq Ft              73
  984,457    1,157,814       1.18     13,000,000   2/11/97     77       67       74,140 Sq Ft             135
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
1,058,882    1,493,502       1.41     14,000,000  10/28/96     71       60          156 Rooms          63,733
1,053,606    1,479,916       1.40     15,295,000    6/7/93     63       49      129,360 Sq Ft              74
  887,436    1,272,278       1.43     12,600,000   6/12/97     75       61          173 Units          54,913
  946,945    1,336,611       1.41     15,000,000   3/17/97     63       25          170 Rooms          55,780
  891,903          NAP       1.00     10,300,000   7/11/97     89        0       53,072 Sq Ft             174
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
  962,771    1,290,500       1.34     13,200,000   10/1/96     70       63          141 Rooms          65,268
  868,992    1,055,420       1.21     11,300,000  10/30/96     80       75      192,367 Sq Ft              47
  797,842    1,085,366       1.36     11,000,000   5/16/97     75       65      219,525 Sq Ft              38
1,167,840    1,285,931       1.10     14,180,000   various     58        0      152,698 Sq Ft              54
             1,146,279                12,640,000   3/15/95                      112,416 Sq Ft
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------


               139,652                 1,540,000   3/27/95                       40,282 Sq Ft
  992,313    1,001,009       1.01     11,800,000   12/8/94     69       51       86,400 Sq Ft              94
  713,133      897,394       1.26     10,000,000   7/22/97     80       70      118,242 Sq Ft              68
  713,133      923,065       1.29      9,600,000   7/22/97     83       73      109,800 Sq Ft              73
  693,070      947,479       1.37     10,900,000    5/8/97     73       64       60,131 Sq Ft             133
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
  797,427      890,788       1.12     13,000,000   3/19/97     61       25          145 Rooms          55,072
  767,763      767,763       1.00      8,900,000   7/11/97     89        0       53,042 Sq Ft             149
  845,403    1,200,820       1.42     11,000,000   3/10/97     71       60          138 Rooms          56,347
  756,600      990,809       1.31     11,000,000    9/5/96     69       57       75,400 Sq Ft             101
  647,883      788,268       1.22      9,000,000   7/14/97     83       73          260 Units          28,846
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
  696,409    1,302,772       1.87     14,800,000    5/1/97     50       41          180 Rooms          41,069
  648,410      771,100       1.19      9,500,000  12/20/96     78       71          232 Units          31,832
  662,529      828,156       1.25     10,220,000    7/8/97     71       60      203,743 Sq Ft              36
  682,242      861,968       1.26     12,000,000   7/15/86     60       53       96,679 Sq Ft              75
  721,778      934,449       1.29     11,465,000   10/1/96     63       57       47,454 Sq Ft             151
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
  682,642      879,306       1.29      9,250,000  11/15/96     76       68          246 Units          28,692
  760,639      890,715       1.17     11,200,000    8/8/96     62       45      214,765 Sq Ft              32
  684,784      886,895       1.30      9,600,000   12/1/96     71       59       69,988 Sq Ft              97
  689,442      774,021       1.12      9,300,000    6/4/95     72        0      113,533 Sq Ft              59
  631,359      839,982       1.33      8,950,000   1/10/97     75       59      161,965 Sq Ft              41
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
  674,714    1,004,807       1.49      9,300,000    2/1/97     72       60          120 Rooms          55,581
 679,124       903,558       1.33      9,600,000  12/27/96     69       58     121,451  Sq Ft              55
 611,864       955,831       1.57      8,800,000    2/4/97     74       60         167  Units          39,222
 640,198       917,143       1.43      8,320,000    4/3/97     77       64         162  Units
               241,181                 2,200,000    4/3/97                          50  Units
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
                68,333                   510,000    4/3/97                           8  Units
               131,887                 1,140,000    4/3/97                          18  Units
               221,769                 1,830,000    4/3/97                          37  Units
                52,371                   505,000    4/3/97                          10  Units
                72,531                   915,000    4/3/97                          17  Units
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
                58,549                   495,000    4/3/97                           8  Units
                70,522                   725,000    4/3/97                          14  Units
 648,628       814,075       1.26      9,740,000   2/14/97     66       55     172,246  Sq Ft              37
 908,806     2,398,030       2.64     18,600,000  12/21/92     34        0         364  Units          17,478
 648,624     1,029,858       1.59     11,600,000   3/14/97     55       45         212  Rooms          29,901
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 664,201       731,952       1.10     12,000,000  11/18/93     52        0         534  Units          11,789
 622,316       810,656       1.30      8,500,000   4/19/95     71        0      94,808  Sq Ft              64
 573,552       702,536       1.22      7,800,000   4/25/97     77       67         240  Units          24,947
 613,493       790,734       1.29      8,300,000   1/16/97     72       60      91,041  Sq Ft              66
 642,320       642,239       1.00      6,200,000  11/30/94     96        0      33,225  Sq Ft             179
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 550,413       662,340       1.20      7,900,000   8/27/96     74       71         337  Pads           17,338
 562,710       701,310       1.25      7,900,000   3/11/97     72       65     156,385  Sq Ft              36
 714,600     1,172,711       1.64     10,500,000   Various     54        0         300  Units          18,933
               774,555                 6,800,000  11/23/93                         172  Units
               398,156                 3,700,000  12/10/93                         128  Units
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 486,417       602,550       1.24      7,100,000   6/17/97     78       71         112  Units          49,464
 576,807       789,302       1.37      8,200,000    7/1/94     67        0     107,388  Sq Ft              51
 513,779       730,888       1.42      7,600,000   6/12/97     72       59         133  Units          41,353
 519,222       687,956       1.32      7,525,000    5/6/97     73       65         188  Units          29,204
 515,527       692,256       1.34      7,700,000   10/1/93     71       63     261,400  Sq Ft              21
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 719,530     1,316,291       1.83     12,400,000   2/24/97     44       23         222  Rooms          24,538
 510,708       644,570       1.26      7,200,000    3/4/97     75       67     181,309  Sq Ft              30
 534,746       587,487       1.10      7,400,000    4/7/97     73       63     110,791  Sq Ft              49
 546,464       714,311       1.31      8,000,000    3/7/97     67       56     228,702  Sq Ft              24
 519,160       746,873       1.44      7,675,000  11/30/95     70       52      71,629  Sq Ft              75
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
               533,228                 5,100,000  11/30/95                      42,472  Sq Ft
               213,645                 2,575,000  11/30/95                      29,157  Sq Ft
 545,462       679,140       1.25      7,425,000   3/13/95     72        0      77,000  Sq Ft              69
 556,468       539,734       0.97      8,100,000  10/19/94     65       61         168  Units          31,543
 493,742       575,591       1.17      7,100,000   8/23/96     73       69         253  Pads           20,439
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 456,180       539,727       1.18      7,000,000    2/5/96     73       59      92,866  Sq Ft              55
 545,191     1,653,738       3.03      7,500,000   6/25/97     68        0         196  Beds           26,133
 485,398       588,112       1.21      8,200,000    4/1/97     62       52      98,266  Sq Ft              52
 495,379       637,523       1.29      6,500,000    4/8/97     78       64      44,069  Sq Ft             116
 476,565       608,015       1.28      6,650,000   Various     77       64     175,369  Sq Ft              29
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
               334,015                 3,450,000   4/27/97                      96,479  Sq Ft
               274,000                 3,200,000    5/1/97                      78,890  Sq Ft
 499,455       644,634       1.29      7,400,000   2/12/97     68       57      79,298  Sq Ft              64
 491,778       724,779       1.47      7,430,000   3/17/97     67       58      69,996  Sq Ft              71
 505,574       601,672       1.19      7,500,000   10/9/96     66       60     111,128  Sq Ft              45
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------


 491,250       532,385       1.08      7,900,000   6/25/96     63       52      38,600  Sq Ft             129
 523,639       554,654       1.06      7,200,000   5/14/96     68       60      45,120  Sq Ft             109
 455,916       690,584       1.51      7,750,000    9/7/94     63       52      52,888  Sq Ft              93
 457,286       582,583       1.27      6,200,000    5/1/97     79       66     159,283  Sq Ft              31
 455,783       548,144       1.20      6,300,000  11/19/96     77       68         106  Units          45,564
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 465,097     1,008,242       2.17     10,600,000   10/1/95     46        0     163,320  Sq Ft              30
 493,276       691,245       1.40      6,700,000    4/1/97     72       60         207  Rooms          23,188
 466,508       597,826       1.28      6,600,000   7/11/97     72       59     112,815  Sq Ft              42
 440,647       518,058       1.18      6,100,000   4/23/97     78       69         153  Units          30,976
 415,737       567,131       1.36      6,200,000   6/21/97     76       69         180  Units          26,306
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 449,407       595,193       1.32      6,425,000    5/9/97     73       60     145,459  Sq Ft              32
 504,532           NAP       1.00      4,900,000   12/1/94     95        0      32,873  Sq Ft             142
 430,241       550,681       1.28      5,900,000   5/21/97     79        0         147  Units          31,594
 491,938           NAP       1.23      7,300,000   3/14/96     63        0      43,684  Sq Ft             105
 462,527       600,248       1.30      6,650,000   1/25/97     69       57     132,969  Sq Ft              34
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 467,584       675,538       1.44      6,970,000   2/12/97     65       54      34,455  Sq Ft             132
 396,233       531,528       1.34      7,500,000   6/20/97     60       53     100,000  Sq Ft              45
 428,003       829,129       1.94      8,000,000   5/27/97     56       46      37,495  Sq Ft             120
 422,891       547,282       1.29      6,160,000    5/6/97     73       65         208  Units          21,597
 423,774       524,768       1.24      5,800,000   1/27/97     75       70      62,316  Sq Ft              70
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 433,025       593,412       1.37      9,500,000    1/1/97     45       37         216  Rooms          19,817
 424,927       563,326       1.33      6,300,000    8/7/96     68       56         503  Pads            8,500
 445,585       551,255       1.24      5,700,000   1/24/97     74       62          86  Rooms          49,296
 405,438       506,308       1.25      5,190,000   4/20/97     79       71         380  Units          10,848
 388,711       537,032       1.38      5,900,000   8/30/95     70       58          98  Units          41,934
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 463,082       477,559       1.03      5,600,000    2/1/95     73        8      35,512  Sq Ft             115
 391,470       478,345       1.22      5,400,000   9/21/95     75       40     130,740  Sq Ft              31
 468,415       657,156       1.40      7,050,000   5/23/94     57       43     102,500  Sq Ft              39
 377,174       483,090       1.28      4,950,000   4/27/97     81       68     125,796  Sq Ft              32
 351,994       454,979       1.29      6,200,000   6/17/97     65       59         150  Units          26,727
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 386,337       474,660       1.23      5,200,000   10/9/95     77       41      56,000  Sq Ft              72
 374,382       478,268       1.28      5,300,000    5/1/97     75       63     141,273  Sq Ft              28
 389,100       751,104       1.93      5,400,000   6/23/97     74       61         124  Beds           32,227
 389,100     1,180,494       3.03      5,000,000   6/18/97     80       66         128  Beds           31,220
 399,860       514,498       1.29      5,500,000   1/30/97     72       60     153,636  Sq Ft              26
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 514,517       838,986       1.63      5,600,000   9/20/96     70        0      63,720  Sq Ft              61
 362,826       492,974       1.36      5,650,000   8/20/96     69       59         121  Units          32,236
 369,179       499,910       1.35      5,450,000    5/8/97     72       64      37,268  Sq Ft             105
 638,903       675,771       1.06      6,050,000   1/10/96     64        0      84,500  Sq Ft              46
 375,352       622,360       1.66      5,250,000   4/19/97     73       60          61  Units          62,933
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 413,801       530,371       1.28      5,685,000   2/10/97     67        0     165,834  Sq Ft              23
 333,961       443,472       1.33      4,850,000   8/20/96     78       66         121  Units          31,209
 402,904       563,897       1.40      5,200,000   2/25/97     72       61         119  Rooms          31,438
 359,590       463,728       1.29      5,300,000  12/27/96     71       63     184,000  Sq Ft              20
 380,111      453,400        1.19      5,500,000   1/22/97     68       45      86,944  Sq Ft              43
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 358,380      438,086        1.22      5,000,000    4/5/97     74       67         141  Units          26,374
 338,286      616,011        1.82      7,990,000    4/3/97     46       37      67,826  Sq Ft              54
 369,351      506,313        1.37      5,300,000  10/11/96     70       58      33,324  Sq Ft             111
 323,865      415,689        1.28      5,000,000   10/9/96     74       67          58  Units          63,621
 399,896          NAP        1.00      3,900,000  11/30/94     95        0      32,857  Sq Ft             112
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 348,586      444,470        1.28      5,245,000   5/10/97     69       56      99,061  Sq Ft              36
 349,607      469,554        1.34      4,830,000   4/14/97     74       65     490,000  Sq Ft               7
 381,763      463,091        1.21      4,850,000    3/7/97     74       32     105,384  Sq Ft              34
 360,169      438,609        1.22      4,800,000   12/5/96     75       65      35,416  Sq Ft             101
 337,015      563,347        1.67      4,750,000   11/5/96     75       61         250  Units          14,237
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 356,331      480,449        1.35      6,400,000  11/15/96     55       46      97,604  Sq Ft              36
 356,817      396,555        1.11      4,450,000    3/8/98     79       71         324  Units          10,887
 381,248          NAP        1.00      3,700,000    1/4/95     95        0      34,205  Sq Ft             103
 331,149      456,779        1.38      6,100,000   4/10/97     57       47      29,508  Sq Ft             118
 371,158      442,260        1.19      4,800,000    3/7/97     73       31     102,000  Sq Ft              34
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 354,446      499,455        1.41      5,400,000    9/1/95     64       45         120  Units          28,772
 329,884      432,341        1.31      4,600,000    4/1/97     75       61     502,950  Sq Ft               7
 322,773      441,149        1.37      5,300,000  10/17/95     64       53     232,381  Sq Ft              15
 367,175      478,946        1.30      5,230,000    1/3/95     65        5      42,442  Sq Ft              80
 419,031      573,334        1.37      5,500,000   1/24/97     62        0     517,016  Sq Ft               7
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 344,630      485,813        1.41      4,900,000   3/17/97     69       58         248  Units          13,661
 344,350      544,692        1.58      6,500,000    1/8/97     52       43      71,960  Sq Ft              47
 335,325      421,563        1.26      5,000,000  10/12/96     68       56     102,996  Sq Ft              33
 335,325      515,598        1.54      5,400,000  10/12/96     63       52      73,250  Sq Ft              46
 320,322      530,634        1.66      5,350,000   6/24/97     63       51         152  Rooms          22,039
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------

 291,587      347,751        1.19      4,500,000   6/16/97     74       67         120  Units          27,675
 319,499      419,376        1.31      4,510,000   5/13/97     72       59      42,467  Sq Ft              77
 339,754      390,443        1.15      4,150,000    3/9/94     78        0      42,886  Sq Ft              76
 322,251      438,752        1.36      4,600,000   11/4/96     69       58         354  Units           8,982
 306,240      354,600        1.16      4,500,000  11/30/95     70       52      91,960  Sq Ft              34
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 279,033      332,932        1.19      4,000,000   8/31/96     79       67         100  Units          31,552
 260,761      316,627        1.21      4,050,000   7/25/97     77       67          64  Units          48,750
 302,810      417,436        1.38      5,600,000   6/11/97     55       46     298,977  Sq Ft              10
 317,665      423,076        1.33      5,150,000    9/8/96     58       49      49,142  Sq Ft              61
 326,190      499,399        1.53      4,250,000   9/17/96     70       60      80,096  Sq Ft              37
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 273,245      363,409        1.33      4,015,000  11/20/96     74       66      36,900  Sq Ft              81
 302,357      446,453        1.48      5,400,000  12/31/96     55       46     194,572  Sq Ft              15
 281,500      409,516        1.45      4,300,000    4/2/97     69       61      50,983  Sq Ft              58
 282,754      338,652        1.20      3,950,000   10/2/95     74       39      86,053  Sq Ft              34
 269,889      327,729        1.21      3,900,000   5/21/97     75       66       6,575  Sq Ft             445
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 281,161      354,006        1.26      3,880,000   2/17/97     75       67          95  Units          30,738
 275,544      394,923        1.43      4,000,000   5/29/97     73       59      18,843  Sq Ft             154
 267,832      341,919        1.28      3,900,000   6/12/97     74       60         106  Units          27,330
 295,025      491,944        1.67      4,500,000   4/10/97     64       43          99  Beds           29,242
 298,021      413,736        1.39      3,660,000   1/22/97     79       66         168  Units          17,226
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 320,528      433,879        1.35      5,000,000  12/16/96     58        0      50,688  Sq Ft              57
 273,403      418,679        1.53      4,500,000    4/7/97     64       57      59,926  Sq Ft              48
 275,157      350,167        1.27      4,200,000    4/7/97     68       55      80,654  Sq Ft              35
 324,340      473,700        1.46      4,150,000   1/22/97     68       50         119  Rooms          23,611
 239,802      331,523        1.38      3,700,000   7/28/97     75       65      35,365  Sq Ft              78
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 275,928      398,711        1.45      3,780,000  12/10/96     72       60          90  Units          30,307
 256,449      310,689        1.21      4,150,000    5/9/97     64       57      75,430  Sq Ft              35
 231,794      270,335        1.17      3,200,000  10/29/96     83       75          80  Units          33,000
 268,444      422,436        1.57      4,400,000   8/24/95     59       42         192  Units          13,619
 251,959      357,743        1.42      3,600,000   10/2/95     73       38      83,862  Sq Ft              31
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 248,159      337,150        1.36      3,700,000    4/1/97     70       63      44,532  Sq Ft              58
 219,564      274,106        1.25      3,450,000   8/23/96     73       61          96  Units          26,300
 272,649      391,513        1.44      4,200,000   8/23/96     60       55      40,960  Sq Ft              61
 239,046      367,323        1.54      4,100,000   6/24/97     61       50         120  Rooms          20,833
 279,639      458,686        1.64      3,350,000    4/3/97     75       54         117  Rooms          21,368
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 233,017      301,971        1.30      3,400,000   4/15/97     73       65      67,592  Sq Ft              37
 239,651      309,403        1.29      3,600,000    6/9/97     69       57      52,419  Sq Ft              48
 228,630      333,584        1.46      3,700,000    4/2/97     65       58      36,788  Sq Ft              65
 241,689      379,567        1.57      4,500,000   1/12/97     53       44      72,773  Sq Ft              33
 231,905      310,979        1.34      3,250,000   5/19/97     74       60         161  Units          14,878
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 234,326      248,326        1.06      3,000,000    2/4/97     80       72         148  Units          16,172
 224,703      313,732        1.40      3,100,000   6/27/97     76       62          61  Rooms          38,525
 234,080      351,087        1.50      3,800,000   3/17/97     60       50      23,400  Sq Ft              98
 233,890      310,801        1.33      3,600,000   1/20/97     64       53      24,449  Sq Ft              94
 219,015      219,015        1.00      2,500,000   7/12/97     90        0      32,400  Sq Ft              70
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 230,425      313,594        1.36      3,030,000   3/18/97     75       62         124  Units          18,218
 244,495      244,496        1.00      2,400,000   2/22/95     94        0      15,258  Sq Ft             148
 265,880      368,074        1.38      3,275,000   4/23/97     69        0         195  Pads           11,507
 223,264      248,392        1.11      3,000,000  11/19/96     75       62      45,954  Sq Ft              49
 195,423      251,195        1.29      2,950,000   7/28/97     76       66      21,938  Sq Ft             102
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 230,656      387,559        1.68      3,070,000   2/10/96     71       65      92,654  Sq Ft              24
 223,704      244,681        1.09      3,480,000   8/15/95     63       44         100  Units          21,791
 243,344      316,162        1.30      3,160,000   3/10/97     67       52      35,000  Sq Ft              60
 191,271      248,558        1.30      2,800,000    5/9/97     75       66      30,852  Sq Ft              68
 215,982      315,649        1.46      3,100,000   2/25/97     68       56      46,900  Sq Ft              45
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 222,365      275,175        1.24      3,000,000   5/27/96     69       63      78,800  Sq Ft              26
 194,335      309,712        1.59      3,200,000    4/1/97     64       57      40,306  Sq Ft              51
 179,630      249,268        1.39      3,200,000    3/4/97     63       55      38,507  Sq Ft              52
 205,532      267,627        1.30      2,900,000   2/12/97     69       62      18,344  Sq Ft             109
 191,640      237,441        1.24      2,625,000    6/2/97     76       62         126  Units          15,857
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 197,314      256,226        1.30      2,550,000   4/11/97     78       70          81  Units          24,622
 187,145      229,810        1.23      2,330,000   7/25/97     85       63          60  Units          32,917
 188,143      275,547        1.46      3,300,000    4/4/97     60       53      43,740  Sq Ft              45
 182,753      246,992        1.35      2,600,000    6/3/97     75       67          50  Units          38,954
 183,856      247,032        1.34      2,950,000    4/3/97     65       58      33,104  Sq Ft              58
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 199,820      270,917        1.36      2,700,000  11/20/96     71       64      44,854  Sq Ft              43
 189,127      253,386        1.34      2,650,000    2/3/97     71       59      67,092  Sq Ft              28
 175,592      225,693        1.29      2,620,000   12/6/96     71       63         128  Units          14,471
 192,420      430,220        2.24      4,400,000   Various     42       36         150  Beds           12,319
              156,765                  1,700,000    3/6/97                          52  Beds
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------


              273,455                  2,700,000    3/5/97                          98  Beds
 182,496      242,770        1.33      3,120,000  10/12/96     59       49      60,700  Sq Ft              30
 190,117      258,951        1.36      2,400,000    5/1/96     76       69      74,855  Sq Ft              25
 171,472      220,962        1.29      2,450,000    4/2/97     73       66      28,595  Sq Ft              63
 187,422      279,307        1.49      2,575,000    6/7/96     68       58      21,769  Sq Ft              81
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 169,771      209,948        1.24      2,500,000  11/30/95     70       52      43,226  Sq Ft              41
 169,873      233,076        1.37      2,250,000   12/5/96     78       68      46,434  Sq Ft              38
 192,332      435,466        2.26      2,600,000   2/27/97     67        0          74  Beds           23,614
 177,785      246,594        1.39      2,500,000   2/18/97     69       58          61  Rooms          28,336
 166,957      207,570        1.24      2,625,000  11/30/95     66       49      64,000  Sq Ft              27
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 175,176      206,088        1.18      2,530,000   3/11/97     68       57         151  Pads           11,404
 174,702      251,327        1.44      2,530,000    4/9/97     67       56      43,665  Sq Ft              39
 169,453      231,777        1.37      2,400,000   2/18/97     71       58      19,777  Sq Ft              86
 174,253      225,468        1.29      2,750,000    4/3/97     62       46      52,400  Sq Ft              32
 173,992      257,893        1.48      2,500,000   8/24/95     68       48          66  Units          25,680
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 171,453      231,668        1.35      2,100,000    4/2/97     78       66         126  Units          13,051
 156,150      190,867        1.22      2,020,000   4/16/97     80       65         130  Units          12,431
 159,485      209,894        1.32      2,100,000  10/22/96     76       50      77,480  Sq Ft              21
 146,873      178,605        1.22      2,050,000   7/25/97     76       56          39  Units          39,744
 158,581      276,078        1.74      2,400,000   8/23/95     64       46         120  Units          12,873
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 155,328      250,506        1.61      3,300,000   1/10/97     46       40          90  Beds           16,926
 153,824      212,341        1.38      2,200,000   2/20/97     69       57      47,185  Sq Ft              32
 153,156      283,230        1.85      3,550,000    1/6/97     42       28         154  Units           9,706
 162,311      290,068        1.79      2,700,000  11/22/96     53       28      11,300  Sq Ft             130
 149,690      182,029        1.22      1,950,000   1/17/97     75       62      16,620  Sq Ft              88
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 146,153      200,707        1.37      2,340,000   8/23/95     61       43          96  Units          14,830
 122,942      142,721        1.16      2,050,000    9/4/96     69       58          68  Units          20,790
 132,046      177,793        1.35      2,080,000   5/27/97     67       63      10,250  Sq Ft             137
 147,126      193,282        1.31      1,950,000   6/12/97     72       50      18,840  Sq Ft              74
 132,909      170,300        1.28      2,000,000   6/24/97     70       57      18,694  Sq Ft              75
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 123,500      148,361        1.20      1,960,000   7/17/97     71       62          39  Units          35,897
 139,550      200,940        1.44      2,100,000    1/1/97     67       55      37,382  Sq Ft              37
 142,426      183,429        1.29      2,000,000    2/7/97     70       58      25,777  Sq Ft              54
 132,886      142,608        1.07      1,900,000   2/26/97     74       69         116  Units          12,048
 142,715      187,969        1.32      2,300,000    3/5/97     61       51      75,260  Sq Ft              19
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 149,711      196,472        1.31      2,450,000    3/6/97     57       48      36,521  Sq Ft              38
 140,985      219,630        1.56      2,280,000   1/15/97     61       51      23,697  Sq Ft              59
 141,515      167,127        1.18      2,020,000   11/3/95     68       62          72  Units          19,143
 155,413      222,827        1.43      2,425,000    3/5/85     57       49      34,715  Sq Ft              40
 137,790      172,113        1.25      2,000,000  11/18/96     68       57          60  Units          22,812
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 157,864      308,405        1.95      1,950,000   1/22/97     70       51          62  Rooms          22,057
 132,252      158,995        1.20      1,975,000   12/5/95     69       51      26,179  Sq Ft              52
 168,453      260,148        1.54      1,800,000   10/3/96     75        0       6,298  Sq Ft             215
 166,591      170,026        1.02      2,400,000    8/1/85     57       53      30,500  Sq Ft              45
 138,666      202,082        1.46      1,820,000   5/28/97     74        0      65,687  Sq Ft              21
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 134,566      228,421        1.70      2,300,000    3/7/97     59       48      15,000  Sq Ft              90
 170,346      214,573        1.26      2,000,000   12/5/96     66        0      65,931  Sq Ft              20
 139,106      190,267        1.37      1,750,000    9/1/97     74        0         131  Pads            9,909
 130,972      137,540        1.05      2,000,000    7/1/96     65       45          60  Units          21,568
 123,021      155,900        1.27      1,680,000  11/20/96     75       67         138  Units           9,096
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 144,753      175,183        1.21      1,900,000   1/20/97     66       48          61  Rooms          20,422
 123,322      439,079        3.56      2,700,000    1/9/97     46       39         117  Beds           10,641
 143,513      176,322        1.23      1,850,000   2/21/97     67        0      47,389  Sq Ft              26
 121,288      161,152        1.33      1,850,000   5/12/97     65       54      23,344  Sq Ft              51
 134,227      177,604        1.32      1,600,000    5/8/97     75        0       8,600  Sq Ft             139
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 120,447      159,278        1.32      1,885,000    6/4/97     64       44      21,600  Sq Ft              55
 118,465      153,365        1.29      1,600,000  10/15/96     75       67          25  Units          47,822
 117,484      155,770        1.33      2,100,000   1/23/97     55       46      93,240  Sq Ft              12
 111,828      148,341        1.33      1,600,000   2/24/97     72       64      11,408  Sq Ft             101
 113,456      142,261        1.25      1,600,000   4/21/97     72       59          62  Units          18,514
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
  98,573      136,581        1.39      1,900,000    9/4/96     60       50          54  Units          20,991
 113,292      150,926        1.33      1,670,000   3/21/97     67       56      72,287  Sq Ft              16
 117,630      187,368        1.59      1,575,000    1/9/97     70       29      30,360  Sq Ft              36
 118,787      164,383        1.38      1,500,000   7/25/96     73       62          33  Units          33,039
 119,949      253,364        2.11      1,750,000    3/7/96     62       57      22,770  Sq Ft              48
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
 109,047      127,132        1.17      1,680,000   3/20/97     63       53      25,500  Sq Ft              42
 110,345      160,191        1.45      1,330,000   4/15/97     79       34          85  Units          12,334
  94,404      174,197        1.85      2,350,000   3/26/96     42       38          40  Units          24,797
 105,888      128,500        1.21      1,570,000   7/12/96     63       43       7,875  Sq Ft             126
 117,797      288,062        2.45      1,800,000    6/4/96     55       26         110  Rooms           8,983
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------


 105,289      136,809        1.30      1,220,000   3/20/97     80       67      43,925  Sq Ft              22
 102,222      131,756        1.29      1,540,000   7/19/96     63       53      43,374  Sq Ft              22
  92,195      128,183        1.39      1,350,000   5/13/97     69       57      14,152  Sq Ft              66
  88,118      136,563        1.55      1,850,000    4/3/97     50       45      31,090  Sq Ft              30
  96,358      151,817        1.58      1,200,000    5/7/98     69        0      27,000  Sq Ft              30
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
  87,358      128,920        1.48      1,365,000   11/6/96     60       51       8,600  Sq Ft              94
  86,391      111,688        1.29      1,270,000   2/15/97     63       43      31,802  Sq Ft              25
  99,523      135,395        1.36      1,250,000   4/10/97     64        0      46,690  Sq Ft              17
  81,216      135,439        1.67        850,000    6/7/96     90       76       6,442  Sq Ft             118
  74,759      115,070        1.54      1,000,000   6/24/97     75       49          40  Units          18,750
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
  79,573       98,523        1.24      1,000,000    3/6/97     75       63      30,780  Sq Ft              24
  77,074      110,721        1.44      1,030,000   1/27/97     72       49          39  Units          19,130
  79,911      111,079        1.39      1,150,000   11/7/96     64       54      33,825  Sq Ft              22
  72,003       98,114        1.36      1,000,000   6/11/97     71       29          50  Pads           14,287
  80,367       99,276        1.24      1,000,000   1/29/97     70       51      30,450  Sq Ft              23
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
  65,821      103,952        1.58        980,000   2/11/97     65       44       4,400  Sq Ft             147
  73,583      120,275        1.63      1,170,000  11/13/96     53        0      12,300  Sq Ft              51
  66,839       80,538        1.20      1,035,000   5/10/95     59       51      10,850  Sq Ft              56
  67,062       93,134        1.39        880,000   7/29/96     69       59      15,000  Sq Ft              41
  67,383       85,856        1.27        940,000    4/3/97     64        0          37  Units          16,181
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
  65,448      115,071        1.76        975,000    4/8/97     59       43      20,886  Sq Ft              27
  56,767       90,395        1.59        950,000   2/11/97     58       39       7,610  Sq Ft              73
  55,534       85,061        1.53        885,000  12/10/96     59       48       8,779  Sq Ft              61
  52,422       77,560        1.48        780,000   9/27/96     64        0          21  Units          23,670
  53,432       75,373        1.41        825,000   8/29/96     59       50       8,042  Sq Ft              60
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
  53,009      126,325        2.38      1,065,000   1/10/97     42        0      20,400  Sq Ft              22
  46,547       75,675        1.63        700,000    5/9/97     62       44          40  Units          10,858
  50,690       69,435        1.37        620,000   12/4/96     69        0       4,000  Sq Ft             108
  52,871      104,438        1.98        625,000   2/10/97     68       47          32  Units          13,213
  46,719       79,410        1.70        900,000   3/25/96     44        0       6,560  Sq Ft              60
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
  37,641       77,265        2.05        825,000   5/23/97     45       37          32  Units          11,552
  39,708       55,064        1.39        650,000  10/26/95     57       48      11,822  Sq Ft              31
  38,908       50,759        1.30        570,000   1/15/97     61       52       2,847  Sq Ft             123
  38,536       48,243        1.25        560,000    8/6/96     62       43       4,105  Sq Ft              85
  31,766       43,944        1.38        560,000   7/17/95     53       36       7,181  Sq Ft              41
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
  32,438       56,539        1.74        475,000    2/3/97     61       44          24  Units          11,997
  29,272       36,869        1.26        435,000   9/18/95     64       54       6,380  Sq Ft              43
  35,627       45,951        1.29        475,000   5/31/96     52        0       4,445  Sq Ft              56
  23,590       33,512        1.42        300,000   2/20/97     75       63          24  Pads            9,375
  21,608       27,083        1.25        335,000   4/22/97     55        0       3,544  Sq Ft              52
---------  ------------ ------------  ---------- ---------  ------- --------  --------- ---------  -------------
  21,277       41,687        1.96        265,000   1/17/97     62        0          22  Units           7,408

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                      UNDERWRITTEN                                LARGEST
                           TOTAL        CAPITAL                                   TENANT               CREDIT
 OCCUPANCY  OCCUPANCY  UNDERWRITTEN     RESERVES                                AREA LEASED   LEASE    LEASE
PERCENTAGE  AS OF DATE   RESERVES    PER UNIT/SQ FT     LARGEST TENANT NAME      (SQ. FT.)  EXP. DATE   LOAN
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     87        6/3/97     818,750          0.20     NYC Dept Gnrl Svcs, Queens     67,147      2/6/07
    100       7/14/97           0          0.00     Circuit City Stores, Inc.     382,579     1/31/20   Yes
                          281,400        300.00
     97       6/30/97
     98       6/30/97
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     98       6/30/97
     99       6/30/97
     99       6/30/97
     98       6/30/97
     96       7/21/97     438,932          0.14     Technicolor Videocassette     749,700     6/30/03
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
                          114,504        250.01
     99      12/31/96
     97      12/31/96
     94      12/31/96
     98        7/1/97     646,987          0.20     BIMC                           30,000     10/1/05
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    NAP           NAP     844,043       2215.34
     96       3/20/97     175,750        250.00
     99       1/15/97     184,173          0.00     Giant Food Store               53,800    10/30/10
     86       5/15/97     239,832        267.67
    100        1/1/97      71,944          0.15     Farmer Jack                    58,128     12/1/16
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    NAP           NAP     280,000       1147.54     Sulamaria, LLC                  1,548     7/31/06
                          122,508        284.90
     99      12/31/96
     86      12/31/96
     95      12/31/96
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100        6/1/97     234,954          0.10     State of California-Health    218,272     9/30/01
                                                    Service
    100        8/1/97      80,534          0.10     Wal Mart                      114,760    10/28/10
                          408,436          0.11
    100      12/10/96                               Sportmart Inc.                140,920     5/31/02
     96      12/10/96                               Argonne National               94,304     4/19/01
                                                    Laboratory
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100      12/10/96                               BKDA Corp.                     91,111     3/26/01
    100      12/10/96                               VSA, Inc.                     148,416     3/19/02
     99       12/1/96                      0.00
     94        7/8/97     435,391          0.22     Wyatt Company                  25,872     6/30/98
     93        6/1/97     225,852          0.15     Laemmle Theatre                15,147     3/31/03
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     96        3/3/97      44,000        243.09     Broadway Love, Inc.             3,280     4/30/20
    100        6/1/97     129,508          0.10     Dept. of General              123,736     6/30/09
                                                    Services-State of CA
    100       2/28/97     232,643          0.25     Private Label                  11,842    12/31/06
                                                    Manufacturers Assn.
     86       4/30/97           0          0.00
     99      12/30/96      50,500        250.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    NAP           NAP     355,000       1606.33
     97       5/28/97     167,667          0.15     Kmart                         108,928     9/30/13
    100       6/30/97      88,753          0.25     QuikResponse Services,         63,360     6/30/10
                                                    Inc.
     81        3/1/97      28,800         50.00
    100       5/13/97      25,125          0.15     Condyne Freezers, Inc.        167,500
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     86        3/1/97      25,900         50.00     Schlotzky's Deli               23,600     6/30/05
                          337,253          0.35                                         0
     87        6/4/97                               New Jersey Dept of Health      40,000     1/31/98
    100        6/4/97                               Unisys                         41,736
    100        1/7/97      87,285          0.16     Kmart                          86,479     7/31/15
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     98        1/7/97      29,897          0.10     Shop Rite                      62,000     4/27/08
    100       4/24/97      42,511          0.10     Dick's Clothing& Sporting      60,000     9/30/15
     91       7/31/97      46,000        250.00
    100        7/8/97      64,991          0.10     Builders Square #1310         109,800     7/31/19
     85       6/16/97      94,672          0.19     Food 4 Less                    62,501      1/1/17
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100       7/11/97           0          0.00     Car Max Auto Superstores,      53,042     7/31/19   Yes
                                                    Inc.
    100       3/31/97      84,611          0.15     Express #764                    8,999    11/30/09
     97       5/20/97      85,440        240.00
     94        7/1/97     277,509          0.22     Algerian Embassy               15,614     4/30/98
    100       2/1/97       72,759          0.15     Strouds, Inc.                  32,743    10/31/06
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    NAP          NAP      300,000       1923.08
    100      1/15/97       66,262          0.10     Super Fresh                    40,184     8/31/12
     99      7/18/97       36,636        211.77
    NAP          NAP      198,000       1164.71
    100      7/31/97            0          0.00     Circuit City Stores, Inc.      53,072     7/31/19   Yes
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    NAP          NAP      210,000       1489.36
     97       7/3/97       28,885          0.15
    100      7/25/97      194,104          0.25     Armstrong World Industries    219,525     3/31/05
                           57,800          0.14
    100      4/28/97                                Christmas Tree Shops           57,776     9/30/13
                                      UNDERWRITTEN                                LARGEST
                           TOTAL        CAPITAL                                   TENANT               CREDIT
 OCCUPANCY  OCCUPANCY  UNDERWRITTEN     RESERVES                                AREA LEASED   LEASE    LEASE
PERCENTAGE  AS OF DATE   RESERVES    PER UNIT/SQ FT     LARGEST TENANT NAME      (SQ. FT.)  EXP. DATE   LOAN
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     88       1/16/97                               Staveley Sensors, Inc.         20,000     3/31/97
     77        1/1/97      49,244          0.20     Federal Express                29,700     9/30/02
    100        7/8/97      51,241          0.10     K-Mart Corporation            118,242    11/30/19
    100        7/7/97      51,062          0.10     Builders Square #1002         109,800     9/30/20
     98       6/30/97      70,722          0.35     Bank of America                 8,118    10/31/05
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    NAP           NAP     168,096       1159.28
    100       7/21/97           0          0.00     Circuit City Stores, Inc.      53,042     7/31/19   Yes
    NAP           NAP     114,552          0.00
     95      11/18/96      77,810          0.24     The Hit Factory, Inc.          33,950    10/31/03
     94        5/2/97      71,612        275.43
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    NAP           NAP     174,050        966.94
     96       6/17/97      51,040        220.00
    100        7/7/97      67,439          0.10     CompUSA f/k/a PC's             47,129      1/1/02
                                                    Compleat
     84       2/17/97     118,103          0.20     Union Physical Therapy          3,000    11/30/99
     86       3/26/97      19,272          0.10     Just For Feet                  16,564    11/18/09
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     95       4/16/97      43,050        175.00
     98        1/1/97     248,072          0.10     CNS, Inc.                      37,754     3/31/98
    100        5/1/97      96,318          0.25     Bank of Yorba Linda             9,000     6/30/02
     98       4/22/97      72,704          0.20     Associates Wholesale           65,968    11/30/19
                                                    Grocery
     99       5/16/97      96,628          0.25     Kroger                         86,500    11/30/06
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    NAP           NAP     159,000       1325.00
     98       1/17/97     104,656          0.15     Federal Express                60,963     2/28/04
    100       6/12/97      39,674        237.57
                           60,698        374.68
     94       2/14/97
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100       2/14/97                               Nicholas Fitzgerald Law         1,590     1/31/98
                                                    Office
     95        4/3/97                               Presto Inc. Italian             1,200     1/31/00
                                                    Restaurant
     81       2/14/97
    100       2/14/97
     82       2/14/97                               Renee A. Wilson-Frederick       2,000     2/28/98
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     82       2/17/97                                                               1,590
    100       2/14/97                               J. C. Video                     1,100     1/31/04
    100       3/24/97      33,108          0.08     Techmedia Computer Systems    172,246     3/13/09
                                                    Corporation
    100       5/22/97     141,232        388.00
    NAP           NAP     172,744        814.83
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     89       12/2/96     133,500        250.00
    100        9/1/97           0          0.00     Price Chopper                  94,808     5/31/20   Yes
     97        6/1/97      64,800        270.00
     92        4/7/97     104,840          0.15     SRS Medical(A)                  8,872     12/7/00
    100       1/13/97           0          0.00     Circuit City                   33,255      3/1/17   Yes
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     88       12/1/96      16,850         50.00
     98        1/1/97      53,629          0.15     Golden State                   67,618     5/31/99
                                                    Porcelain/Togyo
                           83,600        192.67
     97       2/15/97
     98       7/14/97
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     93       6/17/97      25,872        231.00
    100       3/12/97           0          0.00     Builder's Square              107,388     12/9/17
    100       7/18/97      38,437        289.00
     98       5/23/97      47,940        255.00
    100       3/27/97      93,792          0.10     Dollar Tree Stores, Inc.      261,400     6/17/05
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    NAP           NAP     321,962          0.00
     91        3/1/97     107,819          0.18     West Telemarketing             54,855     10/1/06
    100        4/8/97     105,353          0.15     Shaw Data Services             39,358    12/31/05
     90        3/1/97      95,750          0.15     GSA                            48,200    12/31/01
                          119,519          0.20
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100       4/29/97                               Pen-Del Directory              47,472    12/13/00
    100       1/31/96                               Questpoint                     14,983     2/28/01
    100        9/1/97           0          0.00     Price Chopper                  77,000     5/31/20   Yes
     98       1/31/96      33,600        200.00
     98       4/30/97      12,650         50.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100        5/6/97     140,680          0.15     US West, Inc.                  26,450     2/28/01
     96       6/25/97      49,000        250.00
     95       5/21/97     128,870          0.15     Continental Security            5,490     9/30/98
    100       4/18/97      26,974          0.15     The Pep Boys                   11,700     5/31/02
                           67,480          0.31
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100       5/14/97                               Kmart Corporation              86,479     4/30/14
    100        2/6/97                               Wal Mart                       41,304     2/27/07
     96       5/21/97     127,963          0.15     Bklyn. Psychiatric Centers      8,862     6/30/98
     95        3/6/97      70,255          0.16     Vermont Federal Bank           34,086     8/31/00
     91       4/29/97     234,202          0.15     Peoples Americana, Inc.        26,950      4/1/09

                                      UNDERWRITTEN                                LARGEST
                           TOTAL        CAPITAL                                   TENANT               CREDIT
 OCCUPANCY  OCCUPANCY  UNDERWRITTEN     RESERVES                                AREA LEASED   LEASE    LEASE
PERCENTAGE  AS OF DATE   RESERVES    PER UNIT/SQ FT     LARGEST TENANT NAME      (SQ. FT.)  EXP. DATE   LOAN
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     90        6/5/97      34,132          0.27     Top Nails                       3,300     6/30/00
    100      12/31/96      34,539          0.10     The Developers of Nevada &     22,560     9/30/00
                                                    ESI
     97       1/29/97      42,343          0.20
    100       2/13/97      64,361          0.32     Kmart                          88,872      5/1/14
     97       3/31/97      21,200        200.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100      12/17/96           0          0.00     Lowe's Stores                 125,360    10/31/16
    NAP           NAP     143,920        695.27
     94        7/5/97      16,949          0.15
     98        5/5/97      34,425        225.00
     91       6/10/97      36,000        200.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     93        4/4/97      81,310          0.20     Acme Bag Company (2528-A)       7,770     8/31/01
    100      12/31/96           0          0.00     Circuit City                   32,873     2/28/17   Yes
    100       5/15/97      29,400        200.00
    100       2/19/97           0          0.00     Circuit City                   43,684     1/31/18
     93       1/16/97      75,168          0.23     Winn Dixie                     41,071      4/4/99
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100        5/8/97      27,273          0.18     Big 5 Sporting Goods            9,625      1/1/06
    100       5/31/97      73,958          0.20     Citibank                       40,000     7/31/05
    100       5/27/97      50,874          0.20     Zoompy Fashion                  6,394     3/31/98
     97        5/5/97      52,000        250.00
     90       2/20/97      46,426          0.15     Millers Outpost (4-103)        15,000     1/31/98
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    NAP           NAP     210,000        972.22
     97       1/24/97      26,071         51.83
    NAP           NAP      85,000        988.37
     89        3/1/97      95,000        250.00
    100      12/31/96      24,500        250.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100        6/1/95      13,196          0.10     Office Max                     23,282      7/1/15
    100        6/4/97      56,946          0.15     Domino's Pizza                 37,580     9/30/00
                                                    Distributing
    100        5/2/97     105,575          0.10     Nextel                         15,000      3/1/07
    100       6/10/96      44,305          0.29     Kmart                          67,332     10/1/13
     89       6/19/97      38,250        255.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100        6/4/97      22,400          0.15     MS Desserts, Inc.              56,000     8/26/05
    100       4/16/97      57,910          0.30     K Mart                         86,479     5/31/14
     24       6/25/97      31,000        250.00
     88       6/18/97      32,000        250.00
     98        8/7/97      86,944          0.19     J. Byron                       44,000     7/31/03
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     92       5/23/97      63,500          0.20     City of New York               40,000     12/1/10
     92       3/27/97      24,200        200.00
     88       5/21/97      35,504          0.15     11301 -Bally's Fitness         15,000      5/1/99
                                                    Center
    100        9/1/97           0          0.00     General Hospital Corp.         84,500     9/30/05
     92       4/17/97      15,250        250.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100       3/13/97      23,547          0.06     K-Mart Corporation             99,992     6/30/14
     99       3/26/97      18,513        153.00
    NAP           NAP      83,970          0.00
     89        3/1/97      85,164          0.15     Thiel Audio                    28,940     8/31/99
    100        1/1/97      34,778          0.15     Wal-Mart*                      86,944     1/31/10
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     87       3/25/97      32,430        230.00
     87        3/1/97      59,105          0.15     Vista Paint Store              11,640      5/1/07
    100        8/1/96       7,409          0.20     South Brooklyn Nephrology       8,978    12/31/07
                                                    Center, Inc.
     97       6/20/97      14,732        254.00
    100        1/1/97           0          0.00     Circuit City                   32,587     2/28/17   Yes
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100       8/15/97      67,244          0.25     Old America                    25,400     5/30/05
    100       7/25/97      71,250          0.15     Holson-Burnes Group           409,406     5/31/05
    100       5/20/97      53,394          0.20     Matress Discounters           105,384     6/21/04
     97       3/31/97      30,619          0.12     B. Dalton Bookseller, Inc.     14,318     6/30/02
    100        7/7/97      62,500        250.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     94        4/2/97     120,041          0.20     Snow Christensen &             52,726     3/31/02
                                                    Martineau 1000
     90       1/27/97      81,000        250.00
    100       1/13/97           0          0.00     Circuit City                   33,225     2/28/17   Yes
    100       4/10/97      27,614          0.20     Modell's                       15,000     3/31/17
    100       5/20/97      27,764          0.10     Mattress Discounters          102,160    11/30/06
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     99      12/13/96      19,200        160.00
     92        3/1/97     102,477          0.10     MGF Industries                308,490     9/30/99
     88       4/28/97      90,987          0.11     Barton Cotton, Inc.            50,588     3/31/99
    100        5/8/97           0          0.00     The Sports Authority           42,442    11/30/18
     91        8/1/97      77,552          0.15     All Jays/Cappy Transport      103,000     9/30/00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     85       4/18/97      85,751        345.77
    100       3/31/97      62,707          0.10     Federal Express                24,016    10/31/06
                                                    Corporation
     85       2/18/97      15,449          0.15
     92       2/16/97      10,988          0.15
    NAP           NAP      78,724        517.92

                                                 UNDERWRITTEN                                LARGEST
                           TOTAL        CAPITAL                                   TENANT               CREDIT
 OCCUPANCY  OCCUPANCY  UNDERWRITTEN     RESERVES                                AREA LEASED   LEASE    LEASE
PERCENTAGE  AS OF DATE   RESERVES    PER UNIT/SQ FT     LARGEST TENANT NAME      (SQ. FT.)  EXP. DATE   LOAN
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     93       6/18/97      33,600        280.00
     91        7/1/97      47,326          0.20     Goodwill Industries            13,000     7/31/05
    100        9/1/97           0          0.00     Sports Authority               42,886     8/31/19
     84       1/30/97      91,332        258.00
    100       4/29/97      23,167          0.10     Gieseck & Devrient             40,600      8/1/06
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     91       3/27/97      20,000        200.00
    100       7/14/97      12,800        200.00
    100       7/29/97     130,164          0.18     Orlando Shader Public Whs.    100,000    12/31/20
     96       6/30/97      61,488          0.15     Century 21                      6,663     2/21/99
     90       6/15/97      11,790          0.15
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100       5/27/97      32,740          0.10     The CATO Corporation            6,000     1/31/04
     93       7/23/97      65,239          0.16     Burlington Coat Factory        60,000     7/31/08
     94        6/2/97      51,328          0.15     Surety Title -JM                4,844     5/31/97
     94        6/4/97      39,369          0.15     Pavsner Press, Inc.            21,600    12/31/98
     96        7/1/97       8,425          1.28     Village Crown                   1,750     7/31/06
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     94       5/31/97      23,750        250.00
    100       10/1/97       8,400          0.15     Just For Feet, Inc.            14,708     2/28/17
     94       6/10/97      30,422        287.00
     95       5/22/97      24,750        250.00
    100       6/25/97      42,000        250.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100       3/13/97      38,650          0.15     State of CT-Dept. of Labor     35,600     12/1/98
    100        1/8/97      61,331          0.15     W/E Savage Industries          20,687     1/31/01
    100       3/17/97      25,858          0.10     VWR Corporation                15,940     3/12/00
    NAP           NAP     159,883       1343.55
    100       6/30/97      23,129          0.15     The Association for the         9,950     5/31/02
                                                    Blind
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100        6/1/97      27,000        300.00
     97        5/1/97      99,809          0.13     AT&T                           32,480     1/14/02
     99        6/1/97      18,400        230.00
     77      12/13/96      44,160        230.00
    100        6/4/97      37,824          0.15     Lauman's Furniture             23,800     2/28/99
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     99        6/6/97      62,025          0.20     Learn America / Silver          4,000     1/31/99
                                                    Creek
     94       3/26/97      19,200        200.00
    100       11/5/96      51,625          0.15     Society for Seamen's           35,300    10/31/06
                                                    Children
    NAP           NAP      62,884        524.03
    NAP           NAP      56,955        486.79
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100        4/1/97      18,723          0.10     Northeast Distributors         40,000     5/31/99
     79        7/1/97      34,851          0.31     PEICO Engineering               7,600     4/30/02
    100        6/2/97      43,885          0.15     GEAC / Promotion, Inc          10,511     7/31/97
    100       3/26/97      55,060          0.15     Golds Gym                      27,914    10/31/05
     96       4/25/97      40,250        250.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     91       3/13/97      35,816        242.00
    NAP           NAP      43,485        712.87
    100        5/1/97      27,907          0.15     Los Angeles County Mental      23,400      2/1/07
                                                    Heal
     93        5/1/97      33,717          0.35     CASSIDY'S                       6,000     6/30/01
    100       7/12/97           0          0.00     Circuit City Stores, Inc.      32,400     7/31/19   Yes
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     91        3/1/97      31,000        250.00
    100      12/30/96           0          0.00     Circuit City                   15,258     2/28/17   Yes
     98        3/1/97       9,750         50.00
    100       10/1/96      38,456          0.15     Food Lion, Inc.                25,000     9/11/10
    100       7/15/97      13,909          0.15     Shaw's CarpetSmart             16,013     1/15/07
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     96       4/30/97      13,898          0.15
     88      12/13/96      25,000        250.00
    100       2/25/97       6,650          0.19     Vertex Parmaceuticals,         35,000    12/31/03
                                                    Inc.
    100        5/9/97      34,156          0.26     SCME Mortgage Bankers          12,508     5/31/04
    100        3/1/97       7,035          0.15
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     75       6/24/97      11,820          0.15
     98        6/2/97      46,027          0.15     Wasatch / Paragon #1,#2, &     11,111
                                                    #3
    100       6/30/97      39,161          0.06     Cusa                           32,663      2/1/05
    100        1/6/97      20,813          0.15     Cincinnati Innkeepers           4,575      9/1/00
     98       4/30/97      40,320        320.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     96       4/24/97      18,800        232.10
     98       6/11/97      15,000        250.00
    100       2/18/97      40,259          0.08     Proswood Companies             10,920     2/28/99
    100       6/18/97      15,350        307.00
     98        6/4/97      45,484          0.18     Wardley Corp                    9,112     6/30/98
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     83       4/21/97       6,728          0.15
     78       5/30/97      10,064          0.15
     92       8/25/97      32,000        250.00
                                0          0.00
                85       8/31/96
                                      UNDERWRITTEN                                LARGEST
                           TOTAL        CAPITAL                                   TENANT               CREDIT
 OCCUPANCY  OCCUPANCY  UNDERWRITTEN     RESERVES                                AREA LEASED   LEASE    LEASE
PERCENTAGE  AS OF DATE   RESERVES    PER UNIT/SQ FT     LARGEST TENANT NAME      (SQ. FT.)  EXP. DATE   LOAN
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     86       8/31/96          0              0
     88       2/17/97      9,105           0.15
     98       6/26/97     11,228           0.15
     85        6/6/97     30,961           0.15     Pulte Home Corp.               4,855      7/31/00
    100       12/1/96     14,058           0.15     Norwalk Savings                3,808      10/1/06
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100       4/29/97     15,372           0.10     Catalink Direct, Inc.         33,204     12/31/97
     93       5/31/97     10,542           0.23     Crabtree, Rolthbaugh &         1,475      1/31/97
                                                    Associates
     99      12/31/96     18,500         250.00     Sun Valley Child Care         19,079     12/31/01
                                                    Center
    NAP           NAP     37,260         610.82
    100       4/29/97     21,120           0.10     Graphic Data                  51,200      9/30/99
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100        5/1/97      7,550          50.00
     96        6/6/97      6,550           0.15
    100       2/18/97     15,408           0.16     Radio Shack                    3,190      6/30/00
    100       3/17/97     15,481           0.10     Tower Glass/Design            32,400      1/31/00
                                                    Services
     98       1/15/97     14,895         225.68
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     89       3/31/97     31,500         250.00
     98        4/1/97     39,000         300.00
    100       12/1/96     15,496           0.20
    100       7/25/97      8,775         225.00
     93      12/13/96     30,000         250.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     98        6/9/97          0           0.00
     87       5/30/97      7,078           0.15
     94        4/9/97     46,200         300.00
    100      12/17/96     10,390           0.15     Haji Q. Inc.                  11,300      2/28/01
    100        1/1/97     11,011           0.15     Rite Aid                       6,720     11/30/08
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     91       1/15/97     24,864         259.00
     94       3/26/97     19,040         280.00
    100       1/20/97     15,564           0.20     Lyon's Restaurant              5,250      9/30/12
    100        6/1/97      5,840           0.31
     98       6/26/97     15,712           0.25     Nautilus Pharmacy              3,658     11/30/98
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100        6/1/97     11,700         300.00
     80       4/30/97     33,026           0.31     Royal Gym (211)                5,047     10/31/99
    100        4/1/97     11,499           0.15     San Francisco Furniture       15,341     10/31/01
                                                    Outlet
     91       4/30/97     29,000         250.00
     98        6/4/97     11,289           0.15
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100       2/28/97     13,102           0.10     Paul/Georgia Christopher      21,840      8/31/98
                                                    (14333 Bessemer
    100       3/19/97      9,876           0.15     Chinese Buffet (Azteca)        6,500     12/30/00
     92        6/1/97     14,760         205.00
     96        4/1/97     34,138           0.20     Bio Serve                      7,802     11/30/01
     97       3/18/97     18,180         303.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    NAP           NAP     34,975         564.11
    100       4/29/97     39,369           0.10     Valley Forse Technical        14,922      2/29/00
    100       10/3/96     38,487           6.11
    100       4/19/96     11,303           0.15     Memtek Corp                   30,500     11/30/05
     85        6/5/97     27,545           0.20     TOMOCO                        10,474      monthly
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     93       5/12/97      3,000           0.20     Attendant Vendor Agency,       7,000     10/31/00
                                                    Inc
     88        6/1/97      9,890           0.15
     99        6/1/97      6,550          50.00
     92       7/10/96     18,000         300.00
     99       3/25/97     42,780         310.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    NAP           NAP     36,380         596.39
     88        1/9/97          0           0.00
     97       6/30/97      7,108           0.15
     99       4/11/97     26,978           0.15     Rocket Labs                    4,945      5/31/99
    100        9/1/97     11,748           0.68     Rite Aid of New York,Inc       8,600     10/31/11
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100        9/1/97     11,304           0.15     The Grand Union Company       21,600      1/31/28
     93        6/3/97      5,000         200.00
     84        1/1/97     52,708           0.15     Stripling & Cox               56,964      10/1/00
    100       4/28/97     19,736           0.15     State of New York Dept. of    11,408      2/28/07
                                                    Ed.
     87       4/29/97     15,500         250.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     98       3/26/97     16,038         297.00
     94       5/22/97     23,413           0.15     Summers Group, Inc.            9,450      6/14/00
    100        1/1/97      4,554           0.15
     94       7/31/96      6,600         200.00
     96       2/26/96      8,733           0.15     Karate School                  2,500      5/31/98
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100        5/1/97     27,506           0.18     Candy D.D., Inc. dba           4,030     12/31/97
                                                    Arthur Murray Dance
     89       4/30/97     29,750         350.00
    100       4/30/97     10,000         250.00
    100        7/1/96      5,402           0.16     Putumayo                       3,500      12/1/00
    NAP           NAP     42,422         385.65

                                      UNDERWRITTEN                                LARGEST
                           TOTAL        CAPITAL                                   TENANT               CREDIT
 OCCUPANCY  OCCUPANCY  UNDERWRITTEN     RESERVES                                AREA LEASED   LEASE    LEASE
PERCENTAGE  AS OF DATE   RESERVES    PER UNIT/SQ FT     LARGEST TENANT NAME      (SQ. FT.)  EXP. DATE   LOAN
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100       4/30/97      6,589           0.15
    100       1/27/97     10,844           0.25     Tabernacle of Praise           7,545     12/31/00
                                                    Church
    100        5/1/97     14,548           0.20     Movies to You                  2,438       6/1/00
    100        6/4/97     32,483           0.15     Discovery Dental               7,303     12/31/00
     96        5/1/97      7,814           0.29
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100       11/1/95      5,367           0.15     Chief Auto Parts               4,200       9/3/00
     95       5/31/97      4,770           0.15
     87       6/18/97      4,770           0.10
    100      10/21/96     11,180           0.30     Sidetracks Restaurant          5,000       8/1/03
     95       6/25/97     12,000         300.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     98       4/15/97      4,617           0.15
    100       12/1/96      9,750         250.00
     85       4/30/97      5,074           0.15
    100       6/11/97      3,700          74.00
    100       5/31/97      8,365           0.15     Custom Mobile Equipment,      30,450      7/30/11
                                                    LTD
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100        2/1/97        660           0.15
    100       12/1/96      7,389           0.15     Araz Grocery                   1,800       6/1/01
    100        6/1/95      2,081           0.19     Steve's Hand Car Wash
    100        7/1/96      5,884           0.15     Rizzo Trucking                15,000
    100        4/3/97     11,100         300.00
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
    100        4/1/97      7,101           0.34
    100        2/1/97      1,142           0.00
    100       10/1/96      1,317           0.15
    100       8/17/96      5,250         250.00
     85      12/31/96      1,229           0.15     PWS Inc.                       2,400       7/6/98
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     80      11/13/96      9,011           0.15
     94      12/31/96     10,000         250.00
    100      10/17/96      3,683           0.16     Mukdar Trading                 4,000     12/31/00
     94        6/1/96      8,000         250.00
    100       1/26/96      3,182           0.20     Bank Street Brewing Co.       10,718      3/31/11
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     94        4/1/97      9,600         300.00
    100       8/15/95      1,773           0.15     Someone's In The Kitchen       6,000
    100        2/1/97      1,996           0.15
    100       9/26/96      2,308           0.20     S & S Food service             2,271       9/1/16
    100        7/1/95      2,397           0.20     Luke's Auto Body               5,141       3/1/12
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     99      12/10/96      6,000         250.00
    100        9/1/95      1,016           0.16     Owner                          6,380
    100       7/24/96      1,286           0.29     Rainbow Dry Cleaners           1,200      2/22/97
    100        5/1/97      1,200          50.00
    100        4/1/97      2,020           0.57
---------- ----------  ------------ --------------  -------------------------- -----------  --------- ------
     86        1/1/97      6,050         275.00


                   DISTRIBUTION OF SPECIFIC PROPERTY TYPES

                                                    PERCENTAGE OF                                          DEBT SERVICE
                                                      AGGREGATE     CUT-OFF DATE PRINCIPAL BALANCE      COVERAGE RATIO (1)
                          NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   ------------------------------ ---------------------------
                           MORTGAGE    PRINCIPAL      PRINCIPAL                                                      WEIGHTED
PROPERTY TYPE               LOANS       BALANCE        BALANCE     MINIMUM    MAXIMUM     AVERAGE  MINIMUM  MAXIMUM  AVERAGE
------------------------- ---------   ------------  -------------  -------    -------     -------  -------  -------  -------
Retail...................     92     $  432,873,174      25.51%  $  184,760 $20,349,066  $ 4,705,143   1.00    2.38     1.29
Multifamily..............     84        318,915,693      18.79      162,976  21,461,645    3,796,615   0.97    2.64     1.32
Office...................     46        306,539,324      18.06      522,413  39,956,047    6,663,898   1.00    1.70     1.26
Industrial...............     40        173,200,099      10.21      276,908  25,983,949    4,330,002   1.00    1.58     1.26
Hospitality..............     25        159,915,728       9.42      988,127  22,000,000    6,396,629   1.21    2.45     1.45
Skilled Nursing..........     12        120,933,553       7.13    1,245,022  31,000,000   10,077,796   1.31    3.56     1.57
Mixed Use................     19         72,725,275       4.29      247,814  11,950,000    3,827,646   1.18    1.94     1.35
Self-storage.............     22         48,578,539       2.86      738,277   8,990,131    2,208,115   1.21    1.68     1.34
Mobile Home Park.........     10         44,965,611       2.65      225,000  11,946,597    4,496,561   1.15    1.42     1.21
Congregate Care/assisted
 Living..................      3         16,586,387       0.98    1,747,462  11,000,000    5,528,796   1.45    2.26     1.58
Other....................      2          1,750,896       0.10      394,052   1,356,843      875,448   1.54    1.70     1.58
                          ---------  --------------  ------------                        -----------                  --------
  Total..................    355     $1,696,984,278     100.00%                          $ 4,780,237                    1.33
                          =========  ==============  ============                        ===========                  ========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                           WEIGHTED  WEIGHTED   WEIGHTED
                           AVERAGE   AVERAGE    AVERAGE
                           MORTGAGE  REMAINING  CUT-OFF
                           INTEREST  TERM TO     DATE
PROPERTY TYPE               RATE     MATURITY     LTV
------------------------- --------- ---------   ---------
Retail...................    8.5520%    171.5     71.91%
Multifamily..............    8.4365     121.8     72.15
Office...................    8.5390     134.8     71.25
Industrial...............    8.6112     115.2     69.99
Hospitality..............    9.1199     137.4     65.16
Skilled Nursing..........    8.6868     134.0     74.72
Mixed Use................    8.6448     119.1     69.73
Self-storage.............    9.1847     110.5     70.54
Mobile Home Park.........    8.6987      83.4     68.98
Congregate Care/assisted
 Living..................    8.3332     129.9     76.49
Other....................   10.8031     236.0     68.27
                            --------   ------     ------
  Total..................    8.6233%    137.2     71.04%
                            ========   ======     ======

------------

   Included in the above information are 12 Credit Lease loans representing 5.96% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.

   (1) The Debt Service Coverage Ratios and the information derived therefrom set forth herein are based upon the combined Underwritten DSCR and Annual Debt Service for each group of Cross-Collateralized Mortgage Loans.

                       DISTRIBUTION OF PROPERTY STATES

                                                PERCENTAGE OF
                                                  AGGREGATE
                      NUMBER OF   CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE PRINCIPAL BALANCE
                       MORTGAGE    PRINCIPAL      PRINCIPAL    ----------------------------------------
PROPERTY STATE          LOANS       BALANCE        BALANCE       MINIMUM       MAXIMUM        AVERAGE
--------------------  --------- --------------  -------------  -----------   -----------   ------------
California...........     67     $  293,386,737      17.29%   $   276,908    $18,880,836    $ 4,378,907
New York.............     39        207,803,023      12.25        225,000     39,956,047      5,328,283
Pennsylvania.........     22        127,889,735       7.54        448,264     21,461,645      5,813,170
Connecticut..........     15        102,998,202       6.07        294,513     31,000,000      6,866,547
New Jersey...........     14        101,938,506       6.01      1,494,738     23,817,711      7,281,322
Texas................     27         91,759,218       5.41        287,931     11,000,000      3,398,490
Virginia.............      7         71,862,494       4.23      2,092,742     39,902,840     10,266,071
Colorado.............     13         63,117,680       3.72        972,582     19,184,680      4,855,206
Michigan.............      4         62,988,359       3.71      5,171,179     25,983,949     15,747,090
Florida..............     20         60,189,993       3.55        162,976      6,550,000      3,009,500
Illinois.............      6         47,416,904       2.79      3,443,152     16,986,421      7,902,817
Georgia..............     10         44,575,314       2.63        434,338     10,347,272      4,457,531
District of
 Columbia............      5         44,080,426       2.60      1,147,854     15,240,762      8,816,085
Maryland.............     12         43,887,947       2.59      1,375,215     10,029,860      3,657,329
Arizona..............     10         33,557,554       1.98        714,362      7,181,567      3,355,755
Utah.................     14         31,277,804       1.84        923,425      3,533,822      2,234,129
Massachusetts........      7         30,963,528       1.82      1,358,319     11,770,878      4,423,361
Puerto Rico..........      3         26,600,000       1.57      8,000,000     10,600,000      8,866,667
Oklahoma.............      1         20,000,000       1.18     20,000,000     20,000,000     20,000,000
Ohio.................      4         19,917,442       1.17        698,119     11,233,714      4,979,360
Wisconsin............      4         18,000,000       1.06      3,998,372      5,089,671      4,500,000
Nevada...............      3         17,405,137       1.03      2,990,245      9,500,000      5,801,712
Kansas...............      1         12,957,539       0.76     12,957,539     12,957,539     12,957,539
North Carolina.......      3         11,803,488       0.70      1,298,022      5,679,933      3,934,496
Indiana..............      4         10,944,551       0.64      1,244,940      5,842,768      2,736,138
Missouri.............      2         10,416,757       0.61      3,695,889      6,720,868      5,208,379
Rhode Island.........      3          9,990,754       0.59      2,986,441      3,596,546      3,330,251
Louisiana............      2          9,868,090       0.58      3,529,134      6,338,956      4,934,045
Maine................      2          8,541,171       0.50      3,741,171      4,800,000      4,270,586
Washington...........      6          7,953,836       0.47        369,677      2,395,703      1,325,639
North Dakota.........      4          7,278,248       0.43      1,423,689      2,614,939      1,819,562
South Dakota.........      3          6,925,875       0.41      1,294,071      3,452,688      2,308,625
Vermont..............      1          4,992,593       0.29      4,992,593      4,992,593      4,992,593
Minnesota............      1          4,662,949       0.27      4,662,949      4,662,949      4,662,949
Oregon...............      3          4,546,099       0.27        184,760      3,838,925      1,515,366
New Mexico...........      3          3,755,094       0.22        746,075      2,259,019      1,251,698
Kentucky.............      1          3,739,437       0.22      3,739,437      3,739,437      3,739,437
South Carolina.......      1          2,988,580       0.18      2,988,580      2,988,580      2,988,580
Alabama..............      1          2,892,500       0.17      2,892,500      2,892,500      2,892,500
Arkansas.............      2          2,578,387       0.15      1,255,198      1,323,189      1,289,194
Montana..............      1          2,524,768       0.15      2,524,768      2,524,768      2,524,768
West Virginia........      1          2,237,363       0.13      2,237,363      2,237,363      2,237,363
Idaho................      1          1,400,000       0.08      1,400,000      1,400,000      1,400,000
Iowa.................      1          1,378,320       0.08      1,378,320      1,378,320      1,378,320
Wyoming..............      1            991,879       0.06        991,879        991,879        991,879
                      ---------  --------------  -------------                              -----------
  Total..............    355     $1,696,984,278     100.00%                                 $ 4,780,237
                      =========  ==============  =============                              ===========


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                 WEIGHTED  WEIGHTED  WEIGHTED
                        DEBT SERVICE COVERAGE    AVERAGE   AVERAGE   AVERAGE
                              RATIO (1)          MORTGAGE REMAINING  CUT-OFF
                      -------------------------  INTEREST  TERM TO     DATE
PROPERTY STATE        MINIMUM  MAXIMUM  AVERAGE    RATE   MATURITY     LTV
--------------------- -------  -------  -------  -------- ---------  --------
California ..........   1.08    2.26     1.36     8.5708%   133.2     69.40%
New York ............   1.00    2.64     1.34     8.7519    131.0     65.94
Pennsylvania.........   1.22    2.38     1.30     8.2896    145.6     72.66
Connecticut..........   1.01    1.98     1.33     9.0406    139.1     68.64
New Jersey...........   1.10    1.85     1.34     8.6804    112.5     73.04
Texas................   1.00    1.74     1.26     8.4467    141.1     77.19
Virginia.............   1.00    1.35     1.13     8.3820    225.7     81.53
Colorado.............   1.17    1.58     1.36     8.8714    121.8     68.08
Michigan.............   1.17    1.27     1.24     8.3028    107.3     75.96
Florida..............   0.97    1.96     1.36     8.7825    145.5     68.22
Illinois.............   1.00    1.31     1.14     9.0049     97.6     72.41
Georgia..............   1.00    2.45     1.36     8.8458    160.8     72.41
District of
 Columbia............   1.25    1.28     1.27     8.6551    166.1     67.92
Maryland.............   1.18    1.43     1.25     8.4311    136.4     73.39
Arizona..............   1.24    3.03     1.85     8.7585    129.7     69.94
Utah.................   1.18    1.44     1.38     8.7065    118.8     65.86
Massachusetts........   1.02    1.40     1.28     8.6654    108.2     68.65
Puerto Rico..........   1.28    1.28     1.28     8.1300    120.0     80.41
Oklahoma.............   1.19    1.19     1.19     8.4700    129.0     82.30
Ohio.................   1.22    1.30     1.23     8.2102    137.9     67.64
Wisconsin............   1.27    1.28     1.28     8.6600    178.0     77.98
Nevada...............   1.06    1.43     1.31     8.6303    105.8     70.40
Kansas...............   1.32    1.32     1.32     8.1000    136.0     73.21
North Carolina.......   1.37    2.17     1.83     7.7215    193.3     52.79
Indiana..............   1.20    1.64     1.35     9.2802    110.0     73.53
Missouri.............   1.00    1.12     1.08     8.8355    255.3     80.25
Rhode Island.........   1.30    1.48     1.37     8.9725    154.5     65.56
Louisiana............   1.00    1.59     1.38     9.0767    159.5     69.22
Maine................   1.40    1.40     1.40     9.4953    118.7     71.78
Washington...........   1.16    3.56     1.80     8.5856    123.2     56.85
North Dakota.........   1.37    1.48     1.41     7.8813    103.4     62.70
South Dakota.........   1.39    1.39     1.39     7.8696    103.9     63.67
Vermont..............   1.47    1.47     1.47     8.9500    118.0     67.20
Minnesota............   1.00    1.00     1.00     8.9000    234.0     95.16
Oregon...............   1.25    1.66     1.63     8.7569    121.6     70.77
New Mexico...........   1.36    1.54     1.41     9.0999    140.9     74.22
Kentucky.............   1.29    1.29     1.29     8.9230    115.0     70.56
South Carolina.......   1.33    1.33     1.33     8.3600    114.0     74.44
Alabama..............   1.39    1.39     1.39     9.2500    117.0     79.03
Arkansas.............   1.26    1.28     1.27     9.4457    144.8     70.32
Montana..............   1.25    1.25     1.25     7.8100    136.0     73.18
West Virginia........   1.11    1.11     1.11     8.8200    113.0     74.58
Idaho................   1.31    1.31     1.31     8.6250    120.0     71.79
Iowa.................   1.18    1.18     1.18     9.0900     71.0     68.23
Wyoming..............   1.85    1.85     1.85     8.7500    108.0     42.21
                                       -------- --------  --------- --------
  Total..............                    1.33     8.6233%   137.2     71.04%

------------

   Included in the above information are 12 Credit Lease loans representing 5.96% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.

   (1) The Debt Service Coverage Ratios and the information derived therefrom set forth herein are based upon the combined Underwritten DSCR and Annual Debt Service for each group of Cross-Collateralized Mortgage Loans.

                      DISTRIBUTION OF AMORTIZATION TYPE

                                             PERCENTAGE OF
                                               AGGREGATE
                   NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE PRINCIPAL BALANCE
                    MORTGAGE    PRINCIPAL      PRINCIPAL   ----------------------------------
AMORTIZATION TYPE    LOANS       BALANCE        BALANCE     MINIMUM     MAXIMUM      AVERAGE
------------------ ---------   ------------  ------------- ---------- -----------  ----------
Balloon...........    264     $1,051,816,453      61.98%   $  225,000 $23,817,711  $3,984,153
Hyper Amortizing .     40        396,595,731      23.37     1,550,000  39,956,047   9,914,893
Fully Amortizing .     51        248,572,093      14.65       162,976  39,902,840   4,873,963
                   ---------  --------------  ------------                         ----------
Total.............    355     $1,696,984,278     100.00%                           $4,780,237
                   =========  ==============  ============                         ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                     DEBT SERVICE COVERAGE   WEIGHTED  WEIGHTED  WEIGHTED
                           RATIO (1)         AVERAGE   AVERAGE   AVERAGE
                   ------------------------  MORTGAGE REMAINING  CUT-OFF
                                   WEIGHTED  INTEREST  TERM TO     DATE
AMORTIZATION TYPE  MINIMUM MAXIMUM  AVERAGE    RATE    MATURITY    LTV
-----------------  ------- ------- --------  -------- ---------  --------
Balloon ..........   0.97    3.56     1.34     8.6760%   119.7     69.18%
Hyper Amortizing..   1.16    1.83     1.31     8.5640    122.7     74.58
Fully Amortizing..   1.00    3.03     1.29     8.4946    234.5     73.22
                                    -------- --------  --------- --------
Total.............                    1.33     8.6233%   137.2     71.04%
                                    ======== ========  ========= ========

------------

   Included in the above information are 12 Credit Lease loans representing 5.96% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.

   (1) The Debt Service Coverage Ratios and the information derived therefrom set forth herein are based upon the combined Underwritten DSCR and Annual Debt Service for each group of Cross-Collateralized Mortgage Loans.

                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                   PERCENTAGE OF
                                                     AGGREGATE
        RANGE OF         NUMBER OF   CUT-OFF DATE   CUT-OFF DATE     CUT-OFF DATE PRINCIPAL BALANCE
      CUT-OFF DATE        MORTGAGE    PRINCIPAL      PRINCIPAL    -------------------------------------
   PRINCIPAL BALANCES      LOANS       BALANCE        BALANCE       MINIMUM      MAXIMUM      AVERAGE
-----------------------  --------- --------------  -------------  -----------  -----------  -----------
   162,976 -499,999 ....     18     $    6,228,663       0.37%    $   162,976  $   497,060  $   346,037
   500,000 -999,999 ....     26         19,894,564       1.17         522,413      991,879      765,176
1,000,000 -1,999,999 ...     77        115,025,449       6.78       1,048,351    1,998,289    1,493,837
2,000,000 -2,999,999 ...     50        127,131,515       7.49       2,000,000    2,990,245    2,542,630
3,000,000 -3,999,999 ...     47        167,735,497       9.88       3,097,060    3,998,372    3,568,840
4,000,000 -4,999,999 ...     33        149,072,930       8.78       4,009,000    4,992,593    4,517,362
5,000,000 -5,999,999 ...     25        135,984,952       8.01       5,046,560    5,987,320    5,439,398
6,000,000 -6,999,999 ...     13         84,858,427       5.00       6,064,716    6,925,800    6,527,571
7,000,000 -7,999,999 ...     12         90,315,135       5.32       7,058,327    7,994,444    7,526,261
8,000,000 -8,999,999 ...      6         49,591,352       2.92       8,000,000    8,990,131    8,265,225
9,000,000 -9,999,999 ...      6         56,938,112       3.36       9,202,845    9,942,406    9,489,685
10,000,000 -11,999,999 .     16        175,767,076      10.36      10,029,860   11,950,000   10,985,442
12,000,000 -13,999,999 .      6         79,104,291       4.66      12,484,550   13,983,821   13,184,049
14,000,000 -16,999,999 .      5         76,776,359       4.52      14,000,000   16,986,421   15,355,272
17,000,000 -39,956,047 .     15        362,559,956      21.36      18,500,000   39,956,047   24,170,664
                         ---------  --------------  -----------                             -----------
  Total.................    355     $1,696,984,278     100.00%                              $ 4,780,237
                         =========  ==============  ===========                             ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                           DEBT SERVICE COVERAGE    WEIGHTED  WEIGHTED  WEIGHTED
                                 RATIO (1)          AVERAGE   AVERAGE   AVERAGE
        RANGE OF        --------------------------  MORTGAGE REMAINING  CUT-OFF
      CUT-OFF DATE                        WEIGHTED  INTEREST  TERM TO     DATE
   PRINCIPAL BALANCES   MINIMUM  MAXIMUM  AVERAGE     RATE   MATURITY     LTV
----------------------- -------  -------  --------  -------- ---------- --------
162,976 -499,999 .......   1.25    2.38     1.59     9.7425%   161.8     58.27%
500,000 -999,999 .......   1.20    2.45     1.49     9.4845    145.2     64.55
1,000,000 -1,999,999 ...   1.02    3.56     1.41     8.8570    122.5     67.63
2,000,000 -2,999,999 ...   1.00    1.68     1.37     8.7324    126.0     69.80
3,000,000 -3,999,999 ...   1.00    3.03     1.38     8.6328    136.8     70.51
4,000,000 -4,999,999 ...   1.00    2.17     1.32     8.6113    137.3     69.62
5,000,000 -5,999,999 ...   0.97    3.03     1.34     8.6314    131.9     70.98
6,000,000 -6,999,999 ...   1.10    2.64     1.43     8.7977    151.9     65.53
7,000,000 -7,999,999 ...   1.00    1.87     1.31     8.3881    133.2     70.53
8,000,000 -8,999,999 ...   1.01    1.36     1.21     8.8568    109.5     74.15
9,000,000 -9,999,999 ...   1.00    1.43     1.31     8.7122    146.7     71.83
10,000,000 -11,999,999 .   1.00    1.56     1.26     8.5031    129.5     72.22
12,000,000 -13,999,999 .   1.11    1.53     1.28     8.5411    159.8     71.33
14,000,000 -16,999,999 .   1.17    1.57     1.30     8.7560    100.2     64.75
17,000,000 -39,956,047 .   1.00    1.44     1.28     8.4618    153.7     75.53
                                          -------- --------  --------- --------
  Total.................                    1.33     8.6233%   137.2     71.04%
                                          ======== ========  ========= ========

------------

   Included in the above information are 12 Credit Lease loans representing 5.96% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.

   (1) The Debt Service Coverage Ratios and the information derived therefrom set forth herein are based upon the combined Underwritten DSCR and Annual Debt Service for each group of Cross-Collateralized Mortgage Loans.

                  DISTRIBUTION OF REMAINING TERM TO MATURITY

 RANGE OF                             PERCENTAGE OF
REMAINING                               AGGREGATE
 TERM TO    NUMBER OF   CUT-OFF DATE   CUT-OFF DATE     CUT-OFF DATE PRINCIPAL BALANCE
 MATURITY    MORTGAGE    PRINCIPAL      PRINCIPAL    -------------------------------------
  (MOS.)      LOANS       BALANCE        BALANCE       MINIMUM      MAXIMUM      AVERAGE
----------  --------- --------------  -------------  -----------  -----------  -----------
20-30.....      1     $    1,358,319       0.08%      $1,358,319  $ 1,358,319  $ 1,358,319
31-50.....      2         17,369,055       1.02        5,842,768   11,526,288    8,684,528
51-70.....      6         37,417,821       2.20        1,085,873   16,986,421    6,236,303
71-90.....     26        118,765,663       7.00          422,820   11,946,597    4,567,910
91-110....     28         81,697,812       4.81          276,908   15,564,632    2,917,779
111-130...    203      1,025,021,223      60.40          225,000   39,956,047    5,049,366
131-150...      9         34,789,377       2.05          247,814   12,957,539    3,865,486
151-170...     10         38,621,434       2.28          294,513   11,233,714    3,862,143
171-190...     23         81,131,955       4.78          162,976   13,983,821    3,527,476
191-210...      4         28,569,778       1.68          598,697   11,355,169    7,142,445
211-230...      2          4,468,497       0.26          394,052    4,074,444    2,234,248
231-250...     26         83,850,870       4.94          184,760   12,593,295    3,225,033
251-270...      9         88,551,418       5.22        2,261,962   39,902,840    9,839,046
271-290...      3         31,729,616       1.87        5,315,834   20,349,066   10,576,539
291-310...      2         18,997,060       1.12          497,060   18,500,000    9,498,530
331-360...      1          4,644,381       0.27        4,644,381    4,644,381    4,644,381
           --------- --------------  -------------                              -----------
  Total...    355     $1,696,984,278     100.00%                                $ 4,780,237
           ========= ==============  =============                              ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 RANGE OF      DEBT SERVICE COVERAGE    WEIGHTED  WEIGHTED  WEIGHTED
REMAINING            RATIO (1)          AVERAGE   AVERAGE   AVERAGE
 TERM TO    --------------------------  MORTGAGE REMAINING  CUT-OFF
 MATURITY                     WEIGHTED  INTEREST  TERM TO     DATE
  (MOS.)    MINIMUM  MAXIMUM  AVERAGE     RATE   MATURITY     LTV
            -------  -------  --------  -------- ---------- --------
20-30 ....    1.02     1.02     1.02     8.2500%     20.0     56.60%
31-50 ....    1.15     1.20     1.17     8.8259      49.0     70.96
51-70.....    0.97     2.11     1.20     8.7903      60.7     65.13
71-90.....    1.01     1.98     1.25     9.0089      78.8     69.33
91-110....    1.06     1.85     1.32     8.1428      98.9     65.72
111-130...    1.06     3.56     1.36     8.6582     118.0     71.10
131-150...    1.16     1.64     1.36     8.0545     137.9     69.87
151-170...    1.10     1.63     1.25     8.3128     159.0     66.62
171-190...    1.11     2.45     1.34     8.7093     178.2     71.84
191-210...    1.10     1.56     1.34     8.8344     199.2     57.00
211-230...    1.03     1.70     1.09     9.7740     216.2     70.20
231-250...    1.00     3.03     1.42     8.9407     235.9     71.02
251-270...    1.00     1.37     1.05     8.0840     265.1     85.85
271-290...    1.28     1.30     1.29     8.1874     274.6     72.58
291-310...    1.25     1.48     1.26     8.4872     299.8     69.65
331-360...    1.28     1.28     1.28     8.5300     358.0     78.72
                              -------- --------   --------- --------
  Total...                      1.33     8.6233%    137.2     71.04%
                              ======== ========   ========= ========

------------

   Included in the above information are 12 Credit Lease loans representing 5.96% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.

   (1) The Debt Service Coverage Ratios and the information derived therefrom set forth herein are based upon the combined Underwritten DSCR and Annual Debt Service for each group of Cross-Collateralized Mortgage Loans.

                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                        PERCENTAGE OF
                                          AGGREGATE
   RANGE OF   NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE PRINCIPAL BALANCE
AMORTIZATION   MORTGAGE    PRINCIPAL      PRINCIPAL
 TERM (MOS.)    LOANS       BALANCE        BALANCE
   -----------------------------------------------------------------------------------------------------------------
   MINIMUM     MAXIMUM      AVERAGE
------------  --------- --------------
31-50........      1     $    1,358,319       0.08%    $1,358,319 $ 1,358,319 $1,358,319
91-110.......      1          3,878,059       0.23      3,878,059   3,878,059  3,878,059
111-130......      1          6,361,856       0.37      6,361,856   6,361,856  6,361,856
131-150......      2          5,927,747       0.35        247,814   5,679,933  2,963,873
151-170......      3         23,366,554       1.38      3,903,376  11,233,714  7,788,851
171-190......      8         30,784,622       1.81        162,976  16,986,421  3,848,078
191-210......      7         42,125,004       2.48        598,697  11,355,169  6,017,858
211-230......     10         26,293,809       1.55        394,052  10,320,419  2,629,381
231-250......     47        113,071,557       6.66        184,760   6,925,800  2,405,778
251-270......     15        109,436,235       6.45      1,550,000  39,902,840  7,295,749
271-290......     24        109,416,736       6.45        276,908  20,349,066  4,559,031
291-310......    139        582,559,701      34.33        225,000  31,000,000  4,191,077
311-330......     10         86,267,148       5.08      1,751,374  23,817,711  8,626,715
331-360......     87        556,136,932      32.77        923,425  39,956,047  6,392,379
              --------- --------------  -------------                        ----------
  Total......    355     $1,696,984,278     100.00%                           $4,780,237
              ========= ==============  =============                        ==========


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         WEIGHTED  WEIGHTED  WEIGHTED
                DEBT SERVICE COVERAGE    AVERAGE   AVERAGE   AVERAGE
   RANGE OF           RATIO (1)          MORTGAGE REMAINING  CUT-OFF
AMORTIZATION                    WEIGHTED INTEREST  TERM TO     DATE
 TERM (MOS.)  MINIMUM MAXIMUM   AVERAGE    RATE   MATURITY     LTV
-------------------------------------------------------------------------------
 31-50.......   1.02    1.02     1.02     8.2500%    20.0     56.60%
 91-110......   1.06    1.06     1.06     7.4000     97.0     64.10
111-130......   2.64    2.64     2.64     8.7000    130.0     34.20
131-150......   1.29    1.64     1.63     7.9451    149.8     54.01
151-170......   1.10    1.63     1.25     8.6583    158.4     62.09
171-190......   1.17    1.98     1.35     9.5374    101.9     61.89
191-210......   1.01    1.56     1.32     8.7429    131.7     59.09
211-230......   1.25    1.70     1.35     8.6646    141.6     63.39
231-250......   1.00    3.03     1.40     8.6838    183.0     72.47
251-270......   0.97    1.37     1.06     8.1546    229.1     82.78
271-290......   1.11    2.11     1.28     8.3532    162.1     69.34
291-310......   1.08    3.56     1.40     8.8267    126.9     68.64
311-330......   1.10    2.24     1.40     8.6511    127.8     73.46
331-360......   1.06    1.85     1.26     8.4916    119.1     73.74
                               -------- --------  --------- --------
  Total......                    1.33     8.6233%   137.2     71.04%
                               ======== ========  ========= ========


------------

   Included in the above information are 12 Credit Lease loans representing 5.96% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.

   (1) The Debt Service Coverage Ratios and the information derived therefrom set forth herein are based upon the combined Underwritten DSCR and Annual Debt Service for each group of Cross-Collateralized Mortgage Loans.

              DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIOS

                                         PERCENTAGE OF
   RANGE OF                  CUT-OFF       AGGREGATE
 CUT-OFF DATE  NUMBER OF       DATE       CUT-OFF DATE   CUT-OFF DATE PRINCIPAL BALANCE
LOAN-TO-VALUE   MORTGAGE    PRINCIPAL      PRINCIPAL     ------------------------------
    RATIOS       LOANS       BALANCE        BALANCE     MINIMUM     MAXIMUM       AVERAGE
-------------  --------- --------------  ------------- ---------   ---------     ---------
30.01-50.00 ..     15     $   41,242,161       2.43%  $  369,677 $ 7,392,452 $ 2,749,477
50.01-60.00 ..     42        153,150,238       9.02      184,760  22,485,446   3,646,434
60.01-65.00 ..     54        186,653,354      11.00      162,976  13,381,576   3,456,544
65.01-70.00 ..     72        295,434,013      17.41      422,820  22,000,000   4,103,250
70.01-75.00 ..    102        526,191,459      31.01      225,000  39,956,047   5,158,740
75.01-80.00 ..     52        349,370,974      20.59      973,493  31,000,000   6,718,673
80.01-85.00 ..      7         54,443,181       3.21    1,975,000  20,000,000   7,777,597
85.01-90.00 ..      4         28,250,061       1.66      761,931  10,347,272   7,062,515
90.01-95.00 ..      4         48,120,352       2.84    2,259,662  39,902,840  12,030,088
95.01-100.00 .      3         14,128,485       0.83    3,529,134   5,936,402   4,709,495
               --------- --------------  -----------                         ----------
  Total.......    355     $1,696,984,278     100.00%     162,976  39,956,047 $ 4,780,237
                  ===     ==============     =======                          ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                          WEIGHTED  WEIGHTED  WEIGHTED
   RANGE OF      DEBT SERVICE COVERAGE    AVERAGE   AVERAGE   AVERAGE
 CUT-OFF DATE          RATIO (1)          MORTGAGE REMAINING  CUT-OFF
LOAN-TO-VALUE                   WEIGHTED  INTEREST  TERM TO     DATE
    RATIOS      MINIMUM MAXIMUM AVERAGE     RATE    MATURITY    LTV
------------------------------------------------------------------------------
30.01-50.00 ..   1.37    3.56     2.01     8.7033%   136.8     44.09%
50.01-60.00 ..   1.02    2.45     1.41     8.6629    127.4     55.60
60.01-65.00 ..   1.06    2.11     1.33     8.5530    139.2     63.00
65.01-70.00 ..   0.97    3.03     1.34     8.9717    130.9     68.00
70.01-75.00 ..   1.03    1.93     1.31     8.6723    129.4     72.72
75.01-80.00 ..   1.06    3.03     1.31     8.4763    127.9     78.29
80.01-85.00 ..   1.16    1.28     1.21     8.1416    127.5     82.68
85.01-90.00 ..   1.00    1.67     1.02     7.9271    258.9     89.26
90.01-95.00 ..   1.00    1.00     1.00     7.9648    264.4     90.98
95.01-100.00 .   1.00    1.00     1.00     8.9000    234.0     95.46
               ------- -------  -------- --------  --------- --------
  Total.......   0.97    3.56     1.33     8.6233%   137.2     71.04%
                                  ====     =======   =====     ======

------------

   Included in the above information are 12 Credit Lease loans representing 5.96% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.

   (1) The Debt Service Coverage Ratios and the information derived therefrom set forth herein are based upon the combined Underwritten DSCR and Annual Debt Service for each group of Cross-Collateralized Mortgage Loans.

                 DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS



                                        PERCENTAGE OF
   RANGE OF                               AGGREGATE       CUT-OFF DATE PRINCIPAL BALANCE
DEBT SERVICE  NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  -----------------------------------
   COVERAGE    MORTGAGE    PRINCIPAL      PRINCIPAL
    RATIOS      LOANS       BALANCE        BALANCE      MINIMUM     MAXIMUM     AVERAGE
------------  ---------  --------------  ------------- ----------  ----------- ----------
0.91-1.00....     11     $   95,036,273       5.60%    $2,259,662 $39,902,840  $8,639,661
1.01-1.10....     11         51,018,134       3.01      1,358,319   8,229,463   4,638,012
1.11-1.20....     34        205,120,430      12.09        612,034  20,000,000   6,032,954
1.21-1.30....    111        597,578,538      35.21        184,760  25,983,949   5,383,590
1.31-1.40....     90        408,211,890      24.06        294,513  39,956,047   4,535,688
1.41-1.50....     40        166,128,987       9.79        225,000  23,817,711   4,153,225
1.51-1.60....     20         81,617,641       4.81        522,413  14,984,545   4,080,882
1.61-1.70....     15         33,832,693       1.99        394,052   5,679,933   2,255,513
1.71-1.80....      3          2,301,694       0.14        287,931   1,440,333     767,231
1.81-1.90....      5         19,022,561       1.12        991,879   7,392,452   3,804,512
1.91-2.00....      4          9,077,474       0.53        162,976   4,495,503   2,269,369
2.01-2.10....      1            369,677       0.02        369,677     369,677     369,677
2.11-2.20....      2          5,911,406       0.35      1,085,873   4,825,532   2,955,703
2.21-2.30....      2          3,595,333       0.21      1,747,462   1,847,871   1,797,666
2.31-2.40....      1            448,264       0.03        448,264     448,264     448,264
2.41-2.50....      1            988,127       0.06        988,127     988,127     988,127
2.51-3.56....      4         16,725,155       0.99      1,245,022   6,361,856   4,181,289
              ---------  --------------  -------------                         ----------
Total........    355     $1,696,984,278     100.00%                            $4,780,237
              =========  ==============  =============                         ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         WEIGHTED  WEIGHTED  WEIGHTED
   RANGE OF     DEBT SERVICE COVERAGE    AVERAGE   AVERAGE   AVERAGE
DEBT SERVICE          RATIO (1)          MORTGAGE REMAINING  CUT-OFF
   COVERAGE                    WEIGHTED  INTEREST  TERM TO     DATE
    RATIOS    MINIMUM  MAXIMUM  AVERAGE    RATE    MATURITY    LTV
------------  ------- -------  -------- --------  --------- --------
0.91-1.00....   0.97    1.00     1.00     8.1465%   247.7     89.72%
1.01-1.10....   1.01    1.10     1.07     8.9679    127.6     65.13
1.11-1.20....   1.11    1.20     1.17     8.5722    116.2     73.60
1.21-1.30....   1.21    1.30     1.26     8.5139    140.7     71.62
1.31-1.40....   1.31    1.40     1.35     8.7794    123.8     70.25
1.41-1.50....   1.41    1.50     1.44     8.7406    118.8     71.18
1.51-1.60....   1.51    1.59     1.56     8.6499    142.3     60.65
1.61-1.70....   1.61    1.70     1.65     8.9959    134.5     66.13
1.71-1.80....   1.74    1.79     1.78     9.3276    113.9     55.62
1.81-1.90....   1.82    1.87     1.85     8.8200    122.0     46.49
1.91-2.00....   1.93    1.98     1.94     8.5098    118.3     64.66
2.01-2.10....   2.05    2.05     2.05     9.1250    119.0     44.81
2.11-2.20....   2.11    2.17     2.16     7.7633    201.9     48.56
2.21-2.30....   2.24    2.26     2.25     9.3271    176.3     54.25
2.31-2.40....   2.38    2.38     2.38    10.2500    237.0     42.09
2.41-2.50....   2.45    2.45     2.45    10.2500    171.0     54.90
2.51-3.56....   2.64    3.56     2.92     8.6996    159.6     56.45
                               -------- --------  --------- --------
Total........                    1.33     8.6233%   137.2     71.04%
                               ======== ========  ========= ========

------------

   Included in the above information are 12 Credit Lease loans representing 5.96% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.

   (1) The Debt Service Coverage Ratios and the information derived therefrom set forth herein are based upon the combined Underwritten DSCR and Annual Debt Service for each group of Cross-Collateralized Mortgage Loans.

                        DISTRIBUTION OF MORTGAGE RATES

                                           PERCENTAGE OF
                                             AGGREGATE
    RANGE OF     NUMBER OF   CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE PRINCIPAL BALANCE
    MORTGAGE      MORTGAGE    PRINCIPAL      PRINCIPAL      ------------------------------
    RATES(%)       LOANS       BALANCE        BALANCE      MINIMUM      MAXIMUM    AVERAGE
---------------  --------- --------------  -------------   -------      -------    -------
7.2501-7.5000 ..     10     $   37,573,126       2.21%    $1,368,063 $ 7,220,808 $3,757,313
7.5001-7.7500 ..     10         49,030,541       2.89      1,550,000  11,233,714  4,903,054
7.7501-8.0000 ..     40        235,085,148      13.85      1,133,494  39,902,840  5,877,129
8.0001-8.2500 ..     19        176,899,375      10.42      1,358,319  22,485,446  9,310,493
8.2501-8.5000 ..     28        199,163,240      11.74      1,347,796  25,983,949  7,112,973
8.5001-8.7500 ..     50        258,178,428      15.21        598,697  23,817,711  5,163,569
8.7501-9.0000 ..     68        332,811,481      19.61        434,338  39,956,047  4,894,286
9.0001-9.2500 ..     59        220,799,590      13.01        369,677  31,000,000  3,742,366
9.2501-9.5000 ..     21         73,302,349       4.32        225,000  19,184,680  3,490,588
9.5001-9.7500 ..     20         64,046,466       3.77        294,513  11,770,878  3,202,323
9.7501-10.0000 .     18         38,453,355       2.27        162,976   8,121,757  2,136,298
10.0001-10.2500      10          4,836,858       0.29        184,760     988,127    483,686
10.2501-10.5000       1          5,447,478       0.32      5,447,478   5,447,478  5,447,478
10.7501-11.0000       1          1,356,843       0.08      1,356,843   1,356,843  1,356,843
                  --------- --------------  -------------                        ----------
  Total.........    355     $1,696,984,278     100.00%                           $4,780,237
                  ========= ==============  =============                        ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                            WEIGHTED  WEIGHTED  WEIGHTED
                   DEBT SERVICE COVERAGE    AVERAGE   AVERAGE   AVERAGE
    RANGE OF             RATIO (1)          MORTGAGE REMAINING  CUT-OFF
    MORTGAGE                       WEIGHTED INTEREST  TERM TO     DATE
    RATES(%)      MINIMUM MAXIMUM  AVERAGE    RATE    MATURITY    LTV
--------------    ------- -------  -------- -------- ---------  --------
7.2501-7.5000 ..   1.06    2.17     1.36     7.4241%   112.1     65.23%
7.5001-7.7500 ..   1.16    1.51     1.24     7.6422    131.4     72.50
7.7501-8.0000 ..   1.00    1.82     1.21     7.8944    182.3     77.25
8.0001-8.2500 ..   1.02    1.87     1.38     8.1419    119.7     69.68
8.2501-8.5000 ..   1.18    1.94     1.31     8.4150    133.4     72.11
8.5001-8.7500 ..   1.08    3.56     1.40     8.6347    129.8     72.14
8.7501-9.0000 ..   1.00    3.03     1.32     8.8992    141.1     70.29
9.0001-9.2500 ..   0.97    2.26     1.32     9.1047    124.2     68.90
9.2501-9.5000 ..   1.17    2.24     1.36     9.4192    111.4     67.01
9.5001-9.7500 ..   1.03    1.76     1.32     9.6227    145.9     66.96
9.7501-10.0000 .   1.01    2.11     1.36     9.8748    111.7     68.70
10.0001-10.2500    1.25    2.45     1.76    10.1711    204.1     57.06
10.2501-10.5000    1.83    1.83     1.83    10.2540    116.0     43.93
10.7501-11.0000    1.54    1.54     1.54    11.0000    238.0     75.38
                                  -------- --------  --------- --------
  Total.........                    1.33     8.6233%   137.2     71.04%
                                  ======== ========  ========= ========

------------

   Included in the above information are 12 Credit Lease loans representing 5.96% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.

   (1) The Debt Service Coverage Ratios and the information derived therefrom set forth herein are based upon the combined Underwritten DSCR and Annual Debt Service for each group of Cross-Collateralized Mortgage Loans.

                     DISTRIBUTION OF YEARS OF ORIGINATION

                                               PERCENTAGE OF
                                                 AGGREGATE
                     NUMBER OF   CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE PRINCIPAL BALANCE
                      MORTGAGE    PRINCIPAL      PRINCIPAL      -------------------------------
YEAR OF ORIGINATION    LOANS       BALANCE        BALANCE       MINIMUM    MAXIMUM      AVERAGE
-------------------  --------- --------------  -------------    -------    -------      -------
1997................    267     $1,320,534,324      77.82%   $   162,976 $39,956,047 $ 4,945,821
1996................     48        131,647,261       7.76        247,814  11,526,288   2,742,651
1995................     25        129,781,643       7.65        276,908  15,564,632   5,191,266
1994................      7         40,415,447       2.38      4,038,735   8,121,757   5,773,635
1992................      2         37,335,486       2.20     16,986,421  20,349,066  18,667,743
1993................      3         27,315,775       1.61      6,361,856  11,355,169   9,105,258
1986................      2          8,579,127       0.51      1,358,319   7,220,808   4,289,563
1985................      1          1,375,215       0.08      1,375,215   1,375,215   1,375,215
                      --------- --------------  -------------                         ----------
  Total.............    355     $1,696,984,278     100.00%                           $ 4,780,237
                      ========= ==============  =============                         ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                WEIGHTED  WEIGHTED  WEIGHTED
                       DEBT SERVICE COVERAGE    AVERAGE   AVERAGE   AVERAGE
                             RATIO (1)          MORTGAGE REMAINING  CUT-OFF
                                       WEIGHTED INTEREST  TERM TO     DATE
YEAR OF ORIGINATION  MINIMUM  MAXIMUM  AVERAGE    RATE   MATURITY     LTV
-------------------  -------  -------  -------- -------- --------   -------
1997................   1.00    3.56     1.33     8.6466%   136.3     72.24%
1996................   1.06    2.45     1.33     8.4877    104.7     67.28
1995................   1.00    1.51     1.22     8.6082    176.8     70.47
1994................   0.97    1.64     1.22     8.6380    129.8     62.68
1992................   1.17    1.30     1.24     8.5734    178.6     70.02
1993................   1.40    2.64     1.76     8.5650    136.0     51.47
1986................   1.02    1.26     1.22     7.6187     55.4     59.60
1985................   1.43    1.43     1.43     9.0000     56.0     56.71
                                     -------- --------  --------- --------
  Total.............                    1.33     8.6233%   137.2     71.04%
                                    ======== ========  ========= ========

------------

   Included in the above information are 12 Credit Lease loans representing 5.96% of the Initial Pool Balance which typically have Debt Service Coverage Ratios of approximately 1.00 and Loan to Value Ratios in excess of 80%.

   (1) The Debt Service Coverage Ratios and the information derived therefrom set forth herein are based upon the combined Underwritten DSCR and Annual Debt Service for each group of Cross-Collateralized Mortgage Loans.

               PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
       PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE**

                           MONTH 1  MONTH 13   MONTH 25  MONTH 37   MONTH 49  MONTH 61
                        --------- ---------  --------- ---------  --------- ---------
Locked out ............    59.20%    55.42%     52.72%    42.41%     35.54%     4.57%
Defeasance ............     0.00%     0.00%      0.00%     6.07%      7.59%    21.74%
Greater of 1% or Yield
 Maintenance ..........    34.33%    37.82%     40.31%    43.29%     47.92%    60.74%
Yield Maintenance  ....     3.65%     3.66%      2.97%     2.63%      1.63%     6.28%
                        --------- ---------  --------- ---------  --------- ---------
Sub-Total* ............    97.18%    96.90%     96.00%    94.41%     92.67%    93.33%
Percentage Penalties
 5% or Greater ........     1.16%     1.30%      0.87%     1.59%      0.77%     0.08%
 4% -4.99% ............     0.00%     0.15%      0.96%     0.32%      1.05%     0.77%
 3% -3.99% ............     0.00%     0.00%      0.15%     0.94%      0.31%     1.05%
 2% -2.99% ............     0.24%     0.00%      0.00%     0.26%      1.17%     0.36%
 1% -1.99% ............     0.92%     1.14%      0.08%     0.43%      1.63%     0.25%
 Less than 1% .........     0.00%     0.00%      0.71%     0.00%      0.00%     0.00%
No Prepayment
 Protection ...........     0.51%     0.50%      1.24%     2.06%      2.40%     4.16%
                        --------- ---------  --------- ---------  --------- ---------
  Total* ..............   100.00%   100.00%    100.00%   100.00%    100.00%   100.00%
Balance of Mortgage
 Loans (mm) .......... $1,696.98 $1,675.14  $1,649.67 $1,622.95  $1,593.77 $1,539.40
% of Cut-off Date
 Balance Outstanding  .   100.00%    98.71%     97.21%    95.64%     93.92%    90.71%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                         MONTH 73  MONTH 85   MONTH 97  MONTH 109 MONTH 121  MONTH 133 MONTH 145
                        --------- ---------  --------- ---------  --------- ---------  ---------
Locked out ............      3.26%      3.14%     0.67%      0.16%    0.00%      0.00%     0.00%
Defeasance ............     22.97%     24.12%    26.61%     27.57%   22.46%     25.16%    28.10%
Greater of 1% or Yield
 Maintenance ..........     60.86%     63.45%    60.49%     57.60%   64.58%     59.52%    56.10%
Yield Maintenance  ....      6.06%      6.50%     5.89%      5.57%    0.80%      0.87%     0.94%
                        --------- ---------  --------- ---------  --------- ---------  ---------
Sub-Total* ............     93.15%     97.21%    93.67%     90.91%   87.84%     85.55%    85.14%
Percentage Penalties
 5% or Greater ........      0.00%      0.00%     0.00%      0.00%    2.53%      0.00%     0.00%
 4% -4.99% ............      0.09%      0.00%     0.00%      0.00%    0.00%      2.79%     0.00%
 3% -3.99% ............      0.90%      0.09%     0.00%      0.00%    0.00%      0.00%     3.05%
 2% -2.99% ............      0.68%      1.10%     0.25%      0.16%    0.00%      0.00%     0.00%
 1% -1.99% ............      0.42%      0.64%     1.03%      1.06%    2.83%      3.08%     3.33%
 Less than 1% .........      0.00%      0.00%     0.00%      0.00%    0.00%      0.00%     0.00%
No Prepayment
 Protection ...........      4.77%      0.96%     5.05%      7.87%    6.80%      8.58%     8.47%
                        --------- ---------  --------- ---------  --------- ---------  ---------
  Total* ..............    100.00%    100.00%   100.00%    100.00%  100.00%    100.00%   100.00%
Balance of Mortgage
 Loans (mm) ........... $1,472.87  $1,346.85 $1,280.71  $1,207.06  $332.21    $284.59    $243.09
% of Cut-off Date
 Balance Outstanding  .     86.79%     79.37%    75.47%     71.13%   19.58%     16.77%    14.32%

------------

    * Totals may not equal due to rounding.

   ** Table calculated using Maturity Assumptions and assuming no prepayments of principal.

                      YIELD MAINTENANCE CALCULATION TYPE

   Mortgage Loans with Yield Maintenance Type 1 take the present value of the remaining monthly payments to the maturity or ARD date as applicable (assuming no prepayment has been made) and discount the monthly payments by the applicable Treasury Yield plus the Spread as shown in this table.

   Mortgage Loans with Yield Maintenance Type 2 take the present value of a stream of Yield Loss Amounts (generally, either to the remaining term to maturity, the weighted average life or to a stated date) discounted by the applicable Treasury Yield plus any spread as shown in this take. The "Yield Loss Amount" means 1/12 of the product of (1) the principal amount of the prepayment and (2) the difference between (a) the Mortgage Rate and (b) the sum of the applicable Treasury Yield and the Spread as shown in this table.

                YIELD                             YIELD                              YIELD
    LOAN    MAINTENANCE               LOAN     MAINTENANCE               LOAN     MAINTENANCE
   NUMBER       TYPE      SPREAD      NUMBER       TYPE      SPREAD      NUMBER       TYPE      SPREAD
---------- ------------- --------   ---------- ------------- --------  ---------- ------------- --------
000002           2         0.00%    9410162          2         0.00%   9610061         2         0.00%
1188             1         0.00%    9410182          2         0.00%   9610062         2         0.00%
1380             1         0.00%    9410188          2         0.00%   9610065         2         0.00%
1406             1         0.00%    9410189          2         0.00%   9610069         2         0.00%
1512             1         0.00%    9410190          2         0.00%   9610071         2         0.00%
1681             1         0.00%    9410194          2         0.00%   96-L033         2         0.00%
1682             1         0.00%    9410200          2         0.00%   96-LO03         2         0.00%
1698             1         0.00%    9410202          2         0.00%   96-LO08         2         0.00%
1713             1         0.00%    9410204          2         0.00%   96-LO26         2         0.00%
1719             1         0.00%    9410206          2         0.00%   96-LO28         2         0.00%
172760           2         0.00%    9410207          2         0.00%   96-LO29         2         0.00%
172761           2         0.00%    9410208          2         0.00%   96-LO30         2         0.00%
172790           2         0.00%    9410211          2         0.00%   96-S001         2         0.00%
172791           2         0.00%    9410212          2         0.00%   96-S005         2         0.00%
1766             1         0.00%    9410213          2         0.00%   96-S010         2         0.00%
1792             1         0.00%    9410214          2         0.00%   96-S019         2         0.00%
1821             1         0.00%    9410220          2         0.00%   96-S021         2         0.00%
1833             1         0.00%    9510112          2         0.00%   96-S022         2         0.00%
1845             1         0.00%    9510115          2         0.00%   96-S023         2         0.00%
1857             1         0.00%    9510131          2         0.00%   96-S028         2         0.00%
2048             1         0.00%    9510132          2         0.00%   96-S029         2         0.00%
2094             1         0.00%    9510133          2         0.00%   96-S030         2         0.00%
2139             1         0.00%    9510134          2         0.00%   96-S033         2         0.00%
2165             1         0.00%    9510138          2         0.00%   96-S036         2         0.00%
2178             1         0.00%    9510140          2         0.00%   96-S038         2         0.00%
2250             1         0.00%    9510142          2         0.00%   96-S042         2         0.00%
2336             1         0.00%    9510145          2         0.00%   96-S044         2         0.00%
2344             1         0.00%    9510151          2         0.00%   96-S046         2         0.00%
2359             1         0.00%    9510153          2         0.00%   96-S047         2         0.00%
2396             1         0.00%    9510154          2         0.00%   96-S050         2         0.00%
25006            2         0.00%    9510161          2         0.00%   97-1C           2         0.00%
25008            2         0.00%    9510163          2         0.00%   97-3C           2         0.00%
25009            2         0.00%    9510165          2         0.00%   97-40C          2         0.00%
358440           2         0.00%    9510167          2         0.00%   97-H001         2         0.00%
381530           2         0.00%    9510168          2         0.00%   97-H005         2         0.00%
381540           2         0.00%    9510169          2         0.00%   97-L017         2         0.00%
383480           1         0.00%    9510173          2         0.00%   97-LO05         2         0.00%
742640           2         0.00%    9510175          2         0.00%   97-L011A        2         0.00%
9410087          2         0.00%    9510176          2         0.00%   97-LO11B        2         0.00%
9410131          2         0.00%    9510177          2         0.00%   97-LO13         2         0.00%
9410137          2         0.00%    9610053          2         0.00%   97-LO15         2         0.00%





                                     A-24

                YIELD                             YIELD                              YIELD
    LOAN    MAINTENANCE               LOAN     MAINTENANCE               LOAN     MAINTENANCE
   NUMBER       TYPE      SPREAD      NUMBER       TYPE      SPREAD      NUMBER       TYPE      SPREAD
 --------- ------------- --------   ---------- ------------- --------  ---------- ------------- --------
  97-LO16        2         0.00%     GMAC1080       1         0.50%     GMAC1860       1         0.50%
  97-S001        2         0.00%     GMAC1090       1         0.50%     GMAC3010       2         0.00%
  97-S002        2         0.00%     GMAC1100       1         0.50%     GMAC3020       1         0.00%
  97-S005        2         0.00%     GMAC1110       1         0.50%     GMAC3030       1         0.50%
  97-S008        2         0.00%     GMAC1120       1         0.50%     GMAC3050       1         0.00%
  97-S012        2         0.00%     GMAC1130       1         0.00%     GMAC3090       1         0.00%
  97-S013        2         0.00%     GMAC1180       2         0.00%     GMAC3100       1         0.00%
  97-S015        2         0.00%     GMAC1190       1         0.50%     GMAC3120       1         0.00%
  97-S016        2         0.00%     GMAC1200       1         0.50%     GMAC3130       1         0.00%
  97-S018        2         0.00%     GMAC1210       1         0.50%     GMAC3140       1         0.00%
  97-S019        2         0.00%     GMAC1220       1         0.50%     GMAC3150       1         0.00%
  97-S024        2         0.00%     GMAC1230       1         0.50%     GMAC3160       2         0.00%
  97-S027        2         0.00%     GMAC1240       1         0.50%     GMAC3170       2         0.00%
  97-S033        2         0.00%     GMAC1250       1         0.50%     GMAC3180       1         0.50%
  97-S046        2         0.00%     GMAC1260       2         0.00%     GMAC3190       1         0.00%
  97-S049        2         0.00%     GMAC1270       1         0.00%     GMAC3200       1         0.00%
  989976         2         0.00%     GMAC1280       1         0.00%     GMAC3220       1         0.00%
  989977         2         0.00%     GMAC1300       1         0.50%     GMAC3230       1         0.00%
  989978         2         0.50%     GMAC1310       1         0.00%     GMAC3240       1         0.50%
  989979         2         0.00%     GMAC1320       1         0.00%     GMAC3250       1         0.00%
  989980         2         0.00%     GMAC1340       1         0.00%     GMAC3280       1         0.00%
  989981         2         0.00%     GMAC1350       1         0.00%     GMAC3290       1         0.00%
  989982         2         0.00%     GMAC1360       1         0.00%     GMAC3300       1         0.00%
  989983         2         0.00%     GMAC1370       1         0.00%     GMAC3310       1         0.00%
  989984         2         0.00%     GMAC1380       1         0.00%     GMAC3360       2         0.00%
  989987         2         0.00%     GMAC1390       1         0.00%     GMAC3370       1         0.00%
  989988         2         0.00%     GMAC1400       1         0.00%     GMAC3430       1         0.00%
  989990         2         0.00%     GMAC1410       1         0.00%     GMAC3440       2         0.00%
  989991         2         0.00%     GMAC1420       1         0.50%     GMAC3470       2         0.00%
  989996         2         0.00%     GMAC1430       1         0.50%     GMAC3480       1         0.00%
  989999         2         0.00%     GMAC1440       1         0.50%     GMAC3490       2         0.00%
  999900         2         0.00%     GMAC1460       1         0.50%     GMAC3500       1         0.00%
  999902         2         0.00%     GMAC1480       1         0.00%     GMAC3510       1         0.00%
  999903         2         0.00%     GMAC1490       1         0.00%     GMAC3520       2         0.00%
  999904         2         0.00%     GMAC1540       1         0.50%     HSA1001        2         0.00%
  999906         1         0.00%     GMAC1550       1         0.50%     HSA1003        2         0.00%
  999913         1         0.00%     GMAC1570       1         0.50%     HSA1004        2         0.00%
  999914         2         0.00%     GMAC1590       1         0.50%     LM9701         2         0.00%
  999915         2         0.00%     GMAC1600       1         0.50%     LM9703         2         0.00%
  999916         2         0.00%     GMAC1610       1         0.50%     LMA97-2H       2         0.00%
  999968         2         0.00%     GMAC1620       1         0.50%     MP-1001        2         0.00%
  999969         2         0.00%     GMAC1630       1         0.00%     NY0015         2         0.00%
  99-S004        2         0.00%     GMAC1640       1         0.00%     NY96001        2         0.00%
  CLC1008        2         0.00%     GMAC1650       1         0.00%     NY96002        2         0.00%
  CLC1009        2         0.00%     GMAC1660       1         0.00%     NY97002        2         0.00%
  CLC1010        2         0.00%     GMAC1670       1         0.00%     P0-S0662       2         0.00%
  GA0035         2         0.00%     GMAC1680       1         0.00%     P0-S0736       2         0.00%
  GA9701         2         0.00%     GMAC1690       1         0.00%     P0-S6732       2         0.00%
  GMAC1010       1         0.50%     GMAC1700       1         0.00%     TA0245         2         0.00%
  GMAC1020       1         0.50%     GMAC1710       1         0.00%     TA0331         2         0.00%
  GMAC1030       2         0.00%     GMAC1720       1         0.00%     TA0832         2         0.00%
  GMAC1040       1         0.50%     GMAC1730       1         0.00%     TA0838         2         0.00%
  GMAC1070       1         0.50%     GMAC1740       1         0.00%     TA0839         2         0.00%

                (THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY)

          GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                                 Statement Date:
         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SPECIAL SERVICER                                Payment Date:
        GERMAN AMERICAN CAPITAL CORPORATION, A MORTGAGE LOAN SELLER                               Prior Payment:
                      LASALLE NATIONAL BANK AS TRUSTEE                                            Record Date:
               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 1997-C1




                                                  Reporting Package Contents


                                                  Number of Pages           Description
                                                  ---------------           -----------
Table of Contents                                        1                  Summary of Reports
REMIC Certificate Report                                 1                  Payment information by Certificate Class
Other Related Information                                2                  Miscellaneous reporting items as per pooling agreement
Delinquency/Prepayment/Rate History Report               1                  Rolling 15 months of summarized information
Delinquency Detail Report                                1                  Detail listing of all loans not paid through the most
                                                                              recent payment due date
Mortgage Loan Stratification Report                      1                  Update of selected stratification tables for all
                                                                              outstanding loans and loan groups
Loan Level Detail Listing                                1                  Current status of all loans assigned to the trust on
                                                                              the Closing Date
Total pages included in this package                     8
Appendix A -- Special Servicing Summary                  1                  Current summary information regarding loans now
                                                                              specially serviced
Appendix B -- Special Servicing Detail                   1                  Current detail information regarding loans now
                                                                              specially serviced
Appendix C -- Loan Modification Detail                   1                  Cumulative list of all loan modifications executed
                                                                              since the Closing Date
Appendix D -- Realized Loss Detail                       1                  Cumulative list of all loans experiencing realized
                                                                              losses  since the Closing Date

            GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                           Statement Date:
            GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                           Payment Date:
         GERMAN AMERICAN CAPITAL CORPORATION, A MORTGAGE LOAN SELLER                          Prior Payment:
                      LASALLE NATIONAL BANK, AS TRUSTEE                                       Record Date:
             GMAC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1997-C1


       Original    Opening     Principal   Principal     Negative      Closing     Interest    Interest    Prepayment  Pass-Through
Class  Face Value  Balance     Payment     Adj. Or Loss  Amortization  Balance     Payment     Adjustment  Penalties   Rate
CUSIP  Per $1,000  Per $1,000  Per $1,000  Per $1,000    Per $1,000    Per $1,000  Per $1,000  Per $1,000  Per $1,000  Next Rate






























                                                           TOTAL P&I PAYMENT

            GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                           Statement Date:
            GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER                          Payment Date:
         GERMAN AMERICAN CAPITAL CORPORATION, A MORTGAGE LOAN SELLER                          Prior Payment:
                      LASALLE NATIONAL BANK, AS TRUSTEE                                       Record Date:
             GMAC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1997-C1






                           OTHER RELATED INFORMATION

                           Servicing Fees
                           Servicing Fees per $1,000
                           Special Servicing Fees
                           Special Servicing Fees per $1,000
                           Interest Shortfall
                           Aggregate Advance Reconciliation (Table)
                           Prepayment Penalty Collections

            GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                           Statement Date:
            GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER                          Payment Date:
         GERMAN AMERICAN CAPITAL CORPORATION, A MORTGAGE LOAN SELLER                          Prior Payment:
                      LASALLE NATIONAL BANK, AS TRUSTEE                                       Record Date:
             GMAC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1997-C1









                                OTHER RELATED INFORMATION


                                ASER Loan and Aggregate Information

                                SER Information:

                                 Controlling Class/Operating Advisor Information

                                 Class Determination Balance, etc.

            GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                           Statement Date:
            GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER                          Payment Date:
         GERMAN AMERICAN CAPITAL CORPORATION, A MORTGAGE LOAN SELLER                          Prior Payment:
                      LASALLE NATIONAL BANK, AS TRUSTEE                                       Record Date:
             GMAC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1997-C1

                DELINQUENCY/PREPAYMENT/RATE HISTORY REPORTING

Determ.  Delinqt1 Month  Delinq 2 Months Delinq 3+ Months Foreclosure/Bankruptcy Modifications Prepayments New Weighted Avg.
 Date      #  Balance     #  Balance      #  Balance           #  Balance         #  Balance   #  Balance   Coupon Remit

            GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                           Statement Date:
            GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER                          Payment Date:
         GERMAN AMERICAN CAPITAL CORPORATION, A MORTGAGE LOAN SELLER                          Prior Payment:
                      LASALLE NATIONAL BANK, AS TRUSTEE                                       Record Date:
             GMAC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1997-C1

                                 DELINQUENCY LOAN DETAIL


                                                               Outstanding
Offering                                Current  Outstanding   Property
Circular      Loan           Paid Thru  P&I      P&I           Protection
Control #     Group  Period  Date       Advance  Advances*     Advances







TOTALS:


                         (RESTUBBED TABLE FROM ABOVE)




                                   Special
Offering      Advance      Loan    Servicer
Circular      Description  Status  Transfer   Foreclosure  Bankruptcy   REO
Control #        -1         -2       Date         Date        Date      Date



TOTALS:

(1) Advance Description
     0. P&I Advance -- Late Payment but < one month delinquent   (2) Loan Status 1. Specially Serviced     6. DPO
     1. P&I Advance -- Loan delinquent 1 month                                     2. Foreclosure          7. Foreclosure Sale
     2. P&I Advance -- Loan Delinquent 2 months                                    3. Bankruptcy           8. Bankruptcy Sale
     3. P&I Advance -- Loan delinquent 3 months or more                            4. REO                  9. REO Disposition
     4. P&I Advance -- Loan in Grace Period                                        5. Prepay in Full      10. Modification/Workout

            GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                           Statement Date:
            GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER                          Payment Date:
         GERMAN AMERICAN CAPITAL CORPORATION, A MORTGAGE LOAN SELLER                          Prior Payment:
                      LASALLE NATIONAL BANK, AS TRUSTEE                                       Record Date:
             GMAC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1997-C1







                      MORTGAGE LOAN STRATIFICATION REPORT


            Updated Collateral Tables as they appear in Prospectus

            GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                           Statement Date:
            GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER                          Payment Date:
         GERMAN AMERICAN CAPITAL CORPORATION, A MORTGAGE LOAN SELLER                          Prior Payment:
                      LASALLE NATIONAL BANK, AS TRUSTEE                                       Record Date:
             GMAC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1997-C1




                              LOAN LEVEL DETAIL


                            Special
Offering                    Servicer                    Neg    Beginning
Circular    GRP   Property  Transfer          Maturity  AM     Scheduled   Note
Control #   ID    Type      Date       State  Date      (Y/N)  Balance     Rate










                         (RESTUBBED TABLE FROM ABOVE)



Scheduled                             Paid    Prepayment
Principal  Prepayments /  Prepayment  Through Premium         Loan
Payment    Liquidations   Date        Date    Amount          Status (*)














(*) Legend      1)Specially Serviced        4)REO                    7)Foreclosure Sale      10)Modification/Workout
                2)Foreclosure               5)Prepay in Full         8)Bankruptcy Sale
                3)Bankruptcy                6)DPO                    9)REO Disposition

            GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                           Statement Date:
            GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER                          Payment Date:
         GERMAN AMERICAN CAPITAL CORPORATION, A MORTGAGE LOAN SELLER                          Prior Payment:
                      LASALLE NATIONAL BANK, AS TRUSTEE                                       Record Date:
             GMAC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1997-C1

                     SPECIALLY SERVICED LOAN STATUS LOANS





Number of Loans as of the Closing Date
Principal Balance as of the Closing Date

Current Number of Loans
Current Outstanding Principal Balance
Current Number of Specially Serviced Loans                                                0
Current Outstanding Principal Balance of Specially Serviced Loans                        $0
Percent of Specially Serviced Loans (per Current Number of Loans)                         0
Percent of Specially Serviced Loans (per Current Outstanding Principal Balance)           0



                                                                                                  Current           Current
                                                                                                  Principal         Principal
                                                                                    Current     Balance as a %    Balance as a %
                                                Number of   Initial Principal      Principal     of Specially     of Total Pool
SPECIALLY SERVICED LOAN STATUS                  Loans            Balance            Balance     Serviced Loans       Balance
1) Request for waiver of  Prepayment Penalty
2) Payment Default
3) Request for Loan Modification or Workout
4) Loans with Borrower Bankruptcy
5) Loans in Process of Foreclosure
6) Loans now REO Property
7) Loans Paid Off
8) Loans Returned to Master Servicer

                 Total                               0.00                0.00          0.00


            GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                           Statement Date:
            GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER                          Payment Date:
         GERMAN AMERICAN CAPITAL CORPORATION, A MORTGAGE LOAN SELLER                          Prior Payment:
                      LASALLE NATIONAL BANK, AS TRUSTEE                                       Record Date:
             GMAC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1997-C1


            Special                                                                          Debt       Specially
Offering    Servicer  Sched      Sched                                Net                   Service     Serviced
Circular    Transfer  Principal  Interest  Maturity  Property         Operating             Coverage    Status
Control #   Date      Balance    Rate      Date      Type      State  Income      NOI Date  Ratio       Code*





















(*)  Legend  1) Request for waiver of Prepayment Penalty   4) Loans with Borrower Bankruptcy   7) Loan Paid Off
             2) Payment of Default                         5) Loans in Process of Foreclosure  8) Loans Returned to Master Servicer
             3) Request for Loan Modification or Workout   6) Loans now REO Property

            GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                           Statement Date:
            GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER                          Payment Date:
         GERMAN AMERICAN CAPITAL CORPORATION, A MORTGAGE LOAN SELLER                          Prior Payment:
                      LASALLE NATIONAL BANK, AS TRUSTEE                                       Record Date:
             GMAC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1997-C1











                             MODIFIED LOAN DETAIL

                                 Offering
Modification                     Circular                        Modification                   Modification
Date                             Control #                       Date                           Description
















            GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                           Statement Date:
            GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER                          Payment Date:
                      LASALLE NATIONAL BANK, AS TRUSTEE                                       Prior Payment:
             GMAC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                               Record Date:
                                SERIES 1997-C1

                             REALIZED LOSS DETAIL

                                                                    Gross                                  Net
                                   Appraisal                       Proceeds                                Proceeds
             Offering              Value/     Sched                as a % of   Aggregate    Net            as a % of   Current
Distribution Circular    Appraisal Brokers    Principal  Gross     Sched       Liquidation  Liquidation    Sched       Realized
Date         Control #     Date    Estimate   Balance    Proceeds  Principal   Expenses*    Proceeds       Balance     Loss
























Current Total  0.00      0.00         0.00       0.00       0.00     0.00        0.00        0.00            0.00        0.00
Cumulative     0.00      0.00         0.00       0.00       0.00     0.00        0.00        0.00            0.00        0.00



*Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid special servicing fees, unpaid trustee fees, etc.

            GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER
           GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER
                       LASALLE NATIONAL BANK AS TRUSTEE
              GMAC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1997-C1

                                                     Statement Date:
                                                     Payment Date:
                                                     Prior Payment:
                                                     Record Date:

                              REO STATUS REPORT

   OFFERING          REO
   CIRCULAR      CONVERSION      PROPERTY
   CONTROL #        DATE           TYPE       STATE
-------------  -------------- ------------  ---------


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

   OFFERING         REO                            NET INCOME/          NET INCOME
   CIRCULAR      APPRAISED         REO         RECEIPTS COLLECTED      AVAILABLE FOR
   CONTROL #       VALUE        BOOK VALUE       CURRENT PERIOD        DISTRIBUTION
-------------  ------------- --------------  ---------------------- -----------------


              GMAC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1997-C1
                     COMPARITIVE FINANCIAL STATUS REPORT
                             AS OF ______________



                                                                             ORIGINAL UNDERWRITING INFORMATION
                                                                             BASIS YEAR


                            LAST
                          PROPERTY                   PAID       ANNUAL       FINANCIAL
PROSPECTUS                 INSPECT    SCHEDULED      THRU        DEBT        INFO AS OF     %      TOTAL     %
    ID      CITY   STATE    DATE     LOAN BALANCE    DATE       SERVICE         DATE       OCC    REVENUE   NOI   DSCR
                           YY/MM                                                YY/MM
List all loans currently in deal with or with out information largest to smallest loan










TOTAL:                                    $                        $                       WA         $     $      WA





                                                                             RECEIVED
FINANCIAL INFORMATION:                                                       LOANS                BALANCE
                                                                               #           %       $        %
CURRENT FULL YEAR
CURRENT FULL YR. RECEIVED WITH DSC <1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC <1:
QUARTERLY FINANCIALS:



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


2ND PRECEEDING ANNUAL OPERATING INFORMATION                              PRECEEDING ANNUAL OPERATION INFORMATION
AS OF _________                NORMALIZED                                AS OF ___________          NORMALIZED


 FINANCIAL                                                                FINANCIAL
INFO AS OF      %       TOTAL          $                                 INFO AS OF      %       TOTAL       $
   DATE        OCC     REVENUE        NOI      DSCR                          DATE       OCC     REVENUE     NOI   DSCR
  YY/MM                                                                     YY/MM







               WA         $            $        WA                                       WA        $         $     WA


    REQUIRED                                                                  REQUIRED
  LOANS                BALANCE                                                  LOANS            BALANCE
    #           %         $            %                                        #        %        $          %

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

YTD OR TRAILLING FINANCIAL INFORMATION                                   NET CHANGE
     MONTH REPORTED           ACTUAL                                     PRECEEDING & BASIS



                                                                                   %
FS START     FS END    TOTAL     $        $                               %      TOTAL
  DATE        DATE    REVENUE   NOI      DSC                             OCC      REV        DSC
 YY/MM       YY/MM






             WA          $       $       WA                              WA        $         WA

              GMAC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1997-C1
                     OPERATING STATEMENT ANALYSIS REPORT
                              AS OF ____________




 PROPERTY OVERVIEW
      LB Control Number
      Current Balance/Paid to Date
      Property Name
      Property Type
      Property Address, City, State
      Net Rentable Square Feet
      Year Built/Year Renovated
      Year of Operations              UNDERWRITING      1993         1994        1995           YTD
      Occupancy Rate *
      Average Rental Rate
                                      * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL STATEMENT FOR THE PERIOD.
  INCOME:                                                                                    NO. OF MOS.
      Number of Mos. Annualized                                   PRIOR YEAR  CURRENT YR.
      Period Ended                    UNDERWRITING      1993         1994        1995        1996 YTD**    1995-BASE     1995-1994
      Statement ClBasefLineion         BASE LINE     NORMALIZED   NORMALIZED  NORMALIZED   AS OF   /  /96   VARIANCE     VARIANCE
      Rental Income (Category 1)
      Rental Income (Category 2)
      Rental Income (Category 3)
      Pass Through/Escalations
      Other Income

   EFFECTIVE GROSS INCOME               $0.00         $0.00         $0.00     $0.00         $0.00         $0.00        $0.00
                                       NORMALIZED - FULL YEAR FINANCIAL STATEMENTS THAT HAVE BEEN REVIEWED BY THE UNDERWRITER OR
                                       SERVICER
                                       ** SERVICER WILL NOT BE EXPECTED TO "NORMALIZE" THESE YTD NUMBERS.

  OPERATING EXPENSES:
      Real Estate Taxes
      Property Insurance
      Utilities
      Repairs and Maintenance
      Management Fees
      Payroll & Benefits Expense
      Advertising & Marketing
      Professional Fees
      Other Expenses
      Ground Rent
   TOTAL OPERATING EXPENSES              $0.00          $0.00           $0.00      $0.00            $0.00            %             %

   OPERATING EXPENSE RATIO

   NET OPERATING INCOME                  $0.00          $0.00           $0.00      $0.00            $0.00

      Leasing Commissions
      Tenant Improvements
      Replacement Reserve
   TOTAL CAPITAL ITEMS                   $0.00          $0.00           $0.00      $0.00            $0.00                      $0.00

   N.O.I. AFTER CAPITAL ITEMS            $0.00          $0.00           $0.00      $0.00            $0.00

DEBT SERVICE (PER SERVICER)              $0.00          $0.00           $0.00      $0.00            $0.00
CASH FLOW AFTER DEBT SERVICE             $0.00          $0.00           $0.00      $0.00            $0.00

(1) DSCR: (NOI/DEBT SERVICE)

DSCR: (AFTER RESERVES\CAP EXP.)

 SOURCE OF FINANCIAL DATA:
                 (ie. operating statements, financial statements, tax return, other)
NOTES AND  ASSUMPTIONS:

The years shown above will roll always showing a three year history. 1995 is the current year financials; 1994 is the prior year financials.
This report may vary depending on the property type and because of the way information may vary in each borrowers statement.
Rental Income need to be broken down whenever possible differently for each property type as follows: Retail: 1) Base Rent
2)Percentage rents on cashflow  Hotel: 1)Room Revenue 2)Food/Beverage  Nursing Home: 1)Private  2) Medicaid  3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

(1) Used in the Comparative Financial Status Report



                                     B-15

              GMAC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-C1
                      NOI ADJUSTMENT WORKSHEET FOR "YEAR"
                              AS OF ____________





 PROPERTY OVERVIEW
      LB Control Number
      Current Balance/Paid to Date
      Property Name
      Property Type
      Property Address, City, State
      Net Rentable Square Feet
      Year Built/Year Renovated
      Year of Operations                   BORROWER        ADJUSTMENT      NORMALIZED
      Occupancy Rate *
      Average Rental Rate
                 * Occupancy rates are year end or the ending date of the financial statement for the period.
  INCOME:
      Number of M"Year"ualized
      Period Ended                         BORROWER        ADJUSTMENT      NORMALIZED
      Statement Classification              ACTUAL
      Rental Income (Category 1)
      Rental Income (Category 2)
      Rental Income (Category 3)
      Pass Throughs/Escalations
      Other Income

   EFFECTIVE GROSS INCOME                   $0.00            $0.00            $0.00
                 Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer

  OPERATING EXPENSES:
      Real Estate Taxes
      Property Insurance
      Utilities
      Repairs and Maintenance
      Management Fees
      Payroll & Benefits Expense
      Advertising & Marketing
      Professional Fees
      Other Expenses
      Ground Rent
   TOTAL OPERATING EXPENSES                 $0.00            $0.00            $0.00

   OPERATING EXPENSE RATIO

   NET OPERATING INCOME                     $0.00            $0.00            $0.00

      Leasing Commissions
      Tenant Improvements
      Replacement Reserve
   TOTAL CAPITAL ITEMS                      $0.00            $0.00            $0.00

   N.O.I. AFTER CAPITAL ITEMS               $0.00            $0.00            $0.00

DEBT SERVICE (PER SERVICER)                 $0.00            $0.00            $0.00
CASH FLOW AFTER DEBT SERVICE                $0.00            $0.00            $0.00

(1)DSCR: (NOI/DEBT SERVICE)

DSCR: (AFTER RESERVES\CAP EXP.)

   SOURCE OF FINANCIAL DATA:
                 (ie. operating statements, financial statements, tax return, other)

NOTES AND  ASSUMPTIONS:

This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

(1) Used in the Comparative Financial Status Report

                                    ANNEX C


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1
                                $1,501,828,000
                     INVESTMENT GRADE OFFERED CERTIFICATES



















DEUTSCHE MORGAN GRENFELL                                        LEHMAN BROTHERS

LLAMA COMPANY, L.P.        MORGAN STANLEY DEAN WITTER      RESIDENTIAL FUNDING SECURITIES CORPORATION

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

               MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1997-C1

   Rating                                                         % of Deal   % Credit Enhancement
  Agencies

             ---------------------------------------------------
                          Class A-1                                15.41%         28.50%
     F/M                   AAA/Aaa
             ------------------------------------
                          Class A-2                                13.42%         28.50%
     F/M                   AAA/Aaa
             ------------------------------------
                          Class A-3                                42.67%         28.50%
     F/M                   AAA/Aaa
             ------------------------------------
                           Class B                  Class X        4.00%          24.50%
     F/M                   AA+/Aa2                  AAA/Aaa
             ------------------------------------
                           Class C                                 3.00%          21.50%
     F/M                    AA/A1
             ------------------------------------
                           Class D                                 3.00%          18.50%
     F/M                    A+/A2
             ------------------------------------
                           Class E                                 5.50%          13.00%
     F/M                   BBB/Baa2
             ------------------------------------
                           Class F                                 1.50%          11.50%
     F/M                  BBB-/Baa3
             ------------------------------------
                           Class G                                 5.00%           6.50%

             ------------------------------------
                           Class H                                 3.50%           3.00%

             ------------------------------------
                           Class J                                 1.00%           2.00%

             ------------------------------------
                           Class K                                 2.00%

             ---------------------------------------------------



================================================================================================================================
               ORIGINAL           RATING                       INITIAL          AVG           PRINCIPAL            LEGAL
  CLASS          FACE              (F/M)        DESCRIPTION    COUPON        LIFE (1)        WINDOW (1)            STATUS
--------------------------------------------------------------------------------------------------------------------------------
    A-1     $  261,582,000         AAA/Aaa          Fixed        6.830%                    4.00                 10/9Public3
--------------------------------------------------------------------------------------------------------------------------------
    A-2        227,661,000         AAA/Aaa          Fixed        6.853%                    7.5012/03-9/06           Public
--------------------------------------------------------------------------------------------------------------------------------
    A-3        724,100,000         AAA/Aaa          Fixed        6.869%                    9.719/06-8/07            Public
--------------------------------------------------------------------------------------------------------------------------------
     X       1,696,984,278 (2)     AAA/Aaa          WAC IO       1.629%                      N/10/97-7/27           Public
--------------------------------------------------------------------------------------------------------------------------------
     B          67,879,000         AA+/Aa2          Fixed        6.918%                    9.948/07-9/07            Public
--------------------------------------------------------------------------------------------------------------------------------
     C          50,909,000          AA/A1           Fixed        6.898%                    9.969/07-9/07            Public
--------------------------------------------------------------------------------------------------------------------------------
     D          50,909,000          A+/A2           Fixed        6.997%                    10.09/07-2/08            Public
--------------------------------------------------------------------------------------------------------------------------------
     E          93,334,000         BBB/Baa2         Fixed        7.085%                    11.42/08-11/10           Public
--------------------------------------------------------------------------------------------------------------------------------
     F          25,454,000        BBB-/Baa3         Fixed        7.222%                    13.11/10-11/11           Public
--------------------------------------------------------------------------------------------------------------------------------
     G          84,849,000                           (3)         7.414%                    14.11/11-12/13        Private, 144A
--------------------------------------------------------------------------------------------------------------------------------
     H          59,394,000                           (3)         6.600%                    17.912/13-4/17        Private, 144A
--------------------------------------------------------------------------------------------------------------------------------
     J          16,969,000                           (3)         6.600%                    19.74/17-11/17        Private, 144A
--------------------------------------------------------------------------------------------------------------------------------
     K          33,944,278                           (3)         6.600%                    22.011/17-2/27        Private, 144A
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL    $1,696,984,278
================================================================================================================================

(1) Assuming 0% CPR, no losses.

(2) Represents notional amount.

(3) Lesser of Fixed Rate or Weighted Average Net Mortgage Rate.

RATING AGENCIES:             Fitch and Moody's
TRUSTEE:                     LaSalle National Bank
SERVICER:                    GMAC Commercial Mortgage Corp.
CLOSING DATE:                on or about September 30, 1997.

ERISA:            Classes A-1, A-2, A-3 and X are expected to be eligible for Deutsche Morgan Grenfell's and Lehman Brothers'
                  individual prohibited transaction exemption with respect to ERISA. Investors should consider availability of prohibited transaction class exemption 95-60.
SMMEA:            The Certificates are not "mortgage related securities" for purposes of SMMEA.
PAYMENT:          Pays on 15th of each month, or if such date is not a business day, then the following business day.
CLASS X:          The Class X is comprised of twelve components, one relating to each class of Sequential Pay Certificates.
OPTIONAL CALL:    1% Clean-up Call.
COLLATERAL:       The Certificates are backed by 355 mortgage loans secured by first liens on 380 commercial and multifamily properties, such mortgage loans having been originated by several institutions.


OFFERING HIGHLIGHTS:

o NEWLY ORIGINATED AND SEASONED LIFE INSURANCE COMPANY COLLATERAL. The collateral consists of 355 Mortgage Loans with a principal balance of approximately $1.7 billion.

o

=========================================================================================
        CONTRIBUTING                   #              $ BALANCE         % OF BALANCE
        INSTITUTION                  LOANS             (000'S)
-----------------------------------------------------------------------------------------
           GMACCM                     102              496,287              29.2
-----------------------------------------------------------------------------------------
            GACC                      55               505,774              29.8
-----------------------------------------------------------------------------------------
           Conti                      129              328,007              19.3
-----------------------------------------------------------------------------------------
   Paul Revere Portfolio              43               266,476              15.7
-----------------------------------------------------------------------------------------
       Boston Capital                 26               100,441               5.9
=========================================================================================

o      CALL PROTECTION.

o 99.6% of the mortgage loans have call protection: 59% of Mortgage Loans have lockout initially then defeasance and/or yield maintenance and/or declining penalties and/or open periods.

================================================================================================================
             TYPE OF CALL PROTECTION (IN EFFECT AS OF CUT-OFF DATE)                        % OF BALANCE
----------------------------------------------------------------------------------------------------------------
                                    Lock-out                                                  59.2%
----------------------------------------------------------------------------------------------------------------
                       Greater of 1% or Yield Maintenance                                     34.3%
----------------------------------------------------------------------------------------------------------------
                                Yield Maintenance                                              3.7%
----------------------------------------------------------------------------------------------------------------
                         Declining Percentage Penalties                                        2.3%
----------------------------------------------------------------------------------------------------------------
                                      None                                                     0.5%
================================================================================================================

o    NO LOAN DELINQUENT 30 DAYS OR MORE AS OF THE CUT-OFF DATE.

o    $4.8MM AVERAGE LOAN BALANCE AS OF THE CUT-OFF DATE.

o    1.33X WEIGHTED AVERAGE DEBT SERVICE COVERAGE AS OF THE CUT-OFF DATE.

o    71.04% WEIGHTED AVERAGE LOAN TO VALUE AS OF THE CUT-OFF DATE.

o    DIVERSIFIED PROPERTY TYPES.

o DIVERSIFIED GEOGRAPHIC LOCATIONS: 43 states and Puerto Rico and District of Columbia; top three states are California (17.3%), New York (12.2%), and Pennsylvania (7.5%); all other states are under 7% concentration each.

o    CASH FLOWS WILL BE MODELED ON BLOOMBERG.

GMAC 97-C1 STRUCTURAL SUMMARY (CONTINUED):


MORTGAGE LOANS:      The collateral consists of an approximately $1.7 billion
                     pool of 355 fixed rate mortgage loans secured by first
                     liens on commercial and multifamily properties in 45
                     different jurisdictions. As of the Cut-off Date, the
                     Mortgage Loans have a WAC of 8.623% and a WAM of 137
                     months.
                     See the Prospectus Supplement or Collateral Summary
                     tables at the end of this memo for more Mortgage Loan
                     details.

DISTRIBUTIONS:       Principal and interest payments will generally be made to
                     Certificateholders in the following order:

                      1) Interest to the Senior Classes: Class A-1, Class A-2,
                         Class A-3 and Class X, pro rata,
                      2) Principal to Class A-1 until such Class is retired,*
                      3) Principal to Class A-2 until such Class is retired,*
                      4) Principal to Class A-3 until such Class is retired,*
                      5) Interest to Class B, then (if Classes above are retired)
                         Principal to Class B until such Class is retired,
                      6) Interest to Class C, then (if Classes above are retired)
                         Principal to Class C until such Class is retired,
                      7) Interest to Class D, then (if Classes above are retired)
                         Principal to Class D until such Class is retired,
                      8) Interest to Class E, then (if Classes above are retired)
                         Principal to Class E until such Class is retired,
                      9) Interest to Class F, then (if Classes above are retired)
                         Principal to Class F until such Class is retired,
                     10) Interest and (if Classes above are retired) Principal to the Private Classes, sequentially.
                         * Pro rata if Classes B through K were retired as a result of losses.

CREDIT ENHANCEMENT:  Credit enhancement for each class of Certificates will be provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

REALIZED LOSSES:     Realized Losses from any Mortgage Loan will be allocated
                     in reverse sequential order (i.e. K, J, H, G, F, E, D, C,
                     B and then pro-rata to Classes A-1, A-2, and A-3).

APPRAISAL
REDUCTIONS:          With respect to certain Mortgage Loans as to which an
                     appraisal is required (including any Mortgage Loan that
                     becomes 90 days delinquent), an Appraisal Reduction
                     Amount may be created, in the amount, if any, by which
                     the Stated Principal Balance of such Mortgage Loan,
                     together with unadvanced interest, unreimbursed advances
                     of certain other items, exceeds 90% of the appraised
                     value of the related Mortgaged Property. The Appraisal
                     Reduction Amount will reduce proportionately the amount
                     of any P&I Advance for such loan, which reduction may
                     result in a shortfall of interest to the most subordinate
                     class of Sequential Pay Certificates outstanding. The
                     Appraisal Reduction Amount will be reduced to zero as of
                     the date the related Mortgage Loan has been brought
                     current for three months, paid in full, repurchased or
                     otherwise liquidated, and any shortfalls borne by the
                     subordinate classes may be made whole.

PREPAYMENT PREMIUMS (% represents % of Cut-off Date Balances):
===================================================================================================================================
  MONTH     Month    Month    Month    Month    Month    Month    Month    Month    Month    Month    Month     Month     Month
              1       13       25       37       49       61       73       85       97       109      121       133       145
-----------------------------------------------------------------------------------------------------------------------------------
Defeasance  0.00%    0.00%    0.00%    6.07%    7.59%   21.74%   22.97%   24.12%   26.61%   27.57%    22.46%    25.16%    28.10%
-----------------------------------------------------------------------------------------------------------------------------------
LOCKED OUT 59.20%   55.42%   52.72%   42.41%   35.54%    4.57%    3.26%    3.14%    0.67%    0.16%    0.00%     0.00%     0.00%
-----------------------------------------------------------------------------------------------------------------------------------
> 1% OR YM 34.33%   37.82%   40.31%   43.29%   47.92%   60.74%   60.86%   63.45%   60.49%   57.60%    64.58%    59.52%    56.10%
-----------------------------------------------------------------------------------------------------------------------------------
    YM      3.65%    3.66%    2.97%    2.63%    1.63%    6.28%    6.06%    6.50%    5.89%    5.57%    0.80%     0.87%     0.94%
-----------------------------------------------------------------------------------------------------------------------------------
SUB-TOTAL  97.18%   96.90%   96.00%   94.41%   92.67%   93.33%   93.15%   97.21%   93.67%   90.91%    87.84%    85.55%    85.14%
===================================================================================================================================

PERCENTAGE PENALTIES:
===================================================================================================================================
5% OR >          1.16%    1.30%   0.87%   1.59%    0.77%   0.08%    0.00%   0.00%    0.00%     0.00%    2.53%     0.00%   0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  4% - 4.99%     0.00%    0.15%   0.96%   0.32%    1.05%   0.77%    0.09%   0.00%    0.00%     0.00%    0.00%     2.79%   0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  3% - 3.99%     0.00%    0.00%   0.15%   0.94%    0.31%   1.05%    0.90%   0.09%    0.00%     0.00%    0.00%     0.00%   3.05%
-----------------------------------------------------------------------------------------------------------------------------------
  2% - 2.99%     0.24%    0.00%   0.00%   0.26%    1.17%   0.36%    0.68%   1.10%    0.25%     0.16%    0.00%     0.00%   0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  1% - 1.99%     0.92%    1.14%   0.08%   0.43%    1.63%   0.25%    0.42%   0.64%    1.03%     1.06%    2.83%     3.08%   3.33%
-----------------------------------------------------------------------------------------------------------------------------------
 LESS THAN 1%    0.00%    0.00%   0.71%   0.00%    0.00%   0.00%    0.00%   0.00%    0.00%     0.00%    0.00%     0.00%   0.00%
-----------------------------------------------------------------------------------------------------------------------------------
  NO PENALTY     0.51%    0.50%   1.24%   2.06%    2.40%   4.16%    4.77%   0.96%    5.05%     7.87%    6.80%     8.58%   8.47%
-----------------------------------------------------------------------------------------------------------------------------------
     TOTAL      100.00%  100.00% 100.00% 100.00%  100.00% 100.00%  100.00% 100.00%  100.00%   100.00%  100.00%   100.00% 100.00%
====================================================================================================================================


---------------------------------------------------------------------------------------------------------------------------------
Balance of
Mortgage Loans ($mm)       696.98  1,675.14  1,649.67  1,622.95  1,593.77  1,539.40 1,472.87 1,346.85 1,280.71  1,207.06  332.21
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
% OF CUT-OFF DATE BALANCE  100.00%    98.71%    97.21%    95.64%    93.92%  90.71%    86.79%  79.37%    75.47%    71.13%   19.58%
=================================================================================================================================




                         (RESTUBBED TABLE FROM ABOVE)


------------------------------------------------------
Balance of
Mortgage Loans ($mm)       284.59        243.09
------------------------------------------------------
------------------------------------------------------
% OF CUT-OFF DATE BALANCE   16.77%        14.32%
======================================================
*Note that Prepayment Premiums generally end prior to the last three to six months before the Mortgage Loan's maturity date.


ALLOCATION OF PREPAYMENT PREMIUMS:
                      All Prepayment Premiums are distributed to Certificateholders on the Distribution Date following the one-month collection period in which the prepayment occurred. All Prepayment Premiums will be allocated to the Offered Certificates or the Class G Certificates, up to the product of (i) the Prepayment Premium, (ii) the "Discount Rate Fraction." and (iii) the Principal Allocation Fraction of each such Class. Only the Classes entitled to principal payments on a given Distribution Date will be eligible to receive a portion of the Prepayment Premiums. Any excess amounts will be distributed to Class X.

TREASURY YIELD MAINTENANCE PREPAYMENT EXAMPLE:
                      (SEE "DESCRIPTION OF CERTIFICATES" IN THE PROSPECTUS SUPPLEMENT) The Yield Maintenance formulas for the Mortgage Loans are calculated based upon various methods. Under one method, Yield Maintenance represents
                      a Prepayment Premium which will be equal to the present value of the reduction in interest payments as a result of the prepayment through the maturity of the Mortgage Loan, discounted at the yield of a treasury security of similar maturity in most cases, (converted from semi-annual to monthly pay).
                      GENERAL YIELD MAINTENANCE EXAMPLE:
                      Assuming the structure presented on page 1 of this memo and the following assumptions: Mortgage Loan Characteristics of loan being prepaid* :
                Balance                     $10,000,000
                Coupon                      9.0%
                Maturity                    10 yrs (September 1, 2007)
                Amortization Term           30 yrs
                Prepayment Date             10/1/97
                Prepayment Premium Type     Yield Maintenance (treasuries flat)

   Bond Characteristics:
                Class A-1 Coupon            7.00%

* The Yield Maintenance formula for certain Mortgage Loans may result in a lower Yield Maintenance prepayment premium than set forth in this example.

=============================================================================================================================
                                                         MORTGAGE                 CLASS A-1                 CLASS X
                                                           LOAN                  CERTIFICATES             CERTIFICATES
-----------------------------------------------------------------------------------------------------------------------------
Amount of Principal Prepayment                         $10,000,000               $10,000,000                   $0
-----------------------------------------------------------------------------------------------------------------------------
MATURITY DATE OF THE MORTGAGE LOAN                        9/1/07
NUMBER OF PAYMENTS (1)                                     120
-----------------------------------------------------------------------------------------------------------------------------
TREASURY NOTE USED FOR REINVESTMENT YIELD (2)          6.125% 8/07
TREASURY YIELD (CBE)                                      6.30%
REINVESTMENT YIELD (MTG) (3)                              6.22%
-----------------------------------------------------------------------------------------------------------------------------
MORTGAGE RATE                                             9.00%
PAYMENT DIFFERENTIAL ($ PER MONTH) (4)                   $23,167
-----------------------------------------------------------------------------------------------------------------------------
CERTIFICATE PASS-THROUGH RATE                                                       7.00%
-----------------------------------------------------------------------------------------------------------------------------
TOTAL PREPAYMENT PREMIUM                               $2,066,082
-----------------------------------------------------------------------------------------------------------------------------
(CLASS A-1 COUPON - REINVESTMENT YIELD) /                                      (7.00% - 6.22%)/
(GROSS MORTGAGE RATE - REINVESTMENT YIELD) =                                   (9.00% - 6.22%)
                                                                                 78 / 278 =
                                                                                   28.06%
% OF PENALTY ALLOCATED TO CLASS A-1                                           (limited to 25%)
-----------------------------------------------------------------------------------------------------------------------------
REMAINDER OF PENALTY ALLOCATED TO CLASS X                                                                     75.00%
-----------------------------------------------------------------------------------------------------------------------------
$ PENALTY ALLOCATED TO EACH CLASS                                                  $516,521                 $1,549,561
=============================================================================================================================

(1) The number of payments to discount for yield maintenance penalty computation.
(2)   The treasury note with a maturity date closest to the maturity date of the
(3)   loan or the end of relevant interest payment period. The Reinvestment Yield
(4)   used is the mortgage equivalent of the CBE treasury yield. (Mortgage Rate -
      Reinvestment Yield) x (amount of Principal Prepayment) / 12 used for 120 payments.

ADVANCING:            The Servicer will be obligated to make advances of
                      scheduled principal and interest payments (excluding
                      balloon payments) and certain servicing expenses
                      ("Advances"), to the extent that such Advances are
                      deemed to be recoverable. If the Servicer fails to make
                      a required Advance, the Trustee and the Fiscal Agent
                      will be obligated to make such Advances.
CONTROLLING CLASS REPRESENTATIVE:
                      The rights of the Servicer with respect to Specially
                      Serviced Mortgage Loans may be terminated at any time by
                      holders of more than a majority of the voting rights
                      allocated to the Controlling Class. The Controlling
                      Class will generally be the most subordinate class with
                      a Certificate Balance outstanding that is at least 25%
                      of the initial Certificate Balance of such Class.
SPECIAL SERVICING FLEXIBILITY: See
                      See "Servicing of the Mortgage Loans" in the Prospectus
                      Supplement.
SERVICER:             GMAC Commercial Mortgage Corporation
                      ("GMACCM").

                      As of June 30, 1997, GMACCM had a total commercial and multifamily mortgage loan servicing portfolio (including loans serviced for its own accounts and for others) of approximately $26 billion.


MINIMUM DENOMINATIONS:

                                                   MINIMUM                    INCREMENTS
                CLASSES                          DENOMINATION                 THEREAFTER                    DELIVERY
-------------------------------------------------------------------------------------------------------------------------------
             A-1, A-2, A-3                         $25,000                        $1                          DTC
-------------------------------------------------------------------------------------------------------------------------------
           B, C, D, E AND F                        $50,000                        $1                          DTC
-------------------------------------------------------------------------------------------------------------------------------
                  IO                              $1,000,000                      $1                          DTC


DETAILED MONTHLY INVESTOR REPORTING:
                      Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that will be available to Certificateholders:

            NAME OF REPORT                                DESCRIPTION (INFORMATION PROVIDED)
-----------------------------------------------------------------------------------------------------------------------------
        1   Remittance Report                             principal and interest distributions, principal balances
-----------------------------------------------------------------------------------------------------------------------------
        2   Mortgage Loan Status Report                   portfolio stratifications
-----------------------------------------------------------------------------------------------------------------------------
        3   Comparative Financial Status Report           revenue, NOI, DSCR to the extent available
-----------------------------------------------------------------------------------------------------------------------------
        4   Delinquent Loan Status Report                 listing of delinquent mortgage loans
-----------------------------------------------------------------------------------------------------------------------------
        5   Historical Loan Modification Report           information on modified mortgage loans
-----------------------------------------------------------------------------------------------------------------------------
        6   Historical Loss Report                        liquidation proceeds, expenses, and realized losses
-----------------------------------------------------------------------------------------------------------------------------
        7   REO Status Report                             NOI and value of REO
-----------------------------------------------------------------------------------------------------------------------------
        8   Specially Serviced Mort. Loan Report          detail on specially serviced mortgage loans
-----------------------------------------------------------------------------------------------------------------------------

GMAC 97-C1 COLLATERAL OVERVIEW (AS OF THE CUT-OFF DATE - SEPTEMBER 1, 1997):

                             GENERAL CHARACTERISTICS                                     PROPERTY TYPES
==========================================================          =======================================================
                                                                               PROPERTY              % OF INITIAL POOL
          CHARACTERISTICS                                                       TYPES                     BALANCE
----------------------------------------------------------          -------------------------------------------------------
              Amount                   $1,696,984,278                           Retail                          25.5%
----------------------------------------------------------          -------------------------------------------------------
                # OF LOANS                      355                              Multifamily                    18.8%
----------------------------------------------------------          -------------------------------------------------------
                GROSS WAC                      8.623%                              Office                       18.1%
----------------------------------------------------------          -------------------------------------------------------
              REMAINING WAM                  137 months                      Industrial/Warehouse               10.2%
----------------------------------------------------------          -------------------------------------------------------
            AVG. LOAN BALANCE                $4,780,237                             Hotel                       9.4%
----------------------------------------------------------          -------------------------------------------------------
                 WA DSCR                       1.33x                           Skilled Nursing            7.1%
----------------------------------------------------------          -------------------------------------------------------
        WA CUT-OFF DATE LTV RATIO              71.04%                             Mixed-Use                     4.3%
----------------------------------------------------------          -------------------------------------------------------
        BALLOON LOANS (ARD LOANS)              85.35%                           Self Storage                    2.9%
==========================================================          -------------------------------------------------------
                                                                              Mobile Home Park                  2.7%
                                                                    -------------------------------------------------------
                                                                                    Other                       1.1%
                                                                    =======================================================



DEAL SUMMARY BY PROPERTY TYPE:

============================================================================================================================
                             #        AGGREGATE           %          AVERAGE                    REM                 WA
        PROPERTY            OF         CUT-OFF           OF          CUT-OFF        GROSS       WAM       WA        LTV
          TYPE             LOANS       BALANCE          DEAL         BALANCE         WAC      (MTHS)     DSCR      RATIO

----------------------------------------------------------------------------------------------------------------------------
RETAIL                      92    $432,873,174         25.51%    $4,705,143        8.5520%     171.5     1.29x    71.91%
----------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY                 84    $318,915,693         18.79%    $3,796,615        8.4365%     121.8     1.32x    72.15%
----------------------------------------------------------------------------------------------------------------------------
OFFICE                      46    $306,539,324         18.06%    $6,663,898        8.5390%     134.8     1.26x    71.25%
----------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL                  40    $173,200,099         10.21%    $4,330,002        8.6112%     115.2     1.26x    69.99%
----------------------------------------------------------------------------------------------------------------------------
HOTEL                       25    $159,915,728          9.42%    $6,396,629        9.1199%     137.4     1.45x    65.16%
----------------------------------------------------------------------------------------------------------------------------
SKILLED NURSING             12    $120,933,553          7.13%    $10,077,796       8.6868%     134.0     1.57x    74.72%
----------------------------------------------------------------------------------------------------------------------------
MIXED-USE                   19    $72,725,275           4.29%    $3,827,646        8.6448%     119.1     1.35x    69.73%
----------------------------------------------------------------------------------------------------------------------------
SELF STORAGE                22    $48,578,539           2.86%    $2,208,115        9.1847%     110.5     1.34x    70.54%
----------------------------------------------------------------------------------------------------------------------------
MOBILE HOME PARK            10    $44,965,611           2.65%    $4,496,561        8.6987%     83.4      1.21x    68.98%
----------------------------------------------------------------------------------------------------------------------------
OTHER                        5    $18,337,283           1.08%    $3,667,457        8.5690%     140.0     1.58x    75.70%
----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================
TOTAL/WTD. AVG./AVG.:       355   $1,696,984,278        100%     $4,780,237        8.6233%     137.2     1.33x    71.04%
============================================================================================================================

GMACC 97-C1 COLLATERAL OVERVIEW (AS OF THE CUT-OFF DATE - SEPTEMBER 1, 1997):

                     LOAN SIZE DISTRIBUTION                                                GROSS RATE DISTRIBUTION
=================================================================     =======================================================
         BALANCE RANGE                          % OF INITIAL                  GROSS RATE                    % OF INITIAL
              ($)           # OF LOANS          POOL BALANCE                     (%)          # OF LOANS    POOL BALANCE
-----------------------------------------------------------------     -------------------------------------------------------
       162,976 - 499,999         18                  0.37%                 7.2501 - 7.5000        10             2.21%
---------------------------------------------------------             -------------------------------------------------------
       500,000 - 999,999         26                  1.17%                 7.5001 - 7.7500        10             2.89%
---------------------------------------------------------             -------------------------------------------------------
     1,000,000 - 1,999,999       77                  6.78%                 7.7501 - 8.0000        40             13.85%
---------------------------------------------------------             -------------------------------------------------------
     2,000,000 - 2,999,999       50                  7.49%                 8.0001 - 8.2500        19             10.42%
---------------------------------------------------------             -------------------------------------------------------
     3,000,000 - 3,999,999       47                  9.88%                 8.2501 - 8.5000        28             11.74%
---------------------------------------------------------             -------------------------------------------------------
     4,000,000 - 4,999,999       33                  8.78%                 8.5001 - 8.7500        50             15.21%
---------------------------------------------------------             -------------------------------------------------------
     5,000,000 - 5,999,999       25                  8.01%                 8.7501 - 9.0000        68             19.61%
---------------------------------------------------------             -------------------------------------------------------
     6,000,000 - 6,999,999       13                  5.00%                 9.0001 - 9.2500        59             13.01%
---------------------------------------------------------             -------------------------------------------------------
     7,000,000 - 7,999,999       12                  5.32%                 9.2501 - 9.5000        21             4.32%

---------------------------------------------------------             -------------------------------------------------------
     8,000,000 - 8,999,999       6                   2.92%                 9.5001 - 9.7500        20             3.77%
---------------------------------------------------------
                                                                      -------------------------------------------------------
     9,000,000 - 9,999,999       6                   3.36%                 9.7501 - 10.0000       18             2.27%
---------------------------------------------------------             -------------------------------------------------------
    10,000,000 - 11,999,999      16                  10.36%               10.0001 - 10.2500       10             0.29%
---------------------------------------------------------             -------------------------------------------------------
    12,000,000 - 13,999,999      6                   4.66%                10.2501 - 10.5000       1              0.32%
---------------------------------------------------------
                                                                      -------------------------------------------------------
    14,000,000 - 16,999,999      5                   4.52%                10.7501 - 11.0000       1              0.08%
---------------------------------------------------------
                                                                     =========================================================
    17,000,000 - 40,000,000      15                  21.36%
=========================================================

                  REMAINING TERMS TO MATURITY                                              ORIGINATION YEAR
============================================================         =========================================================
                                           % OF INITIAL                                                      % OF INITIAL
        MONTHS          # OF LOANS         POOL BALANCE                       YEAR           # OF LOANS      POOL BALANCE
------------------------------------------------------------         ---------------------------------------------------------
       20 - 30              1                   0.08%                 1997                       267              77.82%
------------------------------------------------------------         ---------------------------------------------------------
       31 - 50              2                   1.02%                 1996                       48               7.76%
------------------------------------------------------------         ---------------------------------------------------------
       51 - 70              6                   2.20%                 1995                       25               7.65%
------------------------------------------------------------         ---------------------------------------------------------
       71 - 90              26  7.00%                                 1994                       7                2.38%
------------------------------------------------------------         ---------------------------------------------------------
       91 - 110             28                  4.81%                 1993                       3                1.61%
------------------------------------------------------------         ---------------------------------------------------------
      111 - 130             203                 60.40%                1992                       2                2.20%
------------------------------------------------------------         ---------------------------------------------------------
      131 - 150             9                   2.05%                 1986                       2                0.51%
------------------------------------------------------------         ---------------------------------------------------------
      151 - 170             10                  2.28%                 1985                       1                0.08%
------------------------------------------------------------         =========================================================
      171 - 190             23                  4.78%

------------------------------------------------------------
      191 - 210             4                   1.68%
------------------------------------------------------------
      211 - 230             2                   0.26%
------------------------------------------------------------
      231 - 250             26                  4.94%
------------------------------------------------------------
      251 - 270             9                   5.22%
------------------------------------------------------------
      271 - 290             3                   1.87%
------------------------------------------------------------
      291 - 310             2                   1.12%
------------------------------------------------------------
      331 - 360             1                   0.27%
============================================================



                                     C-9




GMACC 97-C1 COLLATERAL OVERVIEW (AS OF THE CUT-OFF DATE - SEPTEMBER 1, 1997):

                  DEBT SERVICE COVERAGE RATIOS                                          LOAN TO VALUE % (LTV)
================================================================        ===========================================================
                                               % OF INITIAL                   LTV RANGES                           % OF INITIAL
    DSCR RANGE (X)          # OF LOANS         POOL BALANCE                       (%)               # OF LOANS     POOL BALANCE
----------------------------------------------------------------        -----------------------------------------------------------
     0.91 - 1.00                11 *                5.60%                    30.01 - 50.00              15             2.43%
----------------------------------------------------------------        -----------------------------------------------------------
     1.01 - 1.10                11                  3.01%                    50.01 - 60.00              42             9.02%
----------------------------------------------------------------        -----------------------------------------------------------
     1.11 - 1.20                34                  12.09%                   60.01 - 65.00              54            11.00%
----------------------------------------------------------------        -----------------------------------------------------------
     1.21 - 1.30                111                 35.21%                   65.01 - 70.00              72            17.41%
----------------------------------------------------------------        -----------------------------------------------------------
     1.31 - 1.40                90                  24.06%                   70.01 - 75.00              102           31.01%
----------------------------------------------------------------        -----------------------------------------------------------
     1.41 - 1.50                40                  9.79%                    75.01 - 80.00              52            20.59%
----------------------------------------------------------------        -----------------------------------------------------------
     1.51 - 1.60                20                  4.81%                    80.01 - 85.00              7              3.21%
----------------------------------------------------------------        -----------------------------------------------------------
     1.61 - 1.70                15                  1.99%                    85.01 - 90.00              4              1.66%
----------------------------------------------------------------        -----------------------------------------------------------
     1.71 - 1.80                3                   0.14%                    90.01 - 95.00              4              2.84%

----------------------------------------------------------------        ------------------------------------------------------------
     1.81 - 1.90                5                   1.12%                    95.01 -100.00              3              0.83%
----------------------------------------------------------------
                                                                        ===========================================================
     1.91 - 2.00                4                   0.53%
----------------------------------------------------------------
     2.01 - 2.10                1                   0.02%
----------------------------------------------------------------
     2.11 - 2.20                2                   0.35%
----------------------------------------------------------------
     2.21 - 2.30                2                   0.21%
----------------------------------------------------------------
     2.31 - 2.40                1                   0.03%
----------------------------------------------------------------
     2.41 - 2.50                1                   0.06%
----------------------------------------------------------------
     2.51 - 3.60                4                   0.99%
================================================================
* 10 of these loans (approximately 5.3% of the Initial Pool Balance) are Credit Tenant Loans.


                    STATE DISTRIBUTION
============================================================
                                           % OF INITIAL
      STATE             # OF LOANS         POOL BALANCE
------------------------------------------------------------
        CA                  67                17.29%
------------------------------------------------------------
        NY                  39                12.25%
------------------------------------------------------------
        PA                  22                 7.54%
------------------------------------------------------------
        CT                  15                 6.07%
------------------------------------------------------------
        NJ                  14                 6.01%
------------------------------------------------------------
        TX                  27                 5.41%
------------------------------------------------------------
        VA                   7                 4.23%
------------------------------------------------------------
        CO                  13                 3.72%
------------------------------------------------------------
        MI                   4                 3.71%
------------------------------------------------------------
        FL                  20                 3.55%
------------------------------------------------------------
      Other                 127               30.22%
============================================================

                                                                       ANNEX D

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1997-C1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex B have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

   Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

   Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

   CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A Beneficial Owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
    4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                  GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                      MORTGAGE PASS-THROUGH CERTIFICATES

   The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

   Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") to be formed by GMAC Commercial Mortgage Securities, Inc. (the "Depositor") and consisting primarily of a segregated pool (a "Mortgage Asset Pool") of the Mortgage Loans (as defined in the related Prospectus Supplement), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof, and also interest rate exchange agreements and other financial assets, or any combination thereof. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

   The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".

   Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                                                (cover continued on next page)

   PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR, THE MASTER SERVICER, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   Prospective investors should review the information appearing on page 7 herein under the caption "Risk Factors" and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

   The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" and in the related Prospectus Supplement.

The date of this Prospectus is September 15, 1997

(cover continued)

   There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

   As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of such series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount, if any, of each such class, the rate at which interest accrues from time to time, if at all, with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

   No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

   The Master Servicer or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive offices at 650 Dresher Road, Horsham, Pennsylvania 19044, or by telephone at
(215) 328-3480.

                              TABLE OF CONTENTS

                                                                         PAGE
                                                                       --------
PROSPECTUS SUPPLEMENT ................................................     2
AVAILABLE INFORMATION ................................................     3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ....................     3
SUMMARY OF PROSPECTUS ................................................     6
RISK FACTORS .........................................................    13
 Limited Liquidity ...................................................    13
 Limited Obligations .................................................    13
 Credit Support Limitations ..........................................    13
 Yield and Prepayment Considerations .................................    14
 Investment in Commercial and Multifamily Mortgage Loans  ............    14
 Balloon Payments; Borrower Default ..................................    15
 Leases and Rents ....................................................    16
 Environmental Considerations ........................................    16
DESCRIPTION OF THE TRUST FUNDS .......................................    16
 General .............................................................    16
 Mortgage Loans ......................................................    16
 MBS .................................................................    20
 Certificate Accounts ................................................    21
 Credit Support ......................................................    21
 Cash Flow Agreements ................................................    21
YIELD AND MATURITY CONSIDERATIONS ....................................    21
 General .............................................................    21
 Pass-Through Rate ...................................................    22
 Payment Delays ......................................................    22
 Certain Shortfalls in Collections of Interest .......................    22
 Yield and Prepayment Considerations .................................    22
 Weighted Average Life and Maturity ..................................    24
 Other Factors Affecting Yield, Weighted Average Life and Maturity  ..    25
THE DEPOSITOR ........................................................    27
GMAC COMMERCIAL MORTGAGE CORPORATION .................................    27
DESCRIPTION OF THE CERTIFICATES ......................................    28
 General .............................................................    28
 Distributions .......................................................    28
 Distributions of Interest on the Certificates .......................    29
 Distributions of Principal of the Certificates ......................    30
 Allocation of Losses and Shortfalls .................................    31
 Advances in Respect of Delinquencies ................................    31
 Reports to Certificateholders .......................................    32
 Termination; Retirement of Certificates .............................    33
 Book-Entry Registration and Definitive Certificates .................    34
THE POOLING AND SERVICING AGREEMENTS .................................    36
 General .............................................................    36
 Assignment of Mortgage Loans; Repurchases ...........................    36
 Representations and Warranties; Repurchases .........................    38
 Collection and Other Servicing Procedures ...........................    39
 Sub-Servicers .......................................................    40
 Special Servicers ...................................................    41
 Certificate Account .................................................    41
 Realization Upon Defaulted Mortgage Loans ...........................    44
 Hazard Insurance Policies ...........................................    45

                                4

                                                                         PAGE
                                                                       --------
 Due-on-Sale and Due-on-Encumbrance Provisions .......................    46
 Servicing Compensation and Payment of Expenses ......................    46
 Evidence as to Compliance ...........................................    47
 Certain Matters Regarding the Master Servicer and the Depositor  ....    47
 Events of Default ...................................................    48
 Rights Upon Event of Default ........................................    49
 Amendment ...........................................................    50
 The Trustee .........................................................    50
 Duties of the Trustee ...............................................    51
 Certain Matters Regarding the Trustee ...............................    51
 Resignation and Removal of the Trustee ..............................    51
DESCRIPTION OF CREDIT SUPPORT ........................................    52
 General .............................................................    52
 Subordinate Certificates ............................................    52
 Insurance or Guarantees with Respect to Mortgage Loans  .............    52
 Letter of Credit ....................................................    53
 Certificate Insurance and Surety Bonds ..............................    53
 Reserve Funds .......................................................    53
 Credit Support with respect to MBS ..................................    54
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ..............................    54
 General .............................................................    54
 Types of Mortgage Instruments .......................................    54
 Leases and Rents ....................................................    55
 Personalty ..........................................................    55
 Foreclosure .........................................................    55
 Bankruptcy Laws .....................................................    58
 Environmental Considerations ........................................    59
 Due-on-Sale and Due-on-Encumbrance ..................................    61
 Subordinate Financing ...............................................    61
 Default Interest and Limitations on Prepayments .....................    62
 Applicability of Usury Laws .........................................    62
 Soldiers' and Sailors' Civil Relief Act of 1940 .....................    62
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..............................    63
 General .............................................................    63
 REMICs ..............................................................    64
 Grantor Trust Funds .................................................    79
STATE AND OTHER TAX CONSEQUENCES .....................................    89
ERISA CONSIDERATIONS .................................................    89
 General .............................................................    89
 Plan Asset Regulations ..............................................    89
 Prohibited Transaction Exemption ....................................    90
 Consultation With Counsel ...........................................    92
 Tax Exempt Investors ................................................    92
LEGAL INVESTMENT .....................................................    92
USE OF PROCEEDS ......................................................    94
METHOD OF DISTRIBUTION ...............................................    94
LEGAL MATTERS ........................................................    95
FINANCIAL INFORMATION ................................................    95
RATING ...............................................................    95
INDEX OF PRINCIPAL DEFINITIONS .......................................    96

                            SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Securities Offered ............  Mortgage pass-through certificates.

Depositor .....................  GMAC Commercial Mortgage Securities, Inc., a
                                 wholly-owned subsidiary of GMAC Commercial
                                 Mortgage Corporation ("GMACCM"). See "The
                                 Depositor".

Trustee .......................  The trustee (the "Trustee") for each series of Certificates will be named in the related
                                 Prospectus Supplement. See "The Pooling and
                                 Servicing Agreements -- The Trustee".

Master Servicer ...............  If a Trust Fund includes Mortgage Loans, then the servicer or the master servicer
                                 (each, a "Master Servicer") for the
                                 corresponding series of Certificates will be named in the related Prospectus Supplement. The Master Servicer for any series of Certificates may be GMACCM or another affiliate of the Depositor. The Master Servicer may also be the Special Servicer for such series and, in such dual capacity, would be referred to as the "Servicer". See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer and the Depositor".

Special Servicer ..............  If a Trust Fund includes Mortgage Loans, then any special servicers (each, a "Special
                                 Servicer") for the corresponding series of Certificates will be named, or the circumstances under which a Special Servicer may be appointed will be described, in the related Prospectus Supplement. A Special Servicer for any series of Certificates may be the Master Servicer or an affiliate of the Depositor or the Master Servicer. See "The Pooling and Servicing Agreements -- Special Servicers".

MBS Administrator .............  If a Trust Fund includes MBS, then the entity responsible for administering such
                                 MBS (the "MBS Administrator") will be named in the related Prospectus Supplement. If an entity other than the Trustee and the Master Servicer is the MBS Administrator, such entity will be herein referred to as the "Manager". The Manager for any series of Certificates may be GMACCM or another affiliate of the Depositor.

The Mortgage Assets ...........  The Mortgage Assets will be the primary asset of any Trust Fund. The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of Mortgage Loans secured by first or junior liens on, as described herein, multifamily residential properties or commercial properties. If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. The Mortgage Loans will not be guaranteed or insured by the Depositor, GMACCM or any of their affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                                 As and to the extent described in the
                                 related Prospectus Supplement, a Mortgage
                                 Loan (i) may provide for no accrual of
                                 interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Depositor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by GMACCM or another affiliate of the Depositor. See "Description of the Trust Funds -- Mortgage Loans".

                                 If and to the extent specified in the
                                 related Prospectus Supplement, the Mortgage
                                 Assets with respect to a series of
                                 Certificates may also include, or consist of, MBS, provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds -- MBS".

The Certificates ..............  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                 As described in the related Prospectus
                                 Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things:
                                 (i) are senior (collectively, "Senior
                                 Certificates") or subordinate (collectively,
                                 "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance penalties or equity participations.

                                 Each class of Certificates, other than
                                 certain classes of Stripped Interest
                                 Certificates and certain classes of REMIC
                                 Residual Certificates (as defined herein), will have an initial stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount") based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                                 If so specified in the related Prospectus
                                 Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes.

                                 The Certificates will not be guaranteed or insured by the Depositor, by the Master Servicer, by GMACCM or any of their affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors -- Limited Obligations".

Distributions of Interest on
the  Certificates .............  Interest on each class of Offered
                                 Certificates (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to
                                 Certificateholders as provided in the
                                 related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors -- Yield and Prepayment Considerations", "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest" and "Description of the Certificates --Distributions of Interest on the Certificates".

Distributions of Principal of
the  Certificates .............  As and to the extent described in each
                                 Prospectus Supplement, distributions of
                                 principal with respect to the related series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series;
                                 (iii) may be made, subject to certain
                                 limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates -- Distributions of Principal of the Certificates".

Credit Support and Cash Flow
 Agreements ...................  If so provided in the related Prospectus
                                 Supplement, partial or full protection
                                 against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the related Prospectus Supplement, a Trust Fund may include: (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or (ii) certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more classes of Certificates (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement"). Certain relevant information regarding any applicable Credit Support or Cash Flow Agreement will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors -- Credit Support Limitations", "Description of the Trust Funds -- Credit Support" and " -- Cash Flow Agreements" and "Description of Credit Support".

Advances ......................  If and to the extent provided in the related
                                 Prospectus Supplement, if a Trust Fund
                                 includes Mortgage Loans, the Master
                                 Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage

                                 Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. See "Description of the Certificates -- Advances in respect of Delinquencies". If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates -- Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling and Servicing Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

Optional Termination ..........  The Master Servicer, the Depositor or, if
                                 specified in the related Prospectus
                                 Supplement, the holder of the residual
                                 interest in a REMIC may at its option either
                                 (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or (ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "Description of the Certificates -- Termination; Retirement of Certificates" and in the related Prospectus Supplement.

Certain Federal Income Tax
 Consequences .................  The Certificates of each series will constitute either (i) "regular interests"
                                 ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust (or a partnership) under applicable provisions of the Code.

                                 Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations ..........  Fiduciaries of employee benefit plans and certain other retirement plans and
                                 arrangements, including individual
                                 retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                 Section 4975 of the Code. See "ERISA
                                 Considerations" herein and in the related
                                 Prospectus Supplement.

Legal Investment ..............  The Offered Certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating ........................  At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

   In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY

   There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

   The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, GMACCM or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor and the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Assets, the Master Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and pursuant to the terms of any MBS, and such other limited obligations of the Master Servicer and the Depositor as may be described in the related Prospectus Supplement. Neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by the Depositor, the Master Servicer, GMACCM or any of their affiliates or, unless otherwise specified in the related Prospectus Supplement, by any governmental agency or instrumentality. Proceeds of the Trust Assets included in the related Trust Fund for each series of Certificates (including the Mortgage Assets, any fund or instrument constituting Credit Support and any Cash Flow Agreements) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor, the Master Servicer, GMACCM or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.

   A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Offered Certificates of a series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid classes of Offered Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

   The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates -- Allocation of Losses and Shortfalls" and "Description of Credit Support".

YIELD AND PREPAYMENT CONSIDERATIONS

   The yield to maturity of the Offered Certificates of each series will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases for breaches of representations and warranties or document defects) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Stripped Interest Certificates and Stripped Principal Certificates will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith). There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. See "Yield and Maturity Considerations" herein.

INVESTMENT IN COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS

   A description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans". Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds -- Mortgage Loans -- Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a Master Servicer.

   Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

   It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Anti-Deficiency Legislation".

   Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BALLOON PAYMENTS; BORROWER DEFAULT

   Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

   If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "The Pooling and Servicing Agreements -- Realization upon Defaulted Mortgage Loans". While a Master Servicer or a Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

LEASES AND RENTS

   Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents".

ENVIRONMENTAL CONSIDERATIONS

   Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

   The primary assets of each Trust Fund will consist of Mortgage Loans (see " -- Mortgage Loans" below), MBS (see " -- MBS" below) or a combination of Mortgage Loans and MBS. Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be GMACCM or another affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor, GMACCM or any of their affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading " -- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

   General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of
(i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be GMACCM or, alternatively, may be or may have been another affiliate of the Depositor.

   If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

   If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

   Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

   Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

   Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

   Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

   Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

   Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

   While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors -- Investment in Commercial and Multifamily Mortgage Loans" and " -- Balloon Payments; Borrower Default".

   Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

   Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable and specifically known to the Depositor, will generally include the

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
following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans,
(ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

   MBS may include (i) private-label (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

   Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

   The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

   The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under " -- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

   Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Certificate Account".

CREDIT SUPPORT

   If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

   If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                      YIELD AND MATURITY CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate.

See "Risk Factors -- Yield and Prepayment Considerations". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

   The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

   With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

   When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, a "Due Period" will be a specified time period (generally running from the second day of one month to the first day of the next month, inclusive) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

   A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust
Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

   The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

   In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

   Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

   The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by

Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan.

   The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either
(i) converting to a fixed rate loan and thereby "locking in" such rate or
(ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

   The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

   The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

   The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

   Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

   Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues thereon would, in the case of an ARM Loan, be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

   Negative amortization also may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

   The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See " -- Yield and Prepayment Considerations" above.

   Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

   Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, and/or by establishing a priority of payments among such classes of Certificates.

   The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

   Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

   The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

   Optional Early Termination. The Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or (ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "Description of the Certificates -- Termination; Retirement of Certificates" and in the related Prospectus Supplement. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.

                                THE DEPOSITOR

   GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMACCM which is a wholly-owned subsidiary of GMAC Mortgage Corporation, a Michigan Corporation. The Depositor was incorporated in the State of Delaware on June 22, 1995. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3480. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                     GMAC COMMERCIAL MORTGAGE CORPORATION

   Unless otherwise specified in the related Prospectus Supplement, GMAC Commercial Mortgage Corporation, an affiliate of the Company and a corporation duly organized and existing under the laws of the State of California, will act as the Master Servicer or Manager for a series of Certificates.

   GMACCM buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide and services mortgage loans for its own account and for others. GMACCM's principal executive offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMACCM conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.

   The size of the loan portfolio which GMACCM was servicing as of the end of the most recent calendar quarter will be set forth in each Prospectus Supplement relating to a Mortgage Pool master serviced by it. GMACCM's delinquency, foreclosure and loan loss experience as of the end of the most recent calendar quarter for which such information is available on the portfolio of loans master serviced by it that were originated under its modified loan purchase criteria will be summarized in each Prospectus Supplement relating to a Mortgage Pool master serviced by it. There can be no assurance that such experience will be representative of the results that may be experienced with respect to any particular Mortgage Pool.

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                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
(vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

   If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

   Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

   Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related

Prospectus Supplement. In general, the Distribution Date for a series of Certificates will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

   Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Yield and Prepayment Considerations" and "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distribu-tions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

ALLOCATION OF LOSSES AND SHORTFALLS

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

   If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

   If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a

Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

   (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and
    (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the REMIC Administrator;

     (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

     (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally corresponding to the related Due Period, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     (x) the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (xiv) the amount of Credit Support being afforded by any classes of Subordinate Certificates.

   In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses
(i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, " -- Book-Entry Registration and Definitive Certificates" below.

   If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

TERMINATION; RETIREMENT OF CERTIFICATES

   The obligations created by the Pooling and Servicing Agreement for each series of Certificates (other than limited payment and notice obligations of the applicable parties) will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Pooling and Servicing Agreement following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Asset subject thereto or of any property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan subject thereto and (ii) the purchase by the Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see "Certain Federal Income Tax

Consequences" below) from the Trust Fund for such series of all remaining Mortgage Assets therein and property, if any, acquired in respect of the Mortgage Loans therein. In addition to the foregoing, the Master Servicer or the Depositor will have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer or the Depositor, the Mortgage Assets may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Certificateholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer and/or any Special Servicer because of such termination.

   Any such purchase of Mortgage Assets and property acquired in respect of Mortgage Loans evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Depositor or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of the Master Servicer, the Depositor or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Assets for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for that series. The Prospectus Supplement for each series of Certificates will set forth the amounts that the holders of such Certificates will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

   Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

   DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

   Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

   Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC

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will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling and Servicing Agreement.

                     THE POOLING AND SERVICING AGREEMENTS

GENERAL

   The Certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling and Servicing Agreement. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer or Manager. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder.

   A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

   At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

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
   In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

   The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage

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
loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Asset documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

   The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor or the Master Servicer.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, a Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

   Unless otherwise provided in the related Prospectus Supplement, the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

   In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the

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
representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for any Mortgage Pool, directly or through Sub-Servicers, will be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

   As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling and Servicing Agreement, and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

   Under a Pooling and Servicing Agreement, a Master Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. Unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Mortgage Loan, the Master Servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of Credit Support.

   A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

   Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its good faith business judgment in accordance with the servicing standard or other requirements set forth in the related Prospectus Supplement, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

   In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

   The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

SUB-SERVICERS

   A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer will remain obligated under the related Pooling and Servicing Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor or Master Servicer. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. A Master Servicer will be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

   Unless otherwise provided in the related Prospectus Supplement, a Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer that retained it for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling and Servicing Agreement. See " -- Certificate Account" and " -- Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

   To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Pooling and Servicing Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans, including instituting foreclosures and negotiating work-outs. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement. In certain cases the Master Servicer may be appointed the Special Servicer.

CERTIFICATE ACCOUNT

   General. The Master Servicer, the Trustee and/or a Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer (if any) as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer (if any) or serviced by either on behalf of others.

   Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date

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
(other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing Agreement:

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or any Special Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Insurance Proceeds"), all proceeds received in connection with the condemnation or other governmental taking of all or any portion of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Condemnation Proceeds"), and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

     (v) any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

     (vi) any amounts paid under any Cash Flow Agreement;

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under " -- Assignment of Mortgage Loans; Repurchases" and " -- Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under " -- Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates -- Termination; Retirement of Certificates";

     (viii) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under " --Hazard Insurance Policies";

     (x) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xi) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

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
   Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer or a Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, a Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (iv) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

     (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under " -- Realization Upon Defaulted Mortgage Loans";

     (vi) to reimburse the Master Servicer, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under " --Certain Matters Regarding the Master Servicer and the Depositor" and " -- Certain Matters Regarding the Trustee";

     (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee and any provider of Credit Support;

     (viii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (ix) to pay the Master Servicer, a Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (x) to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, a Special Servicer or any other specified person;

     (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes";

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     (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

     (xiii) to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement; and

     (xiv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

   If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, a payment default is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Master Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations".

   A Pooling and Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Master Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

   Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its

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acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Master Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code
Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

   If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer on such servicing expenses and advances.

   If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

HAZARD INSURANCE POLICIES

   Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer under any such policy (except for

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
amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

   The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans --Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund. Because such compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. If and to the extent described in the related Prospectus Supplement, a Master Servicer's compensation may also include: (i) an

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additional specified portion of the interest payments on each defaulted
Mortgage Loan serviced by the Master Servicer; (ii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to any defaulted Mortgage Loan as to which it negotiated a work-out or that it liquidated; and (iii) any other amounts specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may retain, as additional compensation, all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

   In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of any Special Servicer, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

   Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the related Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Pooling and Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

   Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there is to be delivered to the related Trustee an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

   Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

   The entity servicing as Master Servicer under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or

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the Depositor's affiliates. Unless otherwise specified in the related
Prospectus Supplement, the Pooling and Servicing Agreement for a series of Certificates will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

   Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Depositor, and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the related series of Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

   Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that, unless otherwise specified in the related Prospectus Supplement, (i) such person is qualified to service mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of Certificates of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling and Servicing Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling and Servicing Agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

EVENTS OF DEFAULT

   Events of Default under the Pooling and Servicing Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include, without

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limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for 5 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement with respect to such series of Certificates which continues unremedied for 30 days after the giving of written notice of such failure to the Master
Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of any class of Certificates of such series evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or to make them more restrictive) will be specified in the related Prospectus Supplement. A default pursuant to the terms of any MBS included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default remains unremedied, either the Depositor or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Depositor or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement covering such Trust Fund and in and to the related Mortgage Loans and the proceeds thereof (other than any rights of the Master Servicer as Certificateholder and other than any rights of the Master Servicer to payment and/or reimbursement for previously earned servicing fees and outstanding advances), whereupon the Trustee or, upon notice to the Depositor and with the Depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA-or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling and Servicing Agreement.

   No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the

                               49
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request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   Each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that
(A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement, or (C) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

   The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

   Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

THE TRUSTEE

   The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates.

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DUTIES OF THE TRUSTEE

   The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, the Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

   As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

   The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

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                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

   Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

   Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

   If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and
(iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors -- Credit Support Limitations".

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

   If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

   If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

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LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

   Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

   If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

   If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds -- Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

   Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

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LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

   In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See " -- Bankruptcy Laws".

PERSONALTY

   In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

   General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

   Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

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   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

   Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

   Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

   In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

   Non-Judicial Foreclosure/Power of Sale. In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to

                               56
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reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

   Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, are generally expected to be non-recourse. See "Risk Factors -- Investment in Commercial and Multifamily Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

   The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

   Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

   The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

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   Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be
nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

   Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

   Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related mortgages in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

BANKRUPTCY LAWS

   Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference

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between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

   Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled " -- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

   If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

   General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

   Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

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   CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so called "secured creditor exemption".

   The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

   In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

   In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

   Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

   Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution

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against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

   To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans".

   If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

   In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

   Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

   The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase

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in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result

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in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

   The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

   The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds -- Cash Flow Agreements".

   Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations

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do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

   Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

   Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

   The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC

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Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

   Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

   Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

 Taxation of Owners of REMIC Regular Certificates.

   General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

   Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

   The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

   The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such

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class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

   In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

   Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

   In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

   Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the

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denominator of which is the outstanding stated principal amount of the REMIC
Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" for a description of such election under the OID Regulations.

   If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

   As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

   A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

   Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code such a Certificateholder generally will be

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required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See " -- Taxation of Owners of REMIC Regular Certificates -- Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

   However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See " -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

   Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

   To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such

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discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

   Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

   Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

   Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

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
 Taxation of Owners of REMIC Residual Certificates.

   General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

   A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in " -- Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

   A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

   Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

   The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

   Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income

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due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under " -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

   Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See " -- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

   A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

   A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under " -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

   If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are

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allowed the REMIC in each taxable year with respect to the REMIC Regular
Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under " --Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount".

   As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See " -- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See " -- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

   Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

   A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

   Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as non-taxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

   The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the

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deduction of any net losses of the REMIC or upon the sale of its REMIC
Residual Certificate. See " -- Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see " -- Taxation of Owners of REMIC Residual Certificates -- General" above.

   Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

   In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value."

   For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, " -- Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

   In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

   Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the

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assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

   The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See " -- Foreign Investors in REMIC Certificates -- REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

   Mark-to-Market Rules. On December 23, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus generally may not be marked to market.

   Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

   With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii)

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such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

   Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under " -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

   Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over
(ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" and " -- Premium".

   REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

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   A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

   Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

   Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

   Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

   REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

   Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

   Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC

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will be borne by the related Master Servicer, Special Servicer, Manager or
Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

   Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

   In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

   For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in
Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

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   Termination. A REMIC will terminate immediately after the Distribution
Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

   Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee or the Master Servicer, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

   As the tax matters person, the Trustee or the Master Servicer, as the case may be, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

   Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

   As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that

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the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount".

   Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer.

   Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under
Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

   Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

   In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

   Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

   Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

   Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund

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will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

   For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

 Characterization of Investments in Grantor Trust Certificates.

   Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code except to the extent that Grantor Trust assets are secured by mortgages on real property not used for residential or certain other prescribed purposes; (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and
(iii) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

   Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

   The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

 Taxation of Owners of Grantor Trust Fractional Interest Certificates.

   General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium,

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the amount includible in income on account of a Grantor Trust Fractional
Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

   The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

   If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See " -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

   The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust

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Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See " -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see " --
Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate.
In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

   Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

   In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

   If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the

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stripped bond rules on a prepayment assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such prepayment assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

   Under Treasury regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in " -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and " -- Market Discount" below.

   If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

   The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see " -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See " -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

   In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

   If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount.

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In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

   A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

   Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See " -- Grantor Trust Reporting" below.

   Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in " -- Taxation of Owners of REMIC Regular Interests -- Market Discount" above.

   Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury

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Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

   Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

   Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described in " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

   Further, under the rules described in " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

   Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

   It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See " -- REMICs --

Taxation of Owners of REMIC Regular Certificates --Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

   Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in " -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

   The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under " -- Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

   Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See " -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply" above.

   As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

   The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

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   It is unclear under what circumstances, if any, the prepayment of a
Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

   Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury regulations were promulgated on June 11, 1996 regarding contingent payment debt instruments, but it appears that the Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests) that are expressly exempted from the application of such regulations, may be excepted from such regulations. Like the OID Regulations, such regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

   If the contingent payment rules under the regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the "comparable yield" (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the "comparable yield". The projected amount of each payment must reasonably reflect the expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate in the manner prescribed by the regulations. The "comparable yield" referred to above is generally the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the Grantor Trust Strip Certificates, including the level of subordination, term, timing of payments and general market conditions. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the "comparable yield".

   Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates."

   Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

   Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the

                               87
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case of banks and other financial institutions) except as provided under
Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

   Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

   Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

   Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

   Backup Withholding. In general, the rules described in " -- REMICs -- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

   Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in " -- REMICs -- Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

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   To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

GENERAL

   ERISA and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Unless an exemption is available, a Plan's purchase or holding of a Certificate may constitute a prohibited transaction if any of the Depositor, the Trustee, the Master Servicer, the Manager, the Special Servicer or a Sub-Servicer is a Party in Interest with respect to that Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

   A Plan's investment in Offered Certificates may cause the underlying Mortgage Loans, MBS and other assets included in a related Trust Fund to be deemed assets of such Plan. A regulation of the United States Department of Labor ("DOL") at 29 C.F.R. Section 2510.3-101 provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors"

(i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

   Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Special Servicer, any Sub-Servicer, any Manager, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

PROHIBITED TRANSACTION EXEMPTION

   On March 29, 1994, the DOL issued (with an effective date of June 9, 1992) an individual exemption (the "Exemption"), to certain of the Depositor's affiliates, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates in a trust as to which (i) the Depositor is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a seller or placement agent, or (ii) the Depositor or an affiliate is the Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) the Depositor and certain of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Depositor and certain of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager with respect to a class of Certificates, or
(d) any entity which has received an exemption from the DOL relating to Certificates which is similar to the Exemption.

   The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Offered Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Certificates of the same trust. Third, the Offered Certificates at the time of acquisition by a Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps, Inc. or Fitch Investors Service, L.P. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any obligor under any credit enhancement mechanism, any Manager and any mortgagor with respect to Trust Assets constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Assets to the related Trust Fund must represent not more than the fair market value of such obligations, and the sum of all payments made to and retained by the Master Servicer, any Special Servicer, any Sub-Servicer and any Manager must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of one of the rating agencies specified above for at least one year prior to the Plan's acquisition of Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

   It is not clear whether certain Certificates that may be offered hereunder would constitute "certificates" for purposes of the Exemption, including but not limited to, (i) Certificates evidencing an interest in certificates insured or guaranteed by FAMC, (ii) Certificates evidencing an interest in Mortgage Loans secured by liens on real estate projects under construction,
(iii) Certificates evidencing an interest in a Trust Fund including equity participations, (iv) Certificates evidencing an interest in a Trust Fund including Cash Flow Agreements, or (v) subordinated Classes of Certificates. In promulgating the Exemption, the DOL did not have under consideration interests in pools of the exact nature described in this paragraph and accordingly, unless otherwise provided in the related Prospectus Supplement, Plans should not purchase Certificates representing interests as described in the immediately preceding sentence based solely upon the Exemption.

   A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

   If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets, provided that the general conditions of the Exemption are satisfied.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

   Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates with assets of a Plan.

CONSULTATION WITH COUNSEL

   Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, or any other exemption, with respect to the Certificates offered thereby.

TAX EXEMPT INVESTORS

   A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions."

                               LEGAL INVESTMENT

   If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

   Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the

United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities", Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

   Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations such regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

   The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

   The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

   There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of Offered Certificates representing more than a specified percentage of the investor's assets. The Depositor will make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

   The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

   The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     2. By placements by the Depositor with institutional investors through dealers; and

     3. By direct placements by the Depositor with institutional investors.

   In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

   If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

   In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

   It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

   The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

   The Depositor anticipates that the Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered
Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                LEGAL MATTERS

   Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois or Thacher Proffitt & Wood, New York, New York.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF PRINCIPAL DEFINITIONS

                                                         PAGE
                                                    --------
Accrual Certificates ..............................     9
Accrued Certificate Interest ......................    29
Act ...............................................    60
ARM Loans .........................................    20
Available Distribution Amount .....................    28
Book-Entry Certificates ...........................    28
Cash Flow Agreement ...............................    10
CERCLA ............................................    60
Certain Federal Income Tax Consequences  ..........    33
Certificate Account ...............................    21
Certificate Balance ...............................     8
Certificate Owner .................................    35
Certificateholder .................................    63
Certificates ......................................     1
Closing Date ......................................    65
Code ..............................................    11
Commercial Properties .............................    17
Commission ........................................     3
Committee Report ..................................    65
Companion Class ...................................    31
Condemnation Proceeds .............................    42
Contributions Tax .................................    76
Controlled Amortization Class .....................    31
Cooperatives ......................................    17
CPR ...............................................    24
Credit Support ....................................    10
Cut-off Date ......................................    30
Debt Service Coverage Ratio .......................    18
Definitive Certificates ...........................    28
Depositor .........................................     1
Determination Date ................................    22
Direct Participants ...............................    34
Distribution Date .................................     9
Distribution Date Statement .......................    32
DOL ...............................................    89
DTC ...............................................    28
Due Dates .........................................    19
Due Period ........................................    22
Equity Participation ..............................    19
ERISA .............................................    11
Excess Funds ......................................    26
Excluded Plan .....................................    91
Exemption .........................................    90
FAMC ..............................................    20
FHLMC .............................................    20
FNMA ..............................................    20
Garn Act ..........................................    61
GMACCM ............................................     6

                               96

                                                      PAGE
                                                    --------
Grantor Trust Certificates ........................    11
Grantor Trust Fractional Interest Certificate  ....    80
Grantor Trust Fund ................................    63
Grantor Trust Strip Certificate ...................    80
Indirect Participants .............................    34
Insurance Proceeds ................................    42
IRS ...............................................    44
Issue Premium .....................................    71
Letter of Credit Bank .............................    53
Liquidation Proceeds ..............................    42
Loan-to-Value Ratio ...............................    18
Lock-out Date .....................................    19
Lock-out Period ...................................    19
Manager ...........................................     6
Mark-to-Market Regulations ........................    74
Master Servicer ...................................     6
MBS ...............................................     1
MBS Administrator .................................     6
MBS Agreement .....................................    20
MBS Issuer ........................................    20
MBS Servicer ......................................    20
MBS Trustee .......................................    20
Mortgage Asset Pool ...............................     1
Mortgage Asset Seller .............................    16
Mortgage Assets ...................................     1
Mortgage Notes ....................................    16
Mortgage Rate .....................................     7
Mortgaged Properties ..............................    16
Mortgages .........................................    16
Multifamily Properties ............................    16
Net Leases ........................................    18
Net Operating Income ..............................    18
Nonrecoverable Advance ............................    31
Notional Amount ...................................     8
Offered Certificates ..............................     1
OID Regulations ...................................    63
Originator ........................................    17
OTS ...............................................    93
Participants ......................................    34
Parties in Interest ...............................    89
Pass-Through Rate .................................     8
Percentage Interest ...............................    29
Permitted Investments .............................    41
Plans .............................................    89
Policy Statement ..................................    93
Pooling and Servicing Agreement ...................     8
Prepayment Assumption .............................    65
Prepayment Interest Shortfall .....................    22
Prepayment Premium ................................    19
Prohibited Transactions Tax .......................    76

                               97

                                                      PAGE
                                                    --------
Prospectus Supplement .............................     1
Purchase Price ....................................    37
Rating Agency .....................................    12
RCRA ..............................................    60
Record Date .......................................    29
Related Proceeds ..................................    31
Relief Act ........................................    62
REMIC .............................................     2
REMIC Certificates ................................    63
REMIC Provisions ..................................    63
REMIC Regular Certificates ........................    11
REMIC Regulations .................................    63
REMIC Residual Certificates .......................    11
REO Property ......................................    40
Restricted Group ..................................    90
Senior Certificates ...............................     8
Senior Liens ......................................    17
Servicer ..........................................     6
SMMEA .............................................    12
SPA ...............................................    24
Special Servicer ..................................     6
Stripped Interest Certificates ....................     8
Stripped Principal Certificates ...................     8
Subordinate Certificates ..........................     8
Sub-Servicer ......................................    40
Sub-Servicing Agreement ...........................    41
Tax Exempt Investor ...............................    92
Tiered REMICs .....................................    65
Title V ...........................................    62
Trust Assets ......................................     2
Trust Fund ........................................     1
Trustee ...........................................     6
UBTI ..............................................    92
UCC ...............................................    55
Underwriter .......................................    90
United States Person ..............................    79
Value .............................................    18
Warranting Party ..................................    38

   This diskette contains two spreadsheet files that can be put on a user-specified hard drive or network drive. These two files are "GMAC97C1.xls" and "GMAC97C1.wk4." The file "GMAC97C1.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet, and the file "GMAC97C1.wk4" is a Lotus 123(1), Version 4.1 spreadsheet. Each file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

   Open either file as you would normally open any spreadsheet in either Microsoft Excel or Lotus 123. After either file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, see the worksheet labeled "Annex A."
------------
(1) Microsoft Excel and Lotus 123 are registered trademarks of Microsoft Corporation and Lotus Development Corporation, respectively.

   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                              TABLE OF CONTENTS
                            PROSPECTUS SUPPLEMENT

                                                PAGE
                                              --------
Transaction Overview ........................    S-6
Summary .....................................    S-7
Risk Factors ................................   S-20
Description of the Mortgage Asset Pool  .....   S-29
Servicing of the Mortgage Loans .............   S-41
Description of the Certificates .............   S-49
Yield and Maturity Considerations ...........   S-66
Certain Federal Income Tax Consequences  ....   S-85
Method of Distribution ......................   S-87
Legal Matters ...............................   S-88
Ratings .....................................   S-88
Legal Investment ............................   S-89
ERISA Considerations ........................   S-89
Index of Principal Terms ....................   S-91
Annex A .....................................    A-1
Annex B .....................................    B-1
Annex C .....................................    C-1
Annex D .....................................    D-1
                  PROSPECTUS
Prospectus Supplement .......................      2
Available Information .......................      3
Incorporation of Certain Information by
 Reference ..................................      3
Summary of Prospectus .......................      6
Risk Factors ................................     13
Description of the Trust Funds ..............     16
Yield and Maturity Considerations ...........     21
The Depositor ...............................     27
GMAC Commercial Mortgage Corporation  .......     27
Description of the Certificates .............     28
The Pooling and Servicing Agreements  .......     36
Description of Credit Support ...............     52
Certain Legal Aspects of Mortgage Loans  ....     54
Certain Federal Income Tax Consequences  ....     63
State and Other Tax Consequences ............     89
ERISA Considerations ........................     89
Legal Investment ............................     92
Use of Proceeds .............................     94
Method of Distribution ......................     94
Legal Matters ...............................     95
Financial Information .......................     95
Rating ......................................     95
Index of Principal Definitions ..............     96

                                $1,501,828,000

                                (APPROXIMATE)

                               GMAC COMMERCIAL
                          MORTGAGE SECURITIES, INC.

                            MORTGAGE PASS-THROUGH
                                CERTIFICATES,
                                SERIES 1997-C1

                            PROSPECTUS SUPPLEMENT

                           DEUTSCHE MORGAN GRENFELL
                               LEHMAN BROTHERS
                             LLAMA COMPANY, L.P.
                          MORGAN STANLEY DEAN WITTER
                        RESIDENTIAL FUNDING SECURITIES
                                 CORPORATION

                 and solely as a member of the selling group

                     CONTIFINANCIAL SERVICES CORPORATION

                              SEPTEMBER 25, 1997

                                1